Exhibit 10.1

FIRST AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 15, 2020

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of July 15, 2020 by and among SUNSTONE HOTEL PARTNERSHIP, LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”), SUNSTONE HOTEL INVESTORS, INC., a corporation formed under the laws of the State of Maryland (the “Parent”), each of the entities set forth on Annex VI hereto (together with Parent, collectively the “Guarantors”, and the Guarantors, together with the Borrower, collectively the “Loan Parties”), each of the Lenders party hereto (collectively, “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), under that certain Amended and Restated Credit Agreement dated as of October 17, 2018, by and among the Borrower, the Parent, the Lenders, the Administrative Agent and the other parties thereto (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement; and

WHEREAS, the Loan Parties, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Lenders party hereto and the Administrative Agent hereby agree as follows:

1.         Amendments to the Credit Agreement.  Effective as of July 15, 2020 (the “First Amendment Date”) but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that the Credit Agreement is hereby amended as set forth in the marked terms on Annex I attached hereto (the “Amended Credit Agreement”).  In Annex I hereto, deletions of text in the Amended Credit Agreement are indicated by struck-through text, and insertions of text are indicated by double-underlined text.  Annex II attached hereto sets forth a clean copy of the Amended Credit Agreement, after giving effect to such amendments.  As of the First Amendment Date, the parties hereto agree that (a) Schedules 4.1, 7.1(b), 7.1(f), 7.1(g) and 7.1(h) to the Credit Agreement are hereby amended as set forth in Annex III attached hereto, (b) Exhibits A, F, G and M to the Credit Agreement are hereby amended as set forth in Annex IV attached hereto and (c) new Exhibits N and O are hereby inserted to the Credit Agreement in the respective forms set forth in Annex V attached hereto. As so amended, the Credit Agreement shall continue in full force and effect.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement.

2.         Conditions of Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction or waiver of the following conditions precedent:

(a)        Execution of Amendment and Loan Documents.  Receipt by the Administrative Agent of (i) counterparts of this Amendment duly executed by the Loan Parties, the Lenders and the Administrative Agent and (ii) an Accession Agreement executed by each of Sunstone Holdco 10, LLC, Sunstone Sea Harbor Holdco, LLC and SWW No. 1, LLC.

(b)        Amendment to Senior Notes.  The Borrower, the Parent and the holders of the Senior Notes shall have entered into an amendment to the Senior Notes Agreement (and, if necessary, the Senior Notes) (the “Senior Notes Amendment”) which shall make such amendments to the terms of the Senior Notes as shall be necessary such that the terms of the Senior Notes after the First Amendment Date shall be no more favorable to the holders thereof than the terms of the Amended Credit Agreement than before the First Amendment Date.

(c)        Legal Opinion.  Receipt by the Administrative Agent of a legal opinion of counsel to the Loan Parties relating to this Amendment and the other Loan Documents executed and delivered in connection herewith and the transactions contemplated herein and therein, in form and substance reasonably acceptable to the Administrative Agent.

(d)        Absence of Legal Proceedings.  As of the date hereof, no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding is pending or threatened which could reasonably be expected to (i) result in a Material Adverse Effect or (ii) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Parent, the Borrower, any other Loan Party or the REIT to fulfill its obligations under this Amendment or the Loan Documents to which it is a party.

(e)        Corporate Documents.  Receipt by the Administrative Agent of the following (or their equivalent), each (other than with respect to clause (iv)) certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party as of the First Amendment Date to be true and correct and in full force and effect pursuant to a certificate in form reasonably acceptable to the Administrative Agent:

(i)         Articles of Incorporation.  Copies of the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(ii)       Resolutions.  Copies of all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of this Amendment and the other Loan Documents executed and delivered in connection herewith to which it is a party;

(iii)      Bylaws.  Copies of the by-laws of each Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity; and

(iv)       Good Standing.  A certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect .

(f)        Collateral Documents.  The Administrative Agent shall have received (i) if the Security Trigger Date shall have occurred on the First Amendment Date, each of the items required to be delivered pursuant to Section 8.14 of the Amended Credit Agreement and (ii) if the Security Trigger Date shall not have occurred on the First Amendment Date, a certificate, in form and substance reasonably satisfactory to the Administrative Agent, of a Responsible Officer certifying that the Security Trigger Date has not occurred as of the First Amendment Date.

(g)        Officer’s Certificate.  Receipt by the Administrative Agent of a certificate, in form and substance reasonably satisfactory to it, of a Responsible Officer (x) certifying that as of the First Amendment Date, after giving effect to the transactions contemplated herein, (i) the Borrower and each of the other Loan Parties on a consolidated basis are Solvent, (ii) no Material Adverse Effect exists or would result from the consummation of this Amendment (excluding any event or circumstance resulting from the COVID-19 pandemic to the extent such event or circumstance has been described in the 10-Q publicly filed by Parent on May 11, 2020), (iii) no Default or Event of Default has occurred and is continuing and (iv) the representations set forth in Section 3 below are true and correct, and (y) attaching fully executed copies of the Senior Notes Amendment and all material documents executed in connection therewith.

(h)        No Material Adverse Change.  Since December 31, 2019, there has been no material adverse change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of Parent, the Borrower and their Subsidiaries (taken as a whole) (excluding any event or circumstance resulting from the COVID-19 pandemic to the extent such event or circumstance has been described in the 10-Q publicly filed by Parent on May 11, 2020).

(i)         Fees.  Receipt by the Administrative Agent and the Lenders of all fees and expenses, if any, then owing by the Borrower to the Lenders, the Administrative Agent and the Lead Arrangers.

(j)         Know Your Customer Information.  The Borrower and each other Loan Party shall have provided all information reasonably requested by the Administrative Agent and each Lender (to the extent requested in writing (which may be by e-mail) at least 3 Business Days prior to the First Amendment Date) in order to comply with applicable “know your customer” and Anti-Money Laundering Laws including without limitation, the Patriot Act.

(k)        Additional Matters.  All other documents and legal matters required in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent.

For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 2 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the date of this Amendment specifying its objections.

3.         Representations and Warranties of the Loan Parties.  The Loan Parties hereby represent and warrant as follows:

(a)        The Parent, the Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Amendment in connection herewith in accordance with its respective terms and to consummate the transactions contemplated hereby.  This Amendment has been duly executed and delivered by the duly authorized officers of the Parent, the Borrower and each other Loan Party and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b)        The execution, delivery and performance of this Amendment in accordance with its respective terms do not and will not, by the passage of time, the giving of notice, or both:  (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any material indenture, material agreement or other material instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the other Lender Parties.

(c)        As of the date hereof and after giving effect to the terms of this Amendment, no Default or Event of Default has occurred and is continuing.

(d)        The representations and warranties made by the Borrower in the Amended Credit Agreement or any other Loan Document or which are contained in any certificate furnished in connection therewith are true and correct in all material respects (or in the case of a representation or warranty qualified by materiality, true and correct in all respects) on and as of the date hereof as if made on and as of such date (except for those which expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date); provided, that the representation set forth in the first sentence of Section 7.1(l) of the Amended

Credit Agreement shall exclude any event or circumstance resulting from the COVID-19 pandemic to the extent such event or circumstance has been described in the 10-Q publicly filed by the Parent on May 11, 2020.

4.         Reaffirmation.  (i) Each Guarantor hereby reaffirms its continuing obligations to the Administrative Agent, the Lenders, the Issuing Bank and the Specified Derivatives Providers under the Guaranty and agrees that the transactions contemplated by this Amendment, including the effectiveness of the Amended Credit Agreement, shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder; and (ii) each of the Borrower and each Guarantor hereby reaffirms its acceptance of the non-exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York and any appellate court from any thereof, as provided in Section 13.4(b) of the Credit Agreement.

5.         Lender Consent.  Each Lender (including any Lender in its capacity as an Issuing Bank and/or a Specified Derivatives Provider) hereby (a) consents to and approves each and all of the provisions of the Intercreditor Agreement, (b) acknowledges that the exercise of rights and remedies granted to Administrative Agent and Lenders with respect to the Guaranteed Obligations may otherwise be subject to the Intercreditor Agreement and (c) irrevocably authorizes and directs Administrative Agent to execute and deliver the Intercreditor Agreement upon the occurrence of a Security Trigger Date.

6.         Reference to and Effect on the Credit Agreement.

(a)        Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement (including any reference to “this  Agreement,” “hereunder,” “herein” or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

(b)        Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)        The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Notes, any of the other Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith or herewith.

(d)        This Amendment is a “Loan Document” under (and as defined in) the Amended Credit Agreement.

(e)        Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only from the date as of which this Amendment is dated.

7.         Expenses.  The Loan Parties jointly and severally agree to pay or reimburse the Administrative Agent and the Lead Arrangers for all their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, due diligence, negotiation, printing and execution of, this Amendment, and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of one outside counsel to the Administrative Agent and the Lead Arrangers.

8.         Governing Law.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

9.         Headings.  Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Amendment.

10.       Release.  In consideration of the amendments and agreements contained herein, each Loan Party hereby waives and releases the Administrative Agent, each Lender, the Swingline Lender and the Issuing Bank from any and all claims and defenses, whether known or unknown, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby to the extent any such claims and defenses have arisen on or prior to the date hereof.

11.       Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile, e-mailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed original counterpart of this Amendment.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to Amended and Restated Credit Agreement to be duly executed and delivered as of the date first above written.

sunstone hotel partnership, llc,
a Delaware limited liability company

By:	/s/ Bryan A. Giglia
Name: Bryan A. Giglia
Title: Chief Financial Officer

sunstone hotel investors, inc.,
a Maryland corporation

By:	/s/ John V. Arabia
Name: John V. Arabia
Title: President and Chief Executive Officer

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GUARANTORS:		SUNSTONE EAST GRAND, LLC
SUNSTONE ST. CHARLES, LLC
SUNSTONE SAINT CLAIR, LLC
WB SUNSTONE-PORTLAND, LLC
SUNSTONE OCEAN, LLC
SUNSTONE LA AIRPORT, LLC
SUNSTONE RED OAK, LLC
SUNSTONE EC5, LLC
SUNSTONE HAWAII 3-0, LLC
SUNSTONE HOLDCO 4, LLC
SUNSTONE HOLDCO 5, LLC
SUNSTONE HOLDCO 6, LLC
SUNSTONE HOLDCO 8, LLC
SUNSTONE HOLDCO 10, LLC
BOSTON 1927 OWNER, LLC
SUNSTONE WHARF, LLC
SUNSTONE SEA HARBOR, LLC
KEY WEST 2016, LLC
SUNSTONE SEA HARBOR HOLDCO, LLC
SWW NO. 1, LLC

	By:	/s/ Bryan A. Giglia
Name: Bryan A. Giglia
Title: Chief Financial Officer

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LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
individually in its capacities as Administrative Agent, as Swingline Lender, as an Issuing Bank and as a Lender

	By:	/s/ Mark Fl Monahan
	Name:	Mark F. Monahan
	Title:	Senior Vice President

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BANK OF AMERICA, N.A., as an Issuing Bank and a Lender

By:	/s/ Suzanne E. Pickett
Name:	Suzanne E. Pickett
Title:	Senior Vice President

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JPMORGAN CHASE BANK, N.A., as an Issuing Bank and a Lender

By:	/s/ Bryce Hy
Name:	Bryce Hy
Title:	Vice President

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PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ David C. Drouillard
Name:	David C. Drouillard
Title:	Senior Vice President

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael F. Diemer
Name:	Michael F. Diemer
Title:	Senior Vice President

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CITIBANK, N.A., as a Lender

By:	/s/ Christopher Albano
Name:	Christopher Albano
Title:	Authorized Signatory

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BBVA USA, as a Lender

By:	/s/ Don Byerly
Name:	Don Byerly
Title:	Executive Vice President

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the Bank of nova scotia, as a Lender

By:	/s/ Ajit Goswami
Name:	Ajit Goswami
Title:	Managing Director & Industry Head U.S. Real Estate, Gaming & Leisure

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TRUIST BANK, f/k/a Branch Banking and Trust Company, as a Lender

By:	/s/ Karen Cadiente
Name:	Karen Cadiente
Title:	Assistant Vice President

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ANNEX I

MARKED CREDIT AGREEMENT

See attached.

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Loan Number: 1013605

Loan Number: 1014896

Loan Number: 1018459

~~Execution Version~~

[Not A Legal Document]

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of October 17, 2018

by and among

SUNSTONE HOTEL PARTNERSHIP, LLC,

as Borrower,

SUNSTONE HOTEL INVESTORS, INC.,

as Parent,

The financial institutions party hereto

and their assignees under Section 13.5.,

as Lenders,

and

WELLS FARGO Bank, National Association,

as Administrative Agent

______________________________________________________

WELLS FARGO SECURITIES, LLC,
~~MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED,~~

BofA Securities, Inc.,

JPMORGAN CHASE BANK, N.A.,

pnc capital markets llc

and

U.S. Bank National Association,

as Joint Lead Arrangers,

WELLS FARGO SECURITIES, LLC,
~~MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED,~~

BofA Securities, Inc.,

and

JPMORGAN CHASE BANK, N.A.,

as Joint Bookrunners,

bank of america, n.a.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents,

and

CITIBANK, N.A.,

PNC BANK, NATIONAL ASSOCIATION,

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Loan Number: 1013605

Loan Number: 1014896

Loan Number: 1018459

and

U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agents

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TABLE OF CONTENTS

Contents

Article I. Definitions	1
Section 1.1. Definitions.	1
Section 1.2. General; References to Central Time.	~~32~~37
Section 1.3. Financial Attributes of Non-Wholly Owned Subsidiaries.	~~33~~38
Section 1.4. Rates.	~~33~~38
Section 1.5. Divisions.	38
Article II. Credit Facility	~~33~~38
Section 2.1. Revolving Loans.	~~33~~38
Section 2.2. Term Loans.	~~35~~40
Section 2.3. Letters of Credit.	~~36~~41
Section 2.4. Swingline Loans.	~~41~~46
Section 2.5. Rates and Payment of Interest on Loans.	~~43~~48
Section 2.6. Number of Interest Periods.	~~44~~49
Section 2.7. Repayment of Loans.	~~45~~49
Section 2.8. Prepayments.	~~45~~50
Section 2.9. Continuation.	~~45~~51
Section 2.10. Conversion.	~~46~~52
Section 2.11. Notes.	~~46~~52
Section 2.12. Voluntary Reductions of the Revolving Commitment.	~~47~~53
Section 2.13. Extension of Revolving Termination Date.	~~47~~53
Section 2.14. Expiration Date of Letters of Credit Past Revolving Commitment Termination.	~~48~~54
Section 2.15. Amount Limitations.	~~48~~54
Section 2.16. Increase in Revolving Commitments; Term Loans.	~~48~~54
Section 2.17. Funds Transfer Disbursements.	~~50~~56
Section 2.18. Security Interest in Collateral.	56
Article III. Payments, Fees and Other General Provisions	~~50~~56
Section 3.1. Payments.	~~50~~56
Section 3.2. Pro Rata Treatment.	~~50~~57
Section 3.3. Sharing of Payments, Etc.	~~51~~58
Section 3.4. Several Obligations.	~~52~~58
Section 3.5. Fees.	~~52~~58
Section 3.6. Computations.	~~53~~60
Section 3.7. Usury.	~~53~~60
Section 3.8. Statements of Account.	~~54~~60
Section 3.9. Defaulting Lenders.	~~54~~60
Section 3.10. Taxes.	~~57~~64
Article IV. Unencumbered Properties	~~61~~67
Section 4.1. Eligibility of Unencumbered Properties.	~~61~~67
Section 4.2. Removal of Unencumbered Properties.	~~62~~69
Article V. Yield Protection, Etc.	~~63~~70
Section 5.1. Additional Costs; Capital Adequacy.	~~63~~70

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Section 5.2. Changed Circumstances.	~~65~~72
Section 5.3. Illegality.	~~66~~73
Section 5.4. Compensation.	~~66~~73
Section 5.5. Treatment of Affected Loans.	~~67~~74
Section 5.6. Affected Lenders.	~~67~~74
Section 5.7. Change of Lending Office.	~~68~~75
Section 5.8. Assumptions Concerning Funding of LIBOR Loans.	~~68~~75
Article VI. Conditions Precedent	~~68~~75
Section 6.1. Initial Conditions Precedent.	~~68~~75
Section 6.2. Conditions Precedent to All Loans and Letters of Credit.	~~70~~77
Article VII. Representations and Warranties	~~71~~78
Section 7.1. Representations and Warranties.	~~71~~78
Section 7.2. Survival of Representations and Warranties, Etc.	~~77~~85
Article VIII. Affirmative Covenants	~~78~~85
Section 8.1. Preservation of Existence and Similar Matters.	~~78~~85
Section 8.2. Compliance with Applicable Law.	~~78~~86
Section 8.3. Maintenance of Property.	~~78~~86
Section 8.4. Conduct of Business.	~~79~~86
Section 8.5. Insurance.	~~79~~86
Section 8.6. Payment of Taxes and Claims.	~~79~~86
Section 8.7. Books and Records; Inspections.	~~79~~87
Section 8.8. Environmental Matters.	~~80~~87
Section 8.9. Further Assurances.	~~80~~87
Section 8.10. Material Contracts.	~~80~~88
Section 8.11. REIT Status.	~~80~~88
Section 8.12. Exchange Listing.	~~80~~88
Section 8.13. Guarantors.	~~81~~88
Section 8.14. Security Trigger Date / Additional Collateral / Release of Collateral.	89
Section 8.15. Article 8 Securities.	90
Section 8.16. Government Assistance Indebtedness.	90
Article IX. Information	~~81~~91
Section 9.1. Quarterly Financial Statements.	~~82~~91
Section 9.2. Year-End Statements.	~~82~~91
Section 9.3. Compliance Certificate.	~~82~~92
Section 9.4. Other Information.	~~83~~92
Section 9.5. Electronic Delivery of Certain Information.	~~84~~94
Section 9.6. Public/Private Information.	~~85~~94
Section 9.7. Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions.	~~85~~94
Section 9.8. Use of Proceeds.	~~85~~95
Article X. Negative Covenants	~~85~~95
Section 10.1. Financial Covenants.	~~86~~95
Section 10.2. Permitted Liens; Negative Pledge.	~~87~~98
Section 10.3. Restrictions on Intercompany Transfers.	~~88~~98
Section 10.4. Restrictions on Use of Proceeds.	~~88~~99
Section 10.5. Merger, Consolidation, Sales of Assets and Other Arrangements.	~~88~~99

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Section 10.6. Plans.	~~89~~101
Section 10.7. Fiscal Year.	~~90~~101
Section 10.8. Modifications of Organizational Documents.	~~90~~101
Section 10.9. Transactions with Affiliates.	~~90~~101
Section 10.10. Derivatives Contracts.	~~90~~101
Section 10.11. Covenant Relief Period Covenants.	102
Article XI. Default	~~90~~103
Section 11.1. Events of Default.	~~90~~103
Section 11.2. Remedies Upon Event of Default.	~~94~~107
Section 11.3. Remedies Upon Default.	~~95~~108
Section 11.4. Marshaling; Payments Set Aside.	~~95~~108
Section 11.5. Allocation of Proceeds; Sharing Event.	~~95~~108
Section 11.6. Letter of Credit Collateral Account.	~~96~~110
Section 11.7. Performance by Administrative Agent.	~~97~~111
Section 11.8. Rights Cumulative.	~~98~~111
Article XII. The Administrative Agent	~~98~~112
Section 12.1. Appointment and Authorization.	~~98~~112
Section 12.2. Administrative Agent as Lender.	~~99~~113
Section 12.3. Approvals of Lenders.	~~100~~113
Section 12.4. Notice of Events of Default.	~~100~~113
Section 12.5. Administrative Agent’s Reliance.	~~100~~114
Section 12.6. Indemnification of Administrative Agent.	~~101~~114
Section 12.7. Lender Credit Decision, Etc.	~~102~~115
Section 12.8. Successor Administrative Agent.	~~102~~116
Section 12.9. Titled Agents.	~~103~~117
Section 12.10. Specified Derivatives Contracts.	~~103~~117
Section 12.11. Collateral Matters.	117
Section 12.12. Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim.	118
Article XIII. Miscellaneous	~~104~~119
Section 13.1. Notices.	~~104~~119
Section 13.2. Expenses.	~~106~~121
Section 13.3. Setoff.	~~107~~122
Section 13.4. Litigation; Jurisdiction; Other Matters; Waivers.	~~107~~123
Section 13.5. Successors and Assigns.	~~108~~124
Section 13.6. Amendments and Waivers.	~~112~~128
Section 13.7. Nonliability of Administrative Agent and Lenders.	~~115~~131
Section 13.8. Confidentiality.	~~115~~131
Section 13.9. Indemnification.	~~116~~132
Section 13.10. Termination; Survival.	~~117~~133
Section 13.11. Severability of Provisions.	~~118~~133
Section 13.12. GOVERNING LAW.	~~118~~133
Section 13.13. Counterparts.	~~118~~134
Section 13.14. Obligations with Respect to Loan Parties and Subsidiaries.	~~118~~134
Section 13.15. Independence of Covenants.	~~118~~134
Section 13.16. Limitation of Liability.	~~118~~134
Section 13.17. Entire Agreement.	~~119~~134
Section 13.18. Construction.	~~119~~134

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Section 13.19. Headings.	~~119~~135
Section 13.20. Acknowledgement and Consent to Bail-in of EEA Financial Institutions.	~~119~~135
Section 13.21. Effect of Amendment and Restatement.	~~120~~135
Section 13.22. Acknowledgement Regarding Any Supported QFCs.	136
Section 13.23. Intercreditor Agreement.	137

SCHEDULE I	Commitments
SCHEDULE 1.1.(A)	Existing Letters of Credit
SCHEDULE 1.1.(B)	List of Loan Parties
SCHEDULE 4.1.	Initial Unencumbered Properties
SCHEDULE 7.1.(b)	Ownership Structure
SCHEDULE 7.1.(f)	Properties
SCHEDULE 7.1.(g)	Indebtedness and Guaranties
SCHEDULE 7.1.(h)	Material Contracts
SCHEDULE 7.1.(i)	Litigation
SCHEDULE 7.1.(r)	Affiliate Transactions

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Disbursement Instruction Agreement
EXHIBIT C	Form of Guaranty
EXHIBIT D	Form of Notice of Continuation
EXHIBIT E	Form of Notice of Conversion
EXHIBIT F	Form of Notice of Borrowing
EXHIBIT G	Form of Notice of Swingline Borrowing

EXHIBIT HForm of Revolving Note

EXHIBIT I	Form of Swingline Note
EXHIBIT J	Form of Term 1 Loan Note
EXHIBIT K	Form of Term 2 Loan Note
EXHIBIT L	Forms of U.S. Tax Compliance Certificates
EXHIBIT M	Form of Compliance Certificate
EXHIBIT N	Form of Pledge Agreement
EXHIBIT O	Form of Intercreditor Agreement

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THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of October 16, 2018, by and among SUNSTONE HOTEL PARTNERSHIP, LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”), SUNSTONE HOTEL INVESTORS, INC., a corporation formed under the laws of the State of Maryland (the “Parent”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 13.5. (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), with each of WELLS FARGO SECURITIES, LLC, ~~MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED~~BOFA SECURITIES, INC. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), JPMORGAN CHASE BANK, N.A., PNC CAPITAL MARKETS LLC, and U.S. BANK NATIONAL ASSOCIATION, as joint Lead Arrangers (in such capacities, the “Lead Arrangers”), each of WELLS FARGO SECURITIES, LLC, ~~MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED~~BOFA SECURITIES, INC. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement) and JPMORGAN CHASE BANK, N.A., as joint Bookrunners (the “Bookrunners”), each of BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Syndication Agents (the “Syndication Agents”) and CITIBANK, N.A., PNC BANK, NATIONAL ASSOCIATION and U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent (the “Documentation Agent”).

WHEREAS, the Borrower, the Parent, certain of the Lenders and other lenders party thereto (the “Existing Lenders”), the Administrative Agent and certain other parties have entered into that certain Credit Agreement dated as of April 2, 2015 (as amended and supplemented by that certain Term Loan Supplement dated as of September 3, 2015, and as further amended as in effect immediately prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, the Borrower, the Parent, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders desire to amend and restate the Existing Credit Agreement, to, among other things, make available to the Borrower a credit facility in the initial amount of $685,000,000, which will include a $500,000,000 revolving credit facility with a $40,000,000 swingline subfacility and a $30,000,000 letter of credit subfacility, an $85,000,000 term loan facility and a $100,000,000 term loan facility, in each case, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Article I. Definitions

Section 1.1.  Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“42nd Street Guaranty” has the meaning given that term in Section 10.5.

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 5.1.(b).

“Additional Term 1 Loans” has the meaning given that term in Section 2.16.

“Additional Term 2 Loans” has the meaning given that term in Section 2.16.

“Additional Term Loans” has the meaning given that term in Section 2.16.

“Adjusted EBITDA” means, for any given period, (a) the EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for such period, minus (b) FF&E Reserves for such period.

“Adjusted NOI” means, for any Unencumbered Property and for any period (or if no applicable period is stated, the period of twelve consecutive fiscal months then ended), Net Operating Income for such Unencumbered Property for such period minus an imputed franchise fee in the amount of four percent (4.0%) of the gross revenues for such Unencumbered Property for such period; provided, however, for purposes of this definition, no imputed franchise fee shall be deducted from Net Operating Income with respect to any Unencumbered Property that is not subject to a Franchise Agreement. For purposes of this definition (other than for the period commencing on the First Amendment Date and ending January 1, 2022), the Adjusted NOI for any Unencumbered Property shall be reduced by an amount equal to (a) the amount by which the Adjusted NOI of such Unencumbered Property would exceed 30% of the aggregate Adjusted NOI of all Unencumbered Properties and (b) the amount by which the Adjusted NOI of Unencumbered Properties located in the same MSA as such Unencumbered Property would exceed 40% of the aggregate Adjusted NOI of all Unencumbered Properties.  In addition to the extent that Adjusted NOI attributable to Unencumbered Properties leased under Ground Leases would exceed 25% of Adjusted NOI, such excess shall be excluded.

“Administrative Agent” means Wells Fargo Bank, National Association as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 12.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning given that term in Section 5.6.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Agreement Date” means the date as of which this Agreement is dated.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” means the following:

~~“Applicable Margin” means~~(a) Prior to June 30, 2020 and after the end of the Covenant Relief Period, with respect to a particular Class and Type of Loans, the percentage rate set forth below corresponding to the Leverage Ratio as determined in accordance with Section 10.1.(a):

Level	Leverage Ratio	Applicable Margin for Revolving Loans that are LIBOR Loans	Applicable Margin for Revolving Loans that are Base Rate Loans	Applicable Margin for Term Loans that are LIBOR Loans	Applicable Margin for Term Loans that are Base Rate Loans
1	Less than 3.00 to 1.00	1.40%	0.40%	1.35%	0.35%
2	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	1.45%	0.45%	1.40%	0.40%
3	Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	1.50%	0.50%	1.45%	0.45%
4	Greater than or equal to 4.00 to 1.00 but less than 5.00 to 1.00	1.60%	0.60%	1.55%	0.55%
5	Greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00	1.80%	0.80%	1.75%	0.75%
6	Greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00	1.95%	0.95%	1.85%	0.85%
7	Greater than or equal to 6.00 to 1.00	2.25%	1.25%	2.20%	1.20%

The Applicable Margins for Loans shall be determined by the Administrative Agent from time to time, based on the Leverage Ratio as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3.  Any adjustment to the Applicable Margins shall be effective as of the first day of the calendar month immediately following the month during which the Borrower delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 9.3.  If the Borrower fails to deliver a Compliance Certificate pursuant to Section 9.3., the Applicable Margins shall equal the percentages corresponding to Level 7 until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered. ~~Notwithstanding the foregoing, for the period from the Effective Date through but excluding the date on which the Administrative Agent first determines the Applicable Margin for Loans as set forth above, the Applicable Margin shall be determined based on Level 1.  Thereafter, such Applicable Margins shall be adjusted from time to time as set forth in this definition.~~

(b) During the Covenant Relief Period, (i) the Applicable Margin for Revolving Loans that are LIBOR Loans shall be 2.25% and for Revolving Loans that are Base Rate Loans shall be 1.25% and (ii) the Applicable Margin for Term Loans that are LIBOR Loans shall be 2.20% and for Term Loans that are Base Rate Loans shall be 1.20%.

The provisions of this definition shall be subject to Section 2.5.(c). During the Leverage Ratio Surge Period, any Applicable Margin determined as provided above shall be increased by 0.35%.

“Approved Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Asset Sale” means any conveyance, sale, lease, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any of following (whether owned on June 30, 2020 or thereafter acquired): (i) any Unencumbered Property and (ii) the Equity Interests of any Subsidiary that directly or indirectly owns any Unencumbered Property.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.5.), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability” shall mean, as of any date of determination, an amount equal to the Revolving Commitments of all Lenders as of such date (to the extent available to be drawn) minus all outstanding Revolving Loans, Swingline Loans and Letter of Credit Liabilities as of such date.

“Average Monthly Liquidity” shall mean, (a) the sum of the following for each day of any calendar month (i) the Unrestricted Cash held in the United States as of such day, plus (ii) an amount equal to Availability as of such day (to the extent available to be drawn in accordance with this Agreement) divided by (b) the number of days in such month; provided, however, with respect to the property-level operating accounts, “Average Monthly Liquidity” shall mean the Unrestricted Cash held in such accounts on the first and last day of each month divided by 2.

“Bail-In Action” ~~The~~means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” ~~With~~means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBOR Market Index Rate plus 1.0%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Market Index Rate (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).

“Base Rate Loan” means a Revolving Loan or Term Loan (or any portion thereof) bearing interest at a rate based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrower, any other Loan Party or any other Subsidiary.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrower Information” has the meaning given that term in Section 2.5.(c).

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day (other than a Saturday, Sunday or legal holiday) on which banks in San Francisco, California and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.  Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capitalized Lease Obligations” means obligations under a lease (or other arrangement conveying the right to use property) to pay rent or other amounts that are required to be capitalized for financial reporting purposes in accordance with GAAP.  The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.  The obligations of (i) Sunstone St. Clair, LLC, a Delaware limited liability company and Subsidiary of the Borrower, under the Hyatt Chicago Capital Lease and (ii) Sunstone OP Properties, L.L.C., a Delaware limited liability company and Subsidiary of the Borrower, under the Courtyard Marriott Los Angeles Capital Lease shall not constitute Capitalized Lease Obligations.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act and applicable rules and regulations.

“CARES Payroll Costs” means “payroll costs” as defined in 15 U.S.C. 636(a)(36)(A)(viii) (as added to the Small Business Act by Section 1102 of the CARES Act).

“CARES Forgivable Uses” means uses of proceeds of Government Assistance Indebtedness that are eligible for forgiveness under Section 1106 of the CARES Act.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable Issuing Bank or the Revolving Lenders, as collateral for Letter of Credit Liabilities or obligations of Revolving Lenders to fund participations in respect of Letter of Credit Liabilities, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; and (c)  investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (c) above.

“Class” means (a) when used with respect to a Commitment, refers to whether such Commitment is a Revolving Commitment or Term 2 Loan Commitment, (b) when used with respect to a Loan, refers to whether such Loan is a Revolving Loan, a Term 1 Loan or a Term 2 Loan and (c) when used with respect to a Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.

“Collateral” means (i) the Equity Interests of each Issuer, Material Debt Receivables, and all products and proceeds thereof and other related interests as more fully described as “Pledged Collateral” in the form of Pledge Agreement attached hereto as Exhibit N and (ii) any other assets required to be pledged to the Collateral Agent or the holders of the Senior Notes to secure the obligations thereunder.

“Collateral Agent” means Wells Fargo Bank, National Association in its capacity as “Collateral Agent” under the Pledge Agreement and the Intercreditor Agreement.

“Commitment” means a Revolving Commitment or Term 2 Loan Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended from time to time, and any successor statute.

“Compliance Certificate” has the meaning given that term in Section 9.3.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.9.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.10.

“Courtyard Marriott Los Angeles Capital Lease” means that certain Ground Lease dated August 28, 1997, as amended on September 2, 1997, January 23, 1998, January 26, 2002 and December 1, 2003, between Peacock, LLC, as lessor, and Sunstone OP Properties L.L.C., a Delaware limited liability company, as assignee of Sunstone Hotel Investors, L.P.

“Covenant Relief Period” means, the period commencing on June 30, 2020 and ending on the date which is the earlier of (i) the date the Borrower has delivered a notice (the “Covenant Relief Termination Notice”) to the Administrative Agent electing to terminate the Covenant Relief Period which notice shall attach calculations demonstrating that the Borrower would have been in compliance with the Financial Covenants (as if the Covenant Relief Period was not in effect and without giving effect to Section 10.1(a)(I) and the proviso in the first sentence of 10.1(e)) for the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 9.1. or 9.2. hereof (which fiscal quarter shall not be prior to the fiscal quarter ending September 30, 2020) and (ii) receipt by the Administrative Agent of the quarterly reporting required pursuant to Section 9.1. hereof (together with the Compliance Certificate required under Section 9.3. for such period) for the fiscal quarter ending June 30, 2021; provided that, for purposes of this clause (ii), the Borrower shall be required to be in compliance with the Financial Covenants for the fiscal quarter ending June 30, 2021 and thereafter.

“Covenant Relief Termination Notice” has the meaning given to that term in the definition of “Covenant Relief Period”.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Base Rate Loan into a LIBOR Loan, (c) the Continuation of a LIBOR Loan and (d) the issuance of a Letter of Credit or the amendment of a Letter of Credit that extends the maturity, or increases the Stated Amount, of such Letter of Credit.

“Credit Rating” means the rating assigned by a S&P or Moody’s to the senior unsecured long term Indebtedness of a Person.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 11.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means, subject to Section 3.9.(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including, with respect to a Revolving Lender, in respect of its participation in Letters of Credit or Swingline Loans) within 2 Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9.(f)) upon delivery of written notice of such determination to the Borrower, the Issuing Banks, the Swingline Lender and each Lender.

“Derivatives Contract” means a “swap agreement” as defined in Section 101 of the Bankruptcy Code.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value(s) determined in accordance therewith, and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent or any Lender).

“Development Property” means, as of any date of determination, any Property on which the existing building or other improvements are undergoing renovation and redevelopment that will either (a) disrupt the occupancy of at least 10% of the rentable rooms of such Property or (b) temporarily reduce the Net Operating Income of such Property by more than 10% as compared to the immediately preceding comparable prior period.  A Property that satisfies the foregoing requirements shall constitute a Development Property unless the Borrower in its discretion notifies the Administrative Agent in writing that such Property shall not constitute a Development Property.

“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit B to be executed and delivered by the Borrower pursuant to Section 6.1.(a), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent (such approval not to be unreasonably withheld, delayed or conditioned).

“Dollars” or “$” means the lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any state of the United States or the District of Columbia.

“EBITDA” means, with respect to a Person for any period (without duplication):  (a) net income (loss) of such Person for such period determined on a consolidated basis exclusive of the following (but only to the extent included in determination of such net income (loss)):  (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) extraordinary or non-recurring gains, losses, revenues and expenses, including, without limitation, initial costs associated with resuming operations at each Property impacted by COVID-19 as disclosed in the public disclosures of the Parent (“Resuming Operation Costs”); and (v) other non-cash charges including, without limitation, impairment charges (other than non-cash charges that constitute an accrual of a reserve for future cash payments) plus (b) such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates.  EBITDA shall be adjusted to remove any impact from (x) non-cash amortization of stock grants to members of the Parent’s management, (y) straight line rent leveling adjustments required under GAAP and (z) amortization of intangibles pursuant to FASB ASC 805.  For purposes of determining compliance with the Leverage Ratio, (x) EBITDA attributable to Properties disposed of by the Borrower or any Subsidiary during the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 9.1. or Section 9.2., or disposed of after such period but on or before the applicable date of determination, shall be excluded and (y) EBITDA attributable to any Property acquired by the Borrower or any Subsidiary during the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 9.1. or Section 9.2., or acquired after such period but on or before the applicable date of determination, shall be utilized regardless of the date such Property was acquired by the Borrower or such Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” ~~Any~~means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” ~~Any~~means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 6.1. shall have been fulfilled or waived by all of the Lenders.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 13.5.(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 13.5.(b)(iii)).

“Eligible Property” means a Property which satisfies all of the following requirements as confirmed by the Administrative Agent: (a) such Property is fully developed as (i) an upscale, upper-upscale or luxury (as defined by Smith Travel Research) full-service hotel with not less than 150 keys or (ii) a select-service (as defined by Smith Travel Research) hotel located in a top-25 market (or resort market, approved by the Administrative Agent in writing (for any Property to be added after the Agreement Date, such approval not to be unreasonably withheld, conditioned or delayed)); (b) such Property is located in a top 50 MSA or, subject to the written approval of the Administrative Agent (for any Property to be added after the Agreement Date, such approval not to be unreasonably withheld, conditioned or delayed), a resort; (c) such Property is free of all structural defects, architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters which, individually or collectively, are not material to the profitable operation of such Property; (d) such Property is owned in fee simple, or leased under a Ground Lease, entirely by the Borrower or a Subsidiary that is a Guarantor; (e) such Property is located in one of the 48 contiguous states of the United States of America or in Hawaii or the District of Columbia; (f) all material occupancy and operating permits and customary licenses required under Applicable Law for such Property are in effect and such Property is covered by insurance in amounts and upon terms that satisfy the criteria set forth in Section 10.2.; (g) neither such Property, nor if such Property is owned by a Subsidiary, any of the Borrower’s direct or indirect ownership interest in such Subsidiary, is subject to (i) any Lien other than Permitted Liens (but not Permitted Liens described in clause (g) of the definition of that term) or (ii) any Negative Pledge other than a Negative Pledge described in Section 10.2.(b)(i) or (ii); (h) regardless of whether such Property is owned by the Borrower or a Subsidiary, the Borrower has the right directly, or indirectly through a Subsidiary, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property; (i) such Property is currently open for business to the public; (j) such Property is (i) branded by a nationally recognized hotel company (such as, but not limited to, Marriott, Hilton, Hyatt, Fairmont, or Intercontinental) or an Affiliate of such a company or (ii) operated as an independent upscale or above hotel subject to the written approval of the Administrative Agent (for any Property to be added after the Agreement Date, such approval not to be unreasonably withheld, conditioned or delayed), another location; and (k) the Administrative Agent has received information and reports regarding such Property as required under Section 4.1.(b).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance by a Person of any Equity Interest in such Person and shall in any event include (i) the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests~~.~~, (ii) the issuance of any Preferred Equity Interests, (iii) any capital contribution made to Parent or Borrower and (iv) the offering of “securities” (as defined under the Securities Act) in a public offering registered under the Securities Act or an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice from a Multiemployer Plan imposing, or concerning information that could reasonably be expected to result in the imposition of, Withdrawal Liability on such ERISA Group member or informing such ERISA Group member that the Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i)  the imposition of any liability under Title IV of ERISA, other  than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Parent, the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” ~~The~~means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events specified in Section 11.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Issuer” means any Subsidiary that (i) indirectly (but not directly) owns an Unencumbered Property and (ii) directly or indirectly owns Property that is not an Unencumbered Property.

“Excluded Prepayment Debt” means (i) Nonrecourse Indebtedness described in Section 10.11.(d)(i)(A) or 10.11.(d)(i)(B), (ii) the proceeds of Revolving Loans and Swingline Loans, (iii) Government Assistance Indebtedness, (iv) Nonrecourse Indebtedness secured by a mortgage on a Property and assumed at the time of acquisition of such Property (and not in contemplation thereof), and (v) Indebtedness incurred in the ordinary course of business in an aggregate amount for all such Indebtedness under this clause (v), not to exceed $5,000,000.

“Excluded Subsidiary” means any Subsidiary as to which both of the following apply (a) such Subsidiary holds title to, or beneficially owns, assets which are or are intended to become collateral for any Secured Indebtedness of such Subsidiary, or is a direct or indirect beneficial owner of a Subsidiary holding title to or beneficially owning such assets (but having no material assets other than such beneficial ownership interests); and (b) which (i) is, or is expected to be, prohibited from Guarantying the Indebtedness of any other Person pursuant to any document, instrument or agreement evidencing such Secured Indebtedness or (ii) is prohibited from Guarantying the Indebtedness of any other Person pursuant a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party, including under Section 31 of the Guaranty).  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6.) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10., amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10.(g) and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the first recital hereof.

“Existing Letters of Credit” means each of the letters of credit identified on Schedule 1.1.(A).

“Extended Letter of Credit” has the meaning given that term in Section 2.3.(b).

“Fair Market Value” means, (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.  Except as otherwise provided herein, Fair Market Value shall be determined by the Board of Directors of the Borrower (or an authorized committee thereof) acting in good faith conclusively evidenced by a board resolution thereof delivered to the Administrative Agent or, with respect to any asset valued at no more than $5,000,000, such determination may be made by the chief financial officer of the Borrower evidenced by an officer’s certificate delivered to the Administrative Agent.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any intergovernmental agreements entered into by the United States of America that implement or modify the foregoing (together with the portions of any law implementing such intergovernmental agreements).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.  If the Federal Funds Rate determined as provided above would be less than zero, the Federal Funds Rate shall be deemed to be zero.

“Fee Letter” means, collectively, (a) that certain fee letter dated as of September 14, 2018, by and among the Borrower, Wells Fargo and Wells Fargo Securities, LLC, ~~and~~ (b) each other respective fee letter by and among the Borrower, each other respective Lead Arranger and the other parties thereto and (c) that certain fee letter dated as of the First Amendment Date by and among the Borrower, Wells Fargo Securities, LLC, BofA Securities, Inc. and JPMorgan Chase Bank, N.A.

“Fees” means the fees and commissions provided for or referred to in Section 3.5. and any other fees payable by the Borrower hereunder, under any Fee Letter or under any other Loan Document.

“FF&E Reserves” means, for any period and with respect to a Property, an amount equal to the greater of (a) 4.0% of total gross revenues for such Property for such period and (b) the aggregate amount of reserves in respect to furniture, fixtures and equipment required under any Property Management Agreement or Franchise Agreement applicable to such Property for such period.  If the term FF&E Reserves is used without reference to a specific Property, then the amount shall be determined on an aggregate basis with respect to all Properties of the Parent and its Subsidiaries and the applicable Ownership Share of all Properties of all Unconsolidated Affiliates of the Parent.

“Financial Covenants” mean the covenants set forth in clauses (a) – (i) of Section 10.1. hereof.

“First Amendment Date” shall mean [______], 2020.

“Fixed Charges” means, for any period, the sum of the following (without duplication): (a) Interest Expense of the Parent and its Subsidiaries determined on a consolidated basis for such period, (b) all regularly scheduled principal payments made with respect to Indebtedness of the Parent and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment due upon the stated maturity of such Indebtedness, (c) all Preferred Dividends paid during such period on Preferred Equity Interests not owned by the Parent or any of its Subsidiaries and (d) payments in respect of Capitalized Lease Obligations.  The Parent’s Ownership Share of the Fixed Charges of Unconsolidated Affiliates of the Parent shall be included in determinations of Fixed Charges.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means a Subsidiary that is not a Domestic Subsidiary.

“Franchise Agreement” means an agreement permitting the use of the applicable hotel brand name, hotel system trademarks, trade names and any related rights in connection with the ownership or operation of a Property.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to each Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Letter of Credit Liabilities attributable to such Issuing Bank other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized by such Defaulting Lender or by the Borrower in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other comparable authority (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or European Central Bank), or any arbitrator with authority to bind a party at law.

“Government Assistance Indebtedness” means Indebtedness of the Parent, the Borrower or its Subsidiaries incurred pursuant to federal, state or local stimulus plans in response to the COVID-19 pandemic (including, but not limited to, loans provided by the U.S. Small Business Administration) so long as the proceeds of such Indebtedness are used in compliance with all provisions and requirements of the applicable act including any provisions and requirements applicable for such Indebtedness to be forgiven and such Indebtedness ranks on a pari passu or junior basis with the Obligations in right of payment.

“Grantor” means each Person who owns Collateral.

“Ground Lease” means a ground lease containing terms and conditions customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease, including without limitation, the following: (a) a remaining term (inclusive of any unexercised extension or renewal options that are exercisable without condition (other than a condition that no default exists under such ground lease at the time of exercise of such extension or renewal option)) of 50 years or more from the Agreement Date or, in the event that such remaining term is less than 50 years, such ground lease either (i) contains an unconditional end-of-term purchase option in favor of the lessee for consideration that is de minimus or (ii) provides that the lessee’s leasehold interest therein automatically becomes a fee-owned interest at the end of the term; (b) the right of the lessee to mortgage and encumber its interest in the leased property, and to amend the terms of any such mortgage or encumbrance, in each case, without the consent of the lessor or, if consent is required, such consent has been obtained or is required to be given upon the satisfaction of customary conditions reasonably acceptable to the Administrative Agent; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) acceptable transferability of the lessee’s interest under such lease, including ability to sublease; (e) acceptable limitations on the use of the leased property; and (f) clearly determinable rental payment terms which in no event contain profit participation rights.

“Guaranteed Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Loan Party under any Specified Derivatives Contract (other than any Excluded Swap Obligation).

“Guarantor” means any Person that is a party to the Guaranty as a “Guarantor” and, in any event, shall include the Parent and each Material Subsidiary (other than Excluded Subsidiaries, Foreign Subsidiaries and any Domestic Subsidiary that has no material assets other than stock and securities of one or more Foreign Subsidiary).

“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes:  (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by:  (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.  Obligations in respect of customary performance guaranties and Guaranties constituting Nonrecourse Indebtedness shall not be deemed to give rise to Indebtedness or otherwise constitute a Guaranty except as otherwise provided in the definition of “Nonrecourse Indebtedness”.  As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 6.1. or 8.13. and substantially in the form of Exhibit C.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Hyatt Chicago Capital Lease” means that certain Lease dated December 15, 1997 between Chicago Title Land Trust Company, as trustee, as successor trustee to LaSalle Bank National Association, as successor trustee to American National Bank and Trust Company of Chicago, and Sunstone St. Clair, LLC, a Delaware limited liability company, as assignee of Patriot Mortgage Borrower, L.L.C., as assignee of Oxford Wyn 633 Investment Company, L.L.C.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication):  (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business which is not more than 180 days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any (i) purchase obligation, repurchase obligation or takeout commitment, in each case evidenced by a binding agreement and to the extent such obligation is to acquire Equity Interests of another Person, assets of another Person that constitute the business or a division or operating unit of such Person, real estate, bonds, debentures, notes or similar instruments or (ii) forward equity commitment evidenced by a binding agreement (provided, however that this clause (g) shall exclude (x) any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock) and (y) obligations incurred in the ordinary course of the business of the Borrower and its Subsidiaries to acquire developed Properties within 6 months of the incurrence of such obligations); (h) net obligations under any Derivatives Contract not entered into as a hedge against interest rate risk in respect of existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof at such time (but in no event less than zero); (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for Guaranties constituting Nonrecourse Indebtedness); and (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation.  Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s Ownership Share of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse (other than in respect of exceptions referred to in the definition of Nonrecourse Indebtedness) to such Person, in which case the greater of such Person’s Ownership Share of such Indebtedness or the amount of such recourse portion of the Indebtedness, shall be included as Indebtedness of such Person).  All Loans and Letter of Credit Liabilities shall constitute Indebtedness of the Borrower and Government Assistance Indebtedness shall (except to the extent of forgiveness thereof) constitute Indebtedness of the Borrower, the Guarantor or their applicable Subsidiary that is the obligor with respect thereto.  The calculation of Indebtedness shall not include (i) any fair value adjustments to the carrying value of liabilities to record such Indebtedness at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB ASC standards allowing entities to elect fair value option for financial liabilities or (ii) if the Orlando Loan Conditions are satisfied, the Orlando Loan.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Intellectual Property” has the meaning given that term in Section 7.1.(s).

“Intercreditor Agreement” means, collectively, an intercreditor agreement substantially in the form of Exhibit O attached hereto to be entered into on or prior to the Security Trigger Date by and among the Collateral Agent, the Administrative Agent and the holders of the Senior Notes and any other intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and entered into with the holders of any other Material Collateral Indebtedness secured by the Collateral.

“Interest Expense” means, with respect to a Person and for any period, and without duplication (a) all paid, accrued or capitalized interest expense (including, without limitation, capitalized interest expense (other than (x) capitalized interest funded from a construction loan interest reserve account held by another lender and not included in the calculation of cash for balance sheet reporting purposes) and (y) interest expense attributable to Capitalized Lease Obligations) of such Person and in any event shall include all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance guarantee or otherwise, plus (b) to the extent not already included in the foregoing clause (a), such Person’s Ownership Share of all paid, accrued or capitalized interest expense for such period of Unconsolidated Affiliates of such Person.  The term “Interest Expense” shall exclude all costs and expenses, including any prepayment penalties, of defeasing, or otherwise paying or prepaying, any Indebtedness encumbering any Property or amortization of deferred financing fees or the write-off of any deferred financing fees following the acquisition, disposition or refinancing thereof.

“Interest Period” means with respect to each LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, any notice of a borrowing for a Term Loan, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.  Notwithstanding the foregoing: (i) if any Interest Period for a Class of Loans would otherwise end after the Termination Date for such Class, such Interest Period shall end on such Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following:  (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, ~~or~~ (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person~~.~~ or (d) the purchase of any Property with the proceeds of the Asset Sale of an Unencumbered Property or the Equity Interests of any Subsidiary that directly or indirectly owns an Unencumbered Property, provided that, so long as such purchased Property is then added as an Unencumbered Property, only the difference between the value of such purchased Property and the value of the Unencumbered Property subject to such Asset Sale shall be included as an Investment.  Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment.  Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.  Notwithstanding anything to the contrary, the issuing of Equity Interests or the use of cash or Cash Equivalents to repay an existing mortgage on a Property owned by the Parent, the Borrower or a Subsidiary shall not be deemed to be an “Investment” so long as such Property becomes and remains an Unencumbered Property.

“Issuer” means each Subsidiary of the Borrower that directly or indirectly owns an Unencumbered Property; provided that “Issuer” shall not include any Excluded Issuer.

“Issuing Bank” means each of Wells Fargo, Bank of America, N.A., and JPMorgan Chase Bank, N.A., in its capacity as an issuer of Letters of Credit pursuant to Section 2.3.

“L/C Commitment Amount” has the meaning given to that term in Section 2.3.(a).

“L/C Disbursement” has the meaning given to that term in Section 3.9.(b).

“Lender” means each financial institution from time to time party hereto as a “Lender” together with its respective successors and permitted assigns, and, as the context requires, includes the Swingline Lender; provided, however, that except as otherwise expressly provided herein, the term “Lender” shall exclude any Lender (or its Affiliates) in its capacity as a Specified Derivatives Provider.

“Lender Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, the Specified Derivatives Providers, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 12.5., any other holder from time to time of any of any Obligations and, in each case, their respective successors and permitted assigns.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Letter of Credit” has the meaning given that term in Section 2.3.(a).

“Letter of Credit Collateral Account” means a special deposit account maintained by the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Revolving Lenders, and under the sole dominion and control of the Administrative Agent.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.  For purposes of this Agreement, a Revolving Lender (other than a Lender in its capacity as an Issuing Bank of a Letter of Credit) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.3. in such Letter of Credit, and the Lender that is the Issuing Bank of such Letter of Credit shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in such Letter of Credit after giving effect to the acquisition by the Revolving Lenders (other than the Lender then acting as the Issuing Bank of such Letter of Credit) of their participation interests under such Section.

“Level” has the meaning given that term in the definition of the term “Applicable Margin”.

“Leverage Ratio” means, as of a given date, the ratio of (a)(i) Total Indebtedness as of such date minus (ii) the amount, if any, by which Unrestricted Cash exceeds $25,000,000 on such date and (2) Total Indebtedness with respect to the Senior Notes, to (b) EBITDA of the Parent for the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 9.1. or Section 9.2.  Notwithstanding the foregoing, for purposes of calculating the Leverage Ratio, (A) for the last full fiscal quarter of the Covenant Relief Period (which, (x) if the Covenant Relief Period ends pursuant to clause (i) of the definition thereof will be the period for which the Borrower calculated the Financial Covenants in the Covenant Relief Termination Notice and (y) if the Covenant Relief Period ends pursuant to clause (ii) of the definition thereof, will be June 30, 2021), EBITDA shall be measured as, at Borrower’s election, either (I) EBITDA for the two fiscal quarter period ending on such date multiplied by 2, or (II) EBITDA for the single fiscal quarter ending on such date multiplied by 4; (B) for the fiscal quarter period immediately following the fiscal quarter period described in clause (A), EBITDA shall be measured as, either (I) if for clause (A) above, EBITDA was measured based on sub-clause (I) thereof, then EBITDA shall be measured as EBITDA for the three fiscal quarter period ending on such date multiplied by 4/3, or (II) if for clause (A) above, EBITDA was measured based on sub-clause (II) thereof, then EBITDA shall be measured as EBITDA for the two fiscal quarter period ending on such date multiplied by 2; and (C) for the fiscal quarter period immediately following the fiscal quarter period described in clause (B), EBITDA shall be measured as, either (I) if for clause (A) above, EBITDA was measured based on sub-clause (I) thereof, then EBITDA shall be measured as EBITDA for the four fiscal quarter period ending on such date, or (II) if for clause (A) above, EBITDA was measured based on sub-clause (II) thereof, then EBITDA shall be measured as EBITDA for the three fiscal quarter period ending on such date multiplied by 4/3.

“Leverage Ratio Surge Period” has the meaning given that term in Section 10.1.(a).

“LIBOR” means, subject to implementation of a Replacement Rate in accordance with Section 5.2.(b), with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom Company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America).  If, for any reason, the rate referred to in the preceding clause (i) is not so published, then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.  Any change in the maximum rate or reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.  Notwithstanding the foregoing, (x) in no event shall LIBOR (including, without limitation, any Replacement Rate with respect thereto) be less than ~~zero~~0.25% and (y) unless otherwise specified in any amendment to this Agreement entered into accordance with Section 5.2.(b), in the event that a Replacement Rate with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Replacement Rate.

“LIBOR Loan” means a Revolving Loan or Term Loan (or portion thereof) (other than a Base Rate Loan) bearing interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day.  The LIBOR Market Index Rate shall be determined on a daily basis.

“Lien” as applied to the property of any Person means:  (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a Revolving Loan, Term Loan or a Swingline Loan, as the context may require.

“Loan Document” means this Agreement, each Note, the Guaranty, each Letter of Credit Document, each Fee Letter, the Pledge Agreement (if and when required to be executed and delivered in accordance with the terms hereof), the Intercreditor Agreement (if and when required to be executed and delivered in accordance with the terms hereof) and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than any Specified Derivatives Contract).

“Loan Party” means the Borrower, the Parent ~~and~~, each other Guarantor and each Grantor.  Schedule 1.1.(B) sets forth the Loan Parties in addition to the Borrower and the Parent as of the Agreement Date.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in the case of each of clauses (a) through (c), on or prior to the latest Termination Date for any Class of Loans.

“Marketable Securities” means: (a) common or preferred Equity Interests of Persons located in, and formed under the laws of, any State of the United States or America or the District of Columbia, which Equity Interests are subject to price quotations (quoted at least daily) on The NASDAQ Stock Market’s National Market System or have trading privileges on the New York Stock Exchange, the American Stock Exchange or another recognized national United States securities exchange and (b) securities evidencing Indebtedness issued by Persons located in, and formed under the laws of, any State of the United States or America or the District of Columbia, which Persons have a Credit Rating of BBB- or Baa3 or better.

“Material Acquisition” means any acquisition by the Borrower or any Subsidiary of one or more hotel Properties in which the purchase price of the assets acquired exceeds 10.0% of the Total Asset Value of the Parent, the Borrower and their respective Subsidiaries as of the most recent fiscal quarter for which financial statements are available.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of the Parent and its Subsidiaries, or the Borrower and its Subsidiaries, in each case, taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, or (d) the material rights and remedies of the Lenders, the Issuing Banks and the Administrative Agent under any of the Loan Documents.

“Material Collateral Indebtedness” means Indebtedness described under clause (a), (b), (c) (d), (f), (i) and (j) of the definition thereof in an amount in excess of $50,000,000 (individually or in the aggregate with other such Indebtedness) and shall include, in any event, Indebtedness evidenced by the Senior Notes and any Preferred Equity Interests.  Notwithstanding the foregoing, Material Collateral Indebtedness shall not include Secured Indebtedness which is Nonrecourse Indebtedness to the extent such Secured Indebtedness is not secured by the Collateral.

“Material Contract” means any contract or other arrangement (other than Loan Documents and Specified Derivatives Contracts), whether written or oral, to which the Parent, the Borrower, or any other Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Debt Receivables” mean Mortgage Receivables and Secured Mezz Receivables of the Parent, the Borrower or its Subsidiaries which, individually or in the aggregate with other Mortgage Receivables and Secured Mezz Receivables, exceed $5,000,0000.

“Material Subsidiary” means any Subsidiary (a) that directly or indirectly owns in fee simple, or leases pursuant to a Ground Lease, an Unencumbered Property or (b) to which more than 5% of Total Asset Value is attributable on an individual basis.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real property granting a Lien on such interest in real property as security for the payment of Indebtedness of such Person or another Person.

“Mortgage Receivable” means a promissory note (other than a promissory note issued by the Parent or any Subsidiary of the Parent) secured by a Mortgage of which the Parent, the Borrower or another Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“MSA” means a Metropolitan Statistical Area as listed in Budget Bulletin No. 09-01 issued by the Executive Office of the President of the United States of America, Office of Management and Budget.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six-year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” or “NOI” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods):  (a) gross revenues received in the ordinary course from such Property minus (b) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower or any Subsidiary and any property management fees) minus (c) the FF&E Reserves for such Property as of the end of such period minus (d) an imputed management fee in the amount of three percent (3.0%) of the gross revenues for such Property for such period.  For purposes of determining Adjusted NOI, (x) NOI from Properties disposed of by the Borrower or any Subsidiary during the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 9.1. or Section 9.2.  shall be excluded and (y) NOI for the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 9.1. or Section 9.2. for any Property acquired by the Borrower or any Subsidiary during such period shall be utilized regardless of the date such Property was acquired by the Borrower or such Subsidiary.  Notwithstanding anything to the contrary, any Resuming Operation Costs shall not be deducted as expenses relating to a Property in accordance with clause (b) above.

“Net Proceeds” means ~~with respect to an Equity Issuance by a Person,~~(a) the aggregate ~~amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.~~cash proceeds received by the Parent, the Borrower or any of its Subsidiaries in respect of any Asset Sale by the Parent, the Borrower or any such Subsidiary (including any cash received upon the sale or other disposition of any non-cash consideration or Cash Equivalents substantially concurrently received in any Asset Sale, but only as and when received), minus (b) without duplication (i) any deduction of appropriate amounts, including contractual holdbacks, to be provided by the Parent, the Borrower or any of its Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Parent, the Borrower or any of its Subsidiaries (or held in escrow with a third party escrow agent) after such Asset Sale; provided that such reserved amounts will be deemed to be Net Proceeds to the extent and at the time of any reversal thereof (to the extent not applied to the satisfaction of any applicable liabilities in cash in a corresponding amount) and (ii) any bona fide direct costs incurred in connection with any Asset Sale including legal, accounting and investment banking fees, brokerage and sales commissions, and income Taxes payable as a result of any gain recognized in connection therewith, in each case under this clause (b), to the extent such amounts are not payable to an Affiliate of the Parent, the Borrower or its Subsidiaries minus (c) the amount of such cash proceeds which are used within 10 Business Days of receipt thereof (or deposited with an escrow agent to hold in escrow either (x) in connection with the completion of “like-kind” exchanges being effected in accordance with Section 1031 of the Internal Revenue Code for a period of no more than 180 days of receipt thereof or (y) for a period of no more than 30 days of receipt thereof unless the Borrower or applicable Subsidiary has entered into a binding contract to purchase an Eligible Property on or prior to the expiration of such 30 day period in which case, such period may be extended for up to 60 additional days with the written consent of the Administrative Agent (for the avoidance of doubt, any amounts placed into escrow and not used within the time periods required by this parenthetical shall be considered Net Proceeds to be applied in accordance with Section 2.8.(b)(ii)) for the purchase of Eligible Properties which Eligible Properties are added as Unencumbered Properties pursuant to Section 4.1. hereof within 20 Business Days following the acquisition thereof.

“Non-Consenting Lender” means any Lender that does not approve any amendment, waiver or consent that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 13.6. and (b) has been approved by the Requisite Lenders (or in the case of any amendment, waiver or consent that requires the approval of only the Requisite Class Lenders of a Class of Lenders, such amendment, waiver or consent has been approved by such Requisite Class Lenders).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness for borrowed money of such Person.

“Note” means a Revolving Note, a Term Note or a Swingline Note, as the context may require.

“Notice of Additional Unencumbered Property” has the meaning given that term in Section 4.1.(b).

“Notice of Borrowing” means a notice substantially in the form of Exhibit F (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.1.(b) or Section 2.2.(d) evidencing the Borrower’s request for a borrowing of Revolving Loans.

“Notice of Continuation” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.9. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.10. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Notice of Swingline Borrowing” means a notice substantially in the form of Exhibit G (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Swingline Lender pursuant to Section 2.4.(b) evidencing the Borrower’s request for a Swingline Loan.

“Obligations” means, individually and collectively:  (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Administrative Agent, any Issuing Bank or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.  For the avoidance of doubt, “Obligations” shall not include any indebtedness, liabilities, obligations, covenants or duties in respect of Specified Derivatives Contracts.

“Off-Balance Sheet Obligations” means, in the case of the Parent, the Borrower or any of their respective Subsidiaries, liabilities and obligations of the Parent, the Borrower, any such Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Parent would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Parent’s report on Form 10-Q or Form 10-K (or their equivalents) which the Parent is required to file with the SEC.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operating Property Value” means, with respect to any Property, the undepreciated book value of such Property, after any impairments and determined in accordance with GAAP.

“Orlando Borrower” means Sunstone Sea Harbor, LLC, a Delaware limited liability company.

“Orlando Lender” means Sunstone Orlando Lender, LLC, a Delaware limited liability company.

“Orlando Loan” means that certain mortgage loan made by Orlando Lender to Orlando Borrower pursuant to that certain Loan Agreement dated as of June 23, 2005 by and between Bear Stearns Commercial Mortgage, Inc., a New York corporation (predecessor in interest to Orlando Lender) and Orlando Borrower as amended by that certain Amendment to Loan Agreement dated as of June 30, 2016 by and between Orlando Lender and Orlando Borrower.

“Orlando Loan Conditions” means the following: (a) the Orlando Lender is a Wholly Owned Subsidiary of the Borrower, (b) the Orlando Loan is reflected as both a note receivable and a note payable on the balance sheet of the Parent’s Subsidiaries and is eliminated on the consolidated balance sheet of the Parent, (b) the Orlando Lender has no Indebtedness, (c) there are no Liens on (i) the Orlando Loan or any other asset owned by the Orlando Lender other than Permitted Liens (but not Permitted Liens described in clauses (g) or (h) of the definition thereof) or (ii) the Equity Interests of the Orlando Lender other than Permitted Liens described in clause (a) of the definition thereof and (e) the Orlando Lender is engaged solely in the business of holding the Orlando Loan and activities incidental thereto and the assets of the Orlando Lender consist solely of (i) the Orlando Loan and (ii) cash and other assets of nominal value incidental to Orlando Lender’s ownership of the Orlando Loan.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.).

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Parent” has the meaning set forth in the introductory paragraph hereof and shall include the Parent’s successors and permitted assigns.

“Participant” has the meaning given that term in Section 13.5.(d).

“Participant Register” has the meaning given that term in Section 13.5.(d).

“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means, with respect to any asset or property of a Person, (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) which, in each case, are not at the time required to be paid or discharged under Section 8.6., (b) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in each case, are not at the time required to be paid or discharged under Section 8.6.; (c) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (d) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (e) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; ~~and~~ (f) Liens in favor of the Administrative Agent for its benefit and the benefit of the other Lender Parties; (g) Liens in existence on the Agreement Date and set forth on Schedule 7.1.(g) ~~and~~, (h) solely with respect to Renaissance Orlando at Seaworld and only so long as the Orlando Loan Conditions are satisfied, the mortgage in favor of the Orlando Lender securing the Orlando Loan~~.~~, and (i) after the Security Trigger Date and prior to the Security Release Date, Liens in the Collateral in favor of the Collateral Agent for the benefit of the holders of the Senior Notes and subject to the terms of the Intercreditor Agreement.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” means at any time an employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pledge Agreement” means a pledge agreement substantially in the form of Exhibit N attached hereto to be entered into on or prior to the Security Trigger Date by and among the Collateral Agent and each Grantor together with any other security document now or hereafter granted to secure the Obligations.

“Post-Default Rate” means, in respect of any principal of any Class of Loans, the rate otherwise applicable to such Class of Loans plus an additional two percent (2.0%) per annum and with respect to any other Obligation, a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans that are Revolving Loans plus two percent (2.0%).

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Parent or a Subsidiary.  Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Parent or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Lender then acting as the Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by the Lender acting as Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal Office” means the office of the Administrative Agent located at 600 South 4th Street, 9th Floor, Minneapolis, Minnesota 55415, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and the Lenders.

“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of (a)(i) the aggregate amount of such Lender’s Revolving Commitments plus (ii) the aggregate amount of such Lender’s outstanding Term Loans to (b)(i) the aggregate amount of the Revolving Commitments of all Lenders plus (ii) the aggregate principal amount of all outstanding Term Loans; provided, however, that if at the time of determination the Revolving Commitments have been terminated or reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of (A) the sum of the aggregate principal amount of all outstanding Revolving Loans, Term Loans, Swingline Loans and Letter of Credit Liabilities owing to such Lender as of such date to (B) the sum of the aggregate principal amount of all outstanding Revolving Loans, Term Loans, Swingline Loans and Letter of Credit Liabilities.  If at the time of determination the Revolving Commitments have been terminated or reduced to zero and there are no outstanding Loans or Letter of Credit Liabilities, then the Pro Rata Shares of the Lenders shall be determined as of the most recent date on which Revolving Commitments were in effect or Loans or Letters of Credit Liabilities were outstanding.  For purposes of this definition, a Revolving Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Revolving Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Property” means any parcel (or group of related parcels) of real property owned or leased (in whole or in part) or operated by the Parent, the Borrower, any other Subsidiary or any Unconsolidated Affiliate of the Parent.

“Property Management Agreement” means, collectively, all agreements entered into by a Loan Party pursuant to which such Loan Party engages a Person to advise it with respect to the management of an Unencumbered Property or to provide management services with respect to the same.

“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning given that term in Section 13.5.(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity.  Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the applicable Issuing Bank for any drawing honored by such Issuing Bank under a Letter of Credit.

“Reinvestment Asset” means (i) Eligible Properties which are added as Unencumbered Properties pursuant to Section 4.1. hereof within 20 Business Days following the acquisition thereof; provided, that, for purposes herein, the repayment of Nonrecourse Indebtedness on a Property, such that after such repayment such Property becomes an Eligible Property, shall be included as a “Reinvestment Asset” so long as such Eligible Property is added as an Unencumbered Property pursuant to this clause (i), and (ii) so long as (x) after the Security Trigger Date and prior to the Security Release Date, any Material Debt Receivables are pledged as Collateral under the Pledge Agreement and (y) the Investment in such assets is permitted by Section 10.11.(b), Senior Mortgage Receivables, other Mortgage Receivables and Secured Mezz Receivables.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, shareholders, directors, officers, employees, agents, counsel, other advisors and representatives of such Person and of such Person’s Affiliates.

“Replacement Rate” has the meaning assigned thereto in Section 5.2.(c).

“Requisite Class Lenders” means, with respect to a Class of Lenders as of any date of determination, Lenders of such Class (a) with respect to the Revolving Lenders, having more than 50% of the aggregate amount of the Revolving Commitments of such Class, or (b) if the Revolving Commitments of such Class have been terminated or reduced to zero and with respect to the Term Loans, holding more than 50% of the principal amount of the aggregate outstanding Loans of such Class, and in the case of Revolving Lenders, outstanding Letter of Credit Liabilities and Swingline Loans; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders of such Class will be disregarded and excluded, and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) of such Class are party to this Agreement, the term “Requisite Class Lenders” shall in no event mean less than two Lenders of such Class.  For purposes of this definition, a Revolving Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Requisite Lenders” means, as of any date, (a) Lenders having more than 50% of the aggregate amount of the Revolving Commitments and the outstanding Term Loans of all Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, Lenders holding more than 50% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.  For purposes of this definition, a Revolving Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means with respect to the Borrower or any Subsidiary, the chief executive officer, the chief financial officer, the treasurer and any senior vice president of the Borrower or such Subsidiary.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent, the Borrower or any Subsidiary now or hereafter outstanding, except a dividend payable solely in Equity Interests; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Parent, the Borrower or any Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Parent, the Borrower or any Subsidiary now or hereafter outstanding.

“Resuming Operation Costs” shall have the meaning given to such term in the definition of “EBITDA”.

“Revolving Commitment” means, as to each Revolving Lender (other than the Swingline Lender), such Revolving Lender’s obligation to make Revolving Loans pursuant to Section 2.1., to issue (in the case of an Issuing Bank) and to participate (in the case of the other Revolving Lenders) in Letters of Credit pursuant to Section 2.3.(i), and to participate in Swingline Loans pursuant to Section 2.4.(e), in an amount up to, but not exceeding, the amount set forth for such Revolving Lender on Schedule I as such Revolving Lender’s “Revolving Commitment Amount” or as set forth in the applicable Assignment and Assumption or agreement executed by a Person becoming a Revolving Lender pursuant to Section 2.16., as the same may be reduced from time to time pursuant to Section 2.12. or increased or reduced as appropriate to reflect any assignments to or by such Revolving Lender effected in accordance with Section 13.5. or increased as appropriate to reflect any increase effected in accordance with Section 2.16.

“Revolving Commitment Percentage” means, as to each Lender with a Revolving Commitment, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Revolving Commitment to (b) the aggregate amount of the Revolving Commitments of all Revolving Lenders; provided, however, that if at the time of determination the Revolving Commitments have been terminated or reduced to zero, the “Revolving Commitment Percentage” of each Lender with a

Revolving Commitment shall be the “Revolving Commitment Percentage” of such Lender in effect immediately prior to such termination or reduction.

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in Letter of Credit Liabilities and Swingline Loans at such time.

“Revolving Lender” means a Lender having a Revolving Commitment, or if the Revolving Commitments have been terminated or reduced to zero, holding any Revolving Loans.

“Revolving Loan” means a loan made by a Revolving Lender to the Borrower pursuant to Section 2.1.(a).

“Revolving Note” means a promissory note of the Borrower substantially in the form of Exhibit H, payable to the order of a Revolving Lender in a principal amount equal to the amount of such Lender’s Revolving Commitment.

“Revolving Termination Date” means April 14, 2023 or such later date to which the Revolving Termination Date may be extended pursuant to Section 2.13.

“Sanctioned Country” means, at any time, a country, territory or region which is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including Persons that are a target of Sanctions due to their ownership or control by any Sanctioned Persons.

“Sanctions” means economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over any Lender in each case applicable to activities of the Parent, the Borrower or any of their respective Subsidiaries or Affiliates.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” means, with respect to a Person as of a given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property and, in the case of the Parent, shall include (without duplication) the Parent’s Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates; provided, however that after the Security Trigger Date and prior to the Security Release Date, Secured Indebtedness shall not include the Obligations or the obligations evidenced by the Senior Notes.

“Secured Mezz Receivables” means promissory notes (other than a promissory note issued by the Parent or any Subsidiary of the Parent) which are not senior obligations of the issuer thereof and which are secured by a pledge of Equity Interests in the owner of a Property of which promissory note the Parent, the Borrower or another Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“Secured Recourse Indebtedness” means all Indebtedness (including Guaranties of Secured Indebtedness) that is Secured Indebtedness and is not Nonrecourse Indebtedness.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Security Release Date” shall mean the date upon which the Borrower has delivered a notice to the Administrative Agent certifying that the following has occurred: (i) the Covenant Relief Period shall have ended and the Borrower shall have demonstrated compliance (in its regular quarterly and/or annual reporting) of, at Borrower’s election, either (x) for the two immediately prior fiscal quarters, a Leverage Ratio of not more than 6.50 to 1.00 or (y) for the immediately prior fiscal quarter a Leverage Ratio of not more than 6.00 to 1.00, (ii) no Default or Event of Default shall have occurred and be continuing and (iii) the liens, if any, securing the Senior Notes and any other Material Collateral Indebtedness have been released or shall be released substantially simultaneously therewith.  The Administrative Agent shall be authorized to release all liens securing the Senior Credit Facilities on the Security Release Date.

“Security Trigger Date” means the earliest date any of the following shall occur (i) Availability is, at any time, less than $350,000,000, (ii) the Borrower and its Subsidiaries have aggregate Unrestricted Cash on the balance sheet of less than $200,000,000 or (iii) the Parent, the Borrower or any of its Subsidiaries grant a Lien (or agree to grant a Lien) to secure the Senior Notes, any Preferred Equity or other Material Collateral Indebtedness.  The Security Trigger Date shall not in any event be deemed to occur after the occurrence of the Security Release Date.

“Senior Mortgage Receivables” means Mortgage Receivables which constitute senior debt of the issuer thereof.

“Senior Notes” mean those certain notes issued by the Borrower under the Senior Notes Agreement.

“Senior Notes Agreement” means that certain Note and Guaranty Agreement of the Borrower and the Parent dated as of December 20, 2016.

“Significant Subsidiary” means any Subsidiary to which more than $10,000,000 of Total Asset Value is attributable.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property.  In addition, if the assets of a Person consist solely of (i) Equity Interests in one or more Single Asset Entities that directly or indirectly own such single Property and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entity, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement.

“Solvent” means, when used with respect to any Person (or group of Persons), that (a) the fair value and the fair salable value of its (or their) assets (excluding any Indebtedness due from any Affiliate of such Person (or group of Persons)) are each in excess of the fair valuation of its (or their) total liabilities (including all contingent liabilities computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is (or group of Persons are) able to pay its (or their) debts or other obligations in the ordinary course as they mature; and (c) such Person (or group of Persons) has capital not unreasonably small to carry on its (or their) business and all business in which it proposes (or they propose) to be engaged.

“Specified Derivatives Contract” means any Derivatives Contract that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between or among any Loan Party and any Specified Derivatives Provider, and which (i) was not prohibited by any of the Loan Documents when made or entered into~~.~~ and (ii) have been designated by the Specified Derivatives Provider by notice to Administrative Agent (unless such Specified Derivatives Provider is the Administrative Agent) as a Specified Derivatives Contract entitled to the benefits of, and subject to the obligations under, this Agreement and the other Loan Documents.

“Specified Derivatives Provider” means any Person that (a) at the time it enters into a Specified Derivatives Contract with a Loan Party, is a Lender or an Affiliate of a Lender or (b) at the time it (or its Affiliate) becomes a Lender (including on the Effective Date), is a party to a Specified Derivatives Contract with a Loan Party, in each case in its capacity as a party to such Specified Derivatives Contract.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor.

“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.  Unless otherwise specified herein, the Stated Amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Document related thereto, provides for one or more automatic increases in the stated amount thereof, the Stated Amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Sunstone 42nd St.” means Sunstone 42nd St. LLC, a Delaware limited liability company.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means the Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.4. in an amount up to, but not exceeding the amount set forth in the first sentence of Section 2.4.(a), as such amount may be reduced from time to time in accordance with the terms hereof.

“Swingline Lender” means Wells Fargo, together with its successors and permitted assigns.

“Swingline Loan” means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.4.

“Swingline Maturity Date” means the date which is 7 Business Days prior to the Revolving Termination Date.

“Swingline Note” means the promissory note of the Borrower substantially in the form of Exhibit I, payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed.

“Tangible Net Worth” means, as of a given date, the stockholders’ equity of the Parent and its Subsidiaries determined on a consolidated basis plus accumulated depreciation and amortization, minus (to the extent included when determining such stockholders’ equity): (a) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term 1 Loan” means a loan made by a Term Loan Lender to the Borrower pursuant to the Existing Credit Agreement or Section 2.16.

“Term 1 Loan Lender” means a Lender holding a Term 1 Loan.

“Term 1 Loan Note” means a promissory note of the Borrower payable to the order of a Term 1 Loan Lender in a principal amount equal to the amount of such Term 1 Loan Lender’s Term 1 Loans.

“Term 2 Loan” means a loan made by a Term Loan Lender to the Borrower pursuant to Section 2.2.(c) or Section 2.16.

“Term 2 Loan Commitment” means, as to each Term 2 Loan Lender, such Lender’s obligation to make Term 2 Loans on the Effective Date in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I as such Lender’s “Term 2 Loan Commitment Amount”.

“Term 2 Loan Lender” means a Lender having a Term 2 Loan Commitment, or if the Term 2 Loan Commitments have been terminated or reduced to zero, a Lender holding a Term 2 Loan.

“Term 2 Loan Note” means a promissory note of the Borrower payable to the order of a Term 2 Loan Lender in a principal amount equal to the amount of such Term 2 Loan Lender’s Term 2 Loans.

“Term Loan” means a Term 1 Loan or a Term 2 Loan, including an Additional Term Loan made pursuant to Section 2.16.

“Term Loan Lender” means a Term 1 Loan Lender or a Term 2 Loan Lender.

“Term Loan Maturity Date” means, (a) with respect to the Term 1 Loans, September 3, 2022 and (b) with respect to the Term 2 Loans, January 31, 2023.

“Term Note” means a Term 1 Loan Note or a Term 2 Loan Note.

“Termination Date” means (a) with respect to the Revolving Commitments and the Revolving Loans, the Revolving Termination Date and (b) with respect to any Class of Term Loans, the applicable Term Loan Maturity Date.

“Titled Agent” has the meaning given that term in Section 12.9.

“Total Asset Value” means the sum of all of the following of the Parent, the Borrower and their respective Subsidiaries (without duplication) on a consolidated basis determined in accordance with GAAP applied on a consistent basis: (a) the Operating Property Value of all Properties of the Parent, the Borrower and their respective Subsidiaries on which a hotel is located, plus (b) the book value of Unimproved Land, the undepreciated book value of Development Properties, the book value of Mortgage Receivables and other promissory notes, plus (c) the Parent’s Ownership Share of the preceding items for its Unconsolidated Affiliates, plus (d) in the case of any property subject to a purchase obligation, repurchase obligation or takeout commitment which at such time (x) could not be specifically enforced by the seller of such property, the aggregate amount of due diligence deposits, earnest money payments and other similar payments made under the applicable contract which, at such time, would be subject to forfeiture upon termination of the contract or (y) could be specifically enforced by the seller of such property, the contractual purchase price of such property, but, in either case, only to the extent the amount of the applicable purchase obligation, repurchase obligation or takeout commitment is included in the Indebtedness of the Borrower and its Subsidiaries on a consolidated basis.  For purposes of determining Total Asset Value, (i) to the extent the amount of Total Asset Value attributable to Unimproved Land would exceed 5% of Total Asset Value, such excess shall be excluded, (ii) to the extent the amount of Total Asset Value attributable to Mortgage Receivables and other promissory notes would exceed 15% of Total Asset Value, such excess shall be excluded, (iii) to the extent the amount of Total Asset Value attributable to Unconsolidated Affiliates would exceed 20% of Total Asset Value, such excess shall be excluded, (iv) to the extent the amount of Total Asset Value attributable to Development Properties would exceed 15% of Total Asset Value, such excess shall be excluded and (v) to the extent the amount of Total Asset Value attributable to the items described in clauses (i) through (v) would exceed 35% of Total Asset Value, such excess shall be excluded.  The percentage of Total Asset Value attributable to a given Subsidiary shall be equal to the ratio expressed as a percentage of (x) an amount equal to Total Asset Value calculated solely with respect to assets owned directly by such Subsidiary to (y) Total Asset Value.

“Total Indebtedness” means without duplication: (a) all Indebtedness of the Parent, the Borrower and all other Subsidiaries determined on a consolidated basis plus (b) the Parent’s Ownership Share of the Indebtedness of all Unconsolidated Affiliates of the Parent.

“Type” with respect to any Revolving Loan or Term Loan, refers to whether such Loan or portion thereof is a LIBOR Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Asset Value” means at any time the aggregate Operating Property Values of the Unencumbered Properties at such time.  For purposes of this definition, the Operating Property Value for any Unencumbered Property shall be reduced by an amount equal to (a) the amount by which the Operating Property Value of such Unencumbered Property would exceed 30% of the aggregate Operating Property Values of all Unencumbered Properties and (b) the amount by which the Operating Property Value of Unencumbered Properties located in the same MSA as such Property would exceed 40% of the aggregate Operating Property Value of all Unencumbered Properties.  In addition to the extent that Unencumbered Asset Value attributable to Properties leased under Ground Leases would exceed 25% of Unencumbered Asset Value, such excess shall be excluded.

“Unencumbered Leverage Ratio Surge Period” has the meaning given that term in Section 10.1.(d).

“Unencumbered Property” means an Eligible Property that is included in the calculation of Unencumbered Asset Value pursuant to Section 4.1.  A Property shall cease to be an Unencumbered Property if at any time such Property shall cease to be an Eligible Property (unless such Property has been approved or been deemed to have been approved as an Unencumbered Property by the Requisite Lenders in accordance with Section 4.1.(c)).

“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred.  Unimproved Land shall not include any undeveloped parcels of a Property that has been developed unless and until the Borrower provides written notice to the Administrative Agent that the Borrower intends to develop such parcel.

“Unrestricted Cash” means cash and ~~cash equivalents~~Cash Equivalents held by the Borrower and its Subsidiaries other than tenant deposits and other cash and cash equivalents that are subject to a Lien or a Negative Pledge or the disposition of which is restricted in any way.

“Unsecured Indebtedness” means with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date that is not Secured Indebtedness.

“Unsecured Interest Expense” means, for any period of four consecutive fiscal quarters (subject to Section 10.1(e)), the greater of (a) actual Interest Expense on all Unsecured Indebtedness of the Parent and its Subsidiaries on a consolidated basis or (b) 6.00%.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.10.(g)(ii)(B)(III).

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and permitted assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” ~~With~~means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2.  General; References to Central Time.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP from time to time; provided that (i) if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; and (ii) until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Notwithstanding the preceding sentence, (A) the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities and (B) for purposes of calculating the covenants under this Agreement or any other Loan Document, any (i) obligations of a Person under a lease (whether existing on the Agreement Date or entered into thereafter) that is not (or would not be) required to be classified and accounted for as a capitalized lease on a balance sheet of such Person prepared in accordance with GAAP as in effect on the Agreement Date shall not be treated as a capitalized lease pursuant to this Agreement or the other Loan Documents, (ii) non-cash expense that is incurred will be excluded in the financial covenant calculations, or (iii) adjustments in the determination of Indebtedness will disregarded in the financial covenant calculations, solely as a result of (1) the adoption of changes in GAAP after the Agreement Date (including, for the avoidance of doubt, any changes in GAAP as set forth in FASB ASC 842 (as the same may be amended from time to time)) or (2) changes in the application of GAAP after the Agreement Date (including the avoidance of doubt, any changes as set forth in FASB ASC 842 (as the same may be amended from time to time)); provided, however, that upon the request of the Administrative Agent or any Lender the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to any such adoption of changes in, or the application of, GAAP.  References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated.  references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) except as expressly provided otherwise in any Loan Document, shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.  Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means an Affiliate of the Borrower.  Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.  Unless otherwise indicated, all references to time are references to Central time daylight or standard, as applicable.

Section 1.3. Financial Attributes of Non-Wholly Owned Subsidiaries.

When determining the Applicable Margin, and compliance by the Parent or the Borrower with any financial covenant contained in any of the Loan Documents (a) only the Ownership Share of the Parent of the financial attributes of a Subsidiary that is not a Wholly Owned Subsidiary shall be included and (b) the Parent’s Ownership Share of the Borrower shall be deemed to be 100.0%.

Section 1.4. Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR”.

Section 1.5. Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Article II. Credit Facility

Section 2.1.  Revolving Loans.

(a)Making of Revolving Loans.  Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.15., each Revolving Lender severally and not jointly agrees to make Revolving Loans to the Borrower during the period from and including the Effective Date to but excluding the Revolving Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Revolving Lender’s Commitment.  Each borrowing of Revolving Loans that are to be (i) Base Rate Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof and (ii) LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof.  Notwithstanding the immediately preceding two sentences but subject to Section 2.15., a borrowing of Revolving Loans may be in the aggregate amount of the unused Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

(b)Requests for Revolving Loans. Not later than 11:00 a.m. Central time at least 1 Business Day prior to a borrowing of Revolving Loans that are to be Base Rate Loans and not later than 11:00 a.m. Central time at least 3 Business Days prior to a borrowing of Revolving Loans that are to be LIBOR Loans, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing.  Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the Type of the requested Revolving Loans, and if such Revolving Loans are to be LIBOR Loans, the initial Interest Period for such Revolving Loans.  Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower.  Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that the Administrative Agent provide the Borrower with the most recent LIBOR available to the Administrative Agent.  The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.

(c)Funding of Revolving Loans.  Promptly after receipt of a Notice of Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Revolving Lender of the proposed borrowing.  Each Revolving Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 11:00 a.m. Central time on the date of such proposed Revolving Loans.  Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Disbursement Instruction Agreement, not later than 2:00 p.m. Central time on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Administrative Agent.

(d)Assumptions Regarding Funding by Revolving Lenders.  With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Revolving Lender that such Lender will not make available to the Administrative Agent a Revolving Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender.  In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Revolving Loan.  If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays to the Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such Lender’s Revolving Loan included in the borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Revolving Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Lender.

(e)Reallocations.  Simultaneously with the Effective Date, the outstanding amount of all “Revolving Loans” (as defined in the Existing Credit Agreement) of the “Lenders” (as defined in the Existing Credit Agreement) having a “Revolving Commitment” (as defined in the Existing Credit Agreement) (the “Existing Revolving Lenders”) previously made to the Borrower under the Existing Credit Agreement and participations in Existing Letters of Credit of the Existing Revolving Lenders shall be reallocated among the Revolving Lenders in accordance with their respective Revolving Commitment Percentages (determined in accordance with the amount of each Revolving Lender’s Commitment set forth on Schedule I), and in order to effect such reallocations, the requisite assignments shall be deemed to be made in amounts from each Existing Revolving Lender to each Revolving Lender, with the same force and effect as if such assignments were evidenced by the applicable Assignment and Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived) and (ii) each assignee Revolving Lender shall make full cash settlement with each corresponding assignor Existing Revolving Lender, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such reallocations and assignments.

Section 2.2.  Term Loans.

(a)Term 1 Loans.  Pursuant to the Existing Credit Agreement, certain of the Existing Lenders (the “Existing Term Loan Lenders”) made Term Loans (as defined in the Existing Credit Agreement) denominated in Dollars to the Borrower.  The Borrower hereby agrees and acknowledges that as of the Effective Date, the outstanding principal balance of such Term Loans is set forth on Schedule I and shall for all purposes hereunder constitute and be referred to as Term 1 Loans hereunder, without constituting a novation, but in all cases subject to the terms and conditions applicable to Term 1 Loans and Term Loans hereunder.  Any portion of a Term 1 Loan that is repaid or prepaid may not be reborrowed.  Additional Term 1 Loans shall be made in accordance with Section 2.16.

(b)Reallocations of Term 1 Loans.  Simultaneously with the Effective Date, (i) the outstanding amount of all Term Loans (as defined in the Existing Credit Agreement) previously made to the Borrower under the Existing Credit Agreement shall be reallocated among the Term 1 Loan Lenders determined in accordance with the amount of each Term 1 Loan Lender’s outstanding principal balance of Term 1 Loans set forth on Schedule I, and in order to effect such reallocations, the requisite assignments shall be deemed to be made in amounts from each Existing Term Loan Lender to each Term 1 Loan Lender, with the same force and effect as if such assignments were evidenced by the applicable Assignment and Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived) and (ii) each assignee Term 1 Loan Lender shall make full cash settlement with each corresponding assignor Existing Term Loan Lender, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such reallocations and assignments.

(c)Term 2 Loans.  Subject to the terms and conditions set forth in this Agreement, on the Effective Date, each Term 2 Loan Lender severally and not jointly agrees to make a Term 2 Loan to the Borrower in the principal amount set forth for such Term 2 Loan Lender on Schedule I as such Term 2 Loan Lender’s “Term 2 Loan Commitment Amount”.  Upon the funding by each Term 2 Loan Lender of its Term 2 Loan on the Effective Date, the Term 2 Loan Commitment of such Term 2 Loan Lender shall terminate whether or not the full amount of the Term 2 Loan Commitments are funded on such date.  Any portion of a Term 2 Loan that is repaid or prepaid may not be reborrowed.  Additional Term 2 Loans shall be made in accordance with Section 2.16.

(d)Request for Term 2 Loans.  The Borrower shall deliver to the Administrative Agent a Notice of Borrowing requesting that the Term 2 Loan Lenders make Term 2 Loans on the Effective Date. Such Notice of Borrowing shall be delivered to the Administrative Agent not later than 11:00 a.m. Central time at least 1 Business Day prior to a borrowing of Term 2 Loans that are to be Base Rate Loans and not later than 11:00 a.m. Central time at least 3 Business Days prior to a borrowing of Term 2 Loans that are to be LIBOR Loans. Such Notice of Borrowing shall specify the aggregate principal amount of the Term 2 Loans to be borrowed, the Type of the requested Term 2 Loans, and if such Term 2 Loans are to be LIBOR Loans, the initial Interest Period for such Term 2 Loans.

(e)Funding of Term 2 Loans.  Promptly after receipt of the Notice of Borrowing under the immediately preceding subsection (d), the Administrative Agent shall notify each Term 2 Loan Lender of the proposed borrowing.  Each Term 2 Loan Lender shall deposit an amount equal to the Term 2 Loan to be made by such Term 2 Loan Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 10:00 a.m. Central time on the Effective Date.  Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Disbursement Instruction Agreement, not later than 2:00 p.m. Central time on the date of the requested borrowing of Term 2 Loans, the proceeds of such amounts received by the Administrative Agent.

(f)Assumptions Regarding Funding by Term 2 Loan Lenders.  With respect to Term 2 Loans to be made on the Effective Date, unless the Administrative Agent shall have been notified by any Term 2 Loan Lender that such Lender will not make available to the Administrative Agent a Term 2 Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Term 2 Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated

to), in reliance upon such assumption, make available to the Borrower the amount of such Term 2 Loan to be provided by such Lender.  In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Term 2 Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Term 2 Loan with interest thereon, for each day from and including the date such Term 2 Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Term 2 Loan.  If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays to the Administrative Agent the amount of such Term 2 Loan, the amount so paid shall constitute such Lender’s Term 2 Loan included in the borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Term 2 Loan Lender that shall have failed to make available the proceeds of a Term 2 Loan to be made by such Lender.

Section 2.3.  Letters of Credit.

(a)Letters of Credit.  Subject to the terms and conditions of this Agreement, including without limitation, Section 2.15., the Issuing Banks, on behalf of the Revolving Lenders, agree to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Revolving Termination Date, one or more standby letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed $30,000,000, as such amount may be reduced from time to time in accordance with the terms hereof (the “L/C Commitment Amount”); provided, that an Issuing Bank shall not be obligated to issue any Letter of Credit if (x) after giving effect to such issuance, the aggregate Stated Amount of outstanding Letters of Credit issued by such Issuing Bank would exceed the lesser of (i) one-third of the L/C Commitment Amount and (ii) the Commitment of such Issuing Bank in its capacity as a Lender, (y) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any Applicable Law with respect to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or (z) such issuance would conflict with, or cause such Issuing Bank or any Revolving Lender to exceed any limits imposed by, any Applicable Law.  The parties hereto agree that each of the Existing Letters of Credit shall, from and after the Effective Date, be deemed to be a Letter of Credit issued under this Agreement.

(b)Terms of Letters of Credit.  At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the applicable Issuing Bank and the Borrower (such approvals not to be unreasonably withheld, conditioned or delayed).  Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the date that is 30 days prior to the Revolving Termination Date, or (ii) any Letter of Credit have a duration in excess of one year; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the applicable Issuing Bank but in no event shall any such provision permit the extension of the current expiration date of such Letter of Credit beyond the earlier of (x) the date that is 30 days prior to the Revolving Termination Date and (y) the date one year after the current expiration date.  Notwithstanding the foregoing, a Letter of Credit may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration date of not more than one year beyond the Revolving Termination Date (any such Letter of Credit being referred to as an “Extended Letter of Credit”), so long as the Borrower delivers to the Administrative Agent for its benefit and the benefit of the applicable Issuing Bank and the Revolving Lenders no later than 30 days prior to the Revolving Termination Date, Cash Collateral for such Letter of Credit for deposit into the Letter of Credit Collateral Account in an amount equal to the Stated Amount of such Letter of Credit; provided, that the obligations of the Borrower under this Section 2.3. in respect of such Extended Letters of Credit shall survive the termination of this Agreement and shall remain in effect until no such Extended Letters of Credit remain outstanding.  If the Borrower fails to provide Cash Collateral with respect to any Extended Letter of Credit by the date 30 days prior to the Revolving Termination Date, such failure shall be treated as a drawing under such Extended Letter of Credit (in an amount equal to the maximum Stated Amount of such Extended Letter of Credit), which shall be reimbursed (or participations therein funded) by the Revolving Lenders in accordance with the immediately following subsections (i) and (j), with the proceeds being utilized to provide Cash Collateral for such Extended Letter of

Credit.  The initial Stated Amount of each Letter of Credit shall be at least $50,000 (or such lesser amount as may be acceptable to the applicable Issuing Bank, the Administrative Agent and the Borrower).

(c)Requests for Issuance of Letters of Credit.  The Borrower shall give the Issuing Bank selected by the Borrower to issue a Letter of Credit and the Administrative Agent written notice at least 5 Business Days prior to the requested date of issuance of such Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date.  The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as requested from time to time by the applicable Issuing Bank.  Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such applications and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Section 6.2., the applicable Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date 5 Business Days (or such shorter period as agreed by the applicable Issuing Bank in its sole and absolute discretion) following the date after which the applicable Issuing Bank has received all of the items required to be delivered to it under this subsection.  References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.  Upon the written request of the Borrower, an Issuing Bank shall deliver to the Borrower a copy of each Letter of Credit issued by such Issuing Bank within a reasonable time after the date of issuance thereof.  To the extent any term of a Letter of Credit Document (excluding any certificate or other document presented by a beneficiary in connection with a drawing under such Letter of Credit) is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.  The Borrower shall examine the copy of any Letter of Credit or any amendment to a Letter of Credit that is delivered to it by the applicable Issuing Bank and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly (but in any event, within 5 Business Days after the later of (x) receipt by the beneficiary of such Letter of Credit of the original of, or amendment to, such Letter of Credit, as applicable and (y) receipt by the Borrower of a copy of such Letter of Credit or amendment, as applicable) notify such Issuing Bank.  The Borrower shall be conclusively deemed to have waived any such claim against such Issuing Bank and its correspondents unless such notice is given as aforesaid.

(d)Reimbursement Obligations.  Upon receipt by an Issuing Bank from the beneficiary of a Letter of Credit issued by such Issuing Bank of any demand for payment under such Letter of Credit and such Issuing Bank’s determination that such demand for payment complies with the requirements of such Letter of Credit, such Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand; provided, however, that an Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation.  The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse each applicable Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by such Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.  Upon receipt by an Issuing Bank of any payment in respect of any Reimbursement Obligation in respect of a Letter of Credit issued by such Issuing Bank, such Issuing Bank shall promptly pay to each Revolving Lender that has acquired a participation therein under the second sentence of the immediately following subsection (i) such Lender’s Revolving Commitment Percentage of such payment.

(e)Manner of Reimbursement.  Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Administrative Agent and the applicable Issuing Bank whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the applicable Issuing Bank for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement.  If the Borrower fails to so advise the Administrative Agent and such Issuing Bank, or if the Borrower fails to reimburse the applicable Issuing Bank for a demand for payment under a Letter of Credit issued by such Issuing Bank by the date of such payment, the failure of which the applicable Issuing Bank shall promptly notify the Administrative Agent, then (i) if the applicable conditions contained in Article VI. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each

Revolving Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent not later than 12:00 noon Central time and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply.  The amount limitations set forth in the second sentence of Section 2.1.(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

(f)Effect of Letters of Credit on Revolving Commitments.  Upon the issuance by an Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Revolving Commitment of each Revolving Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Revolving Commitment Percentage and (ii) (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g)Issuing Banks’ Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations.  In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, each Issuing Banks shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit.  The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, none of the Issuing Banks, Administrative Agent or any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of Letters of Credit shall not be affected in any manner by, (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy, electronic mail or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Banks, the Administrative Agent or the Lenders.  None of the above shall affect, impair or prevent the vesting of any of the Issuing Banks’ or Administrative Agent’s rights or powers hereunder.  Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against such Issuing Bank any liability to the Borrower, the Administrative Agent, any other Issuing Bank or any Lender.  In this connection, the obligation of the Borrower to reimburse the applicable Issuing Bank for any drawing made under any Letter of Credit issued by such Issuing Bank, and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against any Issuing Bank, the Administrative Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, any Issuing Bank, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by an Issuing Bank under any Letter of Credit issued by it against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of, or provide a right of setoff against, the Borrower’s Reimbursement Obligations.  Notwithstanding anything to the contrary contained in this Section or Section 13.9., but not in limitation of the Borrower’s unconditional obligation to reimburse the applicable Issuing Bank for any drawing made under a Letter of Credit issued by such Issuing Bank as provided in this Section and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), the Borrower shall have no obligation to indemnify the Administrative Agent, any Issuing Bank or any Lender in respect of any liability incurred by the Administrative Agent, such Issuing Bank or such Lender arising solely out of the bad faith, gross negligence or willful misconduct of the Administrative Agent, such Issuing Bank or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment.  Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the bad faith, gross negligence or willful misconduct of the Administrative Agent, any Issuing Bank or any Lender with respect to any Letter of Credit.

(h)Amendments, Etc.  The issuance by an Issuing Bank of any amendment, supplement or other modification to any Letter of Credit issued by it shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the applicable Issuing Bank and the Administrative Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and the Revolving Lenders, if any, required by Section 13.6. shall have consented thereto.  In connection with any such amendment, supplement or other modification, the Borrower shall pay the fees, if any, payable under the last sentence of Section 3.5.(c).

(i)Revolving Lenders’ Participation in Letters of Credit.  Immediately upon (i) the Effective Date with respect to all Existing Letters of Credit, and (ii) the issuance by an Issuing Bank of all other Letters of Credit, each Revolving Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage of the liability of such Issuing Bank with respect to such Letter of Credit and each Revolving Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to pay and discharge when due, such Lender’s Revolving Commitment Percentage of such Issuing Bank’s liability under such Letter of Credit.  In addition, upon the making of each payment by a Revolving Lender to the Administrative Agent for the account of an Issuing Bank in respect of any Letter of Credit issued by such Issuing Bank pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of any Issuing Bank, the Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Revolving Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to such Issuing Bank pursuant to the second and the last sentences of Section 3.5.(c)).

(j)Payment Obligation of Revolving Lenders.  Each Revolving Lender severally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, on demand in immediately available funds in Dollars the amount of such Lender’s Revolving Commitment Percentage of each drawing paid by such Issuing Bank under each Letter of Credit issued by such Issuing Bank to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsection (d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Revolving Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Revolving Commitment Percentage of such drawing except as otherwise provided in Section 3.9.(d).  If the notice referenced in the second sentence of Section 2.3.(e) is received by a Revolving Lender not later than 11:00 a.m. Central time, then such Lender shall make such payment available to the Administrative Agent not later than 2:00 p.m. Central time on the date of demand therefor; otherwise, such payment shall be made available to the Administrative Agent not later than 1:00 p.m. Central time on the next succeeding Business Day.  Each Revolving Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of the applicable Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Revolving Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 11.1.(e) or (f), (iv) the termination of the Revolving Commitments or (v) the delivery of Cash Collateral in respect of any Extended Letter of Credit.  Each such payment to the Administrative Agent for the account of any Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

(k)Information to Revolving Lenders.  Promptly following any change in any Letter of Credit outstanding, the applicable Issuing Bank shall deliver to the Administrative Agent, which shall promptly deliver the same to each Revolving Lender and the Borrower, a notice describing the aggregate amount of all Letters of Credit issued by such Issuing Bank and outstanding at such time.  Upon the request of any Revolving Lender from time to time, each Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit issued by such Issuing Bank and then outstanding.  Other than as set forth in this subsection, the Issuing Banks shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder.  The failure of any Issuing Bank to perform its requirements under this subsection shall not relieve any Revolving Lender from its obligations under the immediately preceding subsection (j).

(l)Extended Letters of Credit.  Each Revolving Lender confirms that its obligations under the immediately preceding subsections (i) and (j) shall be reinstated in full and apply if the delivery of any Cash Collateral in respect of an Extended Letter of Credit is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise.

Section 2.4.  Swingline Loans.

(a)Swingline Loans.  Subject to the terms and conditions hereof, including without limitation Section 2.15., the Swingline Lender agrees to make Swingline Loans to the Borrower, during the period from the Effective Date to but excluding the Swingline Maturity Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser (such lesser amount being referred to as the “Swingline Availability”) of (i) $40,000,000, as such amount may be reduced from time to time in accordance with the terms hereof, and (ii) the Revolving Commitment of the Swingline Lender in its capacity as a Revolving Lender minus the aggregate outstanding principal amount of Revolving Loans of the Swingline Lender in its capacity as a Revolving Lender.  If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Availability at such time, the Borrower shall immediately pay the Administrative Agent for the account of the Swingline Lender the amount of such excess.  Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.  The borrowing of a Swingline Loan shall not constitute usage of any Revolving Lender’s Revolving Commitment for purposes of calculation of the fee payable under Section 3.5.(b).

(b)Procedure for Borrowing Swingline Loans.  The Borrower shall give the Administrative Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan.  Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 11:00 a.m. Central time on the proposed date of such borrowing.  Any telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender by telecopy on the same day of the giving of such telephonic notice.  Not later than 1:00 p.m. Central time on the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Section 6.2. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing.

(c)Interest.  Swingline Loans shall bear interest at a per annum rate equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans that are Revolving Loans.  Interest on Swingline Loans is solely for the account of the Swingline Lender (except to the extent a Revolving Lender acquires a participating interest in a Swingline Loan pursuant to the immediately following subsection (e)).  All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.5. with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

(d)Swingline Loan Amounts, Etc.  Each Swingline Loan shall be in the minimum amount of $500,000 and integral multiples of $50,000 in excess thereof, or such other minimum amounts agreed to by the Swingline Lender and the Borrower.  Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender and the Administrative Agent prior written notice thereof no later than 12:00 noon Central time on the date of such prepayment.  The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

(e)Repayment and Participations of Swingline Loans.  The Borrower agrees to repay each Swingline Loan within 3 Business Day of demand therefor by the Swingline Lender and, in any event, within 5 Business Days after the date such Swingline Loan was made; provided, that the proceeds of a Swingline Loan may not be used to pay a Swingline Loan.  Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Maturity Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing).  In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), request a borrowing of Revolving Loans that are Base Rate Loans from the Revolving Lenders in an amount equal to the principal balance of such Swingline Loan.  The amount limitations contained in the second sentence of Section 2.1.(a) shall not apply to any borrowing of such Revolving Loans made pursuant to this subsection.  The Swingline Lender shall give notice to the Administrative Agent of any such borrowing of Revolving Loans not later than 11:00 a.m. Central time at least one Business Day prior to the proposed date of such borrowing.  Promptly after receipt of such notice of borrowing of Revolving Loans from the Swingline Lender under the immediately preceding sentence, the Administrative Agent shall notify each Revolving Lender of the proposed borrowing.  Not later than 11:00 a.m. Central time on the proposed date of such borrowing, each Revolving Lender will make available to the Administrative Agent at the Principal Office for the account of the Swingline Lender, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender.  The Administrative Agent shall pay the proceeds of such Revolving Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan.  If the Revolving Lenders are prohibited from making Revolving Loans required to be made under this subsection for any reason whatsoever, including without limitation, the existence of any of the Defaults or Events of Default described in Sections 11.1.(e) or (f), each Revolving Lender shall purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to the Administrative Agent for the account of the Swingline Lender in Dollars and in immediately available funds.  A Revolving Lender’s obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Administrative Agent, the Swingline Lender or any other Person whatsoever, (ii) the existence of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 11.1. (e) or (f)), or the termination of any Revolving Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Administrative Agent, any Lender, the Borrower or any other Loan Party, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If such amount is not in fact made available to the Swingline Lender by any Revolving Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate.  If such Lender does not pay such amount forthwith upon the Swingline Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Revolving Lenders to purchase a participation therein).  Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Loans, and any other amounts due it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).

Section 2.5.  Rates and Payment of Interest on Loans.

(a)Rates.

(i)The Borrower promises to pay to the Administrative Agent for the account of each Revolving Lender interest on the unpaid principal amount of each Revolving Loan made by such Revolving Lender for the period from and including the date of the making of such Revolving Loan to but excluding the date such Revolving Loan shall be paid in full, at the following per annum rates:

(A)during such periods as such Revolving Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Revolving Loans that are Base Rate Loans; and

(B)during such periods as such Revolving Loan is a LIBOR Loan, at LIBOR for such Revolving Loan for the Interest Period therefor, plus the Applicable Margin for Revolving Loans that are LIBOR Loans.

(ii)The Borrower promises to pay to the Administrative Agent for the account of each Term Loan Lender interest on the unpaid principal amount of each Term Loan made by such Term Loan Lender for the period from and including the date of the making of such Term Loan to but excluding the date such Term Loan shall be paid in full, at the following per annum rates:

(A)during such periods as such Term Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Term Loans that are Base Rate Loans; and

(B)during such periods as such Term Loan is a LIBOR Loan, at LIBOR for such Term Loan for the Interest Period therefor, plus the Applicable Margin for Term Loans that are LIBOR Loans.

Notwithstanding the foregoing, while an Event of Default exists under Section 11.1.(a), 11.1.(e) or 11.1.(f), or in the case of any other Event of Default, at the direction of the Requisite Lenders, the Borrower shall pay to the Administrative Agent for the account of each Class of Lenders and the Issuing Banks, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of any Class of Loans made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan (other than a Swingline Loan) shall be payable (i) in the case of a Base Rate Loan, monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than 3 months, at three-month intervals following the first day of such Interest Period and (iii) in the case of any Loan, on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise).  Interest payable at the Post-Default Rate as provided in the last paragraph of the immediately preceding subsection (a) shall be payable from time to time on demand.  All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c)Borrower Information Used to Determine Applicable Interest Rates.  The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”).  If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Parent) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information.  The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within 5 Business Days of receipt of such written notice.  This provision shall not in any way limit any of the Administrative Agent’s, any Issuing Bank’s, or any Lender’s other rights under this Agreement.

Section 2.6.  Number of Interest Periods.

There may be no more than 7 different Interest Periods for Loans that are LIBOR Loans outstanding at the same time.

Section 2.7.  Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, a Class of Loans on the Termination Date for such Class of Loans.

Section 2.8.  Prepayments.

(a)Optional.  Subject to Section 5.4., the Borrower may prepay any Loan at any time without premium or penalty.  The Borrower shall give the Administrative Agent at least 2 Business Days prior written notice of the prepayment of any LIBOR Loan and 1 Business Day’s prior written notice for the prepayment of any Base Rate Loans (including Swingline Loans).  Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess thereof.

(b)Mandatory.

(1)~~(i)~~Revolving Commitment Overadvance.  If at any time the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Revolving Commitments, the Borrower shall immediately upon demand pay to the Administrative Agent for the account of the Revolving Lenders the amount of such excess.

(2)Asset Sales.  If, at any time, on and after June 30, 2020 and prior to the end of the Covenant Relief Period, the Parent, the Borrower or any Subsidiary thereof receives Net Proceeds from any Asset Sale, the Borrower shall, in accordance with clause (iv) below, prepay the Term Loans, prepay the Revolving Loans and Swingline Loans and Cash Collateralize the Letter of Credit Liabilities (without a permanent reduction in the Revolving Commitments) and prepay the Senior Notes (subject to clause (iv)(C) below) in an amount equal to such Net Proceeds, within three (3) Business Days of the Parent’s, Borrower’s, or such Subsidiary’s receipt thereof (or, if such receipt occurs prior to the First Amendment Date, on the First Amendment Date) or, with respect to the Senior Notes, within the period of time required under the Senior Notes Agreement.

(3)Issuance of Indebtedness; Equity Issuances.  If, at any time, on and after June 30, 2020 and prior to the last day of the Covenant Relief Period, the Parent, the Borrower or any Subsidiary thereof receives cash proceeds from any incurrence of any Indebtedness (including the net proceeds of any refinancing of existing Indebtedness but excluding Excluded Prepayment Debt) or any Equity Issuances (other than, if both at the time of such Equity Issuance and after giving effect to the purchase of Reinvestment Assets, Availability is equal to or greater than $250,000,000, the proceeds of such Equity Issuances applied within ten Business Days of the receipt thereof  (or, if such receipt occurs prior to the First Amendment Date, on the First Amendment Date) to (or held in escrow with a third party escrow agent and all or any portion (x) may be removed from escrow and applied to the purchase of Reinvestment Assets or as required pursuant to this clause (b)(iii) and clause (b)(iv) below or (y) if required by the terms of the Senior Notes Agreement to be applied to the payment of the Senior Notes, shall be removed from escrow and applied (1) to the Senior Notes in the amount required to be prepaid to the Senior Notes in accordance with the Senior Notes Agreement and (2) to the Obligations in an amount equal to the proportionate amount based on the amount of the payment made to the Senior Notes under clause (1) above and the calculations provided for in clause (iv)(B) with respect to the pro rata portion that the Lenders would be entitled to receive based on the actual payment made on the Senior Notes all in accordance with clause (b)(iv) below), the Borrower shall, in accordance with clause (iv) below, prepay the Term Loans, prepay the Revolving Loans and Swingline Loans and Cash Collateralize the Letter of Credit Liabilities (without a permanent reduction in the Revolving Commitments) and prepay the Senior Notes (subject to clause (iv)(C) below) in an amount equal to the amount of such cash proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith (to the extent not paid to an Affiliate of the Parent, the Borrower or its Subsidiaries), including reasonable legal fees and expenses, within three (3) Business Days of the Parent’s, the Borrower’s or such Subsidiary’s receipt of such cash proceeds or, with respect to the Senior Notes, within the period of time required under the Senior Notes Agreement.

(4)~~(ii)~~Application of Mandatory Prepayments.

1.Amounts paid under the preceding subsection (b)(i) and any amounts required to be paid under the preceding subsections (b)(ii) and (b)(iii) which are to be allocated to the Revolving Loans and Letter of Credit Liabilities pursuant to the following clause (B) shall be applied to pay all amounts of principal outstanding on the Revolving Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2. and if any Letters of Credit are outstanding at such time, the remainder, if any, shall be deposited into the Letter of Credit Collateral Account for application to any Reimbursement Obligations.

2.Amounts paid under the preceding subsections (b)(ii) and (iii) shall be applied on a pro rata basis to (i) prepay the Term Loans, the Revolving Loans and Swingline Loans and Cash Collateralize the Letter of Credit Liabilities (without a permanent reduction in the Revolving Commitments) and (ii) prepay the Senior Notes.  Such pro rata amount allocable to the Obligations shall be calculated by dividing (1) the sum of the outstanding principal amount of the Loans on such date plus the Letter of Credit Liabilities on such date, by (2) the sum of clause (1) and the outstanding principal amount of the Senior Notes on such date.  Amounts payable to the Obligations pursuant to this clause (B) shall be applied, first, to prepay the Revolving Loans and Swingline Loans and to Cash Collateralize the Letter of Credit Liabilities (without a permanent reduction in the Revolving Commitments) until paid in full, then, on a pro rata basis to prepay the outstanding Term Loans.

3.Notwithstanding the foregoing, any amounts allocable to the Senior Notes which are not required to be applied to the Senior Notes pursuant to the terms of the Senior Notes Agreement may instead (i) be deposited into a deposit account controlled by the Borrower or the holders of the Senior Notes to be applied to the Senior Notes or (ii) held as Unrestricted Cash.

D.If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section 2.8. prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 5.4.

(c)No Effect on Derivatives Contracts.  No repayment or prepayment of the Loans pursuant to this Section shall affect any of the Borrower’s obligations under any Derivatives Contracts entered into with respect to the Loans.

Section 2.9.  Continuation.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan.  Each Continuation of LIBOR Loans of the same Class shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount, and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period.  Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 11:00 a.m. Central time on the third Business Day prior to the date of any such Continuation.  Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans, Class and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder.  Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given.  Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender holding Loans being Continued of the proposed Continuation.  If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, continue as a LIBOR Loan with an

Interest Period of one month; provided, however that if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.10. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.10.  Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted into a LIBOR Loan if a Default or Event of Default exists.  Each Conversion of Base Rate Loans of the same Class into LIBOR Loans of the same Class shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.  Each such Notice of Conversion shall be given not later than 11:00 a.m. Central time 3 Business Days prior to the date of any proposed Conversion.  Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender holding Loans being Converted of the proposed Conversion.  Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type and Class of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan.  Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.11.  Notes.

(a)Notes.  If requested by any Lender, the Loans of a Class made by such Lender, in addition to this Agreement, such Loans shall also be evidenced by a Note of such Class, payable to the order of such Lender in a principal amount equal to the amount of its Commitment of such Class as originally in effect and otherwise duly completed.  The Swingline Loans made by the Swingline Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Swingline Note payable to the order of the Swingline Lender.

(b)Records.  The date, amount, interest rate, Type, Class and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.8., in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8. shall be controlling.

(c)Lost, Stolen, Destroyed or Mutilated Notes.  Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.12.  Voluntary Reductions of the Revolving Commitment.

The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Revolving Commitments (for which purpose use of the Revolving Commitments shall be deemed to include the aggregate amount of all Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans) at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Revolving Commitments shall not be less than $25,000,000 and integral multiples of $25,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (“Commitment Reduction Notice”); provided, however, (i) the Borrower may not reduce the aggregate amount of the Revolving Commitments below $150,000,000 unless the Borrower is terminating the Revolving Commitments in full and (ii) if such reduction or termination is being made in connection with the closing of another transaction, then it may be made conditional on the closing of such other transaction.  Promptly after receipt of a Commitment Reduction Notice the Administrative Agent shall notify each Revolving Lender of the proposed termination or Revolving Commitment reduction.  The Revolving Commitments, once reduced or terminated pursuant to this Section, may not be increased or reinstated.  The Borrower shall pay all interest and fees on the Revolving Loans accrued to the date of such reduction or termination of the Revolving Commitments to the Administrative Agent for the account of the Revolving Lenders, including but not limited to any applicable compensation due to each Lender in accordance with Section 5.4.

Section 2.13. Extension of Revolving Termination Date.

The Borrower shall have the right, exercisable two times, to request that the Administrative Agent and the Revolving Lenders extend the Revolving Termination Date by six months per each request.  The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least 30 days but not more than 90 days prior to the current Revolving Termination Date, a written request for such extension (a “Revolving Extension Request”).  The Administrative Agent shall notify the Lenders if it receives a Revolving Extension Request promptly upon receipt thereof.  Subject to satisfaction of the following conditions, the Revolving Termination Date shall be extended for six months effective upon receipt by the Administrative Agent of a Revolving Extension Request and payment of the fee referred to in the following clause (y): (x) immediately prior to such extension and immediately after giving effect thereto, (A) no Default or Event of Default shall exist and (B) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents, (y) the Borrower shall have paid the Fees payable under Section 3.5.(d) and (z) no more than two Revolving Extension Requests shall have been submitted to Administrative Agent by Borrower.  At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate from the chief executive officer or chief financial officer certifying the matters referred to in the immediately preceding clauses (x)(A) and (x)(B).

Section 2.14.  Expiration Date of Letters of Credit Past Revolving Commitment Termination.

If on the date the Revolving Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise) there are any Letters of Credit outstanding hereunder and the aggregate Stated Amount of such Letters of Credit exceeds the balance of available funds on deposit in the Letter of Credit Collateral Account, then the Borrower shall, on such date, pay to the Administrative Agent, for its benefit and the benefit of the Revolving Lenders and the Issuing Banks, for deposit into the Letter of Credit Collateral Account, an amount of money equal to the amount of such excess.

Section 2.15.  Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Revolving Loan, the Swingline Lender shall not be required to make a Swingline Loan, the Issuing Banks shall not be required to issue Letters of Credit and no reduction of the Revolving Commitments pursuant to Section 2.12. shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Revolving Commitments the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities would exceed the aggregate amount of the Revolving Commitments at such time.

Section 2.16.  Increase in Revolving Commitments; Term Loans.

The Borrower shall have the right (a) during the period from the Effective Date to but excluding the Revolving Termination Date, to request increases in the aggregate amount of the Revolving Commitments, (b) during the period from the Effective Date to but excluding the Maturity Date for the Term 1 Loans, to request the making of additional Term 1

Loans (the “Additional Term 1 Loans”), and (c) during the period from the Effective Date to but excluding the Maturity Date for the Term 2 Loans, to request the making of additional Term 2 Loans (the “Additional Term 2 Loans”; together with the Additional Term 1 Loans, the “Additional Term Loans”), in each case, by providing written notice thereof to the Administrative Agent, which notice shall specify the Class and amount of Loans requested and which shall be irrevocable once given; provided, however, that after giving effect to any such increases of the Revolving Commitments and the making of any Additional Term Loans, the aggregate amount of the Revolving Commitments and the aggregate outstanding principal balance of the Term Loans shall not exceed $800,000,000 (less the amount of any reductions of the Revolving Commitments effected pursuant to Section 2.12. and any prepayments of Term Loans, in each case, prior to such date).  Additional Term Loans shall be subject to the same terms and conditions of this Agreement that are applicable to all other Term Loans of the applicable Class being borrowed.  Each such increase in the Revolving Commitments or borrowing of Additional Term Loans must be an aggregate minimum amount of $50,000,000 (or such lesser amount as the Borrower and the Administrative Agent may agree in writing) and integral multiples of $5,000,000 in excess thereof.  The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Revolving Commitments and the making of any Additional Term Loans, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to any such increase or making of Additional Term Loans and the allocations of any increase in the Revolving Commitments or making of Additional Term Loans among such existing Lenders and/or other banks, financial institutions and other institutional lenders.  No Lender shall be obligated in any way whatsoever to increase its Revolving Commitment, to provide a new Revolving Commitment or to make an Additional Term Loan, and any new Lender becoming a party to this Agreement in connection with any such requested increase of the Revolving Commitments or making of Additional Term Loans must be an Eligible Assignee.  If a new Revolving Lender becomes a party to this Agreement, or if any existing Revolving Lender is increasing its Revolving Commitment, such Lender shall on the date it becomes a Revolving Lender hereunder (or in the case of an existing Revolving Lender, increases its Revolving Commitment) (and as a condition thereto) purchase from the other Revolving Lenders its Revolving Commitment Percentage (determined with respect to the Revolving Lenders’ respective Revolving Commitments after giving effect to the increase of Revolving Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Revolving Lenders, in same day funds, an amount equal to (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender, plus (B) the aggregate amount of payments previously made by the other Revolving Lenders under Section 2.3.(j) that have not been repaid, plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans.  The Borrower shall pay to the Revolving Lenders amounts payable, if any, to such Lenders under Section 5.4. as a result of the prepayment of any such Revolving Loans.  Effecting any increase of the Revolving Commitments or the making of Additional Term Loans under this Section 2.16. is subject to the following conditions precedent:  (x) no Default or Event of Default shall be in existence on the effective date of such increase of the Revolving Commitments or making of Additional Term Loans, (y) the representations and warranties made or deemed made by the Borrower and any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the effective date of such increase of the Revolving Commitments or making of Term Loans except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z) the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent:  (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all limited liability company or other necessary action taken by the Borrower to authorize such increase of the Revolving Commitments or Term Loans and (B) all corporate, partnership, member or other necessary action taken by each Guarantor authorizing the guaranty of such increase of the Revolving Commitments or Additional Term Loans; (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent; and (iii) as applicable, (A) if requested by the applicable Lender, a new Revolving Note executed by the Borrower, payable to any such new Revolving Lenders, and replacement Revolving Notes, as applicable, executed by the Borrower payable to any such existing Revolving Lenders increasing their respective Revolving Commitments, in each case, in the amount of such Lender’s Revolving Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Revolving Commitments, and/or (B) if requested by the applicable Lender, a new Term Note executed by the Borrower, payable to any such new Term Loan Lenders, and replacement Term Notes, as applicable, executed by the Borrower payable to any such existing Term Loan Lenders making such Additional Term Loans, in each case, in the amount of such Lender’s aggregate Term Loans at the time of the effectiveness of the applicable making of Additional Term Loans.  In connection with any increase in the aggregate amount of the Revolving Commitments or any making of Additional Term Loans pursuant to this Section 2.16., any Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act.

Section 2.17.  Funds Transfer Disbursements.

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.

Section 2.18.  Security Interest in Collateral.

(a)To secure their Obligations under this Agreement and the other Loan Documents, upon the occurrence of the Security Trigger Date, the Borrower and certain other Loan Parties will grant to the Administrative Agent, for its benefit and the benefit of the other Lenders, a first-priority security interest in the Collateral pursuant to Section 8.14.(a) hereof.  The Borrower, the Administrative Agent and the Lenders acknowledge and agree that, in connection with any such grant, the Administrative Agent shall be entering into the Intercreditor Agreement, and the exercise by the Administrative Agent and each of the Lenders of its rights and remedies under the Loan Documents shall be subject to the terms of the Intercreditor Agreement.

(b)In accordance with the terms of Section 8.14.(c), the Administrative Agent is hereby authorized by the Lenders to release the Collateral (or any applicable portion thereof) and take all such action as may be reasonably required in order to terminate the Liens in the Collateral (or such portion thereof).

Article III. Payments, Fees and Other General Provisions

Section 3.1.  Payments.

(a)Payments by Borrower.  Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim (excluding Taxes required to be withheld pursuant to Section 3.10.), to the Administrative Agent at the Principal Office, not later than 2:00 p.m. Central time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).  Subject to Section 11.5., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied.  Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender.  Each payment received by the Administrative Agent for the account of an Issuing Bank under this Agreement shall be paid to such Issuing Bank by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Issuing Bank to the Administrative Agent from time to time, for the account of such Issuing Bank.  In the event the Administrative Agent fails to pay such amounts to such Lender or such Issuing Bank, as the case may be, within one Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect.  If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b)Presumptions Regarding Payments by Borrower.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender or such Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2.  Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from the Revolving Lenders under Sections 2.1.(a), 2.3.(e) and 2.4.(e) shall be made from the Revolving Lenders, each payment of the fees under Sections 3.5.(a), 3.5.(b), the first sentence of 3.5.(c), and 3.5.(d) shall be made for the account of the Revolving Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.12. shall be applied to the respective Revolving Commitments of the Revolving Lenders, pro rata according to the amounts of their respective Revolving Commitments; (b) the making of Term 2 Loans shall be made from the Term 2 Loan Lenders, pro rata according to the amounts of their respective Term 2 Loan Commitments; (c) each payment or prepayment of principal of Loans of a Class shall be made for the account of the Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them, provided that, subject to Section 3.9., if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Revolving Lenders pro rata in accordance with such respective Revolving Commitments; (d)  each payment of interest in respect of a Class of Loans shall be made for the account of the Lenders of such Class pro rata in accordance with the amounts of interest on such Class of Loans then due and payable to the Lenders of such Class; (e) the Conversion and Continuation of Loans of a particular Class and Type (other than Conversions provided for by Sections 5.1.(c) and 5.5.) shall be made pro rata among the Lenders of such Class according to the amounts of their respective Loans of such Class, and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous; (f) the Revolving Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.4., shall be in accordance with their respective Revolving Commitment Percentages; and (g) the Revolving Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.3., shall be in accordance with their respective Revolving Commitment Percentages.  All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Revolving Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.4.(e), in which case such payments shall be pro rata in accordance with such participating interests).

Section 3.3.  Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan of a Class made by it to the Borrower under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf of the Borrower or any other Loan Party to a Lender not in accordance with the terms of  this Agreement and such payment should be distributed to the Lenders of the same Class in accordance with Section 3.2. or Section 11.5., as applicable, such Lender shall promptly purchase from the other Lenders of such Class participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class made by the other Lenders of such Class or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders of such Class shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 11.5., as applicable.  To such end, all the Lenders of such Class shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  The Borrower agrees that any Lender of such Class so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders of such Class may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans of such Class in the amount of such participation.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4.  Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5.  Fees.

(a)Closing Fee.  On the Effective Date, the Borrower agrees to pay to the Administrative Agent, the Lead Arrangers and each Lender all fees as have been agreed to in writing by the Borrower, the Administrative Agent and the Lead Arrangers.

(b)Revolving Facility Fees. During the period from the Effective Date to but excluding the Revolving Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of the Revolving Lenders an unused facility fee equal to the sum of the daily amount (the “Unused Amount”) by which the aggregate amount of the Revolving Commitments exceeds the aggregate outstanding principal balance of Revolving Loans and Letter of Credit Liabilities set forth in the table below multiplied by the corresponding per annum rate:

Unused Amount	Unused Fee (percent per annum)
Greater than 50% of the aggregate amount of Commitments	0.25%
Less than or equal to 50% of the aggregate amount of Commitments	0.20%

Such fee shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Revolving Termination Date or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero.  For the avoidance of doubt, for purposes of calculating an unused facility fee, the outstanding principal balance of Swingline Loans shall not be factored into the computation.

(c)Letter of Credit Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for LIBOR Loans that are Revolving Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is cancelled or terminated or (y) to but excluding the date such Letter of Credit is drawn in full; provided, however, notwithstanding anything to the contrary contained herein, while any Event of Default exists, such letter of credit fees shall accrue at the Post-Default Rate.  In addition to such fees, the Borrower shall pay to each Issuing Bank solely for its own account, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank equal to one-eighth of one percent (0.125%) of the initial Stated Amount of such Letter of Credit; provided, however, in no event shall the aggregate amount of such fee in respect of any Letter of Credit be less than $500.  The fees provided for in this subsection shall be nonrefundable and payable, in the case of the fee provided for in the first sentence, in arrears (i) quarterly on the first day of January, April, July and October, (ii) on the Revolving Termination Date, (iii) on the date the Revolving Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent and in the case of the fee provided for in the second sentence, at the time of issuance of such Letter of Credit.  The Borrower shall pay directly to the applicable Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged or incurred by such Issuing Bank from time to time in like circumstances with respect to the issuance, amendment, renewal or extension of any Letter of Credit or any other transaction relating thereto.

(d)Revolving Extension Fee.  Each time the Borrower exercises its right to extend the Revolving Termination Date in accordance with Section 2.13., the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a fee for each such extension equal to three-fortieths of one percent (0.075%) of the amount of such Lender’s Commitment (whether or not utilized).

(e)Administrative and Other Fees.  The Borrower agrees to pay the administrative and other fees of the Administrative Agent as provided in the Fee Letter with the Lender acting as Administrative Agent and as may be otherwise agreed to in writing from time to time by the Borrower and the Administrative Agent.

Section 3.6.  Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.7.  Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith.  It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.  The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.5.(a)(i) and (ii) and, with respect to Swingline Loans, in Section 2.4.(c).  Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money.  All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.8.  Statements of Account.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error.  The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9.  Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders and in Section 13.6.

(b)Defaulting Lender Waterfall.  Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.3. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Defaulting Lender that is a Revolving Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks and the Swingline Lender hereunder; third, in the case of a Defaulting Lender that is a Revolving Lender, to Cash Collateralize the Issuing Banks’ Fronting Exposures with respect to such Defaulting Lender in accordance with subsection (e) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) in the case of a Defaulting Lender that is a Revolving Lender, Cash Collateralize the Issuing Banks’ future Fronting Exposures with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans of any Class or amounts owing by such Defaulting Lender under Section 2.3.(j) in respect of Letters of Credit (such amounts “L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article VI. were satisfied or waived, such payment shall be applied solely to pay the Loans of such Class of, and L/C Disbursements owed to, all Non-Defaulting Lenders of the applicable Class on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans of such Class and, as applicable, funded and unfunded participations in Letter of Credit Liabilities and Swingline Loans are held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitment Percentages (determined without giving effect to the immediately following subsection (d)) and all Term Loans (if any) are held by the Term Loan Lenders pro rata as if there had been no Defaulting Lenders that are Term Loan Lenders.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)Certain Fees.

(i)No Defaulting Lender shall be entitled to receive any Fee payable under Section 3.5.(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii)Each Defaulting Lender that is a Revolving Lender shall be entitled to receive the Fee payable under Section 3.5.(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

(iii)With respect to any Fee not required to be paid to any Defaulting Lender that is a Revolving Lender pursuant to the immediately preceding clause (ii), the Borrower shall (x) pay to each Non-Defaulting Lender that is a Revolving Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to each Issuing Bank and the Swingline Lender, as applicable, the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee.

(d)Reallocation of Participations to Reduce Fronting Exposure.  In the case of a Defaulting Lender that is a Revolving Lender, all or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities and Swingline Loans shall be reallocated among the Non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Revolving Commitment Percentages (determined without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender that is a Revolving Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  Subject to Section 13.20., no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e)Cash Collateral, Repayment of Swingline Loans.

(i)If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize each Issuing Banks’ Fronting Exposure, in accordance with the procedures set forth in this subsection.

(ii)At any time that there shall exist a Defaulting Lender that is a Revolving Lender, within 1 Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of such Issuing Bank with respect to Letters of Credit issued by such Issuing Bank and outstanding at such time.

(iii)The Borrower, and to the extent provided by any Defaulting Lender that is a Revolving Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Banks, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the obligation of Defaulting Lenders that are Revolving Lenders to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender that is a Revolving Lender).

(iv)Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the obligation of a Defaulting Lender that is a Revolving Lender to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v)Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Banks’ Fronting Exposures shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Revolving Lender), or (y) the determination by the Administrative Agent and the Issuing Banks that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person providing Cash Collateral and the Issuing Banks may (but shall not be obligated to) agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(f)Defaulting Lender Cure.  If the Borrower and the Administrative Agent, and solely in the case of a Defaulting Lender that is a Revolving Lender, the Swingline Lender and the Issuing Banks, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause, as applicable, (i) the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Revolving Lenders in accordance with their respective Revolving Commitment Percentages (determined without giving effect to the immediately preceding subsection (d)) and (ii) the Term Loans to be held by the Term Loan Lenders pro rata as if there had been no Defaulting Lenders of such Class, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g)New Swingline Loans/Letters of Credit.  So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(h)Purchase of Defaulting Lender’s Commitment.  During any period that a Lender is a Defaulting Lender, the Borrower may, by the Borrower giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitments and Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 13.5.(b).  No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee.  In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire the face amount of all or a portion of such Defaulting Lender’s Commitments and Loans via an assignment subject to and in accordance with the provisions of Section 13.5.(b).  In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Assumption and, notwithstanding Section 13.5.(b), shall pay to the Administrative Agent an assignment fee in the amount of $7,500.  The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders.

Section 3.10.  Taxes.

(a)Issuing Banks.  For purposes of this Section, the term “Lender” includes each Issuing Bank and the term “Applicable Law” includes FATCA.

(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Borrower.  The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Borrower.  The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.5. relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.  The provisions of this subsection shall continue to inure to the benefit of an Administrative Agent following its resignation or removal as Administrative Agent.

(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(IV)to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival.  Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Article IV. Unencumbered Properties

Section 4.1.  Eligibility of Unencumbered Properties.

(a)Initial Unencumbered Properties.  The Properties identified on Schedule 4.1. shall, on the ~~Effective~~First Amendment Date, be Unencumbered Properties.

(b)Additional Unencumbered Properties.  If after the ~~Effective~~First Amendment Date the Borrower desires that any additional Property become an Unencumbered Property, the Borrower shall so notify the Administrative Agent in writing (a “Notice of Additional Unencumbered Property”).  Except as otherwise provided in the immediately following subsection (c), no Property shall become an Unencumbered Property unless it is an Eligible Property, and unless and until the Borrower delivers to the Administrative Agent all of the following, in form and substance reasonably satisfactory to the Administrative Agent (unless waived in writing by the Requisite Lenders):

(i)an executive summary of the Property including, at a minimum, the following information relating to such Property: (A) a description of such Property, such description to include the age, location, site plan and physical condition of such Property; and (B) the purchase price paid or to be paid for such Property;

(ii)an operating statement for such Property audited or certified by a representative of the Borrower as being true and correct in all material respects and prepared in accordance with GAAP for the previous three fiscal years, provided that, if such Property was owned by the Borrower or a Subsidiary for less than three years, such information shall only be required to be delivered to the extent reasonably available to the Borrower and such certification may be based upon the Borrower’s knowledge and provided further, that if such Property has been operating for less than three years, the Borrower shall provide such projections and other information concerning the anticipated operation of such Property as the Administrative Agent may reasonably request;

(iii)a pro forma operating statement or an operating budget for such Property with respect to the current fiscal year and, if available, the immediately following fiscal year;

(iv)if such Property is located in a seismic zone rated 3 or higher, an all assets seismic portfolio report covering all applicable Properties prepared by a firm reasonably acceptable to the Administrative Agent;

(v)if such Property is leased under a ground lease, a copy of such ground lease;

(vi)a copy of the most current Smith Travel Research STAR Report available for such Property;

(vii)a Compliance Certificate ~~showing pro forma~~calculating (and, unless such Property is being added during the Covenant Relief Period, evidencing compliance with) the covenants set forth in Section 10.1. after giving effect to the addition of such Property as an Unencumbered Property; and

(viii)such other information as the Administrative Agent may reasonably request in order to confirm that such Property is an Eligible Property.

A Notice of Additional Unencumbered Property executed and delivered by the Borrower to the Administrative Agent shall constitute a certification by the Borrower to the Administrative Agent and the Lenders that such Property satisfies all of the requirements contained in the definition of Eligible Property unless such notice states otherwise (in which case the provisions of the immediately following subsection (c) shall apply).  Within 5 Business Days after the Administrative Agent’s receipt of a Notice of Additional Unencumbered Property and the other reports and documents required under this subsection (b), the Administrative Agent will make such notice, reports and documents available to each of the Lenders.  Within 10 Business Days after the Administrative Agent’s receipt of a Notice of Additional Unencumbered Property and the other reports and documents required under this subsection (b), the Administrative Agent shall notify the Borrower and the Lenders if the Administrative Agent has confirmed that such Property satisfies all of the requirements contained in the definition of Eligible Property.

(c)Nonconforming Properties.  If a Property which the Borrower desires to be included as an Unencumbered Property does not satisfy the requirements of an Eligible Property, then the Administrative Agent, upon written request of the Borrower, shall request that the Requisite Lenders in their sole discretion determine whether such Property shall be included as an Unencumbered Property.  In connection therewith, the Borrower shall promptly deliver the information required by the immediately preceding subsection (b) to each of the Lenders.  If such a request is made by the Administrative Agent to the Lenders, within 10 Business Days after the date on which a Lender has received such request and all of the items referred to in the immediately preceding subsection (b), each such Lender shall notify the Administrative Agent in writing whether or not such Lender accepts such Property as an Unencumbered Property in its sole discretion.  If a Lender fails to give such notice within such time period, such Lender shall be deemed to have approved such Property as an Unencumbered Property.  A Property shall become an Unencumbered Property under this subsection (c) only upon the approval and/or deemed approval of the Requisite Lenders.

(d)Documents with Respect to Non-Guarantor Subsidiary~~.~~ and Collateral.

(1)If a Property owned by a Subsidiary that is not a Guarantor is to become an Unencumbered Property, the Borrower shall deliver to the Administrative Agent an Accession Agreement executed by such Subsidiary together with the other items required by Section 8.13.(a).  If the improvements on such a Property or the furniture, fixtures and equipment utilized in the operation of such Property are owned or leased by a Subsidiary (the “Accommodation Subsidiary”)

other than the Subsidiary that owns or leases such Property, then the Borrower shall also deliver to the Administrative Agent an Accession Agreement executed by such Accommodation Subsidiary.

(2)If, after the Security Trigger Date but prior to the Security Release Date, any Property which is to become an Unencumbered Property is owned directly or indirectly by a Subsidiary whose Equity Interests are required to be subject to the Pledge Agreement, the Borrower shall deliver to the Administrative Agent a supplement to the Pledge Agreement together with the other items required by Section 8.14.

Until such time as the Administrative Agent shall have received the items referred to in the immediately preceding ~~two sentences~~clauses (i) and (ii) with respect to such Subsidiary ~~and~~, any applicable Accommodation Subsidiary and the Collateral, the applicable Property shall not be considered to be an Unencumbered Property.

Section 4.2. Removal of Unencumbered Properties.

The Borrower may, upon not less than 10 Business Days’ notice to the Administrative Agent (or such shorter period as may be acceptable to the Administrative Agent in its sole discretion), request removal of a Property as an Unencumbered Property, subject to the following conditions: (a) no Default or Event of Default shall exist (other than a Default or Event of Default that would be cured by removal of such Property as an Unencumbered Property) or would result therefrom ~~and~~, (b) the Borrower shall have delivered to Administrative Agent a Compliance Certificate, prepared as of the last day of the most recent fiscal quarter for which financial statements have been required to be delivered pursuant to Section 9.1.or Section 9.2., calculating (and, unless such Property is to be removed during the Covenant Relief Period, evidencing compliance with) the covenants set forth in Section 10.1. as if such Property had not been included in as an Unencumbered Property at such time and (c) during the Covenant Relief Period, the Borrower may only request the release of an Unencumbered Property if such release shall occur substantially simultaneously with a sale of such Property and only so long as the proceeds of such sale shall be applied in accordance with the terms of Section 2.8.(b)(ii) hereof.  For the avoidance of doubt, the Parent and the Borrower shall not, and shall not permit any Subsidiary during the Covenant Relief Period (i) to place any Lien (other than a Permitted Lien (but not Permitted Liens described in clause (g) of the definition of the term)) upon, or (ii) grant a Negative Pledge on (other than a Negative Pledge that would not cause a Property to cease to be an Eligible Property under clause (g) of the definition thereof) in, a Property that was an Unencumbered Property on June 30, 2020 or became an Unencumbered Property thereafter (or, if such Property is owned by a Subsidiary, any of the Borrower’s direct or indirect ownership interest in such Subsidiary).  Upon the Administrative Agent’s confirmation that the conditions to such removal have been satisfied, the Administrative Agent shall so notify the Borrower and the Lenders in writing specifying the date of such removal.

Article V. Yield Protection, Etc.

Section 5.1.  Additional Costs; Capital Adequacy.

(a)Capital Adequacy.  If any Lender determines that any Regulatory Change affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(b)Additional Costs.  In addition to, and not in limitation of the immediately preceding subsection, the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:

(i)changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitments (other than Indemnified Taxes or Excluded Taxes);

(ii)imposes or modifies any reserve, special deposit, compulsory loan, insurance charge or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined to the extent utilized when determining LIBOR for such Loans) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

(iii)imposes on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender.

(c)Lender’s Suspension of LIBOR Loans.  Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in  this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5. shall apply).

(d)Additional Costs in Respect of Letters of Credit.  Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any Tax (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes), reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to an Issuing Bank of issuing (or any Revolving  Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by such Issuing Bank or any Revolving Lender hereunder in respect of any Letter of Credit, then, upon demand by such Issuing Bank or such Lender, the Borrower shall pay immediately to such Issuing Bank or, in the case of such Lender, to the Administrative Agent for the account of such Lender, from time to time as specified by such Issuing Bank or such Lender, such additional amounts as shall be sufficient to compensate such Issuing Bank or such Lender for such increased costs or reductions in amount.

(e)Notification and Determination of Additional Costs.  Each of the Administrative Agent, each Issuing Bank and each Lender, as the case may be, agrees to notify the Borrower (and in the case of an Issuing Bank and or a Lender, to notify the Administrative Agent) of any event occurring after the Agreement Date entitling the Administrative Agent, such Issuing Bank or such Lender to compensation under any of the preceding subsections of this Section 5.1. as promptly as practicable.  The Administrative Agent, each Issuing Bank and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of an Issuing Bank or a Lender, to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section 5.1.  Determinations by the Administrative Agent, such Issuing Bank or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.  The Borrower shall pay the Administrative Agent, such Issuing Bank and or any such Lender, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(f)Delay in Requests.  Failure or delay on the part of the Administrative Agent, any Lender or any Issuing Bank to demand compensation pursuant to this Section 5.1. shall not constitute a waiver of the Administrative Agent’s, such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Administrative Agent, any Lender or any Issuing Bank pursuant to this Section 5.1. for any increased costs incurred or reductions suffered more than six months prior to the date that the Administrative Agent, such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the event giving rise to such increased costs or reductions, and of the Administrative Agent’s, such Lender’s or such Issuing Bank’s, as the case may be, intention to claim compensation therefor (except that, if the event giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 5.2.  Changed Circumstances.

(a)Anything herein to the contrary notwithstanding and unless and until a Replacement Rate is implemented in accordance with Section 5.2.(b) below, if, on or prior to the determination of LIBOR for any Interest Period:

(i)the Administrative Agent shall determine (which determination shall be conclusive) that reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period;

(ii)the Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant Dollar deposits referred to in the definition of LIBOR are not being offered to banks in the London interbank Eurodollar market in the relevant amounts or for the relevant Interest Period for LIBOR Loans as provided herein; or

(iii)the Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined do not adequately and fairly cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.

(b)Alternative Rate of Interest. Notwithstanding anything to the contrary in Section 5.2.(a) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 5.2.(a)(i) or (a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the United States syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the United States syndicated loan market in the applicable currency, then the Administrative Agent and the Borrower shall negotiate in good faith and endeavor to establish a replacement rate of interest (the “Replacement Rate”) (which replacement rate of interest shall, as reasonably determined by the Administrative Agent, be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until an event described in Section 5.2.(a)(i), (a)(ii), (b)(i), (b)(ii) or (b)(iii) occurs with respect to the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent and Borrower, to effect the provisions of this Section 5.2.(b).  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 13.6.), such amendment shall become effective without any further action or consent of any party other than the Administrative Agent and the Borrower so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Requisite Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of  the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (b), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of  the Lenders).

Section 5.3.  Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.5. shall be applicable).

Section 5.4.  Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its sole discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:

(a)any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Section 6.2. to be satisfied but excluding any failure as a result of a notice under Section 5.2.) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation, in the case of a LIBOR Loan, an amount equal to the then present value of (i) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (ii) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date.  Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.  Any such statement shall be conclusive absent manifest error.

Section 5.5.  Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(c), Section 5.2. or Section 5.3. then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1.(c), Section 5.2., or Section 5.3. on such earlier date as such Lender or the Administrative Agent, as applicable, may specify to the Borrower (with a copy to the Administrative Agent, as applicable)) and, unless and until such Lender or the Administrative Agent, as applicable, gives notice as provided below that the circumstances specified in Section 5.1., Section 5.2. or Section 5.3. that gave rise to such Conversion no longer exist:

(a)to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b)all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender or the Administrative Agent, as applicable, gives notice to the Borrower (with a copy to the Administrative Agent, as applicable) that the circumstances specified in Section 5.1.(c), 5.2. or 5.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender or the Administrative Agent, as applicable, agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 5.6. Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10. or 5.1., and the Requisite Lenders are not also doing the same, (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(c) or 5.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections or (c) a Lender becomes a Non-Consenting Lender or a Defaulting Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 13.5.(b) for a purchase price equal to (x) the aggregate principal balance of all Loans then owing to the Affected Lender, plus (y) the aggregate amount of payments previously made by the Affected Lender under Section 2.3.(j) that have not been repaid, plus (z) any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee.  Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender, any other Lender or any Titled Agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee.  The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders.  The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10., 5.1. or 5.4.) with respect to any period up to the date of replacement.

Section 5.7.  Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10., 5.1. or 5.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 5.8.  Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

Article VI. Conditions Precedent

Section 6.1.  Initial Conditions Precedent.

The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the satisfaction or waiver of the following conditions precedent:

(a)The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)counterparts of this Agreement executed by each of the parties hereto;

(ii)Notes (or replacement Notes, as the case may be) of each Class executed by the Borrower, payable to each Lender of such Class that has requested that it receive a Note of such Class, and complying with the terms of Section 2.11.(a) and a replacement Swingline Note executed by the Borrower;

(iii)the Guaranty executed by the Parent and each of the other Guarantors initially to be a party thereto;

(iv)an opinion of Latham & Watkins LLP, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering such matters as the Administrative Agent may reasonably request;

(v)the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(vi)a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vii)a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower Notices of Borrowing, Notices of Swingline Borrowing, requests for Letters of Credit, Notices of Conversion and Notices of Continuation;

(viii)copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(ix)a Compliance Certificate calculated on a pro forma basis for the previous four calendar quarters ending on June 30, 2018;

(x)a Disbursement Instruction Agreement effective as of the Agreement Date;

(xi)[Reserved];

(xii)copies of all Material Contracts in existence on the Agreement Date and either entered into or amended in any material respect after April 2, 2015;

(xiii)evidence that the Fees, if any, then due and payable under Section 3.5., together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent, the Lead Arrangers and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;

(xiv)certificates of insurance evidencing the insurance then in effect with respect to the Properties and otherwise in compliance with Section 8.5.;

(xv)such other documents, agreements and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request;

(b)there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent, the Borrower and their respective Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a materially adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Parent, the Borrower and the Subsidiaries taken as a whole;

(c)no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (i) result in a Material Adverse Effect or (ii) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Parent, the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(d)the Parent, the Borrower, the other Loan Parties and the other Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (i) any Applicable Law or (ii) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound;

(e)there shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents;

(f)the Borrower and each other Loan Party shall have provided all information reasonably requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act; and

(g)each Loan Party or Subsidiary thereof that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall, collectively, have delivered to the Administrative Agent, and any Lender requesting the same, one Beneficial Ownership Certification in relation to each such Loan Party or such Subsidiary, in each case, at least five (5) Business Days prior to the Effective Date.

Section 6.2.  Conditions Precedent to All Loans and Letters of Credit.

In addition to satisfaction or waiver of the conditions precedent contained in Section 6.1., the obligations of (i) Lenders to make any Loans and (ii) the Issuing Banks to issue Letters of Credit are each subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.15. would occur after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except (i) in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects and (ii) during the Covenant Relief Period, the representation set forth in the first sentence of Section 7.1(l) shall exclude any event or circumstance resulting from the COVID-19 pandemic as described in the 10-Q publicly filed by the Parent on May 11, 2020 and in subsequent public disclosures of the Parent in accordance with applicable securities laws) on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; (c) in the case of the borrowing of Term 2 Loans on the Effective Date and Revolving Loans, the Administrative Agent shall have received a timely Notice of Borrowing, in the case of a Swingline Loan, the Swingline Lender shall have received a timely Notice of Swingline Borrowing, and in the case of the issuance of a Letter of Credit, the Issuing Banks and the Administrative Agent shall have received a timely request for the issuance of such Letter of Credit and (d) for any request for Loans or Letters of Credit prior to the Security Release Date, receipt by the Administrative Agent of either (i) if the Security Trigger Date has not occurred and will not occur after giving effect to such Loans or Letters of Credit, a notice from a Responsible Officer of the Borrower (which may be included in the Notice of Borrowing or Notice of Swingline Borrowing) certifying that the Security Trigger Date has not occurred and will not occur after giving effect to such Loan or Letter of Credit or (ii) if the Security Trigger Date has occurred (or will occur after giving effect to such Loans or Letters of Credit), all items that are required to be delivered pursuant to Section 8.14. or certification by a Responsible Officer that all such items have been previously delivered to the Administrative Agent.  Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event).  In addition, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time any Loan is made or any Letter of Credit is issued that all conditions to the making of such Loan or issuing of such Letter of Credit contained in this Article VI. have been satisfied.  Unless set forth in writing to the contrary, the Continuation of its Loans or the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent for the benefit of the Administrative Agent and the Lenders that the conditions precedent for initial Loans set forth in Sections 6.1. and 6.2. that have not previously been waived by the Lenders in accordance with the terms of this Agreement have been satisfied.

Article VII. Representations and Warranties

Section 7.1.  Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and, in the case of the Issuing Banks, to issue Letters of Credit, each of the Parent and the Borrower represents and warrants to the Administrative Agent, each Issuing Bank and each Lender as follows:

(a)Organization; Power; Qualification.  Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)Ownership Structure.  Part I of Schedule 7.1.(b) is, as of the ~~Agreement~~First Amendment Date, a complete and correct list of all Subsidiaries of the Parent setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the percentage of ownership of such Subsidiary represented by such Equity Interests and (iv) whether such Subsidiary is a Material Subsidiary, a Significant Subsidiary, an Excluded Subsidiary ~~or~~, a Foreign Subsidiary or would be an Issuer upon the occurrence of the Security Trigger Date (as if such date occurred on the First Amendment Date), as applicable.  As of the ~~Agreement~~First Amendment Date, except as disclosed in such Schedule, (A) each of the Parent and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens of the types described in clause (a) of the definition of the term “Permitted Liens” and in the case of an Excluded Subsidiary, customary Liens on Equity Interests of such Excluded Subsidiary securing Nonrecourse Indebtedness), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule (other than in the case of an Excluded Subsidiary, customary restrictions on the right to vote the Equity Interests of such Excluded Subsidiary relating to Nonrecourse Indebtedness), (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person.  As of the ~~Agreement~~First Amendment Date, Part II of Schedule 7.1.(b) correctly sets forth all Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent.

(c)Authorization of Loan Documents and Borrowings.  The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder.  The Parent, the Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby~~.~~ and to grant Liens in the Collateral to the Collateral Agent for the benefit of the Lender Parties pursuant to the Pledge Agreement upon the occurrence of the Security Trigger Date.  The Loan Documents to which the Parent, the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d)Compliance of Loan Documents with Laws.  The execution, delivery and performance of this Agreement and the other Loan Documents to which any Loan Party is a party in accordance with their respective terms ~~and~~, the borrowings and other extensions of credit hereunder and the grant of any Liens under the Pledge Agreement do not and will not, by the passage of time, the giving of notice, or both:  (i) require any Governmental Approval (other than filings and consents contemplated by the Pledge Agreement) or violate any Applicable Law (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any material indenture, material agreement or other material instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the other Lender Parties.

(e)Compliance with Law; Governmental Approvals.  Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries is in compliance with each Governmental Approval and all other Applicable Laws relating to it except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f)Title to Properties; Liens.  Schedule 7.1.(f) is, as of the ~~Agreement~~First Amendment Date, a complete and correct listing of all real estate assets of the Borrower, each other Loan Party and each other Subsidiary, setting forth, for each such Property, the current occupancy status of such Property and whether such Property is a Development Property and, if such Property is a Development Property, the status of completion of such Property.  Schedule 4.1. is, as of the ~~Agreement~~First Amendment Date, a complete and correct listing of all Unencumbered Properties.  Each of the Parent, the Borrower, each other Loan Party and each other Subsidiary has good, marketable and legal title to, or a valid leasehold interest in, its respective assets.

(g)Existing Indebtedness.  Schedule 7.1.(g) is, as of the ~~Agreement~~First Amendment Date, a complete and correct listing of all Indebtedness (including all Guarantees) of each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries having, in each case, an outstanding principal balance of $10,000,000 or more, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien.  As of the ~~Agreement~~First

Amendment Date, the outstanding principal amount of Indebtedness of each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries not set forth on such Schedule does not exceed $25,000,000 in the aggregate.

(h)Material Contracts.  Schedule 7.1.(h) is, as of the ~~Agreement~~First Amendment Date, a true, correct and complete listing of all Material Contracts.  No event or condition exists which would reasonably be expected to result in any party to a Material Contract taking action to terminate such Material Contract.

(i)Litigation.  Except as set forth on Schedule 7.1.(i), there are no actions, suits or proceedings pending (or, to the knowledge of any Loan Party, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting the Parent, the Borrower, any other Loan Party, any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect.  There are no known strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to, the Parent, the Borrower, any other Loan Party or any other Subsidiary which could reasonably be expected to have a Material Adverse Effect.

(j)Taxes.  All federal, state and other material tax returns of the Parent, the Borrower, each other Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed, and all federal, material state and other material taxes, assessments and other governmental charges or levies upon, the Parent, the Borrower, each other Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 8.6.  As of the Agreement Date, none of the United States federal income tax returns of the Parent, the Borrower, any other Loan Party or any other Subsidiary is under audit.  All charges, accruals and reserves on the books of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)Financial Statements.  The Borrower has furnished to each Lender copies of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal years ended December 31, 2016 and December 31, 2017, and the related audited consolidated statements of operations, shareholders’ equity and cash flow for the fiscal years ended on such dates, with the opinion thereon of Ernst & Young LLP.  Such financial statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods.  Neither the Parent nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or notes thereto, except as referred to or reflected or provided for in said financial statements.

(l)No Material Adverse Change.  Since the date of the most recently audited consolidated financial statements of the Parent and its consolidated Subsidiaries filed with the SEC, there has been no event, change, circumstance or occurrence that could reasonably be expected to have a Material Adverse Effect.  Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries is Solvent.

(m)ERISA.

(i)Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws.  Except with respect to Multiemployer Plans, each Qualified Plan has received a favorable determination from the Internal Revenue Service or may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to a prototype plan, or a timely application for such a letter is currently being processed by the Internal Revenue Service with respect thereto.  To the knowledge of the Borrower, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

(ii)With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715.  The aggregate funding contributions payable by the Borrower, the other Loan Parties and the other Subsidiaries as a result of the “benefit obligation” of all Plans exceeding the “fair market value of plan assets” for all Plans which are, or are reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA), all as determined, and with such terms defined, in accordance with FASB ASC 715, could not reasonably be expected to exceed $10,000,000 in the aggregate during any fiscal year of the Borrower.

(iii)Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) there are no pending, or to the knowledge of the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject the Borrower, any other Loan Party or any other Subsidiary to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(n)Absence of Default.  None of the Parent, the Borrower, any of the other Loan Parties or any of the other Subsidiaries is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived:  (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, the Parent, the Borrower, any other Loan Party or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)Environmental Laws.  In the ordinary course of business and from time to time each of the Parent, the Borrower, each other Loan Party and each other Subsidiary conducts reviews of the effect of Environmental Laws on its respective business, operations and properties, including without limitation, its respective Properties, in the course of which the Parent, the Borrower, such other Loan Party or such other Subsidiary identifies and evaluates associated actual and potential liabilities and costs (including, without limitation, determining whether any capital or operating expenditures are required for clean-up or closure of properties presently or previously owned, determining whether any capital or operating expenditures are required to achieve or maintain compliance in all material respects with Environmental Laws or required as a condition of any Governmental Approval, any contract, or any related constraints on operating activities, determining whether any costs or liabilities exist in connection with on-site or off-site treatment, storage, handling and disposal of wastes or Hazardous Materials, and determining whether any actual or potential liabilities to third parties, including employees, and any related costs and expenses exist).  Each of the Parent, the Borrower, each other Loan Party and each other Subsidiary: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect.  Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, no Loan Party has any knowledge of, or has received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Loan Party or any other Subsidiary, their respective businesses, operations or with respect to the Properties, may:  (x) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (y) cause or contribute to any other potential common-law or legal claim or other liability, or (z) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (x) through (z) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law.  There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Parent’s knowledge after due inquiry, threatened, against the Parent, the Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws which, reasonably could be expected to have a Material Adverse Effect.  None of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law.  To the Parent’s knowledge, no Hazardous Materials generated at or transported from the Properties are or have been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result in a Material Adverse Effect.

(p)Investment Company.  None of the Parent, the Borrower, any other Loan Party or any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(q)Margin Stock.  None of the Parent, the Borrower, any other Loan Party or any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(r)Affiliate Transactions.  Except as permitted by Section 10.9. or as otherwise set forth on Schedule 7.1.(r), none of the Parent, the Borrower, any other Loan Party or any other Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) with any Affiliate.

(s)Intellectual Property.  Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights,  trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person.  All such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances.  No material claim has been asserted by any Person with respect to the use of any such Intellectual Property by the Parent, the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property.  The use of such Intellectual Property by the Parent, the Borrower, the other Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Parent, the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(t)Business.  As of the Agreement Date, the Parent, the Borrower, the other Loan Parties and the other Subsidiaries are engaged in the business of development, construction, acquisition, ownership and operation of hotel properties, together with other business activities incidental thereto.

(u)Broker’s Fees.  No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby.  No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Parent, the Borrower, any other Loan Party or any other Subsidiary ancillary to the transactions contemplated hereby.

(v)Accuracy and Completeness of Information.  All written information, reports and other papers and data (other than financial projections and other forward looking statements) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished and under the circumstances so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year end audit adjustments and absence of full footnote disclosure).  All financial projections and other forward looking statements prepared by or on behalf of the Parent, the Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions.  As of the Agreement Date, no fact is known to any Loan Party which has had, or may in the future have (so far as any Loan Party can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 7.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders.  No document furnished or written statement made to the Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

(w)Not Plan Assets; No Prohibited Transactions.  None of the assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.  Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(x)Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(i)None of (1) the Parent, Borrower, any other Loan Party or any other Subsidiary, any of their respective directors, officers, or, to the knowledge of the Parent, Borrower, such other Loan Party or such other Subsidiary, any of their respective employees or Affiliates, or (2) to the knowledge of the Parent or Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Credit Facility, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country, or (D) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws.

(ii)Each of the Parent, the Borrower and their respective Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(iii)Each of the Parent, the Borrower and their respective Subsidiaries, each director, officer, and to the knowledge of Parent or Borrower, employee, agent and Affiliate of the Parent or Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all material respects and applicable Sanctions.

(iv)No proceeds of any Loans or other extensions of credit hereunder have been used, directly or indirectly, by the Parent, Borrower, any of their respective Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 9.8. or Section 10.4.

(y)REIT Status.  The Parent qualifies as, and has elected to be treated as, a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Parent to maintain its status as a REIT.

(z)Unencumbered Properties.  Except for any Property that has been approved as an Unencumbered Property pursuant to Section 4.1.(c) or otherwise approved by the Requisite Lenders in writing, each Property included in calculations of the Unencumbered Asset Value satisfies all of the requirements contained in the definition of “Unencumbered Property”.

(aa)EEA Financial Institution.  None of the Parent, Borrower or any of their respective Subsidiaries is an EEA Financial Institution.

(bb) Security Interest.

On and after the Security Trigger Date and prior to the Security Release Date, the Pledge Agreement creates, as security for the Obligations, a valid and enforceable Lien on all of the Collateral in favor of the Collateral Agent for its benefit and the benefit of the Lender Parties, superior to and prior to the rights of all third parties (subject to the terms of the Intercreditor Agreement) and subject to no other Liens (except for Permitted Liens of the types described in clauses (a), (f) and (i) of the definition of such term).

Section 7.2.  Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Parent, the Borrower, any other Loan Party or any other Subsidiary to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with the underwriting or closing the transactions contemplated hereby) shall constitute representations and warranties made by the Parent and the Borrower under this Agreement.  All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date on which any extension of the Termination Date for a Class of Loans is effectuated pursuant to Section 2.13., the date on which any increase of Commitments is effectuated pursuant to Section 2.16. and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder.  All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

Article VIII. Affirmative Covenants

For so long as this Agreement is in effect, the Parent and the Borrower shall comply with the following covenants:

Section 8.1.  Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 10.5., the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (i) preserve and maintain its respective existence in the jurisdiction of its incorporation or formation, (ii) preserve and maintain its respective rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation, except where the failure to preserve and maintain such rights, franchises, licenses and privileges could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be so authorized and qualified could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 8.2.  Compliance with Applicable Law.

The Parent and the Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Parent and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Applicable Law (including without limitation Anti-Corruption Laws and Sanctions), including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

Section 8.3.  Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, protect and preserve all of its respective material properties, including, but not limited to, all Intellectual Property necessary to the conduct of its respective business, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted.

Section 8.4.  Conduct of Business.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, carry on its respective businesses as described in Section 7.1.(t).

Section 8.5.  Insurance.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks (including without limitation, terrorism as applicable) and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. The Borrower shall from time to time deliver to the Administrative Agent upon request a detailed list, together with copies of certificates of insurance evidencing the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.  Such insurance shall, in any event, include terrorism coverage to the extent prudent owners of properties similar in nature and location generally maintain such insurance.

Section 8.6.  Payment of Taxes and Claims.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of (i) any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP, or (ii) any immaterial tax or claim so long as no material Property of the Parent, the Borrower, any other Loan Party or any other Subsidiary is at the immediate risk of being seized, levied or forfeited.

Section 8.7.  Books and Records; Inspections.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, keep proper books of record and account in entries that are full, true and correct in all material respects shall be made of all dealings and transactions in relation to its business and activities.  The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the presence of an officer of the Parent or the Borrower if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice.  The Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists.  Each of the Parent and the Borrower hereby authorizes and instructs its accountants to discuss the financial affairs of the Borrower, any other Loan Party or any other Subsidiary with the Administrative Agent or any Lender.

Section 8.8.  Environmental Matters.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect.  The Parent and the Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Parent and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Environmental Laws in all material respects.  The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply in all material respects with all Environmental Laws and all Governmental Approvals, including, to the extent required to comply in all material respects with all Environmental Laws, actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws.  The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws (other than a Lien which consists solely of restrictions on the use of property that do not materially detract from the value of such property or impair the intended use or profitable operation thereof in the business of the Parent, the Borrower and their Subsidiaries).  Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 8.9.  Further Assurances.

At the Borrower’s cost and expense and upon request of the Administrative Agent, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions of this Agreement and the other Loan Documents.

Section 8.10.  Material Contracts.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon any such Person under any Material Contract which if not performed or complied with would reasonably be expected to result in any party to a Material Contract taking action to terminate such Material Contract.

Section 8.11.  REIT Status.

The Parent shall maintain its status as, and election to be treated as, a REIT under the Internal Revenue Code.

Section 8.12.  Exchange Listing.

The Parent shall maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange or NYSE Amex Equities or which is subject to price quotations on The NASDAQ Stock Market’s National Market System.

Section 8.13.  Guarantors.

(a)If, during any fiscal quarter, (i) any Person becomes a Material Subsidiary (other than an Excluded Subsidiary, a Foreign Subsidiary or any Domestic Subsidiary that has no material assets other than stock and securities of one or more Foreign Subsidiary) ~~or~~, (ii) any Material Subsidiary ceases to be subject to the restriction which prevented it from becoming a Guarantor on the Effective Date or delivering an Accession Agreement pursuant to this Section or (iii) any Person provides a Guaranty of the Senior Notes, then, not later than the date on which the Compliance Certificate is required to be delivered pursuant to Section 9.3. with respect to such fiscal quarter (or if such fiscal quarter is the fourth fiscal quarter, the fiscal year ending on the date of such fiscal quarter), the Borrower shall cause such Material Subsidiary to deliver to the Administrative Agent each of the following in form and substance reasonably satisfactory to the Administrative Agent: (y) an Accession Agreement executed by such Subsidiary and (z) the items that would have been delivered under subsections (iv) through (viii) and (xv) of Section 6.1.(a) and under Section 6.1.(~~e~~f) if such Subsidiary had been a Material Subsidiary (other than an Excluded Subsidiary, a Foreign Subsidiary or any Domestic Subsidiary that has no material assets other than stock and securities of one or more Foreign Subsidiary) on the Agreement Date.  As provided in Section 4.1.(d), a Property that is to become an Unencumbered Property and that is owned by a Subsidiary that is not a Guarantor shall not be considered to be an Unencumbered Property until such time as the Administrative Agent shall have received the items referred to in Section 4.1.(d).

(b)The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor (other than the Parent) from the Guaranty so long as: (i) such Guarantor owns no Unencumbered Property, nor any direct or indirect equity interest in any Subsidiary that owns an Unencumbered Property; (ii) such Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsection (a); (iii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.; (iv) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and (v) the Administrative Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Administrative Agent in its sole discretion) prior to the requested date of release.  Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

Section 8.14.  Security Trigger Date / Additional Collateral / Release of Collateral.

(1)On or before the occurrence of the Security Trigger Date, the Parent and the Borrower shall, and shall cause each Subsidiary of the Borrower that owns any interest in any Collateral, to grant a first priority Lien in the Collateral to the Administrative Agent for the benefit of the Lender Parties and shall deliver each of the following to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent: (i) the results of a recent UCC, tax, judgment, bankruptcy and lien search in each of the jurisdictions in which UCC financing statements or other filings or recordations should be made to evidence or perfect Liens in the Collateral, (ii) the Pledge Agreement duly executed by each Person that owns Collateral, (iii) each document (including, without limitation, any UCC financing statement and certificates evidencing the Equity Interest of each Issuer, if any, together with stock powers with respect thereto and any promissory notes or other instruments evidencing any Material Debt Receivables together with allonges thereto) and evidence of the taking of all actions required by the Pledge Agreement or under Applicable Law or reasonably deemed necessary or appropriate by the Administrative Agent to be entered into, filed, registered or recorded or taken, in order to create in favor of the Administrative Agent, for the benefit of the Lender Parties, a perfected first-priority Lien in the Collateral, (iv) opinion of counsel to the Parent, the Borrower and their Subsidiaries relating to the creation, attachment and perfection of the Liens granted pursuant to the Pledge Agreement and the authorization, delivery and enforceability of the Pledge Agreement and (v) one or more Intercreditor Agreements duly executed by the Collateral Agent and the holders of the Senior Notes (and, if and to the extent applicable, any other Material Collateral Indebtedness which is secured by a Lien on the Collateral) and acknowledged by the Grantors.

(2)If, after the occurrence of the Security Trigger Date and prior to the Security Release Date, the Parent, the Borrower or any of their Subsidiaries acquires any Collateral, then, within five Business Days following the acquisition thereof, the Borrower or the applicable Subsidiary shall take such actions as shall be reasonably required to grant to the Administrative Agent for the benefit of the Lender Parties a first priority Lien in such Collateral including, (i) if the owner thereof is not a party to the Pledge

Agreement and or any existing Intercreditor Agreement, delivering a supplement to the Pledge Agreement and/or the Intercreditor Agreement duly executed by such Person and a UCC financing statement with respect to such Person and (ii) taking such actions as may be required pursuant to the Pledge Agreement including delivery of (x) any certificates evidencing the Equity Interest of any applicable Issuer, if any, together with stock powers with respect thereto, (y) any promissory notes or other instruments evidencing any Material Debt Receivables together with allonges thereto and (z) any UCC financing statement amendment as may be necessary with respect to such additional Collateral.  As provided in Section 4.1.(d)., a Property that is to become an Unencumbered Property after the occurrence of the Security Trigger Date and prior to the Security Release Date shall not be considered to be an Unencumbered Property until such time as the Administrative Agent shall have received the items referred to in Section 4.1.(d).

(3)The Borrower may request in writing that the Administrative Agent release, and promptly upon receipt of such request the Administrative Agent shall release, its Lien in the Collateral if (i) the Security Release Date shall have occurred or (ii) any assets secured by Lien are sold (or effective simultaneously with such release, shall be sold) so long as: (A) such sale is permitted by the terms hereof (including Section 4.2.) and, if applicable, the Borrower has complied (or, upon receipt of the proceeds of such sale) will comply with the terms of Section 2.8; (B) such assets are no longer required to be pledged as Collateral under the terms hereof; (C) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation and, to the extent then applicable, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1. after the Covenant Relief Period; and (D) the Administrative Agent shall have received such written request at least 5 Business Days (or such shorter period as may be acceptable to the Administrative Agent in its sole discretion) prior to the requested date of release.  Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

Section 8.15.  Article 8 Securities.

Notwithstanding any other provision contained in this Agreement or any other Loan Document, the Parent and the Borrower hereby covenant and agree with the Administrative Agent and the Lenders that from and after the date of this Agreement until the earlier of (a) the date this Agreement shall terminate in accordance with Section 13.10. or (b) the Security Release Date: (i) it will take no action (nor permit any Subsidiary to take any action) of any nature whatsoever for any of the Equity Interests in any Issuer to be treated as “securities” within the meaning of, or governed by, Article 8 of the UCC; (ii) it will take no action (nor permit any Subsidiary to take any action) of any nature whatsoever to enter into, acknowledge or agree to a securities control agreement with respect to the Equity Interests of Issuer; and (iii) it will not (nor permit any Subsidiary to) consent to or permit the filing of financing statements with respect to Equity Interests in any Issuer except for financing statements filed pursuant to the Pledge Agreement.

Section 8.16.  Government Assistance Indebtedness.

(a)The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (1) use all of the proceeds of Government Assistance Indebtedness issued under the CARES Act exclusively for CARES Forgivable Uses, if applicable, in the manner required under the CARES Act to obtain forgiveness of the largest possible amount of such Government Assistance Indebtedness, which as of the First Amendment Date requires that the applicable borrower use not less than 75% of the proceeds of Government Assistance Indebtedness for CARES Payroll Costs and (2) use commercially reasonable efforts to conduct their business in a manner that maximizes the amount of the Government Assistance Indebtedness that is forgiven, if any.

(b)Notwithstanding anything contained in this Agreement, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain the proceeds of Government Assistance Indebtedness in an account that does not sweep funds and thereafter apply them to any other Indebtedness.

(c)If the Parent, the Borrower or any Subsidiary incurs Government Assistance Indebtedness, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (1) maintain all records required to be submitted in connection with the forgiveness of such Government Assistance Indebtedness, (2) apply for forgiveness of such Government Assistance Indebtedness in accordance with regulations implementing Section 1106 of the CARES Act within 30 days after the last day of the eight week period immediately following the date of incurrence of such Government Assistance Indebtedness and (3) provide the Administrative Agent with a copy of its application for forgiveness and all supporting documentation required by the SBA or the lender of such Government Assistance Indebtedness in connection with the forgiveness of such Government Assistance Indebtedness.

Article IX. Information

For so long as this Agreement is in effect, the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:

Section 9.1.  Quarterly Financial Statements.

As soon as available and in any event within 5 days after the same is required to be filed with the SEC (but in no event later than 45 days after the end of each of the first, second and third fiscal quarters of the Parent ~~commencing with the fiscal quarter ending September 30, 2018~~unless, solely during the Covenant Relief Period, the SEC extends the time for quarterly filing past such date for public companies generally, then the earlier of (i) 5 days after the same is required to be filed with the SEC and (ii) the date which is 75 days after the end of such fiscal quarters of the Parent), the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, equity and cash flows of the Parent and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments and absence of full footnote disclosure).

Section 9.2.  Year-End Statements.

As soon as available and in any event within 5 days after the same is required to be filed with the SEC (but in no event later than 120 days after the end of each fiscal year of the Parent unless, solely during the Covenant Relief Period, the SEC extends the time for annual filing past such date for public companies generally, then the earlier of (i) 5 days after the same is required to be filed with the SEC and (ii) the date which is 150 days after the end of such fiscal year of the Parent), the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, equity and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief financial officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the financial position of the Parent and its Subsidiaries as at the date thereof and the result of operations for such period and (b) accompanied by the report thereon of Ernst & Young LLP or any other independent certified public accountants of recognized national standing acceptable to the Administrative Agent, whose report shall not be subject to (i) any “going concern” or like qualification or exception or (ii) any qualification or exception as to the scope of such audit.

Section 9.3.  Compliance Certificate.

At the time the financial statements are furnished pursuant to Sections 9.1. and 9.2., a certificate substantially in the form of Exhibit M (a “Compliance Certificate”) executed on behalf of the Parent by the chief financial officer or chief accounting officer of the Parent in his or her capacity as such officer and not in any individual capacity (a) setting forth in reasonable detail as of the end of such fiscal quarter or fiscal year, as the case may be, the calculations required to establish whether the Parent and the Borrower, as applicable, were in compliance with the covenants contained in Section 10.1. and (b) stating that, to his or her knowledge, after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Borrower with respect to such event, condition or failure.  Together with the delivery of each Compliance Certificate, the Borrower shall deliver (A) a list of all Persons that have become a Material Subsidiary or a Significant Subsidiary since the date of the Compliance Certificate most recently delivered hereunder and (B) a report of newly acquired Properties, including their Net Operating Income for the period of four consecutive fiscal quarters most recently ending, purchase price, and principal amount of the mortgage debt as of the date of such Compliance Certificate, if any, since the date of the Compliance Certificate most recently delivered hereunder. During the Covenant Relief Period, the Parent and Borrower shall continue to provide the calculations set forth in the compliance certificate (but not a certification as to the compliance therewith).  Additionally, concurrently with the Compliance Certificates required with respect to the last fiscal quarter of the Covenant Relief Period and the first two fiscal quarters following the Covenant Relief Period, the Borrower and the Parent shall provide Administrative Agent (for informational purposes only) its calculation of the financial tests set forth in Section 10.1 based on a trailing-twelve month calculation.

During the Covenant Relief Period, the Borrower and the Parent shall deliver a supplemental Compliance Certificate on the 13th of each calendar month certifying as to (1) the amount of Unrestricted Cash of the Borrower and its Subsidiaries as of the last day of the preceding month and (2) the calculation of and compliance with the Average Monthly Liquidity covenant set forth in Section 10.1.(i).

Section 9.4.  Other Information.

(a)Promptly, and in any event within 5 Business Days, upon receipt thereof, copies of all reports, if any, submitted to the Parent or its Board of Directors by its independent public accountants including, without limitation, any management report;

(b)Within 5 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K and 10-Q (or their equivalents) and all other periodic reports which any Loan Party or any other Subsidiary shall file with the SEC or any national securities exchange.

(c)Promptly, and in any event within 5 Business Days, upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent, any Subsidiary or any other Loan Party;

(d)Within 45 days after the end of each fiscal quarter of the Borrower, an operating summary with respect to each Unencumbered Property, including without limitation, a quarterly and year-to-date statement of Net Operating Income;

(e)No later than 90 days after the beginning of each fiscal year of the Parent, (i) projected sources and uses of cash statements, balance sheets, income statements, and EBITDA, of the Parent, the Borrower and the other Subsidiaries on a consolidated and annual basis for the next succeeding fiscal year and, to the extent available, for the next three succeeding fiscal years, all itemized in reasonable detail; (ii) operating statements for the prior year, a property budget for the then current year and planned capital expenditure budget on both an individual and consolidated basis for each Property of the Parent, the Borrower and each of the other Subsidiaries and (iii) the most current Smith Travel Research STAR Report available, which will compare the individual Unencumbered Properties to the primary competitive set.  The foregoing shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Parent and the Borrower, as applicable, will be in compliance with the covenants contained in Section 10.1. at the end of each fiscal quarter of the next succeeding fiscal year;

(f)To the extent the Parent, the Borrower, any other Loan Party or any other Subsidiary is aware of the same, prompt notice of any matter that has had, or which could reasonably be expected to have, a Material Adverse Effect, including without limitation the Parent, the Borrower, any other Loan Party or any other Subsidiary actually becoming aware of any ERISA Event or any material litigation, arbitration or governmental investigation or proceeding instituted or threatened in writing against any Loan Party or Unencumbered Property;

(g)A copy of any amendment to the certificate or articles of incorporation or formation, bylaws, operating agreement, partnership agreement or other similar organizational documents of the Parent, the Borrower or any other Loan Party within 5 Business Days after the effectiveness thereof;

(h)Prompt notice of any change in the senior management of the Parent or the Borrower;

(i)Prompt notice of (i) the occurrence of any Default or Event of Default, or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Parent, the Borrower, any other Loan Party or any other Subsidiary under any Material Contract or the Senior Notes Agreement;

(j)Prompt notice of any Person becoming a Material Subsidiary or a Significant Subsidiary or, after the Security Trigger Date and prior to the Security Release Date, an Issuer;

(k)~~[reserved]~~Promptly, and in any event not less than five days prior to the effectiveness thereof, a copy of each material amendment to the Senior Notes Agreement or the terms of the Senior Notes;

(l)Promptly upon the request of the Administrative Agent, evidence of the Parent’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail reasonably satisfactory to the Administrative Agent;

(m)Promptly, upon each request, information identifying the Parent and the Borrower as a Lender may request in order to comply with applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act; and

(n)From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Borrower, any other Loan Party or any other Subsidiary as the Administrative Agent or any Lender may reasonably request.

Subject to the requirements of Section 9.5.(a), to the extent any notices, documents or other items to be delivered pursuant to this Section 9.4. are included in materials otherwise filed with the SEC, the filing of such materials with the SEC shall satisfy the notice and/or delivery requirements under this Section 9.4.

Section 9.5.  Electronic Delivery of Certain Information.

(a)Documents required to be delivered pursuant to the Loan Documents (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender (or the Issuing Banks) pursuant to Article II. and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications.  Documents or notices delivered electronically shall be deemed to have been delivered 24 hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 11:00 a.m. Central time on the opening of business on the next business day for the recipient.  Notwithstanding anything contained herein, the Borrower shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.

Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b)Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 9.6.  Public/Private Information.

The Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower.  Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Administrative Agent and the Lenders (collectively, “Informational Materials”) pursuant to this Article and the Borrower shall designate Informational Materials (a) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”; provided that any Informational Materials that are not designated as “Public Information” or “Private Information” shall be considered to be “Private Information”.

Section 9.7.  Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions.

The Parent and the Borrower will (a) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Parent, the Borrower, their respective Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

Section 9.8.  Use of Proceeds.

(a)The Borrower will use the proceeds of Loans or any Letter of Credit only for general corporate purposes, including, without limitation, (i) to finance acquisitions otherwise permitted under this Agreement; (ii) to finance capital expenditures and the repayment of Indebtedness of the Borrower and its Subsidiaries; (iii) to finance repurchases of common and preferred Equity Interests, (iv) to provide for the general working capital needs of the Borrower and its Subsidiaries, (v) the payment of fees and expenses in connection herewith and (vi) Restricted Payments to the extent permitted under this Agreement.

(b)The Borrower will not request any Loan, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit, directly or to Borrower’s knowledge indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Article X. Negative Covenants

For so long as this Agreement is in effect, the Parent and the Borrower shall comply with the following covenants:

Section 10.1.  Financial Covenants.

(a)Maximum Leverage Ratio.  The Parent shall not permit the Leverage Ratio to exceed 6.50 to 1.00 at any time; provided, however, that (I) notwithstanding the foregoing if the Covenant Relief Period ends as specified in clause (ii) of the definition thereof then (A) for the fiscal quarter period ending June 30, 2021, the Leverage Ratio may exceed 6.50 to 1.00 but shall not exceed 7.00 to 1.00 at any time and (B) for the fiscal quarter period ending September 30, 2021, the Leverage Ratio may exceed 6.50 to 1.00 but shall not exceed 6.75 to 1.00 at any time, and (II) the Parent shall have the option, exercisable one time beginning the fiscal quarter period ending December 31, 2021, to elect that the Leverage Ratio may exceed 6.50 to 1.00 for a period (such period, the “Leverage Ratio Surge Period”) of up to four consecutive fiscal quarters commencing with the fiscal quarter during which the Borrower delivers the notice referred to below so long as (i) the Borrower has delivered a written notice to the Administrative Agent that the Borrower is exercising its option under this subsection (a) and (ii) the Leverage Ratio does not exceed 7.00 to 1.00 at any time during the Leverage Ratio Surge Period.

(b)Minimum Fixed Charge Coverage Ratio.  The Parent shall not permit the ratio of (i) Adjusted EBITDA for the period of four consecutive fiscal quarters most recently ended to (ii) Fixed Charges for such period to be less than 1.50 to 1.00 as of the last day of such period.  Notwithstanding the foregoing, for purposes of calculating the foregoing, (A) for the last full fiscal quarter period of the Covenant Relief Period (which, (x) if the Covenant Relief Period ends pursuant to clause (i) of the definition thereof will be the period for which the Borrower calculated the Financial Covenants in the Covenant Relief Termination Notice and (y) if the Covenant Relief Period ends pursuant to clause (ii) of the definition thereof, will be June 30, 2021), Adjusted EBITDA and Fixed Charges shall be measured as, at Borrower’s election, either (I) Adjusted EBITDA and Fixed Charges for the two fiscal quarter period ending on such date multiplied by 2, or (II) Adjusted EBITDA and Fixed Charges for the single fiscal quarter ending on such date multiplied by 4; (B) for the fiscal quarter period immediately following the fiscal quarter period described in clause (A), Adjusted EBITDA and Fixed Charges shall be measured as, either (I) if for clause (A) above, Adjusted EBITDA and Fixed Charges was measured based on sub-clause (I) thereof, then Adjusted EBITDA and Fixed Charges shall be measured as Adjusted EBITDA and Fixed Charges for the three fiscal quarter period ending on such date multiplied by 4/3, or (II) if for clause (A) above, Adjusted EBITDA and Fixed Charges was measured based on sub-clause (II) thereof, then Adjusted EBITDA and Fixed Charges shall be measured as Adjusted EBITDA and Fixed Charges for the two fiscal quarter period ending on such date multiplied by 2; and (C) for the fiscal quarter period immediately following the fiscal quarter period described in clause (B), Adjusted EBITDA and Fixed Charges shall be measured as, either (I) if for clause (A) above, Adjusted EBITDA and Fixed Charges was measured based on sub-clause (I) thereof, then Adjusted EBITDA and Fixed Charges shall be measured as Adjusted EBITDA and Fixed Charges for the four fiscal quarter period ending on such date, or (II) if for clause (A) above, Adjusted EBITDA and Fixed Charges was measured based on sub-clause (II) thereof, then Adjusted EBITDA and Fixed Charges shall be measured as Adjusted EBITDA and Fixed Charges for the three fiscal quarter period ending on such date multiplied by 4/3.

(c)Minimum Tangible Net Worth.  The Parent shall not permit Tangible Net Worth at any time to be less than ~~(i) $2,484,360,000 plus (ii) 75% of the Net Proceeds of all Equity Issuances effected at any time after June 30, 2018 by the Parent, the Borrower or any other Subsidiary to any Person other than the Parent, the Borrower or any other Subsidiary.~~$2,000,000,000.

(d)Maximum Unencumbered Leverage Ratio.  The Parent shall not permit the ratio of  (i)Unsecured Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis to (ii) Unencumbered Asset Value to exceed 0.60 to 1.00 at any time; provided, however, that the Parent shall have the option, exercisable one time, to elect that such ratio may exceed 0.60 to 1.00 for a period (such period, the “Unencumbered Leverage Ratio Surge Period”) of up to four consecutive fiscal quarters commencing with the fiscal quarter during which the Borrower delivers the notice referred to below so long as (i) the Borrower has delivered a written notice to the Administrative Agent that the Borrower is exercising its option under this subsection (d), (ii) such ratio does not exceed 0.65 to 1.00 at any time during the Unencumbered Leverage Ratio Surge Period and (iii) the Borrower completed a Material Acquisition which resulted in such ratio (after giving effect to such Material Acquisition) exceeding 0.60 to 1.00 at any time during the fiscal quarter in which such Material Acquisition took place or the immediately following fiscal quarter.

(e)Minimum Unsecured Interest Expense Coverage Ratio.  The Parent shall not permit the ratio of (i) Adjusted NOI to (ii) Unsecured Interest Expense of Parent and its Subsidiaries to be less than 2.00 to 1.00 at any time~~.~~; provided, however, that notwithstanding the foregoing if the Covenant Relief Period ends as specified in clause (ii) of the definition thereof then (A) for the fiscal quarter period ending June 30, 2021, the ratio of Adjusted NOI to Unsecured Interest Expense may be less than 2.00 to 1.00 but shall not be less than 1.50 to 1.00 at any time and (B) for the fiscal quarter period ending September 30, 2021, the ratio of Adjusted NOI to Unsecured Interest Expense may be less than 2.00 to 1.00 but shall not be less than 1.75 to 1.00 at any time.  Notwithstanding the foregoing, for purposes of calculating the foregoing, (A) for the last full fiscal quarter period of the Covenant Relief Period (which, (x) if the Covenant Relief Period ends pursuant to clause (i) of the definition thereof will be the period for which the Borrower calculated the Financial Covenants in the Covenant Relief Termination Notice and (y) if the Covenant Relief Period ends pursuant to clause (ii) of the definition thereof, will be June 30, 2021), Adjusted NOI and Unsecured Interest Expense shall be measured as, at Borrower’s election, either (I) Adjusted NOI and Unsecured Interest Expense  for the two fiscal quarter period ending on such date multiplied by 2, or (II) Adjusted NOI and Unsecured Interest Expense  for the single fiscal quarter ending on such date multiplied by 4; (B) for the fiscal quarter period immediately following the fiscal quarter period described in clause (A), Adjusted NOI and Unsecured Interest Expense  shall be measured as, either (I) if for clause (A) above, Adjusted NOI and Unsecured Interest Expense  was measured based on sub-clause (I) thereof, then Adjusted NOI and Unsecured Interest Expense  shall be measured as Adjusted NOI and Unsecured Interest Expense  for the three fiscal quarter period ending on such date multiplied by 4/3, or (II) if for clause (A) above, Adjusted NOI and Unsecured Interest Expense  was measured based on sub-clause (II) thereof, then Adjusted NOI and Unsecured Interest Expense shall be measured as Adjusted NOI and Unsecured Interest Expense  for the two fiscal quarter period ending on such date multiplied by 2; and (C) for the fiscal quarter period immediately following the fiscal quarter period described in clause (B), Adjusted NOI and Unsecured Interest Expense  shall be measured as, either (I) if for clause (A) above, Adjusted NOI and Unsecured Interest Expense  was measured based on sub-clause (I) thereof, then Adjusted NOI and Unsecured Interest Expense  shall be measured as Adjusted NOI and Unsecured Interest Expense  for the four fiscal quarter period ending on such date, or (II) if for clause (A) above, Adjusted NOI and Unsecured Interest Expense  was measured based on sub-clause (II) thereof, then Adjusted NOI and Unsecured Interest Expense shall be measured as Adjusted NOI and Unsecured Interest Expense  for the three fiscal quarter period ending on such date multiplied by 4/3.

(f)Minimum Unencumbered Property Requirements.  The Parent shall not permit the number of Unencumbered Properties to be less than 7 Properties or the Unencumbered Asset Value to be less than $500,000,000.

(g)Maximum Secured Indebtedness Ratio.  The Parent shall not permit the ratio of (i) Secured Indebtedness of the Parent and its Subsidiaries to (ii) Total Asset Value to exceed 0.45 to 1.00 at any time.

(h)Maximum Secured Recourse Indebtedness Ratio.  The Parent shall not permit the ratio of (i) Secured Recourse Indebtedness of the Parent and its Subsidiaries to (ii) Total Asset Value to exceed 0.10 to 1.00 at any time.

~~(i)[Reserved].~~

(i)Liquidity.  At all times during the Covenant Relief Period, the Borrower and its Subsidiaries shall maintain Average Monthly Liquidity of not less than $150,000,000.

(j)~~[Reserved].~~Covenant Relief Period.  Notwithstanding the foregoing, during the Covenant Relief Period, the Parent shall not be required to comply with the Financial Covenants described in clauses (a) – (h) and neither the Leverage Ratio Surge Period nor the Unencumbered Leverage Ratio Surge Period shall be deemed to be utilized.

(k)Dividends and Other Restricted Payments.  The Parent and the Borrower shall not, and shall not permit any of their Subsidiaries to, redeem, purchase, repurchase or otherwise acquire any Equity Interests of the Parent, the Borrower or any of their Subsidiaries from any Person other than the Parent, the Borrower or a Subsidiary unless (i) no Default or Event of Default exists or would result therefrom and (ii) the Borrower shall have delivered to the Administrative Agent at least 3 Business Days prior to any redemption, purchase, repurchase or other acquisition that exceeds $50,000,000 in the aggregate a Compliance Certificate evidencing that the Parent and the Borrower will be in compliance with the covenants contained in Section 10.1. after giving pro forma effect to such redemption, purchase, repurchase or other acquisition.

Notwithstanding the foregoing, if an Event of Default exists, the Parent and the Borrower shall not, and shall not permit any of their Subsidiaries to, declare or make any Restricted Payments except that (i) the Borrower may declare and make cash distributions to the Parent and other holders of Equity Interests in the Borrower with respect to any fiscal year to the extent necessary for the Parent to distribute, and the Parent may (A) make cash or equity distributions in an aggregate amount not to exceed the minimum amount necessary for the Parent to satisfy the requirements for qualification and taxation as a REIT and not be subject to income or excise taxation under Sections 857(b)(1), 857(b)(3), 860 or 4981 of the Internal Revenue Code and (B) make additional distributions in common Equity Interests of the Parent in an amount under this clause (B) that, when combined with the distributions under clause (A) above, do not exceed 100% of the taxable income of the Parent determined in accordance with Section 857(b)(2) of the Internal Revenue Code and (ii) Subsidiaries of the Borrower may make Restricted Payments to any Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made.  Notwithstanding the foregoing, during the Covenant Relief Period, the terms of this 10.1.(k) shall be subject to Section 10.11.(a).

Section 10.2.  Permitted Liens; Negative Pledge.

(a)The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary or to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired or, if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.  The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to create any Lien (other than Permitted Liens described in clauses (a), (f) and (i) of the definition thereof) in the Collateral (or the property required to become Collateral on the Security Trigger Date) or in the Equity Interests of any Excluded Issuer from and after June 30, 2020 to and including the Security Release Date.

(b)The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for (i) a Negative Pledge contained in any agreement that evidences unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to or less restrictive than those restrictions contained in the Loan Documents; (ii) a Negative Pledge contained in any agreement relating to assets to be sold where the restrictions on encumbering assets relate only to such assets pending such sale; (iii) a Negative Pledge contained in a joint venture agreement applicable solely to the assets or Equity Interests of such joint venture; and (iv) a Negative Pledge contained in any agreement (x) evidencing Secured Indebtedness of such Person, but only to the extent that no Default or Event of Default is in existence at the time such Secured Indebtedness is created, incurred or assumed, nor would result from the creation, incurrence or assumption of such Secured Indebtedness (including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.), (y) the Lien securing such Secured Indebtedness permitted to exist pursuant to this Agreement, and (z) which prohibits the creation of any other Lien on only the property securing such Secured Indebtedness.  Further, the Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to grant a Negative Pledge (other than a Negative Pledge in the Senior Note Agreement that is substantially identical to this sentence) in the Equity Interests of any Excluded Issuer from and after June 30, 2020 to and including the Security Release Date.

Section 10.3.  Restrictions on Intercompany Transfers.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other Equity Interests owned by the Parent, the Borrower or any other Subsidiary; (b) pay any Indebtedness owed to the Parent, the Borrower or any other Subsidiary; (c) make loans or advances to the Parent, the Borrower or any other Subsidiary; or (d) transfer any of its property or assets to the Parent, the Borrower or any other Subsidiary, in each case, other than: (i) with respect to clauses (a) through (d), those encumbrances or restrictions (x) contained in any Loan Document or (y) contained in any other agreement that evidences unsecured Indebtedness containing encumbrances or restrictions on the actions described above that are substantially similar to or less restrictive than those contained in the Loan Documents, or (ii) with respect to clause (d), (x) restrictions contained in any agreement relating to the sale of a Subsidiary (other than the Borrower) or the assets of a Subsidiary pending sale, or relating to Secured Indebtedness secured by a Lien on assets that the Parent, the Borrower, any other Loan Party or any other Subsidiary may create, incur, assume, or permit or suffer to exist under the Loan Documents; provided that in any such case, the restrictions apply only to the Subsidiary or the assets that are the subject of such sale or Lien, as the case may be or (y) customary provisions restricting assignment of any agreement entered into by the Parent, the Borrower, any other Loan Party or any other Subsidiary in the ordinary course of business.

Section 10.4.  Restrictions on Use of Proceeds.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock; provided, however, subject to Section 10.1.(k), the Borrower may use proceeds of the Loans to redeem, purchase, repurchase or otherwise acquire Equity Interests of the Parent, the Borrower any their Subsidiaries so long as such use will not result in any of the Loans or other Obligations being considered to be “purpose credit” directly or indirectly secured by margin stock within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

Section 10.5.  Merger, Consolidation, Sales of Assets and Other Arrangements.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, (i) enter into any transaction of merger or consolidation, (ii) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution) or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; provided, however, that:

(a)any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary so long as (x) immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, (y) if such action includes the sale of all Equity Interests in a Subsidiary that is a Guarantor owned directly or indirectly by the Parent, such Subsidiary can and will be released from the Guaranty in accordance with Section 8.13.(b) and (z) if such action includes the disposition of an Unencumbered Property (regardless of whether such disposition takes the form of a direct sale of such Unencumbered Property, the sale of the Equity Interests of the Subsidiary that owns such Unencumbered Property or a merger of such Subsidiary), such Unencumbered Property can and will be removed as an Unencumbered Property in accordance with Section 4.2.;

(b)the Parent, the Borrower, the other Loan Parties and the other Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

(c)a Person may merge with a Loan Party so long as (i) the survivor of such merger is such Loan Party or, solely in the case of a Loan Party other than the Borrower or the Parent, becomes a Loan Party at the time of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, (x) no Default or Event of Default is or would be in existence, including, without limitation, a Default or Event of Default resulting from a breach of Section 10.1. and (y) the representations and warranties made or deemed made by Borrower and the applicable Loan Party in the Loan Documents to which any of them is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents, (iii) the Borrower shall have given the Administrative Agent at least 30-days’ prior written notice (or such shorter period as Administrative Agent shall approve) of such merger, such notice to include a certification as to the matters described in the immediately preceding clause (ii) (except that such prior notice shall not be required in the case of the merger of a Subsidiary that does not own an Unencumbered Property with and into a Loan Party but the Borrower shall give the Administrative Agent notice of any such merger promptly following the effectiveness of such merger) and (iv) at the time the Borrower gives notice pursuant to clause (iii) of this subsection, the Borrower shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Loan Parties, as applicable, with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 10.1., after giving effect to such merger; and

(d)the Parent, the Borrower and each other Subsidiary may sell, transfer or dispose of assets among themselves.

Notwithstanding the foregoing, during the Covenant Relief Period, the Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to enter into any transaction of merger or consolidation or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), other than, so long as no Default or Event of Default has occurred and is continuing, (1) a transaction of merger or consolidation with a Single Asset Entity which is structured as a merger or consolidation solely to effect an Investment permitted under Section 10.11.(b) below or (2) the liquidation, windup or dissolution of Sunstone 42nd St. or the sale, transfer or other disposition of all or any of its assets so long as, immediately prior to and after giving effect to such transaction, (i) the holder of the mortgage secured by the hotel owned by Sunstone 42nd St. does not have a claim for repayment of the mortgage loan under a “bad boy” guaranty (the “42nd St. Guaranty”) in excess of the then outstanding principal amount of such mortgage loan (which on the First Amendment Date is $77,174,971.28), accrued and unpaid interest thereon and the costs and expenses of enforcement required to be paid by the guarantor under the 42nd St. Guaranty or (ii) if the holder of such mortgage has a claim in excess of such amount, such holder shall have waived such liability in writing.

Further, (x) no Loan Party shall enter into any sale-leaseback transactions or other transaction by which such Person shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person and (y) no Subsidiary that is not a Loan Party shall enter into any sale-leaseback transactions or other transaction by which such Person shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another unless no Default or Event of Default exists or would result therefrom.

Section 10.6.  Plans.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

Section 10.7.  Fiscal Year.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date, other than to change its fiscal year to that of the Parent and the Borrower.

Section 10.8.  Modifications of Organizational Documents.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify or waive the application of any provision of its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification (a) is adverse to the interest of the Administrative Agent, the Issuing Banks or the Lenders or (b) could reasonably be expected to have a Material Adverse Effect.

Section 10.9.  Transactions with Affiliates.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit to exist or enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) as set forth on Schedule 7.1.(r) or (b) transactions pursuant to the reasonable requirements of the business of the Parent, the Borrower, such other Loan Party or such other Subsidiary and upon fair and reasonable terms which are no less favorable to the Parent, the Borrower, such other Loan Party or such other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

Section 10.10.  Derivatives Contracts.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, enter into or become obligated in respect of Derivatives Contracts other than Derivatives Contracts entered into by the Parent, the Borrower, any such Loan Party or any such Subsidiary in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Parent, the Borrower, such other Loan Party or such other Subsidiary.

Section 10.11.  Covenant Relief Period Covenants.

Notwithstanding anything to the contrary set forth herein, from June 30, 2020 to the end of the Covenant Relief Period the Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to:

(1)Make any Restricted Payment other than (i) the Borrower may declare and make cash distributions to the Parent and the Parent may make cash and equity distributions the holders of its Equity Interests to the extent necessary, as determined by Parent, for the Parent to satisfy the requirements for qualification and taxation as a REIT and not be subject to income or excise taxation under Sections 857(b)(1), 857(b)(3), 860 or 4981 of the Internal Revenue Code; provided that, during the Covenant Relief Period, the Borrower and the Parent shall cause the percentage of such distributions constituting Equity Interests to be the maximum percentage then permitted by applicable law (which shall include any letter ruling issued by the United States Internal Revenue Service), and (ii) so long as no Default or Event of Default exists, Preferred Dividends (A) in an amount not to exceed $3,210,000 per fiscal quarter and (B) quarterly dividends in an amount required pursuant to any Preferred Equity Interests issued pursuant to Section 10.11(d)(iii) below.

(2)Directly or indirectly make any Investment other than, so long as no Default or Event of Default then exists or would result therefrom and no portion of the cost of the acquisition thereof consists of the proceeds of Indebtedness (other than (x) Nonrecourse Indebtedness arising from the assumption of a mortgage on a Property existing at the time of the acquisition thereof and not created in contemplation of such acquisition, (y) Revolving Loans and (z) Swingline Loans), the acquisition of Properties and Senior Mortgage Receivables (and, solely with respect to clause (ii) below, other Mortgage Receivables and Secured Mezz Receivables) (i) in an aggregate amount during the Covenant Relief Period not to exceed $100,000,000 so long as, at the time of making such Investment and after giving pro forma effect thereto, the aggregate Availability will be equal to or greater than $250,000,000 and (ii) in an aggregate amount during the Covenant Relief Period not to exceed $250,000,000 (plus, with respect to acquisitions of Eligible Properties that will become Unencumbered Pool Properties, Mortgage Receivables and Secured Mezz Receivables, an amount equal to the proceeds received by the Borrower from the issuance of common Equity Interests which are not required to be applied as set forth in Section 2.8(b)(iii)) so long as, at the time of making such Investment and after giving pro forma effect thereto, the Availability is equal to $500,000,000.

(3)Directly or indirectly voluntarily prepay the Senior Notes (except as specified in Section 2.8 hereof) or any Indebtedness which is secured by Liens which are subordinate to the Liens securing the Obligations or is contractually subordinated to the Obligations.

(4)Directly or indirectly issue, assume or otherwise incur any Indebtedness or issue any Preferred Equity Interests other than (i) Indebtedness which is Nonrecourse Indebtedness (A) incurred to refinance other Nonrecourse Indebtedness existing on June 30, 2020, so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness refinanced thereby, and the maturity date of such refinancing Indebtedness is no earlier than the maturity date of the Indebtedness refinanced thereby, (B) constituting a mortgage on a Property assumed at the time of acquisition thereof (and not created in contemplation thereof) or (C) to the extent the proceeds thereof are applied as required pursuant to Section 2.8.(b), (ii) subject to compliance with Section 8.16, Government Assistance Indebtedness and (iii) Preferred Equity Interests in an amount up to $200,000,000 so long as (A) such Preferred Equity Interests are issued by the Parent and are either (I) perpetual preferred Equity Interests or (II) not available for redemption at the election of the holder thereof prior to the date that is one year after the latest Termination Date for any Class of Loans and, in either case, such Preferred Equity Interests do not provide for an increase in the rate of return thereon if not redeemed on or prior to the latest Termination Date for any Class of Loans, and (2) the proceeds thereof are applied as required pursuant to Section 2.8(b)(iii).

(5)Directly or indirectly make any capital expenditures other than (i) capital expenditures in an amount not exceeding $110,000,000 in the aggregate for the period commencing May 1, 2020 through the end of the Covenant Relief Period and (ii) other capital expenditures in excess of the amount set forth in clause (i) so long as such capital expenditures are necessary for emergency repairs or other expenditures required for the safety of employees or guests.

(6)Sell, transfer of or otherwise dispose any Unencumbered Property, unless the proceeds thereof are applied as required by and in accordance with Section 2.8.(b), including the definition of “Net Proceeds.”

Article XI. Default

Section 11.1.  Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)Default in Payment.  The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) (i) the principal of any of the Loans or any Reimbursement Obligation, (ii) any interest on any of the Loans, Reimbursement Obligations or L/C Disbursements, or any Fee payable by the Borrower, and solely in the case of this clause (ii), such failure shall continue for a period of 3 Business Days or (iii) other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment obligation owing by such Loan Party under any Loan Document to which it is a party, and solely in the case of this clause (iii), such failure shall continue for a period of 3 Business Days.

(b)Default in Performance.

(i)Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Article IX. or Article X. (other than Section 10.6.); or

(ii)Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section, and solely in the case of this subsection (b)(ii), such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or such other Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

(c)Misrepresentations.  Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Loan Party to the Administrative Agent, any Issuing Bank or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made or deemed made.

(d)Indebtedness Cross-Default.

(i)The Parent, the Borrower, any other Loan Party or any other Subsidiary shall fail to make any payment when due and payable in respect of any Indebtedness (after giving effect to any applicable notice or cure periods under such Indebtedness) (other than the Loans, Reimbursement Obligations and Derivatives Contracts) having an aggregate outstanding principal amount, in each case individually or in the aggregate with all other Indebtedness as to which such a failure exists, of $75,000,000 or more (or in the case of Nonrecourse Indebtedness, $165,000,000 or more) (in each case, “Material Indebtedness”); or

(ii)(x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid, repurchased, redeemed or defeased prior to the stated maturity thereof, in each case of this clause (y), other than as a result of the sale or other transfer of the collateral for any such Material Indebtedness that is Secured Indebtedness; or

(iii)Any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid, repurchased, redeemed or defeased prior to its stated maturity; provided that upon Administrative Agent’s receipt of evidence that such event has been waived in writing by such holder, holders, trustee, agent or other Person holding any such Material Indebtedness, such event shall automatically cease to constitute an Event of Default hereunder; or

(iv)There occurs an “Event of Default” under and as defined in any Derivatives Contract as to which the Parent, the Borrower, any other Loan Party or any other Subsidiary is a “Defaulting Party” (as defined therein), or there occurs an “Early Termination Date” (as defined therein) in respect of any Specified Derivatives Contract as a result of a “Termination Event” (as defined therein) as to which the Borrower or any of its Subsidiaries is an “Affected Party” (as defined therein), in each case, if the Derivatives Termination Value payable by the Parent, the Borrower, any other Loan Party or any other Subsidiary exceeds $75,000,000 in the aggregate.

(5)Prior to the Security Release Date, the Parent, the Borrower, any other Loan Party or any Subsidiaries shall (x) fail to make a payment when due and payable with respect to the Senior Notes (after giving effect to any applicable notice or cure periods thereunder), (y)  the maturity of any Indebtedness under the Senior Notes or Senior Notes Agreement shall have been accelerated in accordance with the terms thereof or the Senior Notes shall be required to be prepaid, repurchased, redeemed or defeased prior to the stated maturity thereof or (z) any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any the Senior Notes, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any of the Senior Notes or require any Indebtedness under the Senior Notes to be prepaid, repurchased, redeemed or defeased prior to its stated maturity; provided that upon Administrative Agent’s receipt of evidence that such event has been waived in writing by such holder, holders, trustee, agent or other Person holding such Senior Notes, such event shall automatically cease to constitute an Event of Default hereunder.

(e)Voluntary Bankruptcy Proceeding.  The Parent, the Borrower, any other Loan Party or any other Significant Subsidiary shall:  (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection (f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(f)Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against the Parent, the Borrower, any other Loan Party or any other Significant Subsidiary in any court of competent jurisdiction seeking:  (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days, or an order granting the remedy or other relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(g)Revocation of Loan Documents.  Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or any Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).

(h)Judgment.   A judgment or order for the payment of money or for an injunction or other non-monetary relief shall be entered against the Parent, the Borrower, any other Loan Party or any other Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 consecutive days without being satisfied, paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such judgments or orders entered against the Parent, the Borrower, any other Loan Party or any other Subsidiary, $75,000,000 or (B) in the case of an injunction or other non-monetary relief, such injunction or judgment or order could reasonably be expected to have a Material Adverse Effect.

(i)Attachment.  A warrant, writ of attachment, execution or similar process shall be issued against any property of the Parent, the Borrower, any other Loan Party or any other Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, $75,000,000 in amount and such warrant, writ, execution or process shall not be satisfied, paid, discharged, vacated, stayed or bonded for a period of 20 consecutive days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Borrower, any other Loan Party or any other Subsidiary.

(j)ERISA.  The aggregate amount of liabilities of the Borrower, the other Loan Parties and the other Subsidiaries resulting from existing ERISA Events, together with the aggregate minimum funding contributions payable by the Borrower, the other Loan Parties and the other Subsidiaries as a result of the “benefit obligation” of all Plans exceeding the “fair market value of plan assets” for such Plans, all as determined, and with such terms defined, in accordance with FASB ASC 715, shall exceed $75,000,000 in the aggregate during any fiscal year of the Borrower.

(k)Loan Documents.  An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(l)Change of Control/Change in Management.

(i)Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35.0% of the total voting power of the then outstanding voting stock of the Parent;

(ii)During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office;

(iii)The Parent or a Wholly Owned Subsidiary of the Parent (x) shall cease to be the sole managing member of the Borrower or (y) shall cease to have the sole and exclusive power to exercise all management and control over the Borrower; or

(iv)the Parent shall cease to own and control, directly or indirectly, at least 80% of the outstanding Equity Interests of the Borrower.

(m) Liens in the Collateral.  After the occurrence of the Security Trigger Date and prior to the Security Release Date, any Lien purported to be created under any Loan Document shall cease to be, or shall be asserted by any Borrower or other Loan Party not to be, a valid and perfected Lien on any Collateral having a value, individually or in the aggregate, in excess of $5,000,000, with the priority required by the applicable Loan Documents and the Intercreditor Agreement, except as a result of (i) the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, or (ii) the release of such Lien as a result of the occurrence of the Security Release Date hereunder.

(n)Intercreditor Agreement.  After the occurrence of the Security Trigger Date and prior to the Security Release Date, any Intercreditor Agreement shall be asserted in writing by any Loan Party not to be, in whole or in part, legally valid, binding and enforceable against any party thereto, or such Intercreditor Agreement shall otherwise not be effective to create the rights and obligations purported to be created thereunder (as determined by a court of competent jurisdiction).

Notwithstanding the foregoing provisions of this Section 11.1., no Default or Event of Default shall be deemed to have occurred under the foregoing clauses (d)(i), (d)(ii), (d)(iii), (e), (f), (h) or (i) with respect to any event or occurrence described therein relating to Sunstone 42nd St., the non-recourse mortgage loan secured by the hotel owned by Sunstone 42nd St. on the First Amendment Date or the 42nd St. Guaranty so long as, immediately prior to and after giving effect to such event or occurrence, (i) the holder of such mortgage loan does not have a claim for repayment of such mortgage loan under the 42nd Street Guaranty in excess of the then outstanding principal amount of such mortgage loan (which on the First Amendment Date is $77,174,971.28), accrued and unpaid interest thereon and the costs and expenses of enforcement required to be paid by the guarantor under the 42nd St. Guaranty or (ii) if the holder of such mortgage loan has a claim in excess of such amount, such holder shall have waived such liability in writing.

Section 11.2.  Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a)Acceleration; Termination of Facilities.

(i)Automatic.  Upon the occurrence of an Event of Default specified in Sections 11.1.(e) or 11.1.(f), (1)(A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (2) the Commitments and the Swingline Commitment and the obligation of the Issuing Banks to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

(ii)Optional.  If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall:  (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (2) terminate the Commitments and the Swingline Commitment and the obligation of the Issuing Banks to issue Letters of Credit hereunder.

(b)Loan Documents.  The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)Applicable Law.  The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)Appointment of Receiver.  To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the property and/or the business operations of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e)Remedies in Respect of Specified Derivatives Contracts.  Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent, the Issuing Banks or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following:  (a)  to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c)  to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider and (d) to prosecute any legal action against the Parent, the Borrower, any other Loan Party or other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.

Section 11.3.  Remedies Upon Default.

Upon the occurrence of a Default specified in Section 11.1.(f), the Commitments, the Swingline Commitment and the obligation of the Issuing Banks to issue Letters of Credit shall immediately and automatically terminate.

Section 11.4.  Marshaling; Payments Set Aside.

No Lender Party shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Guaranteed Obligations.  To the extent that any Loan Party makes a payment or payments to a Lender Party, or a Lender Party enforces its security interest or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Guaranteed Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 11.5.  Allocation of Proceeds; Sharing Event.

(a)If an Event of Default exists, all payments received by the Administrative Agent (or any Lender as a result of its exercise of remedies permitted under Section 13.3.) under any of the Loan Documents in respect of any Guaranteed Obligations shall be applied in the following order and priority:

(~~a~~i)to payment of that portion of the Guaranteed Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, each Issuing Bank in its capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Banks and Swingline Lender in proportion to the respective amounts described in this clause (~~a~~i) payable to them;

(~~b~~ii)to payment of that portion of the Guaranteed Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause (~~b~~ii) payable to them;

(~~c~~iii)to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Swingline Loans;

(~~d~~iv)to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (~~d~~iv) payable to them;

(~~e~~v)to payment of that portion of the Guaranteed Obligations constituting unpaid principal of the Swingline Loans;

(~~f~~vi)to payment of that portion of the Guaranteed Obligations constituting unpaid principal of the Loans, Reimbursement Obligations, other Letter of Credit Liabilities and payment obligations then owing under Specified Derivatives Contracts, ratably among the Lenders, the Issuing Banks and the Specified Derivatives Providers in proportion to the respective amounts described in this clause (~~f~~vi) payable to them; provided, however, to the extent that any amounts available for distribution pursuant to this clause are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Administrative Agent for deposit into the Letter of Credit Collateral Account; and

(~~g~~vii)the balance, if any, after all of the Guaranteed Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Guaranteed Obligations arising under Specified Derivatives Contracts shall be excluded from “Guaranteed Obligations” and the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider, as the case may be.  Each Specified Derivatives Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, (A) be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XII. for itself and its Affiliates as if a “Lender” party hereto and (B) acknowledged and agreed that the terms hereof and payments received by such Specified Derivatives Provider are subject to the terms of the Intercreditor Agreement.

(b)Notwithstanding anything to the contrary set forth herein, the Lender Parties acknowledge and agree that, at any time that the Intercreditor Agreement is effective, after the occurrence of a “Sharing Event” (as defined in the Intercreditor Agreement) all payments received directly or indirectly with respect to the Guaranteed Obligations will be held by the Administrative Agent (or, if received by a Lender Party, will be turned over to the Administrative Agent) for the benefit of the Lender Parties until the earlier of (i) the occurrence of an “Enforcement” (as defined in the Intercreditor Agreement), at which time such amount shall be distributed to the Collateral Agent for distribution in accordance with the terms of the Intercreditor Agreement and (ii) the date which is 90 days following the occurrence of the Sharing Event if no Enforcement has occurred with respect thereto, at which time such amounts shall be distributed pursuant to the terms of this Agreement.

Section 11.6.  Letter of Credit Collateral Account.

(a)As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrower hereby pledges and grants to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Issuing Banks and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Letter of Credit Collateral Account and the balances from time to time in the Letter of Credit Collateral Account (including the investments and reinvestments therein provided for below).  The balances from time to time in the Letter of Credit Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the applicable Issuing Bank as provided herein.  Anything in this Agreement to the contrary notwithstanding, funds held in the Letter of Credit Collateral Account shall be subject to withdrawal only as provided in this Section.

(b)Amounts on deposit in the Letter of Credit Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion.  All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent for the ratable benefit of the Administrative Agent, the Issuing Banks and the Revolving Lenders; provided, that all earnings on such investments will be credited to and retained in the Letter of Credit Collateral Account.  The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Letter of Credit Collateral Account.

(c)If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Administrative Agent to use the monies deposited in the Letter of Credit Collateral Account to reimburse the applicable Issuing Bank for the payment made by such Issuing Bank to the beneficiary with respect to such drawing.

(d)If an Event of Default exists, the Administrative Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and apply the proceeds thereof to the Obligations in accordance with Section 11.5.  Notwithstanding the foregoing, the Administrative Agent shall not liquidate or release any such amounts if such liquidation or release would result in the amount available in the Letter of Credit Collateral Account to be less than the Stated Amount of all Extended Letters of Credit that remain outstanding.

(e)So long as no Default or Event of Default exists, and to the extent amounts on deposit in or credited to the Letter of Credit Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business Days after the Administrative Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such amount of the credit balances in the Letter of Credit Collateral Account as exceeds the aggregate amount of Letter of Credit Liabilities at such time.  Upon the expiration, termination or cancellation of an Extended Letter of Credit for which the Lenders reimbursed (or funded participations in) a drawing deemed to have occurred under the fourth sentence of Section 2.3.(b) for deposit into the Letter of Credit Collateral Account but in respect of which the Lenders have not otherwise received payment for the amount so reimbursed or funded, the Administrative Agent shall promptly remit to the Lenders the amount so reimbursed or funded for such Extended Letter of Credit that remains in the Letter of Credit Collateral Account, pro rata in accordance with the respective unpaid reimbursements or funded participations of the Lenders in respect of such Extended Letter of Credit, against receipt but without any recourse, warranty or representation whatsoever.  When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Letter of Credit Collateral Account.

(f)The Borrower shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent’s administration of the Letter of Credit Collateral Account and investments and reinvestments of funds therein.

Section 11.7.  Performance by Administrative Agent.

If the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower or such other Loan Party after the expiration of any cure or grace periods set forth herein.  In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid.  Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 11.8.  Rights Cumulative.

(a)Generally.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders under this Agreement and each of the other Loan Documents and of the Specified Derivatives Providers under the Specified Derivatives Contracts, shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law.  In exercising their respective rights and remedies the Administrative Agent, the Issuing Banks, the Lenders, and the Specified Derivatives Providers may be selective and no failure or delay by any such Lender Party in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b)Enforcement by Administrative Agent.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article XI. for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Issuing Bank or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank or Swingline Lender, as the case may be) hereunder or under the other Loan Documents, (iii) any Specified Derivatives Provider from exercising the rights and remedies that inure to its benefit under any Specified Derivatives Contract, (iv) any Lender from exercising setoff rights in accordance with Section 13.3. (subject to the terms of Section 3.3.), or (v) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative

Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article XI. and (y) in addition to the matters set forth in clauses (ii), (iv) and (v) of the preceding proviso and subject to Section 3.3., any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

Article XII. The Administrative Agent

Section 12.1.  Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders.  Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.  Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  The Administrative Agent shall deliver or otherwise make available to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article IX. that the Parent or the Borrower is not otherwise required to deliver directly to the Lenders.  The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Parent, the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered or otherwise made available to such Lender pursuant to the terms of this Agreement or any such other Loan Document.  As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law.  Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 12.2.  Administrative Agent as Lender.

The Lender acting as Administrative Agent shall have the same rights and powers as a Lender or a Specified Derivatives Provider, as the case may be, under this Agreement, any other Loan Document or any Specified Derivatives Contract, as the case may be, as any other Lender, or Specified Derivatives Provider and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity.  Wells Fargo and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the Issuing Banks, the other Lenders, or any Specified Derivatives Providers.  Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Parent, the Borrower, any other Loan Party or any other Subsidiary for services in connection with this Agreement, any Specified Derivatives Contract, or otherwise without having to account for the same to the Issuing Banks, the other Lenders, or any Specified Derivatives Providers.  The Issuing Banks and the Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 12.3.  Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent or approval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, consent or approval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved and (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Administrative Agent by the Parent, the Borrower in respect of the matter or issue to be resolved.  Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the requested determination, consent or approval within 10 Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved such requested determination, consent or approval.

Section 12.4.  Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender, the Parent or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.”  If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”; provided, a Lender’s failure to provide such a “notice of default” to the Administrative Agent shall not result in any liability of such Lender to any other party to any of the Loan Documents.  Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 12.5.  Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment.  Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Parent, the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.  Neither the Administrative Agent nor any of its Related Parties: (a) makes any warranty or representation to any Lender, any Issuing Bank or any other Person, or shall be responsible to any Lender, any Issuing Bank or any other Person for any statement, warranty or representation made or deemed made by the Parent, the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Parent, the Borrower or other Persons, or to inspect the property, books or records of the Parent, the Borrower or any other Person; (c) shall be responsible to any Lender or any Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders Parties in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan

Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties.  The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct in the selection of such agent or attorney-in-fact as determined by a court of competent jurisdiction in a final non-appealable judgment.

Section 12.6.  Indemnification of Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, further, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limiting the generality of the foregoing (but subject to the provisos in the previous sentence), each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its Pro Rata Share (determined as of the time that the applicable reimbursement is sought) of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws.  Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification.  The agreements in this Section shall survive the payment of the Loans and all other Obligations and the termination of this Agreement.  If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 12.7.  Lender Credit Decision, Etc.

Each of the Lenders and each Issuing Bank expressly acknowledges and agrees that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to such Issuing Bank or such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Issuing Bank or any Lender.  Each of the Lenders and each Issuing Bank acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective Related Parties, and based on the financial statements of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate.  Each of the Lenders and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective Related Parties, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Parent, the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Parent, the Borrower, any other Loan Party or any other Subsidiary.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender or any Issuing Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Parent, the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its Related Parties.  Each of the Lenders and each Issuing Bank acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender or any Issuing Bank.

Section 12.8.  Successor Administrative Agent.

The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower.  If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Requisite Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent.  Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld, delayed or conditioned (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent).  If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Administrative Agent’s giving of notice of resignation or removal, then the current Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to each Lender and each Issuing Bank directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders and such Issuing Banks so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender or Issuing Bank were itself the Administrative Agent.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.  Any resignation by or removal of an Administrative Agent shall also constitute the resignation or removal as an Issuing Bank and as the Swingline Lender by the Lender then acting as Administrative Agent (the “Resigning Lender”).  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder (i) the Resigning Lender shall be discharged from all duties and obligations of an Issuing Bank and the Swingline Lender hereunder and under the other Loan Documents and (ii) any successor Issuing Bank shall issue letters of credit in substitution for all Letters of Credit issued by the Resigning Lender as Issuing Banks outstanding at the time of such succession (which letters of credit issued in substitutions shall be deemed to be Letters of Credit issued hereunder) or make other arrangements satisfactory to the Resigning Lender to effectively assume the obligations of the Resigning Lender with respect to such Letters of Credit.  After any Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XII. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.  Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

Section 12.9.  Titled Agents.

Each of the Lead Arrangers, the Bookrunners, the Syndication Agents and the Documentation Agent (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders.  The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, any Issuing Bank, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

Section 12.10.  Specified Derivatives Contracts.

No Specified Derivatives Provider that obtains the benefits of Section 11.5. by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of any Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Specified Derivatives Contracts unless the Administrative Agent has received written notice of such Specified Derivatives Contracts, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider, as the case may be.

Section 12.11.  Collateral Matters.

In relation to any Liens in the Collateral to secure the Obligations granted on the Security Trigger Date:

(a)Each Lender Party (including, by accepting the benefits thereof, each Specified Derivatives Provider) hereby authorizes the Administrative Agent, without the necessity of any notice to or further consent from any Lender Party, from time to time prior to an Event of Default, to take any action (or direct the Collateral Agent to take such action) with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.

(b)The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release (or to direct the Collateral Agent to release) any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of the Obligations; (ii) upon the Security Release Date or as otherwise expressly permitted by the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Lenders required to so approve in accordance with the terms of this Agreement.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release (or to direct the Collateral Agent to release) particular types or items of Collateral pursuant to this Section.

(c)Notwithstanding anything set forth herein (including Section 8.14(c)), (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) any release of the Collateral (or any portion thereof) shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all interests retained by the Borrower or any other Loan Party, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral to the extent provided in the Pledge Agreement.  In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d)The Administrative Agent shall have no obligation whatsoever to the Lender Parties or to any other Person to assure that the Collateral exists or is owned by the Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent pursuant to any of the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion but subject to the terms and conditions of the Loan Documents, and that the Administrative Agent shall have no duty or liability whatsoever to the Lender Parties, except to the extent resulting from its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.

Section 12.12.  Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim.

In the case of the pendency of any proceeding under any Debtor Relief Laws relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(ii)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its respective agents and counsel and all other amounts due Administrative Agent under this Agreement allowed in such judicial proceeding; and

(iii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under this Agreement. To the extent that the payment of any such compensation, expenses, disbursements and advances of Administrative Agent, its agent and counsel, and any other amounts due Administrative Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Article XIII. Miscellaneous

Section 13.1.  Notices.

Unless otherwise provided herein (including without limitation as provided in Section 9.5.), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:

If to the Borrower:

Sunstone Hotel Partnership, LLC

200 Spectrum Center Drive, 21st Floor

Irvine, CA  92618

Attention:Bryan Giglia, CFO

Telecopier:(949) 330-4078

Telephone:(949) 382-3036

with a copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA  90071-1560

Attention: Pablo Clarke

Telephone:(213) 891-7987

If to the Administrative Agent:

Wells Fargo Bank, National Association

1750 H Street, NW, #550

Washington, D.C. 20006

Attention:  Mark F. Monahan

Telecopier:(202) 429-2589

Telephone:(202) 303-3017

with a copy to

Wells Fargo Bank, National Association

Shared Credit Management

171 17th Street, NW, 4th Floor

Atlanta, Georgia  30363

Attn:  Sandra Wheeler

Loan #:  1013605

Telecopier:(866) 600-0942

Telephone:(404) 897-9040

If to the Administrative Agent under Article II.:

Wells Fargo Bank, National Association

Minneapolis Loan Center

MAC N9303-110

600 South 4th Street, 9th Floor,

Minneapolis, Minnesota 55415

Attn:  Manager

Telecopier:(866) 835-0263

Telephone:(612) 316-0299

If to Wells Fargo, as an Issuing Bank:

Wells Fargo Bank, National Association

1750 H Street, NW, #550

Washington, D.C.  20006

Attention: Mark F. Monahan

Telecopier:(202) 429-2589

Telephone:(202) 303-3017

If to JPMorgan Chase Bank, N.A., as an Issuing Bank:

JPMorgan Chase Bank, N.A.

10 S. Dearborn, 19th Floor

Chicago, IL 60603

Attn: Christian Lunt

Telecopier: (312) 325-5174

Telephone: (312) 325-5007

If to Bank of America, N.A., as an Issuing Bank:

Bank of America, N.A.

Global Trade Operations

One Fleet Way, 2nd Floor

Mail Code PA6-580-02-30

Scranton, PA  18507

Telecopier:  1-800-755-8743

Telephone: 1-800-370-7519 and choose Trade product opt.  #1

Email Address:  scranton_standby_lc@bankofamerica.com

If to any other Lender:

To such Lender’s address or telecopy number as set forth in the applicable Administrative Questionnaire or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender or an Issuing Bank shall only be required to give notice of any such other address to the Administrative Agent and the Borrower.  All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of 3 days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent, the Issuing Banks and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 9.5. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.  Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent, any Issuing Bank or any Lender under Article II. shall be effective only when actually received.  None of the Administrative Agent, any Issuing Bank or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Issuing Banks or the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent, such Issuing Bank or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.  Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.

Section 13.2.  Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Lead Arranger that is an Affiliate of the Administrative Agent for all of their respective reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and reasonable travel expenses related to closing), and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one single counsel to both the Administrative Agent and such Lead Arranger and all costs and expenses of the Administrative Agent in connection with the use of IntraLinks, SyndTrak or other similar information transmission systems in connection with the Loan Documents and of the Administrative Agent in connection with the review of Properties for inclusion as Unencumbered Properties and the Administrative Agent’s other activities under Article IV. and the reasonable and documented fees and disbursements of counsel to the Administrative Agent relating to all such activities, (b) to pay or reimburse the Administrative Agent, the Issuing Banks and the Lenders for all their reasonable and documented costs and expenses incurred in connection with the enforcement, “workout” or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the reasonable allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Administrative Agent, the Issuing Banks and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document ~~and~~, (d) to pay, and indemnify and hold harmless the Administrative Agent for all reasonable and documented costs and expenses incurred in connection with the exercise of any right or remedy the Administrative Agent or the Lenders may have under this Agreement or the other Loan Documents, including but not limited to, the foreclosure upon, or seizure of, any Collateral or exercise of any other rights of a secured party, and (e) to the extent not already covered by any of the preceding subsections, to pay or reimburse the fees and disbursements of counsel to the Administrative Agent, any Issuing Bank and any Lender incurred in connection with the representation of the Administrative Agent, such Issuing Bank or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 11.1.(e) or 11.1.(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Parent, the Borrower or any other Loan Party, whether proposed by the Parent, the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding; provided that the fees and expenses of external counsel shall be limited to (x) one external counsel for the Administrative Agent, (y) one external counsel for all other Lenders (and, solely in the case of a conflict of interest, additional conflicts counsel) and (z) and such local or foreign counsel of the Administrative Agent as may be necessary under the circumstances.  If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent and/or the Lenders may pay such amounts on behalf of the Borrower and such amounts shall be deemed to be Obligations owing hereunder.

Section 13.3.  Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Administrative Agent, each Issuing Bank, each Lender, each Affiliate of the Administrative Agent, any Issuing Bank or any Lender, and each Participant, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of an Issuing Bank, a Lender, an Affiliate of an Issuing Bank or a Lender, or a Participant, subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Issuing Bank, such Lender, any Affiliate of the Administrative Agent, such Issuing Bank or such Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2., and although such Obligations shall be contingent or unmatured.  Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9. and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 13.4.  Litigation; Jurisdiction; Other Matters; Waivers.

(a)EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, EACH ISSUING BANK, THE PARENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)THE PARENT AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING BANK, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE PARENT, THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 13.5.  Successors and Assigns.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor the Parent may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (e) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of an  assigning Revolving Lender’s Revolving Commitment and/or the Revolving Loans at the time owing to it, or contemporaneous assignments to related Approved Funds that equal at least the amount specified in the immediately following clause (B) in the aggregate, or, if applicable, in the case of an assignment of the entire remaining amount of an assigning Term Loan Lender’s Term 1 Loans or Term 2 Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in the immediately preceding subsection (A), the aggregate amount of a specific Class of Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Class of Commitments is not then in effect, the principal outstanding balance of the applicable Class of Loans of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 in the case of any assignment of a Commitment or Loans, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Commitments held by such assigning Lender or if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $5,000,000 in the case of a Commitment or Loans, then such assigning Lender shall assign the entire amount of its Commitment and the Loans at the time owing to it.

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Commitments or Loans on a non-pro rata basis.

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned ) shall be required unless (x) an Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender of the same Class of Commitments or Loans, an Affiliate of such a Lender or an Approved Fund in respect of such Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) shall be required for assignments in respect of (x) a Commitment if such assignment is to a Person that is not already a Lender of the same Class of Commitments, an Affiliate of such a Lender or an Approved Fund in respect of such Lender with respect to such a Lender or (y) any Term Loan or, if the Revolving Commitments have been terminated, any Revolving Loan, to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)the consent of each Issuing Bank and the Swingline Lender shall be required for any assignment in respect of a Revolving Commitment if such assignment is to a Person that is not already a Revolving Lender.

(iv)Assignment and Assumption; Notes.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500 for each assignment (which fee the Administrative Agent may, in its sole discretion, elect to waive), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.  If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate.

(v)No Assignment to Certain Persons.  No such assignment shall be made to (A) the Parent, the Borrower or any of the Affiliates or Subsidiaries of the Parent or the Borrower or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and, as applicable, participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage and such that all Term Loans are held by the Term Loan Lenders pro rata as if there had been no Defaulting Lenders that are Term Loan Lenders.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.4., 13.2. and 13.9. and the other provisions of this Agreement and the other Loan Documents as provided in Section 13.10. with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c)Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Parent, the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (w) increase such Lender’s Commitment, (x) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (y) reduce the rate at which interest is payable thereon or (z) release any Guarantor from its Obligations under the Guaranty except as contemplated by Section 8.13.(b), in each case, as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10., 5.1., 5.4. (subject to the requirements and limitations therein, including the requirements under Section 3.10.(g) (it being understood that the documentation required under Section 3.10.(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6. as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.1. or 3.10., with respect to any participation, than its participating Lender would have been entitled to receive.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6. with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.3. as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3. as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)No Registration.  Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

(g)USA Patriot Act Notice; Compliance.  In order for the Administrative Agent to comply with “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

Section 13.6.  Amendments and Waivers.

(a)Generally.  Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Parent, the Borrower, any other Loan Party or any other Subsidiary of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.  Any term of this Agreement or of any other Loan Document relating solely to the rights or obligations of the Lenders of a particular Class, and not Lenders of any other Class, may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Requisite Class Lenders for such Class of Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is a party thereto).  Notwithstanding anything to the contrary contained in this Section, each Fee Letter may only be amended, and the performance or observance by any Loan Party thereunder may only be waived, in a writing executed by the parties thereto.  Notwithstanding anything to the contrary contained in this Section, the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 5.2.(c) in accordance with the terms of Section 5.2.(c).

(b)Additional Lender Consents.  In addition to the foregoing requirements, no amendment, waiver or consent shall:

(i)(A) increase (or reinstate) the Commitments of a Lender or subject a Lender to any additional obligations without the written consent of such Lender or (B) increase the aggregate Commitments other than in connection with an increase under Section 2.16. as provided therein without the consent of each Lender;

(ii)reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations without the written consent of each Lender directly affected thereby; provided, however, only the written consent of the Requisite Lenders shall be required for the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate”;

(iii)reduce the amount of any Fees payable to a Lender without the written consent of such Lender;

(iv)modify the definition of “Revolving Commitment Percentage” without the written consent of each Revolving Lender;

(v)modify the definitions of “Revolving Termination Date” or clause (a) of the definition of “Termination Date” (in each case, except in accordance with Section 2.13.) or otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Revolving Loans or for the payment of Fees or any other Obligations owing to the Revolving Lenders, or extend the expiration date of any Letter of Credit beyond the Revolving Termination Date (except in accordance with Section 2.3.(b)), in each case, without the written consent of each Revolving Lender directly affected thereby;

(vi)modify the definitions of “Term Loan Maturity Date” or clause (b) of the definition of “Termination Date” or otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Term Loans or for the payment of Fees or any other Obligations owing to the Term Loan Lenders, in each case, without the written consent of each Term Loan Lender directly affected thereby;

(vii)while any Term Loans are outstanding, amend, modify or waive (A) Section 6.2. or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Lenders to make Revolving Loans when such Lenders would not otherwise be required to do so, (B) the amount of the Swingline Commitment or (C) the L/C Commitment Amount, in each case, without the prior written consent of the Requisite Class Lenders of the Revolving Lenders;

(viii)modify the definition of “Pro Rata Share” or amend or otherwise modify the provisions of Section 3.2. without the written consent of each Lender;

(ix)amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section, modify the definition of the term “Requisite Lenders” or (except as otherwise provided in the immediately following clause (x)), modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Lender;

(x)modify the definition of the term “Requisite Class Lenders” as it relates to a particular Class of Lenders or modify in any other manner the number or percentage of a Class of Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, in each case, solely with respect to such Class of Lenders, without the written consent of each Lender in such Class;

(xi)release the Parent as a Guarantor or any other Guarantor from its obligations under the Guaranty (except as expressly permitted by Section 8.13.(b)) without the written consent of each Lender; provided, however, the consent of each Lender shall not otherwise be required under this clause (xi) for any amendment, waiver or consent which does not expressly provide for the release of a Guarantor (but which may indirectly result in such a release);

(xii)amend, or waive the Borrower’s compliance with, Section 2.15. without the written consent of each Revolving Lender;

(xiii)modify Section 2.16. to change the aggregate amount of Revolving Commitments and Term Loans that may be outstanding after giving effect to any increases of the Revolving Commitments or making of any Term Loans without the written consent of each Lender; or

(xiv)waive any Default or Event of Default occurring under Section 11.1.(a) without the written consent of each Lender owed the Obligations that were not paid when due resulting in such Default or Event of Default.

(c)Amendment of Administrative Agent’s Duties, Etc.  No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents.  Any amendment, waiver or consent relating to Section 2.4. or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender.  Any amendment, waiver or consent relating to Section 2.3. or the obligations of an Issuing Bank under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of such Issuing Bank.  Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitments of any Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein.  No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Parent, the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default.  Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Parent, the Borrower or any other Loan Party shall entitle the Parent, the Borrower or any other Loan Party to other or further notice or demand in similar or other circumstances.

(d)Technical Amendments.  Notwithstanding anything to the contrary in this Section 13.6., if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders and the Issuing Banks.  Any such amendment shall become effective without any further action or consent of any of other party to this Agreement.

Section 13.7.  Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders, the Issuing Banks and the Administrative Agent, on the other hand, shall be solely that of borrower and lender.  None of the Administrative Agent, any Issuing Bank or any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent, any Issuing Bank or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party.  None of the Administrative Agent, any Issuing Bank or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Section 13.8.  Confidentiality.

The Administrative Agent, each Issuing Bank and each Lender shall maintain the confidentiality of all Information (as defined below) but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ other respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed assignee, Participant or other transferee in connection with a potential transfer of any Commitment or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law; (d) to the Administrative Agent’s, such Issuing Bank’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document (or any Specified Derivatives Contract) or any action or proceeding relating to any Loan Document (or any Specified Derivatives Contract) or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Administrative Agent, such Issuing Bank or such Lender to be a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; and (j) with the prior written consent of the Borrower.  Notwithstanding the foregoing, the Administrative Agent, each Issuing Bank and each Lender may disclose any such confidential information, without notice to the Parent, the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent, such Issuing Bank or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent, such Issuing Bank or such Lender.  As used in this Section, the term “Information” means all information received from the Parent, the Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Parent, the Borrower, any other Loan Party, any other Subsidiary or any Affiliate, provided that, in the case of any such information received from the Parent, the Borrower, any other Loan Party, any other Subsidiary or any Affiliate after the date hereof, such information shall be deemed confidential unless it is clearly identified at the time of delivery as public.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 13.9.  Indemnification.

(a)The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Issuing Bank, each Lender, the Lead Arrangers and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, and shall pay or reimburse any such Indemnified Party for, any and all losses, claims (including without limitation, Environmental Claims), damages, liabilities and related expenses (including without limitation, the fees, charges and disbursements of any counsel for any Indemnified Party (which counsel may be employees of any Indemnified Party)), incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including the Parent, the Borrower, any other Loan Party or any other Subsidiary) other than such Indemnified Party and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby , the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent, the Borrower, any other Loan Party or any other Subsidiary, or any Environmental Claim related in any way to the Parent, the Borrower, any other Loan Party or any other Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding (an “Indemnity Proceeding”) relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Parent, the Borrower, any other Loan Party or any other Subsidiary, and regardless of whether any Indemnified Party is a party thereto, or (v) any claim (including without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent, any Issuing Bank or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees; provided, however, that (A) such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party and (B) in the case of legal fees and expenses, the Borrower’s reimbursement obligations hereunder shall be limited to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Indemnified Parties (other than in connection with a dispute among Indemnified Parties resulting from claims against the Administrative Agent or a Lead Arranger in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under this Agreement and the other Loan Documents) and, if reasonably necessary, a single local counsel for the Indemnified Parties in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnified Parties similarly situated and taken as a whole.

(b)If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(c)The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

References in this Section 13.9. to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 13.10.  Termination; Survival.

This Agreement shall terminate at such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated or expired or been canceled (other than Extended Letters of Credit in respect of which the Borrower has satisfied the requirements to provide Cash Collateral as required in Section 2.3.(b)), (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and no Issuing Bank is obligated under this Agreement to issue Letters of Credit and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full. The indemnities to which the Administrative Agent, the Issuing Bank the Lenders and their respective Related Parties are entitled under the provisions of Sections 3.10., 5.1., 5.4., 12.6., 13.2. and 13.9. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 13.4., shall continue in full force and effect and shall protect the Administrative Agent, the Issuing Bank the Lenders and their respective Related Parties (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 13.11.  Severability of Provisions.

If any provision of this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 13.12.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 13.13.  Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means).  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 13.14.  Obligations with Respect to Loan Parties and Subsidiaries.

The obligations of the Parent and the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties and Subsidiaries as specified herein shall be absolute and not subject to any defense the Parent or the Borrower may have that the Parent or the Borrower does not control such Loan Parties or Subsidiaries.

Section 13.15.  Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 13.16.  Limitation of Liability.

None of the Administrative Agent, any Issuing Bank, any Lender, or any of their respective Related Parties shall have any liability with respect to, and each of the Parent and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by the Parent or the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Section 13.17.  Entire Agreement.

This Agreement and the other Loan Documents embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  To the extent any term of this Agreement is inconsistent with a term of any other Loan Document to which the parties of this Agreement are party, the term of this Agreement shall control to the extent of such inconsistency.  There are no oral agreements among the parties hereto.

Section 13.18.  Construction.

The Administrative Agent, each Issuing Bank, the Parent, Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, each Issuing Bank, each Lender, the Parent and the Borrower.

Section 13.19.  Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 13.20.  Acknowledgement and Consent to Bail-in of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document~~, to the extent such liability is unsecured,~~ may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent ~~undertaking~~entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

Section 13.21.  Effect of Amendment and Restatement.

(a)Existing Credit Agreement.  Upon satisfaction of the conditions precedent set forth in Sections 6.1. and 6.2. of this Agreement, this Agreement and the other Loan Documents shall exclusively control and govern the mutual rights and obligations of the parties hereto with respect to the Existing Credit Agreement, and the Existing Credit Agreement shall be superseded in all respects, in each case, on a prospective basis.

(b)NO NOVATION.  THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT.  THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER OR ANY OTHER LOAN PARTY UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT).

Section 13.22.  Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivatives Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

~~[~~

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 13.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D)).

Section 13.23.  Intercreditor Agreement.

BY ACCEPTING THE BENEFITS OF THE SECURITY INTERESTS SET FORTH HEREIN THE LENDER PARTIES (INCLUDING EACH PERSON THAT BECOMES A LENDER PARTY PURSUANT TO SECTION 13.5 OR OTHERWISE) HEREBY (A) CONSENT TO AND APPROVE EACH AND ALL OF THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, (B) AGREE THAT, UPON THE ADMINISTRATIVE AGENT’S EXECUTION OF THE INTERCREDITOR AGREEMENT, THEY WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, (C) ACKNOWLEDGE THAT THE LIENS SECURING THE OBLIGATIONS, AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT TO THE GUARANTEED OBLIGATIONS AND THE LIENS GRANTED TO THE COLLATERAL AGENT FOR THE BENEFIT THE ADMINISTRATIVE AGENT AND LENDER PARTIES UNDER THE PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS, ARE SUBJECT TO THE INTERCREDITOR AGREEMENT AND (D) IRREVOCABLY AUTHORIZE AND DIRECT THE ADMINISTRATIVE AGENT TO EXECUTE AND DELIVER THE INTERCREDITOR AGREEMENT UPON THE OCCURRECE OF THE SECURITY TRIGGER DATE AND TO PERFORM ITS OBLIGATIONS THEREUNDER.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN.

Further, by accepting the benefits set forth herein the Lender Parties (including each Person that becomes a Lender Party pursuant to Section 13.5 or otherwise) hereby (a) acknowledge that Wells Fargo is acting under the Intercreditor Agreement in multiple capacities as the Administrative Agent and the Collateral Agent and (b) waive any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against Wells Fargo any claims, causes of action, damages or liabilities of whatever kind or nature relating to any such conflict of interest, except for any such claims, causes of action, damages or liabilities resulting from gross negligence or willful misconduct by Wells Fargo as determined by a court of competent jurisdiction in a final, non-appealable judgment. The Lender Parties (and each Person that becomes a Lender Party pursuant to Section 13.5 or otherwise) hereby authorize and direct Wells Fargo to enter into the Intercreditor Agreement on behalf of each Lender Party and agree that Wells Fargo, in its various capacities thereunder, may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement.

[~~Signatures Continued on Next~~Remainder of Page Intentionally Blank]

ANNEX II

AMENDED CREDIT AGREEMENT

See attached.

Loan Number: 1013605

Loan Number: 1014896

Loan Number: 1018459

[Not A Legal Document]

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of October 17, 2018

by and among

SUNSTONE HOTEL PARTNERSHIP, LLC,

as Borrower,

SUNSTONE HOTEL INVESTORS, INC.,

as Parent,

The financial institutions party hereto

and their assignees under Section 13.5.,

as Lenders,

and

WELLS FARGO Bank, National Association,

as Administrative Agent

______________________________________________________

WELLS FARGO SECURITIES, LLC,
BofA Securities, Inc.,

JPMORGAN CHASE BANK, N.A.,

pnc capital markets llc

and

U.S. Bank National Association,

as Joint Lead Arrangers,

WELLS FARGO SECURITIES, LLC,
BofA Securities, Inc.,

and

JPMORGAN CHASE BANK, N.A.,

as Joint Bookrunners,

bank of america, n.a.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents,

and

CITIBANK, N.A.,

PNC BANK, NATIONAL ASSOCIATION,

and

U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agents

TABLE OF CONTENTS

SCHEDULE I	Commitments
SCHEDULE 1.1.(A)	Existing Letters of Credit
SCHEDULE 1.1.(B)	List of Loan Parties
SCHEDULE 4.1.	Initial Unencumbered Properties
SCHEDULE 7.1.(b)	Ownership Structure
SCHEDULE 7.1.(f)	Properties
SCHEDULE 7.1.(g)	Indebtedness and Guaranties
SCHEDULE 7.1.(h)	Material Contracts
SCHEDULE 7.1.(i)	Litigation
SCHEDULE 7.1.(r)	Affiliate Transactions

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Disbursement Instruction Agreement
EXHIBIT C	Form of Guaranty
EXHIBIT D	Form of Notice of Continuation
EXHIBIT E	Form of Notice of Conversion
EXHIBIT F	Form of Notice of Borrowing
EXHIBIT G	Form of Notice of Swingline Borrowing

EXHIBIT HForm of Revolving Note

EXHIBIT I	Form of Swingline Note
EXHIBIT J	Form of Term 1 Loan Note
EXHIBIT K	Form of Term 2 Loan Note
EXHIBIT L	Forms of U.S. Tax Compliance Certificates
EXHIBIT M	Form of Compliance Certificate
EXHIBIT N	Form of Pledge Agreement
EXHIBIT O	Form of Intercreditor Agreement

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of October 16, 2018, by and among SUNSTONE HOTEL PARTNERSHIP, LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”), SUNSTONE HOTEL INVESTORS, INC., a corporation formed under the laws of the State of Maryland (the “Parent”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 13.5. (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), with each of WELLS FARGO SECURITIES, LLC, BOFA SECURITIES, INC. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), JPMORGAN CHASE BANK, N.A., PNC CAPITAL MARKETS LLC, and U.S. BANK NATIONAL ASSOCIATION, as joint Lead Arrangers (in such capacities, the “Lead Arrangers”), each of WELLS FARGO SECURITIES, LLC, BOFA SECURITIES, INC. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement) and JPMORGAN CHASE BANK, N.A., as joint Bookrunners (the “Bookrunners”), each of BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Syndication Agents (the “Syndication Agents”) and CITIBANK, N.A., PNC BANK, NATIONAL ASSOCIATION and U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent (the “Documentation Agent”).

WHEREAS, the Borrower, the Parent, certain of the Lenders and other lenders party thereto (the “Existing Lenders”), the Administrative Agent and certain other parties have entered into that certain Credit Agreement dated as of April 2, 2015 (as amended and supplemented by that certain Term Loan Supplement dated as of September 3, 2015, and as further amended as in effect immediately prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, the Borrower, the Parent, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders desire to amend and restate the Existing Credit Agreement, to, among other things, make available to the Borrower a credit facility in the initial amount of $685,000,000, which will include a $500,000,000 revolving credit facility with a $40,000,000 swingline subfacility and a $30,000,000 letter of credit subfacility, an $85,000,000 term loan facility and a $100,000,000 term loan facility, in each case, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Article I. Definitions

Section 1.1.  Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“42nd Street Guaranty” has the meaning given that term in Section 10.5.

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 5.1.(b).

“Additional Term 1 Loans” has the meaning given that term in Section 2.16.

“Additional Term 2 Loans” has the meaning given that term in Section 2.16.

“Additional Term Loans” has the meaning given that term in Section 2.16.

“Adjusted EBITDA” means, for any given period, (a) the EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for such period, minus (b) FF&E Reserves for such period.

“Adjusted NOI” means, for any Unencumbered Property and for any period (or if no applicable period is stated, the period of twelve consecutive fiscal months then ended), Net Operating Income for such Unencumbered Property for such period minus an imputed franchise fee in the amount of four percent (4.0%) of the gross revenues for such Unencumbered Property for such period; provided, however, for purposes of this definition, no imputed franchise fee shall be deducted from Net Operating Income with respect to any Unencumbered Property that is not subject to a Franchise Agreement. For purposes of this definition (other than for the period commencing on the First Amendment Date and ending January 1, 2022), the Adjusted NOI for any Unencumbered Property shall be reduced by an amount equal to (a) the amount by which the Adjusted NOI of such Unencumbered Property would exceed 30% of the aggregate Adjusted NOI of all Unencumbered Properties and (b) the amount by which the Adjusted NOI of Unencumbered Properties located in the same MSA as such Unencumbered Property would exceed 40% of the aggregate Adjusted NOI of all Unencumbered Properties.  In addition to the extent that Adjusted NOI attributable to Unencumbered Properties leased under Ground Leases would exceed 25% of Adjusted NOI, such excess shall be excluded.

“Administrative Agent” means Wells Fargo Bank, National Association as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 12.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning given that term in Section 5.6.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Agreement Date” means the date as of which this Agreement is dated.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” means the following:

(a) Prior to June 30, 2020 and after the end of the Covenant Relief Period, with respect to a particular Class and Type of Loans, the percentage rate set forth below corresponding to the Leverage Ratio as determined in accordance with Section 10.1.(a):

Level	Leverage Ratio	Applicable Margin for Revolving Loans that are LIBOR Loans	Applicable Margin for Revolving Loans that are Base Rate Loans	Applicable Margin for Term Loans that are LIBOR Loans	Applicable Margin for Term Loans that are Base Rate Loans
1	Less than 3.00 to 1.00	1.40%	0.40%	1.35%	0.35%
2	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	1.45%	0.45%	1.40%	0.40%
3	Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	1.50%	0.50%	1.45%	0.45%
4	Greater than or equal to 4.00 to 1.00 but less than 5.00 to 1.00	1.60%	0.60%	1.55%	0.55%
5	Greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00	1.80%	0.80%	1.75%	0.75%
6	Greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00	1.95%	0.95%	1.85%	0.85%
7	Greater than or equal to 6.00 to 1.00	2.25%	1.25%	2.20%	1.20%

The Applicable Margins for Loans shall be determined by the Administrative Agent from time to time, based on the Leverage Ratio as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3.  Any adjustment to the Applicable Margins shall be effective as of the first day of the calendar month immediately following the month during which the Borrower delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 9.3.  If the Borrower fails to deliver a Compliance Certificate pursuant to Section 9.3., the Applicable Margins shall equal the percentages corresponding to Level 7 until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered.

(b) During the Covenant Relief Period, (i) the Applicable Margin for Revolving Loans that are LIBOR Loans shall be 2.25% and for Revolving Loans that are Base Rate Loans shall be 1.25% and (ii) the Applicable Margin for Term Loans that are LIBOR Loans shall be 2.20% and for Term Loans that are Base Rate Loans shall be 1.20%.

The provisions of this definition shall be subject to Section 2.5.(c). During the Leverage Ratio Surge Period, any Applicable Margin determined as provided above shall be increased by 0.35%.

“Approved Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Asset Sale” means any conveyance, sale, lease, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any of following (whether owned on June 30, 2020 or thereafter acquired): (i) any Unencumbered Property and (ii) the Equity Interests of any Subsidiary that directly or indirectly owns any Unencumbered Property.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.5.), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability” shall mean, as of any date of determination, an amount equal to the Revolving Commitments of all Lenders as of such date (to the extent available to be drawn) minus all outstanding Revolving Loans, Swingline Loans and Letter of Credit Liabilities as of such date.

“Average Monthly Liquidity” shall mean, (a) the sum of the following for each day of any calendar month (i) the Unrestricted Cash held in the United States as of such day, plus (ii) an amount equal to Availability as of such day (to the extent available to be drawn in accordance with this Agreement) divided by (b) the number of days in such month; provided, however, with respect to the property-level operating accounts, “Average Monthly Liquidity” shall mean the Unrestricted Cash held in such accounts on the first and last day of each month divided by 2.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBOR Market Index Rate plus 1.0%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Market Index Rate (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).

“Base Rate Loan” means a Revolving Loan or Term Loan (or any portion thereof) bearing interest at a rate based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrower, any other Loan Party or any other Subsidiary.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrower Information” has the meaning given that term in Section 2.5.(c).

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day (other than a Saturday, Sunday or legal holiday) on which banks in San Francisco, California and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.  Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capitalized Lease Obligations” means obligations under a lease (or other arrangement conveying the right to use property) to pay rent or other amounts that are required to be capitalized for financial reporting purposes in accordance with GAAP.  The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.  The obligations of (i) Sunstone St. Clair, LLC, a Delaware limited liability company and Subsidiary of the Borrower, under the Hyatt Chicago Capital Lease and (ii) Sunstone OP Properties, L.L.C., a Delaware limited liability company and Subsidiary of the Borrower, under the Courtyard Marriott Los Angeles Capital Lease shall not constitute Capitalized Lease Obligations.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act and applicable rules and regulations.

“CARES Payroll Costs” means “payroll costs” as defined in 15 U.S.C. 636(a)(36)(A)(viii) (as added to the Small Business Act by Section 1102 of the CARES Act).

“CARES Forgivable Uses” means uses of proceeds of Government Assistance Indebtedness that are eligible for forgiveness under Section 1106 of the CARES Act.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable Issuing Bank or the Revolving Lenders, as collateral for Letter of Credit Liabilities or obligations of Revolving Lenders to fund participations in respect of Letter of Credit Liabilities, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; and (c)  investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (c) above.

“Class” means (a) when used with respect to a Commitment, refers to whether such Commitment is a Revolving Commitment or Term 2 Loan Commitment, (b) when used with respect to a Loan, refers to whether such Loan is a Revolving Loan, a Term 1 Loan or a Term 2 Loan and (c) when used with respect to a Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.

“Collateral” means (i) the Equity Interests of each Issuer, Material Debt Receivables, and all products and proceeds thereof and other related interests as more fully described as “Pledged Collateral” in the form of Pledge Agreement attached hereto as Exhibit N and (ii) any other assets required to be pledged to the Collateral Agent or the holders of the Senior Notes to secure the obligations thereunder.

“Collateral Agent” means Wells Fargo Bank, National Association in its capacity as “Collateral Agent” under the Pledge Agreement and the Intercreditor Agreement.

“Commitment” means a Revolving Commitment or Term 2 Loan Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended from time to time, and any successor statute.

“Compliance Certificate” has the meaning given that term in Section 9.3.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.9.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.10.

“Courtyard Marriott Los Angeles Capital Lease” means that certain Ground Lease dated August 28, 1997, as amended on September 2, 1997, January 23, 1998, January 26, 2002 and December 1, 2003, between Peacock, LLC, as lessor, and Sunstone OP Properties L.L.C., a Delaware limited liability company, as assignee of Sunstone Hotel Investors, L.P.

“Covenant Relief Period” means, the period commencing on June 30, 2020 and ending on the date which is the earlier of (i) the date the Borrower has delivered a notice (the “Covenant Relief Termination Notice”) to the Administrative Agent electing to terminate the Covenant Relief Period which notice shall attach calculations demonstrating that the Borrower would have been in compliance with the Financial Covenants (as if the Covenant Relief Period was not in effect and without giving effect to Section 10.1(a)(I) and the proviso in the first sentence of 10.1(e)) for the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 9.1. or 9.2. hereof (which fiscal quarter shall not be prior to the fiscal quarter ending September 30, 2020) and (ii) receipt by the Administrative Agent of the quarterly reporting required pursuant to Section 9.1. hereof (together with the Compliance Certificate required under Section 9.3. for such period) for the fiscal quarter ending June 30, 2021; provided that, for purposes of this clause (ii), the Borrower shall be required to be in compliance with the Financial Covenants for the fiscal quarter ending June 30, 2021 and thereafter.

“Covenant Relief Termination Notice” has the meaning given to that term in the definition of “Covenant Relief Period”.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Base Rate Loan into a LIBOR Loan, (c) the Continuation of a LIBOR Loan and (d) the issuance of a Letter of Credit or the amendment of a Letter of Credit that extends the maturity, or increases the Stated Amount, of such Letter of Credit.

“Credit Rating” means the rating assigned by a S&P or Moody’s to the senior unsecured long term Indebtedness of a Person.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 11.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means, subject to Section 3.9.(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including, with respect to a Revolving Lender, in respect of its participation in Letters of Credit or Swingline Loans) within 2 Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9.(f)) upon delivery of written notice of such determination to the Borrower, the Issuing Banks, the Swingline Lender and each Lender.

“Derivatives Contract” means a “swap agreement” as defined in Section 101 of the Bankruptcy Code.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value(s) determined in accordance therewith, and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent or any Lender).

“Development Property” means, as of any date of determination, any Property on which the existing building or other improvements are undergoing renovation and redevelopment that will either (a) disrupt the occupancy of at least 10% of the rentable rooms of such Property or (b) temporarily reduce the Net Operating Income of such Property by more than 10% as compared to the immediately preceding comparable prior period.  A Property that satisfies the foregoing requirements shall constitute a Development Property unless the Borrower in its discretion notifies the Administrative Agent in writing that such Property shall not constitute a Development Property.

“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit B to be executed and delivered by the Borrower pursuant to Section 6.1.(a), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent (such approval not to be unreasonably withheld, delayed or conditioned).

“Dollars” or “$” means the lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any state of the United States or the District of Columbia.

“EBITDA” means, with respect to a Person for any period (without duplication):  (a) net income (loss) of such Person for such period determined on a consolidated basis exclusive of the following (but only to the extent included in determination of such net income (loss)):  (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) extraordinary or non-recurring gains, losses, revenues and expenses, including, without limitation, initial costs associated with resuming operations at each Property impacted by COVID-19 as disclosed in the public disclosures of the Parent (“Resuming Operation Costs”); and (v) other non-cash charges including, without limitation, impairment charges (other than non-cash charges that constitute an accrual of a reserve for future cash payments) plus (b) such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates.  EBITDA shall be adjusted to remove any impact from (x) non-cash amortization of stock grants to members of the Parent’s management, (y) straight line rent leveling adjustments required under GAAP and (z) amortization of intangibles pursuant to FASB ASC 805.  For purposes of determining compliance with the Leverage Ratio, (x) EBITDA attributable to Properties disposed of by the Borrower or any Subsidiary during the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 9.1. or Section 9.2., or disposed of after such period but on or before the applicable date of determination, shall be excluded and (y) EBITDA attributable to any Property acquired by the Borrower or any Subsidiary during the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 9.1. or Section 9.2., or acquired after such period but on or before the applicable date of determination, shall be utilized regardless of the date such Property was acquired by the Borrower or such Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 6.1. shall have been fulfilled or waived by all of the Lenders.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 13.5.(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 13.5.(b)(iii)).

“Eligible Property” means a Property which satisfies all of the following requirements as confirmed by the Administrative Agent: (a) such Property is fully developed as (i) an upscale, upper-upscale or luxury (as defined by Smith Travel Research) full-service hotel with not less than 150 keys or (ii) a select-service (as defined by Smith Travel Research) hotel located in a top-25 market (or resort market, approved by the Administrative Agent in writing (for any Property to be added after the Agreement Date, such approval not to be unreasonably withheld, conditioned or delayed)); (b) such Property is located in a top 50 MSA or, subject to the written approval of the Administrative Agent (for any Property to be added after the Agreement Date, such approval not to be unreasonably withheld, conditioned or delayed), a resort; (c) such Property is free of all structural defects, architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters which, individually or collectively, are not material to the profitable operation of such Property; (d) such Property is owned in fee simple, or leased under a Ground Lease, entirely by the Borrower or a Subsidiary that is a Guarantor; (e) such Property is located in one of the 48 contiguous states of the United States of America or in Hawaii or the District of Columbia; (f) all material occupancy and operating permits and customary licenses required under Applicable Law for such Property are in effect and such Property is covered by insurance in amounts and upon terms that satisfy the criteria set forth in Section 10.2.; (g) neither such Property, nor if such Property is owned by a Subsidiary, any of the Borrower’s direct or indirect ownership interest in such Subsidiary, is subject to (i) any Lien other than Permitted Liens (but not Permitted Liens described in clause (g) of the definition of that term) or (ii) any

Negative Pledge other than a Negative Pledge described in Section 10.2.(b)(i) or (ii); (h) regardless of whether such Property is owned by the Borrower or a Subsidiary, the Borrower has the right directly, or indirectly through a Subsidiary, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property; (i) such Property is currently open for business to the public; (j) such Property is (i) branded by a nationally recognized hotel company (such as, but not limited to, Marriott, Hilton, Hyatt, Fairmont, or Intercontinental) or an Affiliate of such a company or (ii) operated as an independent upscale or above hotel subject to the written approval of the Administrative Agent (for any Property to be added after the Agreement Date, such approval not to be unreasonably withheld, conditioned or delayed), another location; and (k) the Administrative Agent has received information and reports regarding such Property as required under Section 4.1.(b).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance by a Person of any Equity Interest in such Person and shall in any event include (i) the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests, (ii) the issuance of any Preferred Equity Interests, (iii) any capital contribution made to Parent or Borrower and (iv) the offering of “securities” (as defined under the Securities Act) in a public offering registered under the Securities Act or an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice from a Multiemployer Plan imposing, or concerning information that could reasonably be expected to result in the imposition of, Withdrawal Liability on such ERISA Group member or informing such ERISA Group member that the Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i)  the imposition of any liability under Title IV of ERISA, other  than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Parent, the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events specified in Section 11.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Issuer” means any Subsidiary that (i) indirectly (but not directly) owns an Unencumbered Property and (ii) directly or indirectly owns Property that is not an Unencumbered Property.

“Excluded Prepayment Debt” means (i) Nonrecourse Indebtedness described in Section 10.11.(d)(i)(A) or 10.11.(d)(i)(B), (ii) the proceeds of Revolving Loans and Swingline Loans, (iii) Government Assistance Indebtedness, (iv) Nonrecourse Indebtedness secured by a mortgage on a Property and assumed at the time of acquisition of such Property (and not in contemplation thereof), and (v) Indebtedness incurred in the ordinary course of business in an aggregate amount for all such Indebtedness under this clause (v), not to exceed $5,000,000.

“Excluded Subsidiary” means any Subsidiary as to which both of the following apply (a) such Subsidiary holds title to, or beneficially owns, assets which are or are intended to become collateral for any Secured Indebtedness of such Subsidiary, or is a direct or indirect beneficial owner of a Subsidiary holding title to or beneficially owning such assets (but having no material assets other than such beneficial ownership interests); and (b) which (i) is, or is expected to be, prohibited from Guarantying the Indebtedness of any other Person pursuant to any document, instrument or agreement evidencing such Secured Indebtedness or (ii) is prohibited from Guarantying the Indebtedness of any other Person pursuant a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party, including under Section 31 of the Guaranty).  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6.) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10., amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10.(g) and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the first recital hereof.

“Existing Letters of Credit” means each of the letters of credit identified on Schedule 1.1.(A).

“Extended Letter of Credit” has the meaning given that term in Section 2.3.(b).

“Fair Market Value” means, (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.  Except as otherwise provided herein, Fair Market Value shall be determined by the Board of Directors of the Borrower (or an authorized committee thereof) acting in good faith conclusively evidenced by a board resolution thereof delivered to the Administrative Agent or, with respect to any asset valued at no more than $5,000,000, such determination may be made by the chief financial officer of the Borrower evidenced by an officer’s certificate delivered to the Administrative Agent.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any intergovernmental agreements entered into by the United States of America that implement or modify the foregoing (together with the portions of any law implementing such intergovernmental agreements).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.  If the Federal Funds Rate determined as provided above would be less than zero, the Federal Funds Rate shall be deemed to be zero.

“Fee Letter” means, collectively, (a) that certain fee letter dated as of September 14, 2018, by and among the Borrower, Wells Fargo and Wells Fargo Securities, LLC, (b) each other respective fee letter by and among the Borrower, each other respective Lead Arranger and the other parties thereto and (c) that certain fee letter dated as of the First Amendment Date by and among the Borrower, Wells Fargo Securities, LLC, BofA Securities, Inc. and JPMorgan Chase Bank, N.A.

“Fees” means the fees and commissions provided for or referred to in Section 3.5. and any other fees payable by the Borrower hereunder, under any Fee Letter or under any other Loan Document.

“FF&E Reserves” means, for any period and with respect to a Property, an amount equal to the greater of (a) 4.0% of total gross revenues for such Property for such period and (b) the aggregate amount of reserves in respect to furniture, fixtures and equipment required under any Property Management Agreement or Franchise Agreement applicable to such Property for such period.  If the term FF&E Reserves is used without reference to a specific Property, then the amount shall be determined on an aggregate basis with respect to all Properties of the Parent and its Subsidiaries and the applicable Ownership Share of all Properties of all Unconsolidated Affiliates of the Parent.

“Financial Covenants” mean the covenants set forth in clauses (a) – (i) of Section 10.1. hereof.

“First Amendment Date” shall mean [______], 2020.

“Fixed Charges” means, for any period, the sum of the following (without duplication): (a) Interest Expense of the Parent and its Subsidiaries determined on a consolidated basis for such period, (b) all regularly scheduled principal payments made with respect to Indebtedness of the Parent and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment due upon the stated maturity of such Indebtedness, (c) all Preferred Dividends paid during such period on Preferred Equity Interests not owned by the Parent or any of its Subsidiaries and (d) payments in respect of Capitalized Lease Obligations.  The Parent’s Ownership Share of the Fixed Charges of Unconsolidated Affiliates of the Parent shall be included in determinations of Fixed Charges.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means a Subsidiary that is not a Domestic Subsidiary.

“Franchise Agreement” means an agreement permitting the use of the applicable hotel brand name, hotel system trademarks, trade names and any related rights in connection with the ownership or operation of a Property.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to each Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Letter of Credit Liabilities attributable to such Issuing Bank other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized by such Defaulting Lender or by the Borrower in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other comparable authority (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or European Central Bank), or any arbitrator with authority to bind a party at law.

“Government Assistance Indebtedness” means Indebtedness of the Parent, the Borrower or its Subsidiaries incurred pursuant to federal, state or local stimulus plans in response to the COVID-19 pandemic (including, but not limited to, loans provided by the U.S. Small Business Administration) so long as the proceeds of such Indebtedness are used in compliance with all provisions and requirements of the applicable act including any provisions and requirements applicable for such Indebtedness to be forgiven and such Indebtedness ranks on a pari passu or junior basis with the Obligations in right of payment.

“Grantor” means each Person who owns Collateral.

“Ground Lease” means a ground lease containing terms and conditions customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease, including without limitation, the following: (a) a remaining term (inclusive of any unexercised extension or renewal options that are exercisable without condition (other than a condition that no default exists under such ground lease at the time of exercise of such extension or renewal option)) of 50 years or more from the Agreement Date or, in the event that such remaining term is less than 50 years, such ground lease either (i) contains an unconditional end-of-term purchase option in favor of the lessee for consideration that is de minimus or (ii) provides that the lessee’s leasehold interest therein automatically becomes a fee-owned interest at the end of the term; (b) the right of the lessee to mortgage and encumber its interest in the leased property, and to amend the terms of any such mortgage or encumbrance, in each case, without the consent of the lessor or, if consent is required, such consent has been obtained or is required to be given upon the satisfaction of customary conditions reasonably acceptable to the Administrative Agent; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) acceptable transferability of the lessee’s interest under such lease, including ability to sublease; (e) acceptable limitations on the use of the leased property; and (f) clearly determinable rental payment terms which in no event contain profit participation rights.

“Guaranteed Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Loan Party under any Specified Derivatives Contract (other than any Excluded Swap Obligation).

“Guarantor” means any Person that is a party to the Guaranty as a “Guarantor” and, in any event, shall include the Parent and each Material Subsidiary (other than Excluded Subsidiaries, Foreign Subsidiaries and any Domestic Subsidiary that has no material assets other than stock and securities of one or more Foreign Subsidiary).

“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes:  (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by:  (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.  Obligations in respect of customary performance guaranties and Guaranties constituting

Nonrecourse Indebtedness shall not be deemed to give rise to Indebtedness or otherwise constitute a Guaranty except as otherwise provided in the definition of “Nonrecourse Indebtedness”.  As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 6.1. or 8.13. and substantially in the form of Exhibit C.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Hyatt Chicago Capital Lease” means that certain Lease dated December 15, 1997 between Chicago Title Land Trust Company, as trustee, as successor trustee to LaSalle Bank National Association, as successor trustee to American National Bank and Trust Company of Chicago, and Sunstone St. Clair, LLC, a Delaware limited liability company, as assignee of Patriot Mortgage Borrower, L.L.C., as assignee of Oxford Wyn 633 Investment Company, L.L.C.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication):  (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business which is not more than 180 days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any (i) purchase obligation, repurchase obligation or takeout commitment, in each case evidenced by a binding agreement and to the extent such obligation is to acquire Equity Interests of another Person, assets of another Person that constitute the business or a division or operating unit of such Person, real estate, bonds, debentures, notes or similar instruments or (ii) forward equity commitment evidenced by a binding agreement (provided, however that this clause (g) shall exclude (x) any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock) and (y) obligations incurred in the ordinary course of the business of the Borrower and its Subsidiaries to acquire developed Properties within 6 months of the incurrence of such obligations); (h) net obligations under any Derivatives Contract not entered into as a hedge against interest rate risk in respect of existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof at such time (but in no event less than zero); (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for Guaranties constituting Nonrecourse Indebtedness); and (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation.  Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s Ownership Share of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse (other than in respect of exceptions referred to in the definition of Nonrecourse Indebtedness) to such Person, in which case the greater of such Person’s Ownership Share of such Indebtedness or the amount of such recourse portion of the Indebtedness, shall be included as Indebtedness of such Person).  All Loans and Letter of Credit Liabilities shall constitute Indebtedness of the Borrower and Government Assistance Indebtedness shall (except to the extent of forgiveness thereof) constitute Indebtedness of the Borrower, the Guarantor or their applicable Subsidiary that is the obligor with respect thereto.  The calculation of Indebtedness shall not include (i) any fair value adjustments to the carrying value of liabilities to record such Indebtedness at fair value pursuant to electing the fair value option election under FASB ASC

825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB ASC standards allowing entities to elect fair value option for financial liabilities or (ii) if the Orlando Loan Conditions are satisfied, the Orlando Loan.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Intellectual Property” has the meaning given that term in Section 7.1.(s).

“Intercreditor Agreement” means, collectively, an intercreditor agreement substantially in the form of Exhibit O attached hereto to be entered into on or prior to the Security Trigger Date by and among the Collateral Agent, the Administrative Agent and the holders of the Senior Notes and any other intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and entered into with the holders of any other Material Collateral Indebtedness secured by the Collateral.

“Interest Expense” means, with respect to a Person and for any period, and without duplication (a) all paid, accrued or capitalized interest expense (including, without limitation, capitalized interest expense (other than (x) capitalized interest funded from a construction loan interest reserve account held by another lender and not included in the calculation of cash for balance sheet reporting purposes) and (y) interest expense attributable to Capitalized Lease Obligations) of such Person and in any event shall include all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance guarantee or otherwise, plus (b) to the extent not already included in the foregoing clause (a), such Person’s Ownership Share of all paid, accrued or capitalized interest expense for such period of Unconsolidated Affiliates of such Person.  The term “Interest Expense” shall exclude all costs and expenses, including any prepayment penalties, of defeasing, or otherwise paying or prepaying, any Indebtedness encumbering any Property or amortization of deferred financing fees or the write-off of any deferred financing fees following the acquisition, disposition or refinancing thereof.

“Interest Period” means with respect to each LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, any notice of a borrowing for a Term Loan, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.  Notwithstanding the foregoing: (i) if any Interest Period for a Class of Loans would otherwise end after the Termination Date for such Class, such Interest Period shall end on such Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following:  (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person or (d) the purchase of any Property with the proceeds of the Asset Sale of an Unencumbered Property or the Equity Interests of any Subsidiary that directly or indirectly owns an Unencumbered Property, provided that, so long as such purchased Property is then added as an Unencumbered Property, only the difference between the value of such purchased Property and the value of the Unencumbered Property subject to such Asset Sale shall be included as an Investment.  Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment.  Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.  Notwithstanding anything to the contrary, the issuing of Equity Interests or the use of cash or Cash Equivalents to repay an existing mortgage on a Property owned by the Parent, the Borrower or a Subsidiary shall not be deemed to be an “Investment” so long as such Property becomes and remains an Unencumbered Property.

“Issuer” means each Subsidiary of the Borrower that directly or indirectly owns an Unencumbered Property; provided that “Issuer” shall not include any Excluded Issuer.

“Issuing Bank” means each of Wells Fargo, Bank of America, N.A., and JPMorgan Chase Bank, N.A., in its capacity as an issuer of Letters of Credit pursuant to Section 2.3.

“L/C Commitment Amount” has the meaning given to that term in Section 2.3.(a).

“L/C Disbursement” has the meaning given to that term in Section 3.9.(b).

“Lender” means each financial institution from time to time party hereto as a “Lender” together with its respective successors and permitted assigns, and, as the context requires, includes the Swingline Lender; provided, however, that except as otherwise expressly provided herein, the term “Lender” shall exclude any Lender (or its Affiliates) in its capacity as a Specified Derivatives Provider.

“Lender Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, the Specified Derivatives Providers, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 12.5., any other holder from time to time of any of any Obligations and, in each case, their respective successors and permitted assigns.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Letter of Credit” has the meaning given that term in Section 2.3.(a).

“Letter of Credit Collateral Account” means a special deposit account maintained by the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Revolving Lenders, and under the sole dominion and control of the Administrative Agent.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.  For purposes of this Agreement, a Revolving Lender (other than a Lender in its capacity as an Issuing Bank of a Letter of Credit) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.3. in such Letter of Credit, and the Lender that is the Issuing Bank of such Letter of Credit shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in such Letter of Credit after giving effect to the acquisition by the Revolving Lenders (other than the Lender then acting as the Issuing Bank of such Letter of Credit) of their participation interests under such Section.

“Level” has the meaning given that term in the definition of the term “Applicable Margin”.

“Leverage Ratio” means, as of a given date, the ratio of (a)(i) Total Indebtedness as of such date minus (ii) the amount, if any, by which Unrestricted Cash exceeds $25,000,000 on such date and (2) Total Indebtedness with respect to the Senior Notes, to (b) EBITDA of the Parent for the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 9.1. or Section 9.2.  Notwithstanding the foregoing, for purposes of calculating the Leverage Ratio, (A) for the last full fiscal quarter of the Covenant Relief Period (which, (x) if the Covenant Relief Period ends pursuant to clause (i) of the definition thereof will be the period for which the Borrower calculated the Financial Covenants in the Covenant Relief Termination Notice and (y) if the Covenant Relief Period ends pursuant to clause (ii) of the definition thereof, will be June 30, 2021), EBITDA shall be measured as, at Borrower’s election, either (I) EBITDA for the two fiscal quarter period ending on such date multiplied by 2, or (II) EBITDA for the single fiscal quarter ending on such date multiplied by 4; (B) for the fiscal quarter period immediately following the fiscal quarter period described in clause (A), EBITDA shall be measured as, either (I) if for clause (A) above, EBITDA was measured based on sub-clause (I) thereof, then EBITDA shall be measured as EBITDA for the three fiscal quarter period ending on such date multiplied by 4/3, or (II) if for clause (A) above, EBITDA was measured based on sub-clause (II) thereof, then EBITDA shall be measured as EBITDA for the two fiscal quarter period ending on such date multiplied by 2; and (C) for the fiscal quarter period immediately following the fiscal quarter period described in clause (B), EBITDA shall be measured as, either (I) if for clause (A) above, EBITDA was measured based on sub-clause (I) thereof, then EBITDA shall be measured as EBITDA for the four fiscal quarter period ending on such date, or (II) if for clause (A) above, EBITDA was measured based on sub-clause (II) thereof, then EBITDA shall be measured as EBITDA for the three fiscal quarter period ending on such date multiplied by 4/3.

“Leverage Ratio Surge Period” has the meaning given that term in Section 10.1.(a).

“LIBOR” means, subject to implementation of a Replacement Rate in accordance with Section 5.2.(b), with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom Company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America).  If, for any reason, the rate referred to in the preceding clause (i) is not so published, then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.  Any change in the maximum rate or reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.  Notwithstanding the foregoing, (x) in no event shall LIBOR (including, without limitation, any Replacement Rate with respect thereto) be less than 0.25% and (y) unless otherwise specified in any amendment to this Agreement entered into accordance with Section 5.2.(b), in the event that a Replacement Rate with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Replacement Rate.

“LIBOR Loan” means a Revolving Loan or Term Loan (or portion thereof) (other than a Base Rate Loan) bearing interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day.  The LIBOR Market Index Rate shall be determined on a daily basis.

“Lien” as applied to the property of any Person means:  (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a Revolving Loan, Term Loan or a Swingline Loan, as the context may require.

“Loan Document” means this Agreement, each Note, the Guaranty, each Letter of Credit Document, each Fee Letter, the Pledge Agreement (if and when required to be executed and delivered in accordance with the terms hereof), the Intercreditor Agreement (if and when required to be executed and delivered in accordance with the terms hereof) and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than any Specified Derivatives Contract).

“Loan Party” means the Borrower, the Parent, each other Guarantor and each Grantor.  Schedule 1.1.(B) sets forth the Loan Parties in addition to the Borrower and the Parent as of the Agreement Date.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in the case of each of clauses (a) through (c), on or prior to the latest Termination Date for any Class of Loans.

“Marketable Securities” means: (a) common or preferred Equity Interests of Persons located in, and formed under the laws of, any State of the United States or America or the District of Columbia, which Equity Interests are subject to price quotations (quoted at least daily) on The NASDAQ Stock Market’s National Market System or have trading privileges on the New York Stock Exchange, the American Stock Exchange or another recognized national United States securities exchange and (b) securities evidencing Indebtedness issued by Persons located in, and formed under the laws of, any State of the United States or America or the District of Columbia, which Persons have a Credit Rating of BBB- or Baa3 or better.

“Material Acquisition” means any acquisition by the Borrower or any Subsidiary of one or more hotel Properties in which the purchase price of the assets acquired exceeds 10.0% of the Total Asset Value of the Parent, the Borrower and their respective Subsidiaries as of the most recent fiscal quarter for which financial statements are available.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of the Parent and its Subsidiaries, or the Borrower and its Subsidiaries, in each case, taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, or (d) the material rights and remedies of the Lenders, the Issuing Banks and the Administrative Agent under any of the Loan Documents.

“Material Collateral Indebtedness” means Indebtedness described under clause (a), (b), (c) (d), (f), (i) and (j) of the definition thereof in an amount in excess of $50,000,000 (individually or in the aggregate with other such Indebtedness) and shall include, in any event, Indebtedness evidenced by the Senior Notes and any Preferred Equity Interests.  Notwithstanding the foregoing, Material Collateral Indebtedness shall not include Secured Indebtedness which is Nonrecourse Indebtedness to the extent such Secured Indebtedness is not secured by the Collateral.

“Material Contract” means any contract or other arrangement (other than Loan Documents and Specified Derivatives Contracts), whether written or oral, to which the Parent, the Borrower, or any other Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Debt Receivables” mean Mortgage Receivables and Secured Mezz Receivables of the Parent, the Borrower or its Subsidiaries which, individually or in the aggregate with other Mortgage Receivables and Secured Mezz Receivables, exceed $5,000,0000.

“Material Subsidiary” means any Subsidiary (a) that directly or indirectly owns in fee simple, or leases pursuant to a Ground Lease, an Unencumbered Property or (b) to which more than 5% of Total Asset Value is attributable on an individual basis.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real property granting a Lien on such interest in real property as security for the payment of Indebtedness of such Person or another Person.

“Mortgage Receivable” means a promissory note (other than a promissory note issued by the Parent or any Subsidiary of the Parent) secured by a Mortgage of which the Parent, the Borrower or another Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“MSA” means a Metropolitan Statistical Area as listed in Budget Bulletin No. 09-01 issued by the Executive Office of the President of the United States of America, Office of Management and Budget.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six-year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” or “NOI” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods):  (a) gross revenues received in the ordinary course from such Property minus (b) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower or any Subsidiary and any property management fees) minus (c) the FF&E Reserves for such Property as of the end of such period minus (d) an imputed management fee in the amount of three percent (3.0%) of the gross revenues for such Property for such period.  For purposes of determining Adjusted NOI, (x) NOI from Properties disposed of by the Borrower or any Subsidiary during the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 9.1. or Section 9.2.  shall be excluded and (y) NOI for the period of four consecutive fiscal quarters most recently ended for which financial statements are required to have been delivered pursuant to Section 9.1. or Section 9.2. for any Property acquired by the Borrower or any Subsidiary during such period shall be utilized regardless of the date such Property was acquired by the Borrower or such Subsidiary.

Notwithstanding anything to the contrary, any Resuming Operation Costs shall not be deducted as expenses relating to a Property in accordance with clause (b) above.

“Net Proceeds” means (a) the aggregate cash proceeds received by the Parent, the Borrower or any of its Subsidiaries in respect of any Asset Sale by the Parent, the Borrower or any such Subsidiary (including any cash received upon the sale or other disposition of any non-cash consideration or Cash Equivalents substantially concurrently received in any Asset Sale, but only as and when received), minus (b) without duplication (i) any deduction of appropriate amounts, including contractual holdbacks, to be provided by the Parent, the Borrower or any of its Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Parent, the Borrower or any of its Subsidiaries (or held in escrow with a third party escrow agent) after such Asset Sale; provided that such reserved amounts will be deemed to be Net Proceeds to the extent and at the time of any reversal thereof (to the extent not applied to the satisfaction of any applicable liabilities in cash in a corresponding amount) and (ii) any bona fide direct costs incurred in connection with any Asset Sale including legal, accounting and investment banking fees, brokerage and sales commissions, and income Taxes payable as a result of any gain recognized in connection therewith, in each case under this clause (b), to the extent such amounts are not payable to an Affiliate of the Parent, the Borrower or its Subsidiaries minus (c) the amount of such cash proceeds which are used within 10 Business Days of receipt thereof (or deposited with an escrow agent to hold in escrow either (x) in connection with the completion of “like-kind” exchanges being effected in accordance with Section 1031 of the Internal Revenue Code for a period of no more than 180 days of receipt thereof or (y) for a period of no more than 30 days of receipt thereof unless the Borrower or applicable Subsidiary has entered into a binding contract to purchase an Eligible Property on or prior to the expiration of such 30 day period in which case, such period may be extended for up to 60 additional days with the written consent of the Administrative Agent (for the avoidance of doubt, any amounts placed into escrow and not used within the time periods required by this parenthetical shall be considered Net Proceeds to be applied in accordance with Section 2.8.(b)(ii)) for the purchase of Eligible Properties which Eligible Properties are added as Unencumbered Properties pursuant to Section 4.1. hereof within 20 Business Days following the acquisition thereof.

“Non-Consenting Lender” means any Lender that does not approve any amendment, waiver or consent that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 13.6. and (b) has been approved by the Requisite Lenders (or in the case of any amendment, waiver or consent that requires the approval of only the Requisite Class Lenders of a Class of Lenders, such amendment, waiver or consent has been approved by such Requisite Class Lenders).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness for borrowed money of such Person.

“Note” means a Revolving Note, a Term Note or a Swingline Note, as the context may require.

“Notice of Additional Unencumbered Property” has the meaning given that term in Section 4.1.(b).

“Notice of Borrowing” means a notice substantially in the form of Exhibit F (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.1.(b) or Section 2.2.(d) evidencing the Borrower’s request for a borrowing of Revolving Loans.

“Notice of Continuation” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.9. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.10. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Notice of Swingline Borrowing” means a notice substantially in the form of Exhibit G (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Swingline Lender pursuant to Section 2.4.(b) evidencing the Borrower’s request for a Swingline Loan.

“Obligations” means, individually and collectively:  (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Administrative Agent, any Issuing Bank or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.  For the avoidance of doubt, “Obligations” shall not include any indebtedness, liabilities, obligations, covenants or duties in respect of Specified Derivatives Contracts.

“Off-Balance Sheet Obligations” means, in the case of the Parent, the Borrower or any of their respective Subsidiaries, liabilities and obligations of the Parent, the Borrower, any such Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Parent would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Parent’s report on Form 10-Q or Form 10-K (or their equivalents) which the Parent is required to file with the SEC.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operating Property Value” means, with respect to any Property, the undepreciated book value of such Property, after any impairments and determined in accordance with GAAP.

“Orlando Borrower” means Sunstone Sea Harbor, LLC, a Delaware limited liability company.

“Orlando Lender” means Sunstone Orlando Lender, LLC, a Delaware limited liability company.

“Orlando Loan” means that certain mortgage loan made by Orlando Lender to Orlando Borrower pursuant to that certain Loan Agreement dated as of June 23, 2005 by and between Bear Stearns Commercial Mortgage, Inc., a New York corporation (predecessor in interest to Orlando Lender) and Orlando Borrower as amended by that certain Amendment to Loan Agreement dated as of June 30, 2016 by and between Orlando Lender and Orlando Borrower.

“Orlando Loan Conditions” means the following: (a) the Orlando Lender is a Wholly Owned Subsidiary of the Borrower, (b) the Orlando Loan is reflected as both a note receivable and a note payable on the balance sheet of the Parent’s Subsidiaries and is eliminated on the consolidated balance sheet of the Parent, (b) the Orlando Lender has no Indebtedness, (c) there are no Liens on (i) the Orlando Loan or any other asset owned by the Orlando Lender other than Permitted Liens (but not Permitted Liens described in clauses (g) or (h) of the definition thereof) or (ii) the Equity Interests of the Orlando Lender other than Permitted Liens described in clause (a) of the definition thereof and (e) the Orlando Lender is engaged solely in the business of holding the Orlando Loan and activities incidental thereto and the assets of the Orlando Lender consist solely of (i) the Orlando Loan and (ii) cash and other assets of nominal value incidental to Orlando Lender’s ownership of the Orlando Loan.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.).

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Parent” has the meaning set forth in the introductory paragraph hereof and shall include the Parent’s successors and permitted assigns.

“Participant” has the meaning given that term in Section 13.5.(d).

“Participant Register” has the meaning given that term in Section 13.5.(d).

“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means, with respect to any asset or property of a Person, (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) which, in each case, are not at the time required to be paid or discharged under Section 8.6., (b) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in each case, are not at the time required to be paid or discharged under Section 8.6.; (c) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (d) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (e) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (f) Liens in favor of the Administrative Agent for its benefit and the benefit of the other Lender Parties; (g) Liens in existence on the Agreement Date and set forth on Schedule 7.1.(g), (h) solely with respect to Renaissance Orlando at Seaworld and only so long as the Orlando Loan Conditions are satisfied, the mortgage in favor of the Orlando Lender securing the Orlando Loan, and (i) after the Security Trigger Date and prior to the Security Release Date, Liens in the Collateral in favor of the Collateral Agent for the benefit of the holders of the Senior Notes and subject to the terms of the Intercreditor Agreement.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” means at any time an employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pledge Agreement” means a pledge agreement substantially in the form of Exhibit N attached hereto to be entered into on or prior to the Security Trigger Date by and among the Collateral Agent and each Grantor together with any other security document now or hereafter granted to secure the Obligations.

“Post-Default Rate” means, in respect of any principal of any Class of Loans, the rate otherwise applicable to such Class of Loans plus an additional two percent (2.0%) per annum and with respect to any other Obligation, a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans that are Revolving Loans plus two percent (2.0%).

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Parent or a Subsidiary.  Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Parent or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Lender then acting as the Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by the Lender acting as Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal Office” means the office of the Administrative Agent located at 600 South 4th Street, 9th Floor, Minneapolis, Minnesota 55415, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and the Lenders.

“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of (a)(i) the aggregate amount of such Lender’s Revolving Commitments plus (ii) the aggregate amount of such Lender’s outstanding Term Loans to (b)(i) the aggregate amount of the Revolving Commitments of all Lenders plus (ii) the aggregate principal amount of all outstanding Term Loans; provided, however, that if at the time of determination the Revolving Commitments have been terminated or reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of (A) the sum of the aggregate principal amount of all outstanding Revolving Loans, Term Loans, Swingline Loans and Letter of Credit Liabilities owing to such Lender as of such date to (B) the sum of the aggregate principal amount of all outstanding Revolving Loans, Term Loans, Swingline Loans and Letter of Credit Liabilities.  If at the time of determination the Revolving Commitments have been terminated or reduced to zero and there are no outstanding Loans or Letter of Credit Liabilities, then the Pro Rata Shares of the Lenders shall be determined as of the most recent date on which Revolving Commitments were in effect or Loans or Letters of Credit Liabilities were outstanding.  For purposes of this definition, a Revolving Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Revolving Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Property” means any parcel (or group of related parcels) of real property owned or leased (in whole or in part) or operated by the Parent, the Borrower, any other Subsidiary or any Unconsolidated Affiliate of the Parent.

“Property Management Agreement” means, collectively, all agreements entered into by a Loan Party pursuant to which such Loan Party engages a Person to advise it with respect to the management of an Unencumbered Property or to provide management services with respect to the same.

“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning given that term in Section 13.5.(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity.  Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the applicable Issuing Bank for any drawing honored by such Issuing Bank under a Letter of Credit.

“Reinvestment Asset” means (i) Eligible Properties which are added as Unencumbered Properties pursuant to Section 4.1. hereof within 20 Business Days following the acquisition thereof; provided, that, for purposes herein, the repayment of Nonrecourse Indebtedness on a Property, such that after such repayment such Property becomes an Eligible Property, shall be included as a “Reinvestment Asset” so long as such Eligible Property is added as an Unencumbered Property pursuant to this clause (i), and (ii) so long as (x) after the Security Trigger Date and prior to the Security Release Date, any Material Debt Receivables are pledged as Collateral under the Pledge Agreement and (y) the Investment in such assets is permitted by Section 10.11.(b), Senior Mortgage Receivables, other Mortgage Receivables and Secured Mezz Receivables.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, shareholders, directors, officers, employees, agents, counsel, other advisors and representatives of such Person and of such Person’s Affiliates.

“Replacement Rate” has the meaning assigned thereto in Section 5.2.(c).

“Requisite Class Lenders” means, with respect to a Class of Lenders as of any date of determination, Lenders of such Class (a) with respect to the Revolving Lenders, having more than 50% of the aggregate amount of the Revolving Commitments of such Class, or (b) if the Revolving Commitments of such Class have been terminated or reduced to zero and with respect to the Term Loans, holding more than 50% of the principal amount of the aggregate outstanding Loans of such Class, and in the case of Revolving Lenders, outstanding Letter of Credit Liabilities and Swingline Loans; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders of such Class will be disregarded and excluded, and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) of such Class are party to this Agreement, the term “Requisite Class Lenders” shall in no event mean less than two Lenders of such Class.  For purposes of this definition, a Revolving Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Requisite Lenders” means, as of any date, (a) Lenders having more than 50% of the aggregate amount of the Revolving Commitments and the outstanding Term Loans of all Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, Lenders holding more than 50% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.  For purposes of this definition, a Revolving Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means with respect to the Borrower or any Subsidiary, the chief executive officer, the chief financial officer, the treasurer and any senior vice president of the Borrower or such Subsidiary.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent, the Borrower or any Subsidiary now or hereafter outstanding, except a dividend payable solely in Equity Interests; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Parent, the Borrower or any Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Parent, the Borrower or any Subsidiary now or hereafter outstanding.

“Resuming Operation Costs” shall have the meaning given to such term in the definition of “EBITDA”.

“Revolving Commitment” means, as to each Revolving Lender (other than the Swingline Lender), such Revolving Lender’s obligation to make Revolving Loans pursuant to Section 2.1., to issue (in the case of an Issuing Bank) and to participate (in the case of the other Revolving Lenders) in Letters of Credit pursuant to Section 2.3.(i), and to participate in Swingline Loans pursuant to Section 2.4.(e), in an amount up to, but not exceeding, the amount set forth for such Revolving Lender on Schedule I as such Revolving Lender’s “Revolving Commitment Amount” or as set forth in the applicable Assignment and Assumption or agreement executed by a Person becoming a Revolving Lender pursuant to Section 2.16., as the same may be reduced from time to time pursuant to Section 2.12. or increased or reduced as appropriate to reflect any assignments to or by such Revolving Lender effected in accordance with Section 13.5. or increased as appropriate to reflect any increase effected in accordance with Section 2.16.

“Revolving Commitment Percentage” means, as to each Lender with a Revolving Commitment, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Revolving Commitment to (b) the aggregate amount of the Revolving Commitments of all Revolving Lenders; provided, however, that if at the time of determination the Revolving Commitments have been terminated or reduced to zero, the “Revolving Commitment Percentage” of each Lender with a Revolving Commitment shall be the “Revolving Commitment Percentage” of such Lender in effect immediately prior to such termination or reduction.

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in Letter of Credit Liabilities and Swingline Loans at such time.

“Revolving Lender” means a Lender having a Revolving Commitment, or if the Revolving Commitments have been terminated or reduced to zero, holding any Revolving Loans.

“Revolving Loan” means a loan made by a Revolving Lender to the Borrower pursuant to Section 2.1.(a).

“Revolving Note” means a promissory note of the Borrower substantially in the form of Exhibit H, payable to the order of a Revolving Lender in a principal amount equal to the amount of such Lender’s Revolving Commitment.

“Revolving Termination Date” means April 14, 2023 or such later date to which the Revolving Termination Date may be extended pursuant to Section 2.13.

“Sanctioned Country” means, at any time, a country, territory or region which is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including Persons that are a target of Sanctions due to their ownership or control by any Sanctioned Persons.

“Sanctions” means economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over any Lender in each case applicable to activities of the Parent, the Borrower or any of their respective Subsidiaries or Affiliates.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” means, with respect to a Person as of a given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property and, in the case of the Parent, shall include (without duplication) the Parent’s Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates; provided, however that after the Security Trigger Date and prior to the Security Release Date, Secured Indebtedness shall not include the Obligations or the obligations evidenced by the Senior Notes.

“Secured Mezz Receivables” means promissory notes (other than a promissory note issued by the Parent or any Subsidiary of the Parent) which are not senior obligations of the issuer thereof and which are secured by a pledge of Equity Interests in the owner of a Property of which promissory note the Parent, the Borrower or another Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“Secured Recourse Indebtedness” means all Indebtedness (including Guaranties of Secured Indebtedness) that is Secured Indebtedness and is not Nonrecourse Indebtedness.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Security Release Date” shall mean the date upon which the Borrower has delivered a notice to the Administrative Agent certifying that the following has occurred: (i) the Covenant Relief Period shall have ended and the Borrower shall have demonstrated compliance (in its regular quarterly and/or annual reporting) of, at Borrower’s election, either (x) for the two immediately prior fiscal quarters, a Leverage Ratio of not more than 6.50 to 1.00 or (y) for the immediately prior fiscal quarter a Leverage Ratio of not more than 6.00 to 1.00, (ii) no Default or Event of Default shall have occurred and be continuing and (iii) the liens, if any, securing the Senior Notes and any other Material Collateral Indebtedness have been released or shall be released substantially simultaneously therewith.  The Administrative Agent shall be authorized to release all liens securing the Senior Credit Facilities on the Security Release Date.

“Security Trigger Date” means the earliest date any of the following shall occur (i) Availability is, at any time, less than $350,000,000, (ii) the Borrower and its Subsidiaries have aggregate Unrestricted Cash on the balance sheet of less than $200,000,000 or (iii) the Parent, the Borrower or any of its Subsidiaries grant a Lien (or agree to grant a Lien) to secure the Senior Notes, any Preferred Equity or other Material Collateral Indebtedness.  The Security Trigger Date shall not in any event be deemed to occur after the occurrence of the Security Release Date.

“Senior Mortgage Receivables” means Mortgage Receivables which constitute senior debt of the issuer thereof.

“Senior Notes” mean those certain notes issued by the Borrower under the Senior Notes Agreement.

“Senior Notes Agreement” means that certain Note and Guaranty Agreement of the Borrower and the Parent dated as of December 20, 2016.

“Significant Subsidiary” means any Subsidiary to which more than $10,000,000 of Total Asset Value is attributable.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property.  In addition, if the assets of a Person consist solely of (i) Equity Interests in one or more Single Asset Entities that directly or indirectly own such single Property and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entity, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement.

“Solvent” means, when used with respect to any Person (or group of Persons), that (a) the fair value and the fair salable value of its (or their) assets (excluding any Indebtedness due from any Affiliate of such Person (or group of Persons)) are each in excess of the fair valuation of its (or their) total liabilities (including all contingent liabilities computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is (or group of Persons are) able to pay its (or their) debts or other obligations in the ordinary course as they mature; and (c) such Person (or group of Persons) has capital not unreasonably small to carry on its (or their) business and all business in which it proposes (or they propose) to be engaged.

“Specified Derivatives Contract” means any Derivatives Contract that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between or among any Loan Party and any Specified Derivatives Provider, and which (i) was not prohibited by any of the Loan Documents when made or entered into and (ii) have been designated by the Specified Derivatives Provider by notice to Administrative Agent (unless such Specified Derivatives Provider is the Administrative Agent) as a Specified Derivatives Contract entitled to the benefits of, and subject to the obligations under, this Agreement and the other Loan Documents.

“Specified Derivatives Provider” means any Person that (a) at the time it enters into a Specified Derivatives Contract with a Loan Party, is a Lender or an Affiliate of a Lender or (b) at the time it (or its Affiliate) becomes a Lender (including on the Effective Date), is a party to a Specified Derivatives Contract with a Loan Party, in each case in its capacity as a party to such Specified Derivatives Contract.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor.

“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.  Unless otherwise specified herein, the Stated Amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Document related thereto, provides for one or more automatic increases in the stated amount thereof, the Stated Amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Sunstone 42nd St.” means Sunstone 42nd St. LLC, a Delaware limited liability company.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means the Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.4. in an amount up to, but not exceeding the amount set forth in the first sentence of Section 2.4.(a), as such amount may be reduced from time to time in accordance with the terms hereof.

“Swingline Lender” means Wells Fargo, together with its successors and permitted assigns.

“Swingline Loan” means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.4.

“Swingline Maturity Date” means the date which is 7 Business Days prior to the Revolving Termination Date.

“Swingline Note” means the promissory note of the Borrower substantially in the form of Exhibit I, payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed.

“Tangible Net Worth” means, as of a given date, the stockholders’ equity of the Parent and its Subsidiaries determined on a consolidated basis plus accumulated depreciation and amortization, minus (to the extent included when determining such stockholders’ equity): (a) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term 1 Loan” means a loan made by a Term Loan Lender to the Borrower pursuant to the Existing Credit Agreement or Section 2.16.

“Term 1 Loan Lender” means a Lender holding a Term 1 Loan.

“Term 1 Loan Note” means a promissory note of the Borrower payable to the order of a Term 1 Loan Lender in a principal amount equal to the amount of such Term 1 Loan Lender’s Term 1 Loans.

“Term 2 Loan” means a loan made by a Term Loan Lender to the Borrower pursuant to Section 2.2.(c) or Section 2.16.

“Term 2 Loan Commitment” means, as to each Term 2 Loan Lender, such Lender’s obligation to make Term 2 Loans on the Effective Date in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I as such Lender’s “Term 2 Loan Commitment Amount”.

“Term 2 Loan Lender” means a Lender having a Term 2 Loan Commitment, or if the Term 2 Loan Commitments have been terminated or reduced to zero, a Lender holding a Term 2 Loan.

“Term 2 Loan Note” means a promissory note of the Borrower payable to the order of a Term 2 Loan Lender in a principal amount equal to the amount of such Term 2 Loan Lender’s Term 2 Loans.

“Term Loan” means a Term 1 Loan or a Term 2 Loan, including an Additional Term Loan made pursuant to Section 2.16.

“Term Loan Lender” means a Term 1 Loan Lender or a Term 2 Loan Lender.

“Term Loan Maturity Date” means, (a) with respect to the Term 1 Loans, September 3, 2022 and (b) with respect to the Term 2 Loans, January 31, 2023.

“Term Note” means a Term 1 Loan Note or a Term 2 Loan Note.

“Termination Date” means (a) with respect to the Revolving Commitments and the Revolving Loans, the Revolving Termination Date and (b) with respect to any Class of Term Loans, the applicable Term Loan Maturity Date.

“Titled Agent” has the meaning given that term in Section 12.9.

“Total Asset Value” means the sum of all of the following of the Parent, the Borrower and their respective Subsidiaries (without duplication) on a consolidated basis determined in accordance with GAAP applied on a consistent basis: (a) the Operating Property Value of all Properties of the Parent, the Borrower and their respective Subsidiaries on which a hotel is located, plus (b) the book value of Unimproved Land, the undepreciated book value of Development Properties, the book value of Mortgage Receivables and other promissory notes, plus (c) the Parent’s Ownership Share of the preceding items for its Unconsolidated Affiliates, plus (d) in the case of any property subject to a purchase obligation, repurchase obligation or takeout commitment which at such time (x) could not be specifically enforced by the seller of such property, the aggregate amount of due diligence deposits, earnest money payments and other similar payments made under the applicable contract which, at such time, would be subject to forfeiture upon termination of the contract or (y) could be specifically enforced by the seller of such property, the contractual purchase price of such property, but, in either case, only to the extent the amount of the applicable purchase obligation, repurchase obligation or takeout commitment is included in the Indebtedness of the Borrower and its Subsidiaries on a consolidated basis.  For purposes of determining Total Asset Value, (i) to the extent the amount of Total Asset Value attributable to Unimproved Land would exceed 5% of Total Asset Value, such excess shall be excluded, (ii) to the extent the amount of Total Asset Value attributable to Mortgage Receivables and other promissory notes would exceed 15% of Total Asset Value, such excess shall be excluded, (iii) to the extent the amount of Total Asset Value attributable to Unconsolidated Affiliates would exceed 20% of Total Asset Value, such excess shall be excluded, (iv) to the extent the amount of Total Asset Value attributable to Development Properties would exceed 15% of Total Asset Value, such excess shall be excluded and (v) to the extent the amount of Total Asset Value attributable to the items described in clauses (i) through (v) would exceed 35% of Total Asset Value, such excess shall be excluded.  The percentage of Total Asset Value attributable to a given Subsidiary shall be equal to the ratio expressed as a percentage of (x) an amount equal to Total Asset Value calculated solely with respect to assets owned directly by such Subsidiary to (y) Total Asset Value.

“Total Indebtedness” means without duplication: (a) all Indebtedness of the Parent, the Borrower and all other Subsidiaries determined on a consolidated basis plus (b) the Parent’s Ownership Share of the Indebtedness of all Unconsolidated Affiliates of the Parent.

“Type” with respect to any Revolving Loan or Term Loan, refers to whether such Loan or portion thereof is a LIBOR Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial

Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Asset Value” means at any time the aggregate Operating Property Values of the Unencumbered Properties at such time.  For purposes of this definition, the Operating Property Value for any Unencumbered Property shall be reduced by an amount equal to (a) the amount by which the Operating Property Value of such Unencumbered Property would exceed 30% of the aggregate Operating Property Values of all Unencumbered Properties and (b) the amount by which the Operating Property Value of Unencumbered Properties located in the same MSA as such Property would exceed 40% of the aggregate Operating Property Value of all Unencumbered Properties.  In addition to the extent that Unencumbered Asset Value attributable to Properties leased under Ground Leases would exceed 25% of Unencumbered Asset Value, such excess shall be excluded.

“Unencumbered Leverage Ratio Surge Period” has the meaning given that term in Section 10.1.(d).

“Unencumbered Property” means an Eligible Property that is included in the calculation of Unencumbered Asset Value pursuant to Section 4.1.  A Property shall cease to be an Unencumbered Property if at any time such Property shall cease to be an Eligible Property (unless such Property has been approved or been deemed to have been approved as an Unencumbered Property by the Requisite Lenders in accordance with Section 4.1.(c)).

“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred.  Unimproved Land shall not include any undeveloped parcels of a Property that has been developed unless and until the Borrower provides written notice to the Administrative Agent that the Borrower intends to develop such parcel.

“Unrestricted Cash” means cash and Cash Equivalents held by the Borrower and its Subsidiaries other than tenant deposits and other cash and cash equivalents that are subject to a Lien or a Negative Pledge or the disposition of which is restricted in any way.

“Unsecured Indebtedness” means with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date that is not Secured Indebtedness.

“Unsecured Interest Expense” means, for any period of four consecutive fiscal quarters (subject to Section 10.1(e)), the greater of (a) actual Interest Expense on all Unsecured Indebtedness of the Parent and its Subsidiaries on a consolidated basis or (b) 6.00%.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.10.(g)(ii)(B)(III).

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and permitted assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2.  General; References to Central Time.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP from time to time; provided that (i) if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; and (ii) until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Notwithstanding the preceding sentence, (A) the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities and (B) for purposes of calculating the covenants under this Agreement or any other Loan Document, any (i) obligations of a Person under a lease (whether existing on the Agreement Date or entered into thereafter) that is not (or would not be) required to be classified and accounted for as a capitalized lease on a balance sheet of such Person prepared in accordance with GAAP as in effect on the Agreement Date shall not be treated as a capitalized lease pursuant to this Agreement or the other Loan Documents, (ii) non-cash expense that is incurred will be excluded in the financial covenant calculations, or (iii) adjustments in the determination of Indebtedness will disregarded in the financial covenant calculations, solely as a result of (1) the adoption of changes in GAAP after the Agreement Date (including, for the avoidance of doubt, any changes in GAAP as set forth in FASB ASC 842 (as the same may be amended from time to time)) or (2) changes in the application of GAAP after the Agreement Date (including the avoidance of doubt, any changes as set forth in FASB ASC 842 (as the same may be amended from time to time)); provided, however, that upon the request of the Administrative Agent or any Lender the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to any such adoption of changes in, or the application of, GAAP.  References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated.  references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) except as expressly provided otherwise in any Loan Document, shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.  Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means an Affiliate of the Borrower.  Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.  Unless otherwise indicated, all references to time are references to Central time daylight or standard, as applicable.

Section 1.3. Financial Attributes of Non-Wholly Owned Subsidiaries.

When determining the Applicable Margin, and compliance by the Parent or the Borrower with any financial covenant contained in any of the Loan Documents (a) only the Ownership Share of the Parent of the financial attributes of a Subsidiary that is not a Wholly Owned Subsidiary shall be included and (b) the Parent’s Ownership Share of the Borrower shall be deemed to be 100.0%.

Section 1.4. Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR”.

Section 1.5. Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Article II. Credit Facility

Section 2.1.  Revolving Loans.

(a)Making of Revolving Loans.  Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.15., each Revolving Lender severally and not jointly agrees to make Revolving Loans to the Borrower during the period from and including the Effective Date to but excluding the Revolving Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Revolving Lender’s Commitment.  Each borrowing of Revolving Loans that are to be (i) Base Rate Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof and (ii) LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof.  Notwithstanding the immediately preceding two sentences but subject to Section 2.15., a borrowing of Revolving Loans may be in the aggregate amount of the unused Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

(b)Requests for Revolving Loans. Not later than 11:00 a.m. Central time at least 1 Business Day prior to a borrowing of Revolving Loans that are to be Base Rate Loans and not later than 11:00 a.m. Central time at least 3 Business Days prior to a borrowing of Revolving Loans that are to be LIBOR Loans, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing.  Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the Type of the requested Revolving Loans, and if such Revolving Loans are to be LIBOR Loans, the initial Interest Period for such Revolving Loans.  Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower.  Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that the Administrative Agent provide the Borrower with the most recent LIBOR available to the Administrative Agent.  The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.

(c)Funding of Revolving Loans.  Promptly after receipt of a Notice of Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Revolving Lender of the proposed borrowing.  Each Revolving Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 11:00 a.m. Central time on the date of such proposed Revolving Loans.  Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Disbursement Instruction Agreement, not later than 2:00 p.m. Central time on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Administrative Agent.

(d)Assumptions Regarding Funding by Revolving Lenders.  With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Revolving Lender that such Lender will not make available to the Administrative Agent a Revolving Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender.  In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Revolving Loan.  If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays to the Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such Lender’s Revolving Loan included in the borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Revolving Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Lender.

(e)Reallocations.  Simultaneously with the Effective Date, the outstanding amount of all “Revolving Loans” (as defined in the Existing Credit Agreement) of the “Lenders” (as defined in the Existing Credit Agreement) having a “Revolving Commitment” (as defined in the Existing Credit Agreement) (the “Existing Revolving Lenders”) previously made to the Borrower under the Existing Credit Agreement and participations in Existing Letters of Credit of the Existing Revolving Lenders shall be reallocated among the Revolving Lenders in accordance with their respective Revolving Commitment Percentages (determined in accordance with the amount of each Revolving Lender’s Commitment set forth on Schedule I), and in order to effect such reallocations, the requisite assignments shall be deemed to be made in amounts from each Existing Revolving Lender to each Revolving Lender, with the same force and effect as if such assignments were evidenced by the applicable Assignment and Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived) and (ii) each assignee Revolving Lender shall make full cash settlement with each corresponding assignor Existing Revolving Lender, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such reallocations and assignments.

Section 2.2.  Term Loans.

(a)Term 1 Loans.  Pursuant to the Existing Credit Agreement, certain of the Existing Lenders (the “Existing Term Loan Lenders”) made Term Loans (as defined in the Existing Credit Agreement) denominated in Dollars to the Borrower.  The Borrower hereby agrees and acknowledges that as of the Effective Date, the outstanding principal balance of such Term Loans is set forth on Schedule I and shall for all purposes hereunder constitute and be referred to as Term 1 Loans hereunder, without constituting a novation, but in all cases subject to the terms and conditions applicable to Term 1 Loans and Term Loans hereunder.  Any portion of a Term 1 Loan that is repaid or prepaid may not be reborrowed.  Additional Term 1 Loans shall be made in accordance with Section 2.16.

(b)Reallocations of Term 1 Loans.  Simultaneously with the Effective Date, (i) the outstanding amount of all Term Loans (as defined in the Existing Credit Agreement) previously made to the Borrower under the Existing Credit Agreement shall be reallocated among the Term 1 Loan Lenders determined in accordance with the amount of each Term 1 Loan Lender’s outstanding principal balance of Term 1 Loans set forth on Schedule I, and in order to effect such reallocations, the requisite assignments shall be deemed to be made in amounts from each Existing Term Loan Lender to each Term 1 Loan Lender, with the same force and effect as if such assignments were evidenced by the applicable Assignment and Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived) and (ii) each assignee Term 1 Loan Lender shall make full cash settlement with each corresponding assignor Existing Term Loan Lender, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such reallocations and assignments.

(c)Term 2 Loans.  Subject to the terms and conditions set forth in this Agreement, on the Effective Date, each Term 2 Loan Lender severally and not jointly agrees to make a Term 2 Loan to the Borrower in the principal amount set forth for such Term 2 Loan Lender on Schedule I as such Term 2 Loan Lender’s “Term 2 Loan Commitment Amount”.  Upon the funding by each Term 2 Loan Lender of its Term 2 Loan on the Effective Date, the Term 2 Loan Commitment of such Term 2 Loan Lender shall terminate whether or not the full amount of the Term 2 Loan Commitments are funded on such date.  Any portion of a Term 2 Loan that is repaid or prepaid may not be reborrowed.  Additional Term 2 Loans shall be made in accordance with Section 2.16.

(d)Request for Term 2 Loans.  The Borrower shall deliver to the Administrative Agent a Notice of Borrowing requesting that the Term 2 Loan Lenders make Term 2 Loans on the Effective Date. Such Notice of Borrowing shall be delivered to the Administrative Agent not later than 11:00 a.m. Central time at least 1 Business Day prior to a borrowing of Term 2 Loans that are to be Base Rate Loans and not later than 11:00 a.m. Central time at least 3 Business Days prior to a borrowing of Term 2 Loans that are to be LIBOR Loans. Such Notice of Borrowing shall specify the aggregate principal amount of the Term 2 Loans to be borrowed, the Type of the requested Term 2 Loans, and if such Term 2 Loans are to be LIBOR Loans, the initial Interest Period for such Term 2 Loans.

(e)Funding of Term 2 Loans.  Promptly after receipt of the Notice of Borrowing under the immediately preceding subsection (d), the Administrative Agent shall notify each Term 2 Loan Lender of the proposed borrowing.  Each Term 2 Loan Lender shall deposit an amount equal to the Term 2 Loan to be made by such Term 2 Loan Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 10:00 a.m. Central time on the Effective Date.  Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Disbursement Instruction Agreement, not later than 2:00 p.m. Central time on the date of the requested borrowing of Term 2 Loans, the proceeds of such amounts received by the Administrative Agent.

(f)Assumptions Regarding Funding by Term 2 Loan Lenders.  With respect to Term 2 Loans to be made on the Effective Date, unless the Administrative Agent shall have been notified by any Term 2 Loan Lender that such Lender will not make available to the Administrative Agent a Term 2 Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Term 2 Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Term 2 Loan to be provided by such Lender.  In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Term 2 Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Term 2 Loan with interest thereon, for each day from and including the date such Term 2 Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Term 2 Loan.  If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays to the Administrative Agent the amount of such Term 2 Loan, the amount so paid shall constitute such Lender’s Term 2 Loan included in the borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Term 2 Loan Lender that shall have failed to make available the proceeds of a Term 2 Loan to be made by such Lender.

Section 2.3.  Letters of Credit.

(a)Letters of Credit.  Subject to the terms and conditions of this Agreement, including without limitation, Section 2.15., the Issuing Banks, on behalf of the Revolving Lenders, agree to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Revolving Termination Date, one or more standby letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed $30,000,000, as such amount may be reduced from time to time in accordance with the terms hereof (the “L/C Commitment Amount”); provided, that an Issuing Bank shall not be obligated to issue any Letter of Credit if (x) after giving effect to such issuance, the aggregate Stated Amount of outstanding Letters of Credit issued by such Issuing Bank would exceed the lesser of (i) one-third of the L/C Commitment Amount and (ii) the Commitment of such Issuing Bank in its capacity as a Lender, (y) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any Applicable Law with respect to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or (z) such issuance would conflict with, or cause such Issuing Bank or any Revolving Lender to exceed any limits imposed by, any Applicable Law.  The parties hereto agree that each of the Existing Letters of Credit shall, from and after the Effective Date, be deemed to be a Letter of Credit issued under this Agreement.

(b)Terms of Letters of Credit.  At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the applicable Issuing Bank and the Borrower (such approvals not to be unreasonably withheld, conditioned or delayed).  Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the date that is 30 days prior to the Revolving Termination Date, or (ii) any Letter of Credit have a duration in excess of one year; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the applicable Issuing Bank but in no event shall any such provision permit the extension of the current expiration date of such Letter of Credit beyond the earlier of (x) the date that is 30 days prior to the Revolving Termination Date and (y) the date one year after the current expiration date.  Notwithstanding the foregoing, a Letter of Credit may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration date of not more than one year beyond the Revolving Termination Date (any such Letter of Credit being referred to as an “Extended Letter of Credit”), so long as the Borrower delivers to the Administrative Agent for its benefit and the benefit of the applicable Issuing Bank and the Revolving Lenders no later than 30 days prior to the Revolving Termination Date, Cash Collateral for such Letter of Credit for deposit into the Letter of Credit Collateral Account in an amount equal to the Stated Amount of such Letter of Credit; provided, that the obligations of the Borrower under this Section 2.3. in respect of such Extended Letters of Credit shall survive the termination of this Agreement and shall remain in effect until no such Extended Letters of Credit remain outstanding.  If the Borrower fails to provide Cash Collateral with respect to any Extended Letter of Credit by the date 30 days prior to the Revolving Termination Date, such failure shall be treated as a drawing under such Extended Letter of Credit (in an amount equal to the maximum Stated Amount of such Extended Letter of Credit), which shall be reimbursed (or participations therein funded) by the Revolving Lenders in accordance with the immediately following subsections (i) and (j), with the proceeds being utilized to provide Cash Collateral for such Extended Letter of Credit.  The initial Stated Amount of each Letter of Credit shall be at least $50,000 (or such lesser amount as may be acceptable to the applicable Issuing Bank, the Administrative Agent and the Borrower).

(c)Requests for Issuance of Letters of Credit.  The Borrower shall give the Issuing Bank selected by the Borrower to issue a Letter of Credit and the Administrative Agent written notice at least 5 Business Days prior to the requested date of issuance of such Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date.  The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as requested from time to time by the applicable Issuing Bank.  Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such applications and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Section 6.2., the applicable Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date 5

Business Days (or such shorter period as agreed by the applicable Issuing Bank in its sole and absolute discretion) following the date after which the applicable Issuing Bank has received all of the items required to be delivered to it under this subsection.  References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.  Upon the written request of the Borrower, an Issuing Bank shall deliver to the Borrower a copy of each Letter of Credit issued by such Issuing Bank within a reasonable time after the date of issuance thereof.  To the extent any term of a Letter of Credit Document (excluding any certificate or other document presented by a beneficiary in connection with a drawing under such Letter of Credit) is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.  The Borrower shall examine the copy of any Letter of Credit or any amendment to a Letter of Credit that is delivered to it by the applicable Issuing Bank and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly (but in any event, within 5 Business Days after the later of (x) receipt by the beneficiary of such Letter of Credit of the original of, or amendment to, such Letter of Credit, as applicable and (y) receipt by the Borrower of a copy of such Letter of Credit or amendment, as applicable) notify such Issuing Bank.  The Borrower shall be conclusively deemed to have waived any such claim against such Issuing Bank and its correspondents unless such notice is given as aforesaid.

(d)Reimbursement Obligations.  Upon receipt by an Issuing Bank from the beneficiary of a Letter of Credit issued by such Issuing Bank of any demand for payment under such Letter of Credit and such Issuing Bank’s determination that such demand for payment complies with the requirements of such Letter of Credit, such Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand; provided, however, that an Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation.  The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse each applicable Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by such Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.  Upon receipt by an Issuing Bank of any payment in respect of any Reimbursement Obligation in respect of a Letter of Credit issued by such Issuing Bank, such Issuing Bank shall promptly pay to each Revolving Lender that has acquired a participation therein under the second sentence of the immediately following subsection (i) such Lender’s Revolving Commitment Percentage of such payment.

(e)Manner of Reimbursement.  Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Administrative Agent and the applicable Issuing Bank whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the applicable Issuing Bank for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement.  If the Borrower fails to so advise the Administrative Agent and such Issuing Bank, or if the Borrower fails to reimburse the applicable Issuing Bank for a demand for payment under a Letter of Credit issued by such Issuing Bank by the date of such payment, the failure of which the applicable Issuing Bank shall promptly notify the Administrative Agent, then (i) if the applicable conditions contained in Article VI. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Revolving Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent not later than 12:00 noon Central time and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply.  The amount limitations set forth in the second sentence of Section 2.1.(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

(f)Effect of Letters of Credit on Revolving Commitments.  Upon the issuance by an Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Revolving Commitment of each Revolving Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Revolving Commitment Percentage and (ii) (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g)Issuing Banks’ Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations.  In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, each Issuing Banks shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit.  The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, none of the Issuing Banks, Administrative Agent or any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of Letters of Credit shall not be affected in any manner by, (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy, electronic mail or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Banks, the Administrative Agent or the Lenders.  None of the above shall affect, impair or prevent the vesting of any of the Issuing Banks’ or Administrative Agent’s rights or powers hereunder.  Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against such Issuing Bank any liability to the Borrower, the Administrative Agent, any other Issuing Bank or any Lender.  In this connection, the obligation of the Borrower to reimburse the applicable Issuing Bank for any drawing made under any Letter of Credit issued by such Issuing Bank, and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against any Issuing Bank, the Administrative Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, any Issuing Bank, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by an Issuing Bank under any Letter of Credit issued by it against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of, or provide a right of setoff against, the Borrower’s Reimbursement Obligations.  Notwithstanding anything to the contrary contained in this Section or Section 13.9., but not in limitation of the Borrower’s unconditional obligation to reimburse the applicable Issuing Bank for any drawing made under a Letter of Credit issued by such Issuing Bank as provided in this Section and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), the Borrower shall have no obligation to indemnify the Administrative Agent, any Issuing Bank or any Lender in respect of any liability incurred by the Administrative Agent, such Issuing Bank or such Lender arising solely out of the bad faith, gross negligence or willful misconduct of the Administrative Agent, such Issuing Bank or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment.  Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the bad faith, gross negligence or willful misconduct of the Administrative Agent, any Issuing Bank or any Lender with respect to any Letter of Credit.

(h)Amendments, Etc.  The issuance by an Issuing Bank of any amendment, supplement or other modification to any Letter of Credit issued by it shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the applicable Issuing Bank and the Administrative Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and the Revolving Lenders, if any, required by Section 13.6. shall have consented thereto.  In connection with any such amendment, supplement or other modification, the Borrower shall pay the fees, if any, payable under the last sentence of Section 3.5.(c).

(i)Revolving Lenders’ Participation in Letters of Credit.  Immediately upon (i) the Effective Date with respect to all Existing Letters of Credit, and (ii) the issuance by an Issuing Bank of all other Letters of Credit, each Revolving Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage of the liability of such Issuing Bank with respect to such Letter of Credit and each Revolving Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to pay and discharge when due, such Lender’s Revolving Commitment Percentage of such Issuing Bank’s liability under such Letter of Credit.  In addition, upon the making of each payment by a Revolving Lender to the Administrative Agent for the account of an Issuing Bank in respect of any Letter of Credit issued by such Issuing Bank pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of any Issuing Bank, the Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Revolving Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to such Issuing Bank pursuant to the second and the last sentences of Section 3.5.(c)).

(j)Payment Obligation of Revolving Lenders.  Each Revolving Lender severally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, on demand in immediately available funds in Dollars the amount of such Lender’s Revolving Commitment Percentage of each drawing paid by such Issuing Bank under each Letter of Credit issued by such Issuing Bank to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsection (d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Revolving Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Revolving Commitment Percentage of such drawing except as otherwise provided in Section 3.9.(d).  If the notice referenced in the second sentence of Section 2.3.(e) is received by a Revolving Lender not later than 11:00 a.m. Central time, then such Lender shall make such payment available to the Administrative Agent not later than 2:00 p.m. Central time on the date of demand therefor; otherwise, such payment shall be made available to the Administrative Agent not later than 1:00 p.m. Central time on the next succeeding Business Day.  Each Revolving Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of the applicable Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Revolving Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 11.1.(e) or (f), (iv) the termination of the Revolving Commitments or (v) the delivery of Cash Collateral in respect of any Extended Letter of Credit.  Each such payment to the Administrative Agent for the account of any Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

(k)Information to Revolving Lenders.  Promptly following any change in any Letter of Credit outstanding, the applicable Issuing Bank shall deliver to the Administrative Agent, which shall promptly deliver the same to each Revolving Lender and the Borrower, a notice describing the aggregate amount of all Letters of Credit issued by such Issuing Bank and outstanding at such time.  Upon the request of any Revolving Lender from time to time, each Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit issued by such Issuing Bank and then outstanding.  Other than as set forth in this subsection, the Issuing Banks shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder.  The failure of any Issuing Bank to perform its requirements under this subsection shall not relieve any Revolving Lender from its obligations under the immediately preceding subsection (j).

(l)Extended Letters of Credit.  Each Revolving Lender confirms that its obligations under the immediately preceding subsections (i) and (j) shall be reinstated in full and apply if the delivery of any Cash Collateral in respect of an

Extended Letter of Credit is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise.

Section 2.4.  Swingline Loans.

(a)Swingline Loans.  Subject to the terms and conditions hereof, including without limitation Section 2.15., the Swingline Lender agrees to make Swingline Loans to the Borrower, during the period from the Effective Date to but excluding the Swingline Maturity Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser (such lesser amount being referred to as the “Swingline Availability”) of (i) $40,000,000, as such amount may be reduced from time to time in accordance with the terms hereof, and (ii) the Revolving Commitment of the Swingline Lender in its capacity as a Revolving Lender minus the aggregate outstanding principal amount of Revolving Loans of the Swingline Lender in its capacity as a Revolving Lender.  If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Availability at such time, the Borrower shall immediately pay the Administrative Agent for the account of the Swingline Lender the amount of such excess.  Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.  The borrowing of a Swingline Loan shall not constitute usage of any Revolving Lender’s Revolving Commitment for purposes of calculation of the fee payable under Section 3.5.(b).

(b)Procedure for Borrowing Swingline Loans.  The Borrower shall give the Administrative Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan.  Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 11:00 a.m. Central time on the proposed date of such borrowing.  Any telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender by telecopy on the same day of the giving of such telephonic notice.  Not later than 1:00 p.m. Central time on the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Section 6.2. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing.

(c)Interest.  Swingline Loans shall bear interest at a per annum rate equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans that are Revolving Loans.  Interest on Swingline Loans is solely for the account of the Swingline Lender (except to the extent a Revolving Lender acquires a participating interest in a Swingline Loan pursuant to the immediately following subsection (e)).  All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.5. with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

(d)Swingline Loan Amounts, Etc.  Each Swingline Loan shall be in the minimum amount of $500,000 and integral multiples of $50,000 in excess thereof, or such other minimum amounts agreed to by the Swingline Lender and the Borrower.  Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender and the Administrative Agent prior written notice thereof no later than 12:00 noon Central time on the date of such prepayment.  The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

(e)Repayment and Participations of Swingline Loans.  The Borrower agrees to repay each Swingline Loan within 3 Business Day of demand therefor by the Swingline Lender and, in any event, within 5 Business Days after the date such Swingline Loan was made; provided, that the proceeds of a Swingline Loan may not be used to pay a Swingline Loan.  Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Maturity Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing).  In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), request a borrowing of Revolving Loans that are Base Rate Loans from the Revolving Lenders in an amount equal to the principal balance of such Swingline Loan.  The amount limitations contained in the second sentence of Section 2.1.(a)

shall not apply to any borrowing of such Revolving Loans made pursuant to this subsection.  The Swingline Lender shall give notice to the Administrative Agent of any such borrowing of Revolving Loans not later than 11:00 a.m. Central time at least one Business Day prior to the proposed date of such borrowing.  Promptly after receipt of such notice of borrowing of Revolving Loans from the Swingline Lender under the immediately preceding sentence, the Administrative Agent shall notify each Revolving Lender of the proposed borrowing.  Not later than 11:00 a.m. Central time on the proposed date of such borrowing, each Revolving Lender will make available to the Administrative Agent at the Principal Office for the account of the Swingline Lender, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender.  The Administrative Agent shall pay the proceeds of such Revolving Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan.  If the Revolving Lenders are prohibited from making Revolving Loans required to be made under this subsection for any reason whatsoever, including without limitation, the existence of any of the Defaults or Events of Default described in Sections 11.1.(e) or (f), each Revolving Lender shall purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to the Administrative Agent for the account of the Swingline Lender in Dollars and in immediately available funds.  A Revolving Lender’s obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Administrative Agent, the Swingline Lender or any other Person whatsoever, (ii) the existence of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 11.1. (e) or (f)), or the termination of any Revolving Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Administrative Agent, any Lender, the Borrower or any other Loan Party, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If such amount is not in fact made available to the Swingline Lender by any Revolving Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate.  If such Lender does not pay such amount forthwith upon the Swingline Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Revolving Lenders to purchase a participation therein).  Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Loans, and any other amounts due it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).

Section 2.5.  Rates and Payment of Interest on Loans.

(a)Rates.

(i)The Borrower promises to pay to the Administrative Agent for the account of each Revolving Lender interest on the unpaid principal amount of each Revolving Loan made by such Revolving Lender for the period from and including the date of the making of such Revolving Loan to but excluding the date such Revolving Loan shall be paid in full, at the following per annum rates:

(A)during such periods as such Revolving Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Revolving Loans that are Base Rate Loans; and

(B)during such periods as such Revolving Loan is a LIBOR Loan, at LIBOR for such Revolving Loan for the Interest Period therefor, plus the Applicable Margin for Revolving Loans that are LIBOR Loans.

(ii)The Borrower promises to pay to the Administrative Agent for the account of each Term Loan Lender interest on the unpaid principal amount of each Term Loan made by such Term Loan Lender for the period from and including the date of the making of such Term Loan to but excluding the date such Term Loan shall be paid in full, at the following per annum rates:

(A)during such periods as such Term Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Term Loans that are Base Rate Loans; and

(B)during such periods as such Term Loan is a LIBOR Loan, at LIBOR for such Term Loan for the Interest Period therefor, plus the Applicable Margin for Term Loans that are LIBOR Loans.

Notwithstanding the foregoing, while an Event of Default exists under Section 11.1.(a), 11.1.(e) or 11.1.(f), or in the case of any other Event of Default, at the direction of the Requisite Lenders, the Borrower shall pay to the Administrative Agent for the account of each Class of Lenders and the Issuing Banks, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of any Class of Loans made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan (other than a Swingline Loan) shall be payable (i) in the case of a Base Rate Loan, monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than 3 months, at three-month intervals following the first day of such Interest Period and (iii) in the case of any Loan, on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise).  Interest payable at the Post-Default Rate as provided in the last paragraph of the immediately preceding subsection (a) shall be payable from time to time on demand.  All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c)Borrower Information Used to Determine Applicable Interest Rates.  The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”).  If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Parent) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information.  The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within 5 Business Days of receipt of such written notice.  This provision shall not in any way limit any of the Administrative Agent’s, any Issuing Bank’s, or any Lender’s other rights under this Agreement.

Section 2.6.  Number of Interest Periods.

There may be no more than 7 different Interest Periods for Loans that are LIBOR Loans outstanding at the same time.

Section 2.7.  Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, a Class of Loans on the Termination Date for such Class of Loans.

Section 2.8.  Prepayments.

(a)Optional.  Subject to Section 5.4., the Borrower may prepay any Loan at any time without premium or penalty.  The Borrower shall give the Administrative Agent at least 2 Business Days prior written notice of the prepayment of any LIBOR Loan and 1 Business Day’s prior written notice for the prepayment of any Base Rate Loans (including Swingline Loans).  Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess thereof.

(b)Mandatory.

(i)Revolving Commitment Overadvance.  If at any time the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Revolving Commitments, the Borrower shall immediately upon demand pay to the Administrative Agent for the account of the Revolving Lenders the amount of such excess.

(ii)Asset Sales.  If, at any time, on and after June 30, 2020 and prior to the end of the Covenant Relief Period, the Parent, the Borrower or any Subsidiary thereof receives Net Proceeds from any Asset Sale, the Borrower shall, in accordance with clause (iv) below, prepay the Term Loans, prepay the Revolving Loans and Swingline Loans and Cash Collateralize the Letter of Credit Liabilities (without a permanent reduction in the Revolving Commitments) and prepay the Senior Notes (subject to clause (iv)(C) below) in an amount equal to such Net Proceeds, within three (3) Business Days of the Parent’s, Borrower’s, or such Subsidiary’s receipt thereof (or, if such receipt occurs prior to the First Amendment Date, on the First Amendment Date) or, with respect to the Senior Notes, within the period of time required under the Senior Notes Agreement.

(iii)Issuance of Indebtedness; Equity Issuances.  If, at any time, on and after June 30, 2020 and prior to the last day of the Covenant Relief Period, the Parent, the Borrower or any Subsidiary thereof receives cash proceeds from any incurrence of any Indebtedness (including the net proceeds of any refinancing of existing Indebtedness but excluding Excluded Prepayment Debt) or any Equity Issuances (other than, if both at the time of such Equity Issuance and after giving effect to the purchase of Reinvestment Assets, Availability is equal to or greater than $250,000,000, the proceeds of such Equity Issuances applied within ten Business Days of the receipt thereof  (or, if such receipt occurs prior to the First Amendment Date, on the First Amendment Date) to (or held in escrow with a third party escrow agent and all or any portion (x) may be removed from escrow and applied to the purchase of Reinvestment Assets or as required pursuant to this clause (b)(iii) and clause (b)(iv) below or (y) if required by the terms of the Senior Notes Agreement to be applied to the payment of the Senior Notes, shall be removed from escrow and applied (1) to the Senior Notes in the amount required to be prepaid to the Senior Notes in accordance with the Senior Notes Agreement and (2) to the Obligations in an amount equal to the proportionate amount based on the amount of the payment made to the Senior Notes under clause (1) above and the calculations provided for in clause (iv)(B) with respect to the pro rata portion that the Lenders would be entitled to receive based on the actual payment made on the Senior Notes all in accordance with clause (b)(iv) below), the Borrower shall, in accordance with clause (iv) below, prepay the Term Loans, prepay the Revolving Loans and Swingline Loans and Cash Collateralize the Letter of Credit Liabilities (without a permanent reduction in the Revolving Commitments) and prepay the Senior Notes (subject to clause (iv)(C) below) in an amount equal to the amount of such cash proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith (to the extent not paid to an Affiliate of the Parent, the Borrower or its Subsidiaries), including reasonable legal fees and expenses, within three (3) Business Days of the Parent’s, the Borrower’s or such Subsidiary’s receipt of such cash proceeds or, with respect to the Senior Notes, within the period of time required under the Senior Notes Agreement.

(iv)Application of Mandatory Prepayments.

A.Amounts paid under the preceding subsection (b)(i) and any amounts required to be paid under the preceding subsections (b)(ii) and (b)(iii) which are to be allocated to the Revolving Loans and Letter of Credit Liabilities pursuant to the following clause (B) shall be applied to pay all amounts of principal outstanding on the Revolving Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2. and if any Letters of Credit are outstanding at such time, the remainder, if any, shall be deposited into the Letter of Credit Collateral Account for application to any Reimbursement Obligations.

B.Amounts paid under the preceding subsections (b)(ii) and (iii) shall be applied on a pro rata basis to (i) prepay the Term Loans, the Revolving Loans and Swingline Loans and Cash Collateralize the Letter of Credit Liabilities (without a permanent reduction in the Revolving Commitments) and (ii) prepay the Senior Notes.  Such pro rata amount allocable to the Obligations shall be calculated by dividing (1) the sum of the outstanding principal amount of the Loans on such date plus the Letter of Credit Liabilities on such date, by (2) the sum of clause (1) and the outstanding principal amount of the Senior Notes on such date.  Amounts payable to the Obligations pursuant to this clause (B) shall be applied, first, to prepay the Revolving Loans and Swingline Loans and to Cash Collateralize the Letter of Credit Liabilities (without a permanent reduction in the Revolving Commitments) until paid in full, then, on a pro rata basis to prepay the outstanding Term Loans.

C.Notwithstanding the foregoing, any amounts allocable to the Senior Notes which are not required to be applied to the Senior Notes pursuant to the terms of the Senior Notes Agreement may instead (i) be deposited into a deposit account controlled by the Borrower or the holders of the Senior Notes to be applied to the Senior Notes or (ii) held as Unrestricted Cash.

D.If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section 2.8. prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 5.4.

(c)No Effect on Derivatives Contracts.  No repayment or prepayment of the Loans pursuant to this Section shall affect any of the Borrower’s obligations under any Derivatives Contracts entered into with respect to the Loans.

Section 2.9.  Continuation.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan.  Each Continuation of LIBOR Loans of the same Class shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount, and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period.  Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 11:00 a.m. Central time on the third Business Day prior to the date of any such Continuation.  Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans, Class and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder.  Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given.  Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender holding Loans being Continued of the proposed Continuation.  If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, continue as a LIBOR Loan with an Interest Period of one month; provided, however that if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.10. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.10.  Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted into a LIBOR Loan if a Default or Event of Default exists.  Each Conversion of Base Rate Loans of the same Class into LIBOR Loans of the same Class shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.  Each such Notice of Conversion shall be given not later than 11:00 a.m. Central time 3 Business Days prior to the date of any proposed Conversion.  Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender holding Loans being Converted of the proposed Conversion.  Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type and Class of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan.  Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.11.  Notes.

(a)Notes.  If requested by any Lender, the Loans of a Class made by such Lender, in addition to this Agreement, such Loans shall also be evidenced by a Note of such Class, payable to the order of such Lender in a principal amount equal to the amount of its Commitment of such Class as originally in effect and otherwise duly completed.  The Swingline Loans made by the Swingline Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Swingline Note payable to the order of the Swingline Lender.

(b)Records.  The date, amount, interest rate, Type, Class and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.8., in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8. shall be controlling.

(c)Lost, Stolen, Destroyed or Mutilated Notes.  Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.12.  Voluntary Reductions of the Revolving Commitment.

The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Revolving Commitments (for which purpose use of the Revolving Commitments shall be deemed to include the aggregate amount of all Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans) at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Revolving Commitments shall not be less than $25,000,000 and integral multiples of $25,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (“Commitment Reduction Notice”); provided, however, (i) the Borrower may not reduce the aggregate amount of the Revolving Commitments below $150,000,000 unless the Borrower is terminating the Revolving Commitments in full and (ii) if such reduction or termination is being made in connection with the closing of another transaction, then it may be made conditional on the closing of such other transaction.  Promptly after receipt of a Commitment Reduction Notice the Administrative Agent shall notify each Revolving Lender of the proposed termination or Revolving Commitment reduction.  The Revolving Commitments, once reduced or terminated pursuant to this Section, may not be increased or reinstated.  The Borrower shall pay all interest and fees on the Revolving Loans accrued to the date of such reduction or termination of the Revolving Commitments to the Administrative Agent for the account of the Revolving Lenders, including but not limited to any applicable compensation due to each Lender in accordance with Section 5.4.

Section 2.13. Extension of Revolving Termination Date.

The Borrower shall have the right, exercisable two times, to request that the Administrative Agent and the Revolving Lenders extend the Revolving Termination Date by six months per each request.  The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least 30 days but not more than 90 days prior to the current Revolving Termination Date, a written request for such extension (a “Revolving Extension Request”).  The Administrative Agent shall notify the Lenders if it receives a Revolving Extension Request promptly upon receipt thereof.  Subject to satisfaction of the following conditions, the Revolving Termination Date shall be extended for six months effective upon receipt by the Administrative Agent of a Revolving Extension Request and payment of the fee referred to in the following clause (y): (x) immediately prior to such extension and immediately after giving effect thereto, (A) no Default or Event of Default shall exist and (B) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents, (y) the Borrower shall have paid the Fees payable under Section 3.5.(d) and (z) no more than two Revolving Extension Requests shall have been submitted to Administrative Agent by Borrower.  At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate from the chief executive officer or chief financial officer certifying the matters referred to in the immediately preceding clauses (x)(A) and (x)(B).

Section 2.14.  Expiration Date of Letters of Credit Past Revolving Commitment Termination.

If on the date the Revolving Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise) there are any Letters of Credit outstanding hereunder and the aggregate Stated Amount of such Letters of Credit exceeds the balance of available funds on deposit in the Letter of Credit Collateral Account, then the Borrower shall, on such date, pay to the Administrative Agent, for its benefit and the benefit of the Revolving Lenders and the Issuing Banks, for deposit into the Letter of Credit Collateral Account, an amount of money equal to the amount of such excess.

Section 2.15.  Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Revolving Loan, the Swingline Lender shall not be required to make a Swingline Loan, the Issuing Banks shall not be required to issue Letters of Credit and no reduction of the Revolving Commitments pursuant to Section 2.12. shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Revolving Commitments the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities would exceed the aggregate amount of the Revolving Commitments at such time.

Section 2.16.  Increase in Revolving Commitments; Term Loans.

The Borrower shall have the right (a) during the period from the Effective Date to but excluding the Revolving Termination Date, to request increases in the aggregate amount of the Revolving Commitments, (b) during the period from the Effective Date to but excluding the Maturity Date for the Term 1 Loans, to request the making of additional Term 1 Loans (the “Additional Term 1 Loans”), and (c) during the period from the Effective Date to but excluding the Maturity Date for the Term 2 Loans, to request the making of additional Term 2 Loans (the “Additional Term 2 Loans”; together with the Additional Term 1 Loans, the “Additional Term Loans”), in each case, by providing written notice thereof to the Administrative Agent, which notice shall specify the Class and amount of Loans requested and which shall be irrevocable once given; provided, however, that after giving effect to any such increases of the Revolving Commitments and the making of any Additional Term Loans, the aggregate amount of the Revolving Commitments and the aggregate outstanding principal balance of the Term Loans shall not exceed $800,000,000 (less the amount of any reductions of the Revolving Commitments effected pursuant to Section 2.12. and any prepayments of Term Loans, in each case, prior to such date).  Additional Term Loans shall be subject to the same terms and conditions of this Agreement that are applicable to all other Term Loans of the applicable Class being borrowed.  Each such increase in the Revolving Commitments or borrowing of Additional Term Loans must be an aggregate minimum amount of $50,000,000 (or such lesser amount as the Borrower and the Administrative Agent may agree in writing) and integral multiples of $5,000,000 in excess thereof.  The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Revolving Commitments and the making of any Additional Term Loans, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to any such increase or making of Additional Term Loans and the allocations of any increase in the Revolving Commitments or making of Additional Term Loans among such existing Lenders and/or other banks, financial institutions and other institutional lenders.  No Lender shall be obligated in any way whatsoever to increase its Revolving Commitment, to provide a new Revolving Commitment or to make an Additional Term Loan, and any new Lender becoming a party to this Agreement in connection with any such requested increase of the Revolving Commitments or making of Additional Term Loans must be an Eligible Assignee.  If a new Revolving Lender becomes a party to this Agreement, or if any existing Revolving Lender is increasing its Revolving Commitment, such Lender shall on the date it becomes a Revolving Lender hereunder (or in the case of an existing Revolving Lender, increases its Revolving Commitment) (and as a condition thereto) purchase from the other Revolving Lenders its Revolving Commitment Percentage (determined with respect to the Revolving Lenders’ respective Revolving Commitments after giving effect to the increase of Revolving Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Revolving Lenders, in same day funds, an amount equal to (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender, plus (B) the aggregate amount of payments previously made by the other Revolving Lenders under Section 2.3.(j) that have not been repaid, plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans.  The Borrower shall pay to the Revolving Lenders amounts payable, if any, to such Lenders under Section 5.4. as a result of the prepayment of any such Revolving Loans.  Effecting any increase of the Revolving Commitments or the making of Additional Term Loans under this Section 2.16. is subject to the following conditions precedent:  (x) no Default or Event of Default shall be in existence on the effective date of such increase of the Revolving Commitments or making of Additional Term Loans, (y) the representations and warranties made or deemed made by the Borrower and any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the effective date of such increase of the Revolving Commitments or making of Term Loans except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z) the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent:  (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all limited liability company or other necessary action taken by the Borrower to authorize such increase of the Revolving Commitments or Term Loans and (B) all corporate, partnership, member or other necessary action taken by each Guarantor authorizing the guaranty of such increase of the Revolving Commitments or Additional Term Loans; (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent; and (iii) as applicable, (A) if requested by the applicable Lender, a new Revolving Note executed by the Borrower, payable to any such new Revolving Lenders, and replacement Revolving Notes, as applicable, executed by the Borrower payable to any such existing Revolving Lenders increasing their respective Revolving Commitments, in each case, in the amount of such Lender’s Revolving Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Revolving Commitments, and/or (B) if requested by the applicable Lender, a new Term Note executed by the Borrower, payable to any such new Term Loan Lenders, and replacement Term Notes, as applicable, executed by the Borrower payable to any such existing Term Loan Lenders making such Additional Term Loans, in each case, in the amount of such Lender’s aggregate Term Loans at the time of the effectiveness of the applicable making of Additional Term Loans.  In connection with any increase in the aggregate amount of the Revolving Commitments or any making of Additional Term Loans pursuant to this Section 2.16., any Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act.

Section 2.17.  Funds Transfer Disbursements.

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.

Section 2.18.  Security Interest in Collateral.

(a)To secure their Obligations under this Agreement and the other Loan Documents, upon the occurrence of the Security Trigger Date, the Borrower and certain other Loan Parties will grant to the Administrative Agent, for its benefit and the benefit of the other Lenders, a first-priority security interest in the Collateral pursuant to Section 8.14.(a) hereof.  The Borrower, the Administrative Agent and the Lenders acknowledge and agree that, in connection with any such grant, the Administrative Agent shall be entering into the Intercreditor Agreement, and the exercise by the Administrative Agent and each of the Lenders of its rights and remedies under the Loan Documents shall be subject to the terms of the Intercreditor Agreement.

(b)In accordance with the terms of Section 8.14.(c), the Administrative Agent is hereby authorized by the Lenders to release the Collateral (or any applicable portion thereof) and take all such action as may be reasonably required in order to terminate the Liens in the Collateral (or such portion thereof).

Article III. Payments, Fees and Other General Provisions

Section 3.1.  Payments.

(a)Payments by Borrower.  Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim (excluding Taxes required to be withheld pursuant to Section 3.10.), to the Administrative Agent at the Principal Office, not later than 2:00 p.m. Central time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).  Subject to Section 11.5., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied.  Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender.  Each payment received by the Administrative Agent for the account of an Issuing Bank under this Agreement shall be paid to such Issuing Bank by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Issuing Bank to the Administrative Agent from time to time, for the account of such Issuing Bank.  In the event the Administrative Agent fails to pay such amounts to such Lender or such Issuing Bank, as the case may be, within one Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect.  If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b)Presumptions Regarding Payments by Borrower.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender or such Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2.  Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from the Revolving Lenders under Sections 2.1.(a), 2.3.(e) and 2.4.(e) shall be made from the Revolving Lenders, each payment of the fees under Sections 3.5.(a), 3.5.(b), the first sentence of 3.5.(c), and 3.5.(d) shall be made for the account of the Revolving Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.12. shall be applied to the respective Revolving Commitments of the Revolving Lenders, pro rata according to the amounts of their respective Revolving Commitments; (b) the making of Term 2 Loans shall be made from the Term 2 Loan Lenders, pro rata according to the amounts of their respective Term 2 Loan Commitments; (c) each payment or prepayment of principal of Loans of a Class shall be made for the account of the Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them, provided that, subject to Section 3.9., if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Revolving Lenders pro rata in accordance with such respective Revolving Commitments; (d)  each payment of interest in respect of a Class of Loans shall be made for the account of the Lenders of such Class pro rata in accordance with the amounts of interest on such Class of Loans then due and payable to the Lenders of such Class; (e) the Conversion and Continuation of Loans of a particular Class and Type (other than Conversions provided for by Sections 5.1.(c) and 5.5.) shall be made pro rata among the Lenders of such Class according to the amounts of their respective Loans of such Class, and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous; (f) the Revolving Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.4., shall be in accordance with their respective Revolving Commitment Percentages; and (g) the Revolving Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.3., shall be in accordance with their respective Revolving Commitment Percentages.  All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Revolving Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.4.(e), in which case such payments shall be pro rata in accordance with such participating interests).

Section 3.3.  Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan of a Class made by it to the Borrower under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf of the Borrower or any other Loan Party to a Lender not in accordance with the terms of  this Agreement and such payment should be distributed to the Lenders of the same Class in accordance with Section 3.2. or Section 11.5., as applicable, such Lender shall promptly purchase from the other Lenders of such Class participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class made by the other Lenders of such Class or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders of such Class shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 11.5., as applicable.  To such end, all the Lenders of such Class shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  The Borrower agrees that any Lender of such Class so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders of such Class may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans of such Class in the amount of such participation.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4.  Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5.  Fees.

(a)Closing Fee.  On the Effective Date, the Borrower agrees to pay to the Administrative Agent, the Lead Arrangers and each Lender all fees as have been agreed to in writing by the Borrower, the Administrative Agent and the Lead Arrangers.

(b)Revolving Facility Fees. During the period from the Effective Date to but excluding the Revolving Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of the Revolving Lenders an unused facility fee equal to the sum of the daily amount (the “Unused Amount”) by which the aggregate amount of the Revolving Commitments exceeds the aggregate outstanding principal balance of Revolving Loans and Letter of Credit Liabilities set forth in the table below multiplied by the corresponding per annum rate:

Unused Amount	Unused Fee (percent per annum)
Greater than 50% of the aggregate amount of Commitments	0.25%
Less than or equal to 50% of the aggregate amount of Commitments	0.20%

Such fee shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Revolving Termination Date or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero.  For the avoidance of doubt, for purposes of calculating an unused facility fee, the outstanding principal balance of Swingline Loans shall not be factored into the computation.

(c)Letter of Credit Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for LIBOR Loans that are Revolving Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is cancelled or terminated or (y) to but excluding the date such Letter of Credit is drawn in full; provided, however, notwithstanding anything to the contrary contained herein, while any Event of Default exists, such letter of credit fees shall accrue at the Post-Default Rate.  In addition to such fees, the Borrower shall pay to each Issuing Bank solely for its own account, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank equal to one-eighth of one percent (0.125%) of the initial Stated Amount of such Letter of Credit; provided, however, in no event shall the aggregate amount of such fee in respect of any Letter of Credit be less than $500.  The fees provided for in this subsection shall be nonrefundable and payable, in the case of the fee provided for in the first sentence, in arrears (i) quarterly on the first day of January, April, July and October, (ii) on the Revolving Termination Date, (iii) on the date the Revolving Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent and in the case of the fee provided for in the second sentence, at the time of issuance of such Letter of Credit.  The Borrower shall pay directly to the applicable Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged or incurred by such Issuing Bank from time to time in like circumstances with respect to the issuance, amendment, renewal or extension of any Letter of Credit or any other transaction relating thereto.

(d)Revolving Extension Fee.  Each time the Borrower exercises its right to extend the Revolving Termination Date in accordance with Section 2.13., the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a fee for each such extension equal to three-fortieths of one percent (0.075%) of the amount of such Lender’s Commitment (whether or not utilized).

(e)Administrative and Other Fees.  The Borrower agrees to pay the administrative and other fees of the Administrative Agent as provided in the Fee Letter with the Lender acting as Administrative Agent and as may be otherwise agreed to in writing from time to time by the Borrower and the Administrative Agent.

Section 3.6.  Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.7.  Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith.  It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.  The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.5.(a)(i) and (ii) and, with respect to Swingline Loans, in Section 2.4.(c).  Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money.  All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.8.  Statements of Account.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error.  The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9.  Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders and in Section 13.6.

(b)Defaulting Lender Waterfall.  Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.3. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Defaulting Lender that is a Revolving Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks and the Swingline Lender hereunder; third, in the case of a Defaulting Lender that is a Revolving Lender, to Cash Collateralize the Issuing Banks’ Fronting Exposures with respect to such Defaulting Lender in accordance with subsection (e) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) in the case of a Defaulting Lender that is a Revolving

Lender, Cash Collateralize the Issuing Banks’ future Fronting Exposures with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans of any Class or amounts owing by such Defaulting Lender under Section 2.3.(j) in respect of Letters of Credit (such amounts “L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article VI. were satisfied or waived, such payment shall be applied solely to pay the Loans of such Class of, and L/C Disbursements owed to, all Non-Defaulting Lenders of the applicable Class on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans of such Class and, as applicable, funded and unfunded participations in Letter of Credit Liabilities and Swingline Loans are held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitment Percentages (determined without giving effect to the immediately following subsection (d)) and all Term Loans (if any) are held by the Term Loan Lenders pro rata as if there had been no Defaulting Lenders that are Term Loan Lenders.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)Certain Fees.

(i)No Defaulting Lender shall be entitled to receive any Fee payable under Section 3.5.(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii)Each Defaulting Lender that is a Revolving Lender shall be entitled to receive the Fee payable under Section 3.5.(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

(iii)With respect to any Fee not required to be paid to any Defaulting Lender that is a Revolving Lender pursuant to the immediately preceding clause (ii), the Borrower shall (x) pay to each Non-Defaulting Lender that is a Revolving Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to each Issuing Bank and the Swingline Lender, as applicable, the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee.

(d)Reallocation of Participations to Reduce Fronting Exposure.  In the case of a Defaulting Lender that is a Revolving Lender, all or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities and Swingline Loans shall be reallocated among the Non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Revolving Commitment Percentages (determined without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender that is a Revolving Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  Subject to Section 13.20., no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e)Cash Collateral, Repayment of Swingline Loans.

(i)If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize each Issuing Banks’ Fronting Exposure, in accordance with the procedures set forth in this subsection.

(ii)At any time that there shall exist a Defaulting Lender that is a Revolving Lender, within 1 Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of such Issuing Bank with respect to Letters of Credit issued by such Issuing Bank and outstanding at such time.

(iii)The Borrower, and to the extent provided by any Defaulting Lender that is a Revolving Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Banks, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the obligation of Defaulting Lenders that are Revolving Lenders to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender that is a Revolving Lender).

(iv)Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the obligation of a Defaulting Lender that is a Revolving Lender to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v)Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Banks’ Fronting Exposures shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Revolving Lender), or (y) the determination by the Administrative Agent and the Issuing Banks that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person providing Cash Collateral and the Issuing Banks may (but shall not be obligated to) agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(f)Defaulting Lender Cure.  If the Borrower and the Administrative Agent, and solely in the case of a Defaulting Lender that is a Revolving Lender, the Swingline Lender and the Issuing Banks, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause, as applicable, (i) the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Revolving Lenders in accordance with their respective Revolving Commitment Percentages (determined without giving effect to the immediately preceding subsection (d)) and (ii) the Term Loans to be held by the Term Loan Lenders pro rata as if there had been no Defaulting Lenders of such Class, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g)New Swingline Loans/Letters of Credit.  So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(h)Purchase of Defaulting Lender’s Commitment.  During any period that a Lender is a Defaulting Lender, the Borrower may, by the Borrower giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitments and Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 13.5.(b).  No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee.  In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire the face amount of all or a portion of such Defaulting Lender’s Commitments and Loans via an assignment subject to and in accordance with the provisions of Section 13.5.(b).  In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Assumption and, notwithstanding Section 13.5.(b), shall pay to the Administrative Agent an assignment fee in the amount of $7,500.  The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders.

Section 3.10.  Taxes.

(a)Issuing Banks.  For purposes of this Section, the term “Lender” includes each Issuing Bank and the term “Applicable Law” includes FATCA.

(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Borrower.  The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Borrower.  The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.5. relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.  The provisions of this subsection shall continue to inure to the benefit of an Administrative Agent following its resignation or removal as Administrative Agent.

(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form

W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(IV)to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival.  Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Article IV. Unencumbered Properties

Section 4.1.  Eligibility of Unencumbered Properties.

(a)Initial Unencumbered Properties.  The Properties identified on Schedule 4.1. shall, on the First Amendment Date, be Unencumbered Properties.

(b)Additional Unencumbered Properties.  If after the First Amendment Date the Borrower desires that any additional Property become an Unencumbered Property, the Borrower shall so notify the Administrative Agent in writing (a “Notice of Additional Unencumbered Property”).  Except as otherwise provided in the immediately following subsection (c), no Property shall become an Unencumbered Property unless it is an Eligible Property, and unless and until the Borrower delivers to the Administrative Agent all of the following, in form and substance reasonably satisfactory to the Administrative Agent (unless waived in writing by the Requisite Lenders):

(i)an executive summary of the Property including, at a minimum, the following information relating to such Property: (A) a description of such Property, such description to include the age, location, site plan and physical condition of such Property; and (B) the purchase price paid or to be paid for such Property;

(ii)an operating statement for such Property audited or certified by a representative of the Borrower as being true and correct in all material respects and prepared in accordance with GAAP for the previous three fiscal years, provided that, if such Property was owned by the Borrower or a Subsidiary for less than three years, such information shall only be required to be delivered to the extent reasonably available to the Borrower and such certification may be based upon the Borrower’s knowledge and provided further, that if such Property has been operating for less than three years, the Borrower shall provide such projections and other information concerning the anticipated operation of such Property as the Administrative Agent may reasonably request;

(iii)a pro forma operating statement or an operating budget for such Property with respect to the current fiscal year and, if available, the immediately following fiscal year;

(iv)if such Property is located in a seismic zone rated 3 or higher, an all assets seismic portfolio report covering all applicable Properties prepared by a firm reasonably acceptable to the Administrative Agent;

(v)if such Property is leased under a ground lease, a copy of such ground lease;

(vi)a copy of the most current Smith Travel Research STAR Report available for such Property;

(vii)a Compliance Certificate calculating (and, unless such Property is being added during the Covenant Relief Period, evidencing compliance with) the covenants set forth in Section 10.1. after giving effect to the addition of such Property as an Unencumbered Property; and

(viii)such other information as the Administrative Agent may reasonably request in order to confirm that such Property is an Eligible Property.

A Notice of Additional Unencumbered Property executed and delivered by the Borrower to the Administrative Agent shall constitute a certification by the Borrower to the Administrative Agent and the Lenders that such Property satisfies all of the requirements contained in the definition of Eligible Property unless such notice states otherwise (in which case the provisions of the immediately following subsection (c) shall apply).  Within 5 Business Days after the Administrative Agent’s receipt of a Notice of Additional Unencumbered Property and the other reports and documents required under this subsection (b), the Administrative Agent will make such notice, reports and documents available to each of the Lenders.  Within 10 Business Days after the Administrative Agent’s receipt of a Notice of Additional Unencumbered Property and the other reports and documents required under this subsection (b), the Administrative Agent shall notify the Borrower and the Lenders if the Administrative Agent has confirmed that such Property satisfies all of the requirements contained in the definition of Eligible Property.

(c)Nonconforming Properties.  If a Property which the Borrower desires to be included as an Unencumbered Property does not satisfy the requirements of an Eligible Property, then the Administrative Agent, upon written request of the Borrower, shall request that the Requisite Lenders in their sole discretion determine whether such Property shall be included as an Unencumbered Property.  In connection therewith, the Borrower shall promptly deliver the information required by the immediately preceding subsection (b) to each of the Lenders.  If such a request is made by the Administrative Agent to the Lenders, within 10 Business Days after the date on which a Lender has received such request and all of the items referred to in the immediately preceding subsection (b), each such Lender shall notify the Administrative Agent in writing whether or not such Lender accepts such Property as an Unencumbered Property in its sole discretion.  If a Lender fails to give such notice within such time period, such Lender shall be deemed to have approved such Property as an Unencumbered Property.  A Property shall become an Unencumbered Property under this subsection (c) only upon the approval and/or deemed approval of the Requisite Lenders.

(d)Documents with Respect to Non-Guarantor Subsidiary and Collateral.

(i)If a Property owned by a Subsidiary that is not a Guarantor is to become an Unencumbered Property, the Borrower shall deliver to the Administrative Agent an Accession Agreement executed by such Subsidiary together with the other items required by Section 8.13.(a).  If the improvements on such a Property or the furniture, fixtures and equipment utilized in the operation of such Property are owned or leased by a Subsidiary (the “Accommodation Subsidiary”) other than the Subsidiary that owns or leases such Property, then the Borrower shall also deliver to the Administrative Agent an Accession Agreement executed by such Accommodation Subsidiary.

(ii)If, after the Security Trigger Date but prior to the Security Release Date, any Property which is to become an Unencumbered Property is owned directly or indirectly by a Subsidiary whose Equity Interests are required to be subject to the Pledge Agreement, the Borrower shall deliver to the Administrative Agent a supplement to the Pledge Agreement together with the other items required by Section 8.14.

Until such time as the Administrative Agent shall have received the items referred to in the immediately preceding clauses (i) and (ii) with respect to such Subsidiary, any applicable Accommodation Subsidiary and the Collateral, the applicable Property shall not be considered to be an Unencumbered Property.

Section 4.2. Removal of Unencumbered Properties.

The Borrower may, upon not less than 10 Business Days’ notice to the Administrative Agent (or such shorter period as may be acceptable to the Administrative Agent in its sole discretion), request removal of a Property as an Unencumbered Property, subject to the following conditions: (a) no Default or Event of Default shall exist (other than a Default or Event of Default that would be cured by removal of such Property as an Unencumbered Property) or would result therefrom, (b) the Borrower shall have delivered to Administrative Agent a Compliance Certificate, prepared as of the last day of the most recent fiscal quarter for which financial statements have been required to be delivered pursuant to Section 9.1.or Section 9.2., calculating (and, unless such Property is to be removed during the Covenant Relief Period, evidencing compliance with) the covenants set forth in Section 10.1. as if such Property had not been included in as an Unencumbered Property at such time and (c) during the Covenant Relief Period, the Borrower may only request the release of an Unencumbered Property if such release shall occur substantially simultaneously with a sale of such Property and only so long as the proceeds of such sale shall be applied in accordance with the terms of Section 2.8.(b)(ii) hereof.  For the avoidance of doubt, the Parent and the Borrower shall not, and shall not permit any Subsidiary during the Covenant Relief Period (i) to place any Lien (other than a Permitted Lien (but not Permitted Liens described in clause (g) of the definition of the term)) upon, or (ii) grant a Negative Pledge on (other than a Negative Pledge that would not cause a Property to cease to be an Eligible Property under clause (g) of the definition thereof) in, a Property that was an Unencumbered Property on June 30, 2020 or became an Unencumbered Property thereafter (or, if such Property is owned by a Subsidiary, any of the Borrower’s direct or indirect ownership interest in such Subsidiary).  Upon the Administrative Agent’s confirmation that the conditions to such removal have been satisfied, the Administrative Agent shall so notify the Borrower and the Lenders in writing specifying the date of such removal.

Article V. Yield Protection, Etc.

Section 5.1.  Additional Costs; Capital Adequacy.

(a)Capital Adequacy.  If any Lender determines that any Regulatory Change affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(b)Additional Costs.  In addition to, and not in limitation of the immediately preceding subsection, the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:

(i)changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitments (other than Indemnified Taxes or Excluded Taxes);

(ii)imposes or modifies any reserve, special deposit, compulsory loan, insurance charge or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined to the extent utilized when determining LIBOR for such Loans) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

(iii)imposes on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender.

(c)Lender’s Suspension of LIBOR Loans.  Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in  this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5. shall apply).

(d)Additional Costs in Respect of Letters of Credit.  Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any Tax (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes), reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to an Issuing Bank of issuing (or any Revolving  Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by such Issuing Bank or any Revolving Lender hereunder in respect of any Letter of Credit, then, upon demand by such Issuing Bank or such Lender, the Borrower shall pay immediately to such Issuing Bank or, in the case of such Lender, to the Administrative Agent for the account of such Lender, from time to time as specified by such Issuing Bank or such Lender, such additional amounts as shall be sufficient to compensate such Issuing Bank or such Lender for such increased costs or reductions in amount.

(e)Notification and Determination of Additional Costs.  Each of the Administrative Agent, each Issuing Bank and each Lender, as the case may be, agrees to notify the Borrower (and in the case of an Issuing Bank and or a Lender, to notify the Administrative Agent) of any event occurring after the Agreement Date entitling the Administrative Agent, such Issuing Bank or such Lender to compensation under any of the preceding subsections of this Section 5.1. as promptly as practicable.  The Administrative Agent, each Issuing Bank and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of an Issuing Bank or a Lender, to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section 5.1.  Determinations by the Administrative Agent, such Issuing Bank or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.  The Borrower shall pay the Administrative Agent, such Issuing Bank and or any such Lender, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(f)Delay in Requests.  Failure or delay on the part of the Administrative Agent, any Lender or any Issuing Bank to demand compensation pursuant to this Section 5.1. shall not constitute a waiver of the Administrative Agent’s, such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Administrative Agent, any Lender or any Issuing Bank pursuant to this Section 5.1. for any increased costs incurred or reductions suffered more than six months prior to the date that the Administrative Agent, such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the event giving rise to such increased costs or reductions, and of the Administrative Agent’s, such Lender’s or such Issuing Bank’s, as the case may be, intention to claim compensation therefor (except that, if the event giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 5.2.  Changed Circumstances.

(a)Anything herein to the contrary notwithstanding and unless and until a Replacement Rate is implemented in accordance with Section 5.2.(b) below, if, on or prior to the determination of LIBOR for any Interest Period:

(i)the Administrative Agent shall determine (which determination shall be conclusive) that reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period;

(ii)the Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant Dollar deposits referred to in the definition of LIBOR are not being offered to banks in the London interbank Eurodollar market in the relevant amounts or for the relevant Interest Period for LIBOR Loans as provided herein; or

(iii)the Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined do not adequately and fairly cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.

(b)Alternative Rate of Interest. Notwithstanding anything to the contrary in Section 5.2.(a) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 5.2.(a)(i) or (a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the United States syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the United States syndicated loan market in the applicable currency, then the Administrative Agent and the Borrower shall negotiate in good faith and endeavor to establish a replacement rate of interest (the “Replacement Rate”) (which replacement rate of interest shall, as reasonably determined by the Administrative Agent, be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until an event described in Section 5.2.(a)(i), (a)(ii), (b)(i), (b)(ii) or (b)(iii) occurs with respect to the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent and Borrower, to effect the provisions of this Section 5.2.(b).  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 13.6.), such amendment shall become effective without any further action or consent of any party other than the Administrative Agent and the Borrower so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Requisite Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of  the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (b), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of  the Lenders).

Section 5.3.  Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.5. shall be applicable).

Section 5.4.  Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its sole discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:

(a)any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Section 6.2. to be satisfied but excluding any failure as a result of a notice under Section 5.2.) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation, in the case of a LIBOR Loan, an amount equal to the then present value of (i) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (ii) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date.  Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.  Any such statement shall be conclusive absent manifest error.

Section 5.5.  Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(c), Section 5.2. or Section 5.3. then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1.(c), Section 5.2., or Section 5.3. on such earlier date as such Lender or the Administrative Agent, as applicable, may specify to the Borrower (with a copy to the Administrative Agent, as applicable)) and, unless and until such Lender or the Administrative Agent, as applicable, gives notice as provided below that the circumstances specified in Section 5.1., Section 5.2. or Section 5.3. that gave rise to such Conversion no longer exist:

(a)to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b)all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender or the Administrative Agent, as applicable, gives notice to the Borrower (with a copy to the Administrative Agent, as applicable) that the circumstances specified in Section 5.1.(c), 5.2. or 5.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender or the Administrative Agent, as applicable, agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 5.6. Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10. or 5.1., and the Requisite Lenders are not also doing the same, (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(c) or 5.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections or (c) a Lender becomes a Non-Consenting Lender or a Defaulting Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 13.5.(b) for a purchase price equal to (x) the aggregate principal balance of all Loans then owing to the Affected Lender, plus (y) the aggregate amount of payments previously made by the Affected Lender under Section 2.3.(j) that have not been repaid, plus (z) any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee.  Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender, any other Lender or any Titled Agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee.  The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders.  The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10., 5.1. or 5.4.) with respect to any period up to the date of replacement.

Section 5.7.  Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10., 5.1. or 5.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 5.8.  Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

Article VI. Conditions Precedent

Section 6.1.  Initial Conditions Precedent.

The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the satisfaction or waiver of the following conditions precedent:

(a)The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)counterparts of this Agreement executed by each of the parties hereto;

(ii)Notes (or replacement Notes, as the case may be) of each Class executed by the Borrower, payable to each Lender of such Class that has requested that it receive a Note of such Class, and complying with the terms of Section 2.11.(a) and a replacement Swingline Note executed by the Borrower;

(iii)the Guaranty executed by the Parent and each of the other Guarantors initially to be a party thereto;

(iv)an opinion of Latham & Watkins LLP, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering such matters as the Administrative Agent may reasonably request;

(v)the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(vi)a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vii)a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower Notices of Borrowing, Notices of Swingline Borrowing, requests for Letters of Credit, Notices of Conversion and Notices of Continuation;

(viii)copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(ix)a Compliance Certificate calculated on a pro forma basis for the previous four calendar quarters ending on June 30, 2018;

(x)a Disbursement Instruction Agreement effective as of the Agreement Date;

(xi)[Reserved];

(xii)copies of all Material Contracts in existence on the Agreement Date and either entered into or amended in any material respect after April 2, 2015;

(xiii)evidence that the Fees, if any, then due and payable under Section 3.5., together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent, the Lead Arrangers and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;

(xiv)certificates of insurance evidencing the insurance then in effect with respect to the Properties and otherwise in compliance with Section 8.5.;

(xv)such other documents, agreements and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request;

(b)there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent, the Borrower and their respective Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a materially adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Parent, the Borrower and the Subsidiaries taken as a whole;

(c)no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (i) result in a Material Adverse Effect or (ii) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Parent, the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(d)the Parent, the Borrower, the other Loan Parties and the other Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (i) any Applicable Law or (ii) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound;

(e)there shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents;

(f)the Borrower and each other Loan Party shall have provided all information reasonably requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act; and

(g)each Loan Party or Subsidiary thereof that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall, collectively, have delivered to the Administrative Agent, and any Lender requesting the same, one Beneficial Ownership Certification in relation to each such Loan Party or such Subsidiary, in each case, at least five (5) Business Days prior to the Effective Date.

Section 6.2.  Conditions Precedent to All Loans and Letters of Credit.

In addition to satisfaction or waiver of the conditions precedent contained in Section 6.1., the obligations of (i) Lenders to make any Loans and (ii) the Issuing Banks to issue Letters of Credit are each subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.15. would occur after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except (i) in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects and (ii) during the Covenant Relief Period, the representation set forth in the first sentence of Section 7.1(l) shall exclude any event or circumstance resulting from the COVID-19 pandemic as described in the 10-Q publicly filed by the Parent on May 11, 2020 and in subsequent public disclosures of the Parent in accordance with applicable securities laws) on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; (c) in the case of the borrowing of Term 2 Loans on the Effective Date and Revolving Loans, the Administrative Agent shall have received a timely Notice of Borrowing, in the case of a Swingline Loan, the Swingline Lender shall have received a timely Notice of Swingline Borrowing, and in the case of the issuance of a Letter of Credit, the Issuing Banks and the Administrative Agent shall have received a timely request for the issuance of such Letter of Credit and (d) for any request for Loans or Letters of Credit prior to the Security Release Date, receipt by the Administrative Agent of either (i) if the Security Trigger Date has not occurred and will not occur after giving effect to such Loans or Letters of Credit, a notice from a Responsible Officer of the Borrower (which may be included in the Notice of Borrowing or Notice of Swingline Borrowing) certifying that the Security Trigger Date has not occurred and will not occur after giving effect to such Loan or Letter of Credit or (ii) if the Security Trigger Date has occurred (or will occur after giving effect to such Loans or Letters of Credit), all items that are required to be delivered pursuant to Section 8.14. or certification by a Responsible Officer that all such items have been previously delivered to the Administrative Agent.  Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event).  In addition, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time any Loan is made or any Letter of Credit is issued that all conditions to the making of such Loan or issuing of such Letter of Credit contained in this Article VI. have been satisfied.  Unless set forth in writing to the contrary, the Continuation of its Loans or the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent for the benefit of the Administrative Agent and the Lenders that the conditions precedent for initial Loans set forth in Sections 6.1. and 6.2. that have not previously been waived by the Lenders in accordance with the terms of this Agreement have been satisfied.

Article VII. Representations and Warranties

Section 7.1.  Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and, in the case of the Issuing Banks, to issue Letters of Credit, each of the Parent and the Borrower represents and warrants to the Administrative Agent, each Issuing Bank and each Lender as follows:

(a)Organization; Power; Qualification.  Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)Ownership Structure.  Part I of Schedule 7.1.(b) is, as of the First Amendment Date, a complete and correct list of all Subsidiaries of the Parent setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the percentage of ownership of such Subsidiary represented by such Equity Interests and (iv) whether such Subsidiary is a Material Subsidiary, a Significant Subsidiary, an Excluded Subsidiary, a Foreign Subsidiary or would be an Issuer upon the occurrence of the Security Trigger Date (as if such date occurred on the First Amendment Date), as applicable.  As of the First Amendment Date, except as disclosed in such Schedule, (A) each of the Parent and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens of the types described in clause (a) of the definition of the term “Permitted Liens” and in the case of an Excluded Subsidiary, customary Liens on Equity Interests of such Excluded Subsidiary securing Nonrecourse Indebtedness), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule (other than in the case of an Excluded Subsidiary, customary restrictions on the right to vote the Equity Interests of such Excluded Subsidiary relating to Nonrecourse Indebtedness), (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person.  As of the First Amendment Date, Part II of Schedule 7.1.(b) correctly sets forth all Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent.

(c)Authorization of Loan Documents and Borrowings.  The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder.  The Parent, the Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby and to grant Liens in the Collateral to the Collateral Agent for the benefit of the Lender Parties pursuant to the Pledge Agreement upon the occurrence of the Security Trigger Date.  The Loan Documents to which the Parent, the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d)Compliance of Loan Documents with Laws.  The execution, delivery and performance of this Agreement and the other Loan Documents to which any Loan Party is a party in accordance with their respective terms, the borrowings and other extensions of credit hereunder and the grant of any Liens under the Pledge Agreement do not and will not, by the passage of time, the giving of notice, or both:  (i) require any Governmental Approval (other than filings and consents contemplated by the Pledge Agreement) or violate any Applicable Law (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any material indenture, material agreement or other material instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the other Lender Parties.

(e)Compliance with Law; Governmental Approvals.  Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries is in compliance with each Governmental Approval and all other Applicable Laws relating to it except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f)Title to Properties; Liens.  Schedule 7.1.(f) is, as of the First Amendment Date, a complete and correct listing of all real estate assets of the Borrower, each other Loan Party and each other Subsidiary, setting forth, for each such Property, the current occupancy status of such Property and whether such Property is a Development Property and, if such Property is a Development Property, the status of completion of such Property.  Schedule 4.1. is, as of the First Amendment Date, a complete and correct listing of all Unencumbered Properties.  Each of the Parent, the Borrower, each other Loan Party and each other Subsidiary has good, marketable and legal title to, or a valid leasehold interest in, its respective assets.

(g)Existing Indebtedness.  Schedule 7.1.(g) is, as of the First Amendment Date, a complete and correct listing of all Indebtedness (including all Guarantees) of each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries having, in each case, an outstanding principal balance of $10,000,000 or more, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien.  As of the First Amendment Date, the outstanding principal amount of Indebtedness of each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries not set forth on such Schedule does not exceed $25,000,000 in the aggregate.

(h)Material Contracts.  Schedule 7.1.(h) is, as of the First Amendment Date, a true, correct and complete listing of all Material Contracts.  No event or condition exists which would reasonably be expected to result in any party to a Material Contract taking action to terminate such Material Contract.

(i)Litigation.  Except as set forth on Schedule 7.1.(i), there are no actions, suits or proceedings pending (or, to the knowledge of any Loan Party, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting the Parent, the Borrower, any other Loan Party, any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect.  There are no known strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to, the Parent, the Borrower, any other Loan Party or any other Subsidiary which could reasonably be expected to have a Material Adverse Effect.

(j)Taxes.  All federal, state and other material tax returns of the Parent, the Borrower, each other Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed, and all federal, material state and other material taxes, assessments and other governmental charges or levies upon, the Parent, the Borrower, each other Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 8.6.  As of the Agreement

Date, none of the United States federal income tax returns of the Parent, the Borrower, any other Loan Party or any other Subsidiary is under audit.  All charges, accruals and reserves on the books of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)Financial Statements.  The Borrower has furnished to each Lender copies of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal years ended December 31, 2016 and December 31, 2017, and the related audited consolidated statements of operations, shareholders’ equity and cash flow for the fiscal years ended on such dates, with the opinion thereon of Ernst & Young LLP.  Such financial statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods.  Neither the Parent nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or notes thereto, except as referred to or reflected or provided for in said financial statements.

(l)No Material Adverse Change.  Since the date of the most recently audited consolidated financial statements of the Parent and its consolidated Subsidiaries filed with the SEC, there has been no event, change, circumstance or occurrence that could reasonably be expected to have a Material Adverse Effect.  Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries is Solvent.

(m)ERISA.

(i)Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws.  Except with respect to Multiemployer Plans, each Qualified Plan has received a favorable determination from the Internal Revenue Service or may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to a prototype plan, or a timely application for such a letter is currently being processed by the Internal Revenue Service with respect thereto.  To the knowledge of the Borrower, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

(ii)With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715.  The aggregate funding contributions payable by the Borrower, the other Loan Parties and the other Subsidiaries as a result of the “benefit obligation” of all Plans exceeding the “fair market value of plan assets” for all Plans which are, or are reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA), all as determined, and with such terms defined, in accordance with FASB ASC 715, could not reasonably be expected to exceed $10,000,000 in the aggregate during any fiscal year of the Borrower.

(iii)Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) there are no pending, or to the knowledge of the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject the Borrower, any other Loan Party or any other Subsidiary to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(n)Absence of Default.  None of the Parent, the Borrower, any of the other Loan Parties or any of the other Subsidiaries is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived:  (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, the Parent, the Borrower, any other Loan Party or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)Environmental Laws.  In the ordinary course of business and from time to time each of the Parent, the Borrower, each other Loan Party and each other Subsidiary conducts reviews of the effect of Environmental Laws on its respective business, operations and properties, including without limitation, its respective Properties, in the course of which the Parent, the Borrower, such other Loan Party or such other Subsidiary identifies and evaluates associated actual and potential liabilities and costs (including, without limitation, determining whether any capital or operating expenditures are required for clean-up or closure of properties presently or previously owned, determining whether any capital or operating expenditures are required to achieve or maintain compliance in all material respects with Environmental Laws or required as a condition of any Governmental Approval, any contract, or any related constraints on operating activities, determining whether any costs or liabilities exist in connection with on-site or off-site treatment, storage, handling and disposal of wastes or Hazardous Materials, and determining whether any actual or potential liabilities to third parties, including employees, and any related costs and expenses exist).  Each of the Parent, the Borrower, each other Loan Party and each other Subsidiary: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect.  Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, no Loan Party has any knowledge of, or has received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Loan Party or any other Subsidiary, their respective businesses, operations or with respect to the Properties, may:  (x) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (y) cause or contribute to any other potential common-law or legal claim or other liability, or (z) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (x) through (z) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law.  There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Parent’s knowledge after due inquiry, threatened, against the Parent, the Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws which, reasonably could be expected to have a Material Adverse Effect.  None of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law.  To the Parent’s knowledge, no Hazardous Materials generated at or transported from the Properties are or have been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result in a Material Adverse Effect.

(p)Investment Company.  None of the Parent, the Borrower, any other Loan Party or any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(q)Margin Stock.  None of the Parent, the Borrower, any other Loan Party or any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(r)Affiliate Transactions.  Except as permitted by Section 10.9. or as otherwise set forth on Schedule 7.1.(r), none of the Parent, the Borrower, any other Loan Party or any other Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) with any Affiliate.

(s)Intellectual Property.  Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights,  trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person.  All such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances.  No material claim has been asserted by any Person with respect to the use of any such Intellectual Property by the Parent, the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property.  The use of such Intellectual Property by the Parent, the Borrower, the other Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Parent, the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(t)Business.  As of the Agreement Date, the Parent, the Borrower, the other Loan Parties and the other Subsidiaries are engaged in the business of development, construction, acquisition, ownership and operation of hotel properties, together with other business activities incidental thereto.

(u)Broker’s Fees.  No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby.  No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Parent, the Borrower, any other Loan Party or any other Subsidiary ancillary to the transactions contemplated hereby.

(v)Accuracy and Completeness of Information.  All written information, reports and other papers and data (other than financial projections and other forward looking statements) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished and under the circumstances so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year end audit adjustments and absence of full footnote disclosure).  All financial projections and other forward looking statements prepared by or on behalf of the Parent, the Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions.  As of the Agreement Date, no fact is known to any Loan Party which has had, or may in the future have (so far as any Loan Party can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 7.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders.  No document furnished or written statement made to the Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

(w)Not Plan Assets; No Prohibited Transactions.  None of the assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.  Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(x)Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(i)None of (1) the Parent, Borrower, any other Loan Party or any other Subsidiary, any of their respective directors, officers, or, to the knowledge of the Parent, Borrower, such other Loan Party or such other Subsidiary, any of their respective employees or Affiliates, or (2) to the knowledge of the Parent or Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Credit Facility, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country, or (D) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws.

(ii)Each of the Parent, the Borrower and their respective Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(iii)Each of the Parent, the Borrower and their respective Subsidiaries, each director, officer, and to the knowledge of Parent or Borrower, employee, agent and Affiliate of the Parent or Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all material respects and applicable Sanctions.

(iv)No proceeds of any Loans or other extensions of credit hereunder have been used, directly or indirectly, by the Parent, Borrower, any of their respective Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 9.8. or Section 10.4.

(y)REIT Status.  The Parent qualifies as, and has elected to be treated as, a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Parent to maintain its status as a REIT.

(z)Unencumbered Properties.  Except for any Property that has been approved as an Unencumbered Property pursuant to Section 4.1.(c) or otherwise approved by the Requisite Lenders in writing, each Property included in calculations of the Unencumbered Asset Value satisfies all of the requirements contained in the definition of “Unencumbered Property”.

(aa)EEA Financial Institution.  None of the Parent, Borrower or any of their respective Subsidiaries is an EEA Financial Institution.

(bb) Security Interest.

On and after the Security Trigger Date and prior to the Security Release Date, the Pledge Agreement creates, as security for the Obligations, a valid and enforceable Lien on all of the Collateral in favor of the Collateral Agent for its benefit and the benefit of the Lender Parties, superior to and prior to the rights of all third parties (subject to the terms of the Intercreditor Agreement) and subject to no other Liens (except for Permitted Liens of the types described in clauses (a), (f) and (i) of the definition of such term).

Section 7.2.  Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Parent, the Borrower, any other Loan Party or any other Subsidiary to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with the underwriting or closing the transactions contemplated hereby) shall constitute representations and warranties made by the Parent and the Borrower under this Agreement.  All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date on which any extension of the Termination Date for a Class of Loans is effectuated pursuant to Section 2.13., the date on which any increase of Commitments is effectuated pursuant to Section 2.16. and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder.  All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

Article VIII. Affirmative Covenants

For so long as this Agreement is in effect, the Parent and the Borrower shall comply with the following covenants:

Section 8.1.  Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 10.5., the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (i) preserve and maintain its respective existence in the jurisdiction of its incorporation or formation, (ii) preserve and maintain its respective rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation, except where the failure to preserve and maintain such rights, franchises, licenses and privileges could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be so authorized and qualified could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 8.2.  Compliance with Applicable Law.

The Parent and the Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Parent and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Applicable Law (including without limitation Anti-Corruption Laws and Sanctions), including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

Section 8.3.  Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, protect and preserve all of its respective material properties, including, but not limited to, all Intellectual Property necessary to the conduct of its respective business, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted.

Section 8.4.  Conduct of Business.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, carry on its respective businesses as described in Section 7.1.(t).

Section 8.5.  Insurance.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks (including without limitation, terrorism as applicable) and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. The Borrower shall from time to time deliver to the Administrative Agent upon request a detailed list, together with copies of certificates of insurance evidencing the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.  Such insurance shall, in any event, include terrorism coverage to the extent prudent owners of properties similar in nature and location generally maintain such insurance.

Section 8.6.  Payment of Taxes and Claims.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of (i) any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP, or (ii) any immaterial tax or claim so long as no material Property of the Parent, the Borrower, any other Loan Party or any other Subsidiary is at the immediate risk of being seized, levied or forfeited.

Section 8.7.  Books and Records; Inspections.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, keep proper books of record and account in entries that are full, true and correct in all material respects shall be made of all dealings and transactions in relation to its business and activities.  The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the presence of an officer of the Parent or the Borrower if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice.  The Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists.  Each of the Parent and the Borrower hereby authorizes and instructs its accountants to discuss the financial affairs of the Borrower, any other Loan Party or any other Subsidiary with the Administrative Agent or any Lender.

Section 8.8.  Environmental Matters.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect.  The Parent and the Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Parent and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Environmental Laws in all material respects.  The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply in all material respects with all Environmental Laws and all Governmental Approvals, including, to the extent required to comply in all material respects with all Environmental Laws, actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws.  The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws (other than a Lien which consists solely of restrictions on the use of property that do not materially detract from the value of such property or impair the intended use or profitable operation thereof in the business of the Parent, the Borrower and their Subsidiaries).  Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 8.9.  Further Assurances.

At the Borrower’s cost and expense and upon request of the Administrative Agent, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions of this Agreement and the other Loan Documents.

Section 8.10.  Material Contracts.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon any such Person under any Material Contract which if not performed or complied with would reasonably be expected to result in any party to a Material Contract taking action to terminate such Material Contract.

Section 8.11.  REIT Status.

The Parent shall maintain its status as, and election to be treated as, a REIT under the Internal Revenue Code.

Section 8.12.  Exchange Listing.

The Parent shall maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange or NYSE Amex Equities or which is subject to price quotations on The NASDAQ Stock Market’s National Market System.

Section 8.13.  Guarantors.

(a)If, during any fiscal quarter, (i) any Person becomes a Material Subsidiary (other than an Excluded Subsidiary, a Foreign Subsidiary or any Domestic Subsidiary that has no material assets other than stock and securities of one or more Foreign Subsidiary), (ii) any Material Subsidiary ceases to be subject to the restriction which prevented it from becoming a Guarantor on the Effective Date or delivering an Accession Agreement pursuant to this Section or (iii) any Person provides a Guaranty of the Senior Notes, then, not later than the date on which the Compliance Certificate is required to be delivered pursuant to Section 9.3. with respect to such fiscal quarter (or if such fiscal quarter is the fourth fiscal quarter, the fiscal year ending on the date of such fiscal quarter), the Borrower shall cause such Material Subsidiary to deliver to the Administrative Agent each of the following in form and substance reasonably satisfactory to the Administrative Agent: (y) an Accession Agreement executed by such Subsidiary and (z) the items that would have been delivered under subsections (iv) through (viii) and (xv) of Section 6.1.(a) and under Section 6.1.(f) if such Subsidiary had been a Material Subsidiary (other than an Excluded Subsidiary, a Foreign Subsidiary or any Domestic Subsidiary that has no material assets other than stock and securities of one or more Foreign Subsidiary) on the Agreement Date.  As provided in Section 4.1.(d), a Property that is to become an Unencumbered Property and that is owned by a Subsidiary that is not a Guarantor shall not be considered to be an Unencumbered Property until such time as the Administrative Agent shall have received the items referred to in Section 4.1.(d).

(b)The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor (other than the Parent) from the Guaranty so long as: (i) such Guarantor owns no Unencumbered Property, nor any direct or indirect equity interest in any Subsidiary that owns an Unencumbered Property; (ii) such Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsection (a); (iii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.; (iv) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and (v) the Administrative Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Administrative Agent in its sole discretion) prior to the requested date of release.  Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

Section 8.14.  Security Trigger Date / Additional Collateral / Release of Collateral.

(a)On or before the occurrence of the Security Trigger Date, the Parent and the Borrower shall, and shall cause each Subsidiary of the Borrower that owns any interest in any Collateral, to grant a first priority Lien in the Collateral to the Administrative Agent for the benefit of the Lender Parties and shall deliver each of the following to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent: (i) the results of a recent UCC, tax, judgment, bankruptcy and lien search in each of the jurisdictions in which UCC financing statements or other filings or recordations should be made to evidence or perfect Liens in the Collateral, (ii) the Pledge Agreement duly executed by each Person that owns Collateral, (iii) each document (including, without limitation, any UCC financing statement and certificates evidencing the Equity Interest of each Issuer, if any, together with stock powers with respect thereto and any promissory notes or other instruments evidencing any Material Debt Receivables together with allonges thereto) and evidence of the taking of all actions required by the Pledge Agreement or under Applicable Law or reasonably deemed necessary or appropriate by the Administrative Agent to be entered into, filed, registered or recorded or taken, in order to create in favor of the Administrative Agent, for the benefit of the Lender Parties, a perfected first-priority Lien in the Collateral, (iv) opinion of counsel to the Parent, the Borrower and their Subsidiaries relating to the creation, attachment and perfection of the Liens granted pursuant to the Pledge Agreement and the authorization, delivery and enforceability of the Pledge Agreement and (v) one or more Intercreditor Agreements duly executed by the Collateral Agent and the holders of the Senior Notes (and, if and to the extent applicable, any other Material Collateral Indebtedness which is secured by a Lien on the Collateral) and acknowledged by the Grantors.

(b)If, after the occurrence of the Security Trigger Date and prior to the Security Release Date, the Parent, the Borrower or any of their Subsidiaries acquires any Collateral, then, within five Business Days following the acquisition thereof, the Borrower or the applicable Subsidiary shall take such actions as shall be reasonably required to grant to the Administrative Agent for the benefit of the Lender Parties a first priority Lien in such Collateral including, (i) if the owner thereof is not a party to the Pledge Agreement and or any existing Intercreditor Agreement, delivering a supplement to the Pledge Agreement and/or the Intercreditor Agreement duly executed by such Person and a UCC financing statement with respect to such Person and (ii) taking such actions as may be required pursuant to the Pledge Agreement including delivery of (x) any certificates evidencing the Equity Interest of any applicable Issuer, if any, together with stock powers with respect thereto, (y) any promissory notes or other instruments evidencing any Material Debt Receivables together with allonges thereto and (z) any UCC financing statement amendment as may be necessary with respect to such additional Collateral.  As provided in Section 4.1.(d)., a Property that is to become an Unencumbered Property after the occurrence of the Security Trigger Date and prior to the Security Release Date shall not be considered to be an Unencumbered Property until such time as the Administrative Agent shall have received the items referred to in Section 4.1.(d).

(c)The Borrower may request in writing that the Administrative Agent release, and promptly upon receipt of such request the Administrative Agent shall release, its Lien in the Collateral if (i) the Security Release Date shall have occurred or (ii) any assets secured by Lien are sold (or effective simultaneously with such release, shall be sold) so long as: (A) such sale is permitted by the terms hereof (including Section 4.2.) and, if applicable, the Borrower has complied (or, upon receipt of the proceeds of such sale) will comply with the terms of Section 2.8; (B) such assets are no longer required to be pledged as Collateral under the terms hereof; (C) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation and, to the extent then applicable, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1. after the Covenant Relief Period; and (D) the Administrative Agent shall have received such written request at least 5 Business Days (or such shorter period as may be acceptable to the Administrative Agent in its sole discretion) prior to the requested date of release.  Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

Section 8.15.  Article 8 Securities.

Notwithstanding any other provision contained in this Agreement or any other Loan Document, the Parent and the Borrower hereby covenant and agree with the Administrative Agent and the Lenders that from and after the date of this Agreement until the earlier of (a) the date this Agreement shall terminate in accordance with Section 13.10. or (b) the Security Release Date: (i) it will take no action (nor permit any Subsidiary to take any action) of any nature whatsoever for any of the Equity Interests in any Issuer to be treated as “securities” within the meaning of, or governed by, Article 8 of the UCC; (ii) it will take no action (nor permit any Subsidiary to take any action) of any nature whatsoever to enter into, acknowledge or agree to a securities control agreement with respect to the Equity Interests of Issuer; and (iii) it will not (nor permit any Subsidiary to) consent to or permit the filing of financing statements with respect to Equity Interests in any Issuer except for financing statements filed pursuant to the Pledge Agreement.

Section 8.16.  Government Assistance Indebtedness.

(a)The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (1) use all of the proceeds of Government Assistance Indebtedness issued under the CARES Act exclusively for CARES Forgivable Uses, if applicable, in the manner required under the CARES Act to obtain forgiveness of the largest possible amount of such Government Assistance Indebtedness, which as of the First Amendment Date requires that the applicable borrower use not less than 75% of the proceeds of Government Assistance Indebtedness for CARES Payroll Costs and (2) use commercially reasonable efforts to conduct their business in a manner that maximizes the amount of the Government Assistance Indebtedness that is forgiven, if any.

(b)Notwithstanding anything contained in this Agreement, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain the proceeds of Government Assistance Indebtedness in an account that does not sweep funds and thereafter apply them to any other Indebtedness.

(c)If the Parent, the Borrower or any Subsidiary incurs Government Assistance Indebtedness, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (1) maintain all records required to be submitted in connection with the forgiveness of such Government Assistance Indebtedness, (2) apply for forgiveness of such Government Assistance Indebtedness in accordance with regulations implementing Section 1106 of the CARES Act within 30 days after the last day of the eight week period immediately following the date of incurrence of such Government Assistance Indebtedness and (3) provide the Administrative Agent with a copy of its application for forgiveness and all supporting documentation required by the SBA or the lender of such Government Assistance Indebtedness in connection with the forgiveness of such Government Assistance Indebtedness.

Article IX. Information

For so long as this Agreement is in effect, the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:

Section 9.1.  Quarterly Financial Statements.

As soon as available and in any event within 5 days after the same is required to be filed with the SEC (but in no event later than 45 days after the end of each of the first, second and third fiscal quarters of the Parent unless, solely during the Covenant Relief Period, the SEC extends the time for quarterly filing past such date for public companies generally, then the earlier of (i) 5 days after the same is required to be filed with the SEC and (ii) the date which is 75 days after the end of such fiscal quarters of the Parent), the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, equity and cash flows of the Parent and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments and absence of full footnote disclosure).

Section 9.2.  Year-End Statements.

As soon as available and in any event within 5 days after the same is required to be filed with the SEC (but in no event later than 120 days after the end of each fiscal year of the Parent unless, solely during the Covenant Relief Period, the SEC extends the time for annual filing past such date for public companies generally, then the earlier of (i) 5 days after the same is required to be filed with the SEC and (ii) the date which is 150 days after the end of such fiscal year of the Parent), the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, equity and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief financial officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the financial position of the Parent and its Subsidiaries as at the date thereof and the result of operations for such period and (b) accompanied by the report thereon of Ernst & Young LLP or any other independent certified public accountants of recognized national standing acceptable to the Administrative Agent, whose report shall not be subject to (i) any “going concern” or like qualification or exception or (ii) any qualification or exception as to the scope of such audit.

Section 9.3.  Compliance Certificate.

At the time the financial statements are furnished pursuant to Sections 9.1. and 9.2., a certificate substantially in the form of Exhibit M (a “Compliance Certificate”) executed on behalf of the Parent by the chief financial officer or chief accounting officer of the Parent in his or her capacity as such officer and not in any individual capacity (a) setting forth in reasonable detail as of the end of such fiscal quarter or fiscal year, as the case may be, the calculations required to establish whether the Parent and the Borrower, as applicable, were in compliance with the covenants contained in Section 10.1. and (b) stating that, to his or her knowledge, after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Borrower with respect to such event, condition or failure.  Together with the delivery of each Compliance Certificate, the Borrower shall deliver (A) a list of all Persons that have become a Material Subsidiary or a Significant Subsidiary since the date of the Compliance Certificate most recently delivered hereunder and (B) a report of newly acquired Properties, including their Net Operating Income for the period of four consecutive fiscal quarters most recently ending, purchase price, and principal amount of the mortgage debt as of the date of such Compliance Certificate, if any, since the date of the Compliance Certificate most recently delivered hereunder. During the Covenant Relief Period, the Parent and Borrower shall continue to provide the calculations set forth in the compliance certificate (but not a certification as to the compliance therewith).  Additionally, concurrently with the Compliance Certificates required with respect to the last fiscal quarter of the Covenant Relief Period and the first two fiscal quarters following the Covenant Relief Period, the Borrower and the Parent shall provide Administrative Agent (for informational purposes only) its calculation of the financial tests set forth in Section 10.1 based on a trailing-twelve month calculation.

During the Covenant Relief Period, the Borrower and the Parent shall deliver a supplemental Compliance Certificate on the 13th of each calendar month certifying as to (1) the amount of Unrestricted Cash of the Borrower and its Subsidiaries as of the last day of the preceding month and (2) the calculation of and compliance with the Average Monthly Liquidity covenant set forth in Section 10.1.(i).

Section 9.4.  Other Information.

(a)Promptly, and in any event within 5 Business Days, upon receipt thereof, copies of all reports, if any, submitted to the Parent or its Board of Directors by its independent public accountants including, without limitation, any management report;

(b)Within 5 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K and 10-Q (or their equivalents) and all other periodic reports which any Loan Party or any other Subsidiary shall file with the SEC or any national securities exchange.

(c)Promptly, and in any event within 5 Business Days, upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent, any Subsidiary or any other Loan Party;

(d)Within 45 days after the end of each fiscal quarter of the Borrower, an operating summary with respect to each Unencumbered Property, including without limitation, a quarterly and year-to-date statement of Net Operating Income;

(e)No later than 90 days after the beginning of each fiscal year of the Parent, (i) projected sources and uses of cash statements, balance sheets, income statements, and EBITDA, of the Parent, the Borrower and the other Subsidiaries on a consolidated and annual basis for the next succeeding fiscal year and, to the extent available, for the next three succeeding fiscal years, all itemized in reasonable detail; (ii) operating statements for the prior year, a property budget for the then current year and planned capital expenditure budget on both an individual and consolidated basis for each Property of the Parent, the Borrower and each of the other Subsidiaries and (iii) the most current Smith Travel Research STAR Report available, which will compare the individual Unencumbered Properties to the primary competitive set.  The foregoing shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Parent and the Borrower, as applicable, will be in compliance with the covenants contained in Section 10.1. at the end of each fiscal quarter of the next succeeding fiscal year;

(f)To the extent the Parent, the Borrower, any other Loan Party or any other Subsidiary is aware of the same, prompt notice of any matter that has had, or which could reasonably be expected to have, a Material Adverse Effect, including without limitation the Parent, the Borrower, any other Loan Party or any other Subsidiary actually becoming aware of any ERISA Event or any material litigation, arbitration or governmental investigation or proceeding instituted or threatened in writing against any Loan Party or Unencumbered Property;

(g)A copy of any amendment to the certificate or articles of incorporation or formation, bylaws, operating agreement, partnership agreement or other similar organizational documents of the Parent, the Borrower or any other Loan Party within 5 Business Days after the effectiveness thereof;

(h)Prompt notice of any change in the senior management of the Parent or the Borrower;

(i)Prompt notice of (i) the occurrence of any Default or Event of Default, or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Parent, the Borrower, any other Loan Party or any other Subsidiary under any Material Contract or the Senior Notes Agreement;

(j)Prompt notice of any Person becoming a Material Subsidiary or a Significant Subsidiary or, after the Security Trigger Date and prior to the Security Release Date, an Issuer;

(k)Promptly, and in any event not less than five days prior to the effectiveness thereof, a copy of each material amendment to the Senior Notes Agreement or the terms of the Senior Notes;

(l)Promptly upon the request of the Administrative Agent, evidence of the Parent’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail reasonably satisfactory to the Administrative Agent;

(m)Promptly, upon each request, information identifying the Parent and the Borrower as a Lender may request in order to comply with applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act; and

(n)From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Borrower, any other Loan Party or any other Subsidiary as the Administrative Agent or any Lender may reasonably request.

Subject to the requirements of Section 9.5.(a), to the extent any notices, documents or other items to be delivered pursuant to this Section 9.4. are included in materials otherwise filed with the SEC, the filing of such materials with the SEC shall satisfy the notice and/or delivery requirements under this Section 9.4.

Section 9.5.  Electronic Delivery of Certain Information.

(a)Documents required to be delivered pursuant to the Loan Documents (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender (or the Issuing Banks) pursuant to Article II. and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications.  Documents or notices delivered electronically shall be deemed to have been delivered 24 hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 11:00 a.m. Central time on the opening of business on the next business day for the recipient.  Notwithstanding anything contained herein, the Borrower shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.  Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b)Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 9.6.  Public/Private Information.

The Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower.  Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Administrative Agent and the Lenders (collectively, “Informational Materials”) pursuant to this Article and the Borrower shall designate Informational Materials (a) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”; provided that any Informational Materials that are not designated as “Public Information” or “Private Information” shall be considered to be “Private Information”.

Section 9.7.  Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions.

The Parent and the Borrower will (a) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Parent, the Borrower, their respective Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

Section 9.8.  Use of Proceeds.

(a)The Borrower will use the proceeds of Loans or any Letter of Credit only for general corporate purposes, including, without limitation, (i) to finance acquisitions otherwise permitted under this Agreement; (ii) to finance capital expenditures and the repayment of Indebtedness of the Borrower and its Subsidiaries; (iii) to finance repurchases of common and preferred Equity Interests, (iv) to provide for the general working capital needs of the Borrower and its Subsidiaries, (v) the payment of fees and expenses in connection herewith and (vi) Restricted Payments to the extent permitted under this Agreement.

(b)The Borrower will not request any Loan, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit, directly or to Borrower’s knowledge indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Article X. Negative Covenants

For so long as this Agreement is in effect, the Parent and the Borrower shall comply with the following covenants:

Section 10.1.  Financial Covenants.

(a)Maximum Leverage Ratio.  The Parent shall not permit the Leverage Ratio to exceed 6.50 to 1.00 at any time; provided, however, that (I) notwithstanding the foregoing if the Covenant Relief Period ends as specified in clause (ii) of the definition thereof then (A) for the fiscal quarter period ending June 30, 2021, the Leverage Ratio may exceed 6.50 to 1.00 but shall not exceed 7.00 to 1.00 at any time and (B) for the fiscal quarter period ending September 30, 2021, the Leverage Ratio may exceed 6.50 to 1.00 but shall not exceed 6.75 to 1.00 at any time, and (II) the Parent shall have the option, exercisable one time beginning the fiscal quarter period ending December 31, 2021, to elect that the Leverage Ratio may exceed 6.50 to 1.00 for a period (such period, the “Leverage Ratio Surge Period”) of up to four consecutive fiscal quarters commencing with the fiscal quarter during which the Borrower delivers the notice referred to below so long as (i) the Borrower has delivered a written notice to the Administrative Agent that the Borrower is exercising its option under this subsection (a) and (ii) the Leverage Ratio does not exceed 7.00 to 1.00 at any time during the Leverage Ratio Surge Period.

(b)Minimum Fixed Charge Coverage Ratio.  The Parent shall not permit the ratio of (i) Adjusted EBITDA for the period of four consecutive fiscal quarters most recently ended to (ii) Fixed Charges for such period to be less than 1.50 to 1.00 as of the last day of such period.  Notwithstanding the foregoing, for purposes of calculating the foregoing, (A) for the last full fiscal quarter period of the Covenant Relief Period (which, (x) if the Covenant Relief Period ends pursuant to clause (i) of the definition thereof will be the period for which the Borrower calculated the Financial Covenants in the Covenant Relief Termination Notice and (y) if the Covenant Relief Period ends pursuant to clause (ii) of the definition thereof, will be June 30, 2021), Adjusted EBITDA and Fixed Charges shall be measured as, at Borrower’s election, either (I) Adjusted EBITDA and Fixed Charges for the two fiscal quarter period ending on such date multiplied by 2, or (II) Adjusted EBITDA and Fixed Charges for the single fiscal quarter ending on such date multiplied by 4; (B) for the fiscal quarter period immediately following the fiscal quarter period described in clause (A), Adjusted EBITDA and Fixed Charges shall be measured as, either (I) if for clause (A) above, Adjusted EBITDA and Fixed Charges was measured based on sub-clause (I) thereof, then Adjusted EBITDA and Fixed Charges shall be measured as Adjusted EBITDA and Fixed Charges for the three fiscal quarter period ending on such date multiplied by 4/3, or (II) if for clause (A) above, Adjusted EBITDA and Fixed Charges was measured based on sub-clause (II) thereof, then Adjusted EBITDA and Fixed Charges shall be measured as Adjusted EBITDA and Fixed Charges for the two fiscal quarter period ending on such date multiplied by 2; and (C) for the fiscal quarter period immediately following the fiscal quarter period described in clause (B), Adjusted EBITDA and Fixed Charges shall be measured as, either (I) if for clause (A) above, Adjusted EBITDA and Fixed Charges was measured based on sub-clause (I) thereof, then Adjusted EBITDA and Fixed Charges shall be measured as Adjusted EBITDA and Fixed Charges for the four fiscal quarter period ending on such date, or (II) if for clause (A) above, Adjusted EBITDA and Fixed Charges was measured based on sub-clause (II) thereof, then Adjusted EBITDA and Fixed Charges shall be measured as Adjusted EBITDA and Fixed Charges for the three fiscal quarter period ending on such date multiplied by 4/3.

(c)Minimum Tangible Net Worth.  The Parent shall not permit Tangible Net Worth at any time to be less than $2,000,000,000.

(d)Maximum Unencumbered Leverage Ratio.  The Parent shall not permit the ratio of  (i)Unsecured Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis to (ii) Unencumbered Asset Value to exceed 0.60 to 1.00 at any time; provided, however, that the Parent shall have the option, exercisable one time, to elect that such ratio may exceed 0.60 to 1.00 for a period (such period, the “Unencumbered Leverage Ratio Surge Period”) of up to four consecutive fiscal quarters commencing with the fiscal quarter during which the Borrower delivers the notice referred to below so long as (i) the Borrower has delivered a written notice to the Administrative Agent that the Borrower is exercising its option under this subsection (d), (ii) such ratio does not exceed 0.65 to 1.00 at any time during the Unencumbered Leverage Ratio Surge Period and (iii) the Borrower completed a Material Acquisition which resulted in such ratio (after giving effect to such Material Acquisition) exceeding 0.60 to 1.00 at any time during the fiscal quarter in which such Material Acquisition took place or the immediately following fiscal quarter.

(e)Minimum Unsecured Interest Expense Coverage Ratio.  The Parent shall not permit the ratio of (i) Adjusted NOI to (ii) Unsecured Interest Expense of Parent and its Subsidiaries to be less than 2.00 to 1.00 at any time; provided, however, that notwithstanding the foregoing if the Covenant Relief Period ends as specified in clause (ii) of the definition thereof then (A) for the fiscal quarter period ending June 30, 2021, the ratio of Adjusted NOI to Unsecured Interest Expense may be less than 2.00 to 1.00 but shall not be less than 1.50 to 1.00 at any time and (B) for the fiscal quarter period ending September 30, 2021, the ratio of Adjusted NOI to Unsecured Interest Expense may be less than 2.00 to 1.00 but shall not be less than 1.75 to 1.00 at any time.  Notwithstanding the foregoing, for purposes of calculating the foregoing, (A) for the last full fiscal quarter period of the Covenant Relief Period (which, (x) if the Covenant Relief Period ends pursuant to clause (i) of the definition thereof will be the period for which the Borrower calculated the Financial Covenants in the Covenant Relief Termination Notice and (y) if the Covenant Relief Period ends pursuant to clause (ii) of the definition thereof, will be June 30, 2021), Adjusted NOI and Unsecured Interest Expense shall be measured as, at Borrower’s election, either (I) Adjusted NOI and Unsecured Interest Expense  for the two fiscal quarter period ending on such date multiplied by 2, or (II) Adjusted NOI and Unsecured Interest Expense  for the single fiscal quarter ending on such date multiplied by 4; (B) for the fiscal quarter period immediately following the fiscal quarter period described in clause (A), Adjusted NOI and Unsecured Interest Expense  shall be measured as, either (I) if for clause (A) above, Adjusted NOI and Unsecured Interest Expense  was measured based on sub-clause (I) thereof, then Adjusted NOI and Unsecured Interest Expense  shall be measured as Adjusted NOI and Unsecured Interest Expense  for the three fiscal quarter period ending on such date multiplied by 4/3, or (II) if for clause (A) above, Adjusted NOI and Unsecured Interest Expense  was measured based on sub-clause (II) thereof, then Adjusted NOI and Unsecured Interest Expense shall be measured as Adjusted NOI and Unsecured Interest Expense  for the two fiscal quarter period ending on such date multiplied by 2; and (C) for the fiscal quarter period immediately following the fiscal quarter period described in clause (B), Adjusted NOI and Unsecured Interest Expense  shall be measured as, either (I) if for clause (A) above, Adjusted NOI and Unsecured Interest Expense  was measured based on sub-clause (I) thereof, then Adjusted NOI and Unsecured Interest Expense  shall be measured as Adjusted NOI and Unsecured Interest Expense  for the four fiscal quarter period ending on such date, or (II) if for clause (A) above, Adjusted NOI and Unsecured Interest Expense  was measured based on sub-clause (II) thereof, then Adjusted NOI and Unsecured Interest Expense shall be measured as Adjusted NOI and Unsecured Interest Expense  for the three fiscal quarter period ending on such date multiplied by 4/3.

(f)Minimum Unencumbered Property Requirements.  The Parent shall not permit the number of Unencumbered Properties to be less than 7 Properties or the Unencumbered Asset Value to be less than $500,000,000.

(g)Maximum Secured Indebtedness Ratio.  The Parent shall not permit the ratio of (i) Secured Indebtedness of the Parent and its Subsidiaries to (ii) Total Asset Value to exceed 0.45 to 1.00 at any time.

(h)Maximum Secured Recourse Indebtedness Ratio.  The Parent shall not permit the ratio of (i) Secured Recourse Indebtedness of the Parent and its Subsidiaries to (ii) Total Asset Value to exceed 0.10 to 1.00 at any time.

(i)Liquidity.  At all times during the Covenant Relief Period, the Borrower and its Subsidiaries shall maintain Average Monthly Liquidity of not less than $150,000,000.

(j)Covenant Relief Period.  Notwithstanding the foregoing, during the Covenant Relief Period, the Parent shall not be required to comply with the Financial Covenants described in clauses (a) – (h) and neither the Leverage Ratio Surge Period nor the Unencumbered Leverage Ratio Surge Period shall be deemed to be utilized.

(k)Dividends and Other Restricted Payments.  The Parent and the Borrower shall not, and shall not permit any of their Subsidiaries to, redeem, purchase, repurchase or otherwise acquire any Equity Interests of the Parent, the Borrower or any of their Subsidiaries from any Person other than the Parent, the Borrower or a Subsidiary unless (i) no Default or Event of Default exists or would result therefrom and (ii) the Borrower shall have delivered to the Administrative Agent at least 3 Business Days prior to any redemption, purchase, repurchase or other acquisition that exceeds $50,000,000 in the aggregate a Compliance Certificate evidencing that the Parent and the Borrower will be in compliance with the covenants contained in Section 10.1. after giving pro forma effect to such redemption, purchase, repurchase or other acquisition.  Notwithstanding the foregoing, if an Event of Default exists, the Parent and the Borrower shall not, and shall not permit any of their Subsidiaries to, declare or make any Restricted Payments except that (i) the Borrower may declare and make cash distributions to the Parent and other holders of Equity Interests in the Borrower with respect to any fiscal year to the extent necessary for the Parent to distribute, and the Parent may (A) make cash or equity distributions in an aggregate amount not to exceed the minimum amount necessary for the Parent to satisfy the requirements for qualification and taxation as a REIT and not be subject to income or excise taxation under Sections 857(b)(1), 857(b)(3), 860 or 4981 of the Internal Revenue Code and (B) make additional distributions in common Equity Interests of the Parent in an amount under this clause (B) that, when combined with the distributions under clause (A) above, do not exceed 100% of the taxable income of the Parent determined in accordance with Section 857(b)(2) of the Internal Revenue Code and (ii) Subsidiaries of the Borrower may make Restricted Payments to any Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made.  Notwithstanding the foregoing, during the Covenant Relief Period, the terms of this 10.1.(k) shall be subject to Section 10.11.(a).

Section 10.2.  Permitted Liens; Negative Pledge.

(a)The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary or to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired or, if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.  The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to create any Lien (other than Permitted Liens described in clauses (a), (f) and (i) of the definition thereof) in the Collateral (or the property required to become Collateral on the Security Trigger Date) or in the Equity Interests of any Excluded Issuer from and after June 30, 2020 to and including the Security Release Date.

(b)The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for (i) a Negative Pledge contained in any agreement that evidences unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to or less restrictive than those restrictions contained in the Loan Documents; (ii) a Negative Pledge contained in any agreement relating to assets to be sold where the restrictions on encumbering assets relate only to such assets pending such sale; (iii) a Negative Pledge contained in a joint venture agreement applicable solely to the assets or Equity Interests of such joint venture; and (iv) a Negative Pledge contained in any agreement (x) evidencing Secured Indebtedness of such Person, but only to the extent that no Default or Event of Default is in existence at the time such Secured Indebtedness is created, incurred or assumed, nor would result from the creation, incurrence or assumption of such Secured Indebtedness (including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.), (y) the Lien securing such Secured Indebtedness permitted to exist pursuant to this Agreement, and (z) which prohibits the creation of any other Lien on only the property securing such Secured Indebtedness.  Further, the Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to grant a Negative Pledge (other than a Negative Pledge in the Senior Note Agreement that is substantially identical to this sentence) in the Equity Interests of any Excluded Issuer from and after June 30, 2020 to and including the Security Release Date.

Section 10.3.  Restrictions on Intercompany Transfers.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other Equity Interests owned by the Parent, the Borrower or any other Subsidiary; (b) pay any Indebtedness owed to the Parent, the Borrower or any other Subsidiary; (c) make loans or advances to the Parent, the Borrower or any other Subsidiary; or (d) transfer any of its property or assets to the Parent, the Borrower or any other Subsidiary, in each case, other than: (i) with respect to clauses (a) through (d), those encumbrances or restrictions (x) contained in any Loan Document or (y) contained in any other agreement that evidences unsecured Indebtedness containing encumbrances or restrictions on the actions described above that are substantially similar to or less restrictive than those contained in the Loan Documents, or (ii) with respect to clause (d), (x) restrictions contained in any agreement relating to the sale of a Subsidiary (other than the Borrower) or the assets of a Subsidiary pending sale, or relating to Secured Indebtedness secured by a Lien on assets that the Parent, the Borrower, any other Loan Party or any other Subsidiary may create, incur, assume, or permit or suffer to exist under the Loan Documents; provided that in any such case, the restrictions apply only to the Subsidiary or the assets that are the subject of such sale or Lien, as the case may be or (y) customary provisions restricting assignment of any agreement entered into by the Parent, the Borrower, any other Loan Party or any other Subsidiary in the ordinary course of business.

Section 10.4.  Restrictions on Use of Proceeds.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock; provided, however, subject to Section 10.1.(k), the Borrower may use proceeds of the Loans to redeem, purchase, repurchase or otherwise acquire Equity Interests of the Parent, the Borrower any their Subsidiaries so long as such use will not result in any of the Loans or other Obligations being considered to be “purpose credit” directly or indirectly secured by margin stock within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

Section 10.5.  Merger, Consolidation, Sales of Assets and Other Arrangements.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, (i) enter into any transaction of merger or consolidation, (ii) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution) or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; provided, however, that:

(a)any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary so long as (x) immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, (y) if such action includes the sale of all Equity Interests in a Subsidiary that is a Guarantor owned directly or indirectly by the Parent, such Subsidiary can and will be released from the Guaranty in accordance with Section 8.13.(b) and (z) if such action includes the disposition of an Unencumbered Property (regardless of whether such disposition takes the form of a direct sale of such Unencumbered Property, the sale of the Equity Interests of the Subsidiary that owns such Unencumbered Property or a merger of such Subsidiary), such Unencumbered Property can and will be removed as an Unencumbered Property in accordance with Section 4.2.;

(b)the Parent, the Borrower, the other Loan Parties and the other Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

(c)a Person may merge with a Loan Party so long as (i) the survivor of such merger is such Loan Party or, solely in the case of a Loan Party other than the Borrower or the Parent, becomes a Loan Party at the time of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, (x) no Default or Event of Default is or would be in existence, including, without limitation, a Default or Event of Default resulting from a breach of Section 10.1. and (y) the representations and warranties made or deemed made by Borrower and the applicable Loan Party in the Loan Documents to which any of them is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents, (iii) the Borrower shall have given the Administrative Agent at least 30-days’ prior written notice (or such shorter period as Administrative Agent shall approve) of such merger, such notice to include a certification as to the matters described in the immediately preceding clause (ii) (except that such prior notice shall not be required in the case of the merger of a Subsidiary that does not own an Unencumbered Property with and into a Loan Party but the Borrower shall give the Administrative Agent notice of any such merger promptly following the effectiveness of such merger) and (iv) at the time the Borrower gives notice pursuant to clause (iii) of this subsection, the Borrower shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Loan Parties, as applicable, with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 10.1., after giving effect to such merger; and

(d)the Parent, the Borrower and each other Subsidiary may sell, transfer or dispose of assets among themselves.

Notwithstanding the foregoing, during the Covenant Relief Period, the Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to enter into any transaction of merger or consolidation or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), other than, so long as no Default or Event of Default has occurred and is continuing, (1) a transaction of merger or consolidation with a Single Asset Entity which is structured as a merger or consolidation solely to effect an Investment permitted under Section 10.11.(b) below or (2) the liquidation, windup or dissolution of Sunstone 42nd St. or the sale, transfer or other disposition of all or any of its assets so long as, immediately prior to and after giving effect to such transaction, (i) the holder of the mortgage secured by the hotel owned by Sunstone 42nd St. does not have a claim for repayment of the mortgage loan under a “bad boy” guaranty (the “42nd St. Guaranty”) in excess of the then outstanding principal amount of such mortgage loan (which on the First Amendment Date is $77,174,971.28), accrued and unpaid interest thereon and the costs and expenses of enforcement required to be paid by the guarantor under the 42nd St. Guaranty or (ii) if the holder of such mortgage has a claim in excess of such amount, such holder shall have waived such liability in writing.

Further, (x) no Loan Party shall enter into any sale-leaseback transactions or other transaction by which such Person shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person and (y) no Subsidiary that is not a Loan Party shall enter into any sale-leaseback transactions or other transaction by which such Person shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another unless no Default or Event of Default exists or would result therefrom.

Section 10.6.  Plans.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

Section 10.7.  Fiscal Year.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date, other than to change its fiscal year to that of the Parent and the Borrower.

Section 10.8.  Modifications of Organizational Documents.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify or waive the application of any provision of its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification (a) is adverse to the interest of the Administrative Agent, the Issuing Banks or the Lenders or (b) could reasonably be expected to have a Material Adverse Effect.

Section 10.9.  Transactions with Affiliates.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit to exist or enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) as set forth on Schedule 7.1.(r) or (b) transactions pursuant to the reasonable requirements of the business of the Parent, the Borrower, such other Loan Party or such other Subsidiary and upon fair and reasonable terms which are no less favorable to the Parent, the Borrower, such other Loan Party or such other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

Section 10.10.  Derivatives Contracts.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, enter into or become obligated in respect of Derivatives Contracts other than Derivatives Contracts entered into by the Parent, the Borrower, any such Loan Party or any such Subsidiary in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Parent, the Borrower, such other Loan Party or such other Subsidiary.

Section 10.11.  Covenant Relief Period Covenants.

Notwithstanding anything to the contrary set forth herein, from June 30, 2020 to the end of the Covenant Relief Period the Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to:

(a)Make any Restricted Payment other than (i) the Borrower may declare and make cash distributions to the Parent and the Parent may make cash and equity distributions the holders of its Equity Interests to the extent necessary, as determined by Parent, for the Parent to satisfy the requirements for qualification and taxation as a REIT and not be subject to income or excise taxation under Sections 857(b)(1), 857(b)(3), 860 or 4981 of the Internal Revenue Code; provided that, during the Covenant Relief Period, the Borrower and the Parent shall cause the percentage of such distributions constituting Equity Interests to be the maximum percentage then permitted by applicable law (which shall include any letter ruling issued by the United States Internal Revenue Service), and (ii) so long as no Default or Event of Default exists, Preferred Dividends (A) in an amount not to exceed $3,210,000 per fiscal quarter and (B) quarterly dividends in an amount required pursuant to any Preferred Equity Interests issued pursuant to Section 10.11(d)(iii) below.

(b)Directly or indirectly make any Investment other than, so long as no Default or Event of Default then exists or would result therefrom and no portion of the cost of the acquisition thereof consists of the proceeds of Indebtedness (other than (x) Nonrecourse Indebtedness arising from the assumption of a mortgage on a Property existing at the time of the acquisition thereof and not created in contemplation of such acquisition, (y) Revolving Loans and (z) Swingline Loans), the acquisition of Properties and Senior Mortgage Receivables (and, solely with respect to clause (ii) below, other Mortgage Receivables and Secured Mezz Receivables) (i) in an aggregate amount during the Covenant Relief Period not to exceed $100,000,000 so long as, at the time of making such Investment and after giving pro forma effect thereto, the aggregate Availability will be equal to or greater than $250,000,000 and (ii) in an aggregate amount during the Covenant Relief Period not to exceed $250,000,000 (plus, with respect to acquisitions of Eligible Properties that will become Unencumbered Pool Properties, Mortgage Receivables and Secured Mezz Receivables, an amount equal to the proceeds received by the Borrower from the issuance of common Equity Interests which are not required to be applied as set forth in Section 2.8(b)(iii)) so long as, at the time of making such Investment and after giving pro forma effect thereto, the Availability is equal to $500,000,000.

(c)Directly or indirectly voluntarily prepay the Senior Notes (except as specified in Section 2.8 hereof) or any Indebtedness which is secured by Liens which are subordinate to the Liens securing the Obligations or is contractually subordinated to the Obligations.

(d)Directly or indirectly issue, assume or otherwise incur any Indebtedness or issue any Preferred Equity Interests other than (i) Indebtedness which is Nonrecourse Indebtedness (A) incurred to refinance other Nonrecourse Indebtedness existing on June 30, 2020, so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness refinanced thereby, and the maturity date of such refinancing Indebtedness is no earlier than the maturity date of the Indebtedness refinanced thereby, (B) constituting a mortgage on a Property assumed at the time of acquisition thereof (and not created in contemplation thereof) or (C) to the extent the proceeds thereof are applied as required pursuant to Section 2.8.(b), (ii) subject to compliance with Section 8.16, Government Assistance Indebtedness and (iii) Preferred Equity Interests in an amount up to $200,000,000 so long as (A) such Preferred Equity Interests are issued by the Parent and are either (I) perpetual preferred Equity Interests or (II) not available for redemption at the election of the holder thereof prior to the date that is one year after the latest Termination Date for any Class of Loans and, in either case, such Preferred Equity Interests do not provide for an increase in the rate of return thereon if not redeemed on or prior to the latest Termination Date for any Class of Loans, and (2) the proceeds thereof are applied as required pursuant to Section 2.8(b)(iii).

(e)Directly or indirectly make any capital expenditures other than (i) capital expenditures in an amount not exceeding $110,000,000 in the aggregate for the period commencing May 1, 2020 through the end of the Covenant Relief Period and (ii) other capital expenditures in excess of the amount set forth in clause (i) so long as such capital expenditures are necessary for emergency repairs or other expenditures required for the safety of employees or guests.

(f)Sell, transfer of or otherwise dispose any Unencumbered Property, unless the proceeds thereof are applied as required by and in accordance with Section 2.8.(b), including the definition of “Net Proceeds.”

Article XI. Default

Section 11.1.  Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)Default in Payment.  The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) (i) the principal of any of the Loans or any Reimbursement Obligation, (ii) any interest on any of the Loans, Reimbursement Obligations or L/C Disbursements, or any Fee payable by the Borrower, and solely in the case of this clause (ii), such failure shall continue for a period of 3 Business Days or (iii) other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment obligation owing by such Loan Party under any Loan Document to which it is a party, and solely in the case of this clause (iii), such failure shall continue for a period of 3 Business Days.

(b)Default in Performance.

(i)Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Article IX. or Article X. (other than Section 10.6.); or

(ii)Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section, and solely in the case of this subsection (b)(ii), such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or such other Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

(c)Misrepresentations.  Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Loan Party to the Administrative Agent, any Issuing Bank or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made or deemed made.

(d)Indebtedness Cross-Default.

(i)The Parent, the Borrower, any other Loan Party or any other Subsidiary shall fail to make any payment when due and payable in respect of any Indebtedness (after giving effect to any applicable notice or cure periods under such Indebtedness) (other than the Loans, Reimbursement Obligations and Derivatives Contracts) having an aggregate outstanding principal amount, in each case individually or in the aggregate with all other Indebtedness as to which such a failure exists, of $75,000,000 or more (or in the case of Nonrecourse Indebtedness, $165,000,000 or more) (in each case, “Material Indebtedness”); or

(ii)(x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid, repurchased, redeemed or defeased prior to the stated maturity thereof, in each case of this clause (y), other than as a result of the sale or other transfer of the collateral for any such Material Indebtedness that is Secured Indebtedness; or

(iii)Any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid, repurchased, redeemed or defeased prior to its stated maturity; provided that upon Administrative Agent’s receipt of evidence that such event has been waived in writing by such holder, holders, trustee, agent or other Person holding any such Material Indebtedness, such event shall automatically cease to constitute an Event of Default hereunder; or

(iv)There occurs an “Event of Default” under and as defined in any Derivatives Contract as to which the Parent, the Borrower, any other Loan Party or any other Subsidiary is a “Defaulting Party” (as defined therein), or there occurs an “Early Termination Date” (as defined therein) in respect of any Specified Derivatives Contract as a result of a “Termination Event” (as defined therein) as to which the Borrower or any of its Subsidiaries is an “Affected Party” (as defined therein), in each case, if the Derivatives Termination Value payable by the Parent, the Borrower, any other Loan Party or any other Subsidiary exceeds $75,000,000 in the aggregate.

(v)Prior to the Security Release Date, the Parent, the Borrower, any other Loan Party or any Subsidiaries shall (x) fail to make a payment when due and payable with respect to the Senior Notes (after giving effect to any applicable notice or cure periods thereunder), (y)  the maturity of any Indebtedness under the Senior Notes or Senior Notes Agreement shall have been accelerated in accordance with the terms thereof or the Senior Notes shall be required to be prepaid, repurchased, redeemed or defeased prior to the stated maturity thereof or (z) any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any the Senior Notes, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any of the Senior Notes or require any Indebtedness under the Senior Notes to be prepaid, repurchased, redeemed or defeased prior to its stated maturity; provided that upon Administrative Agent’s receipt of evidence that such event has been waived in writing by such holder, holders, trustee, agent or other Person holding such Senior Notes, such event shall automatically cease to constitute an Event of Default hereunder.

(e)Voluntary Bankruptcy Proceeding.  The Parent, the Borrower, any other Loan Party or any other Significant Subsidiary shall:  (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection (f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(f)Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against the Parent, the Borrower, any other Loan Party or any other Significant Subsidiary in any court of competent jurisdiction seeking:  (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days, or an order granting the remedy or other relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(g)Revocation of Loan Documents.  Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or any Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).

(h)Judgment.   A judgment or order for the payment of money or for an injunction or other non-monetary relief shall be entered against the Parent, the Borrower, any other Loan Party or any other Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 consecutive days without being satisfied, paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such judgments or orders entered against the Parent, the Borrower, any other Loan Party or any other Subsidiary, $75,000,000 or (B) in the case of an injunction or other non-monetary relief, such injunction or judgment or order could reasonably be expected to have a Material Adverse Effect.

(i)Attachment.  A warrant, writ of attachment, execution or similar process shall be issued against any property of the Parent, the Borrower, any other Loan Party or any other Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, $75,000,000 in amount and such warrant, writ, execution or process shall not be satisfied, paid, discharged, vacated, stayed or bonded for a period of 20 consecutive days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Borrower, any other Loan Party or any other Subsidiary.

(j)ERISA.  The aggregate amount of liabilities of the Borrower, the other Loan Parties and the other Subsidiaries resulting from existing ERISA Events, together with the aggregate minimum funding contributions payable by the Borrower, the other Loan Parties and the other Subsidiaries as a result of the “benefit obligation” of all Plans exceeding the “fair market value of plan assets” for such Plans, all as determined, and with such terms defined, in accordance with FASB ASC 715, shall exceed $75,000,000 in the aggregate during any fiscal year of the Borrower.

(k)Loan Documents.  An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(l)Change of Control/Change in Management.

(i)Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35.0% of the total voting power of the then outstanding voting stock of the Parent;

(ii)During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office;

(iii)The Parent or a Wholly Owned Subsidiary of the Parent (x) shall cease to be the sole managing member of the Borrower or (y) shall cease to have the sole and exclusive power to exercise all management and control over the Borrower; or

(iv)the Parent shall cease to own and control, directly or indirectly, at least 80% of the outstanding Equity Interests of the Borrower.

(m) Liens in the Collateral.  After the occurrence of the Security Trigger Date and prior to the Security Release Date, any Lien purported to be created under any Loan Document shall cease to be, or shall be asserted by any Borrower or other Loan Party not to be, a valid and perfected Lien on any Collateral having a value, individually or in the aggregate, in excess of $5,000,000, with the priority required by the applicable Loan Documents and the Intercreditor Agreement, except as a result of (i) the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, or (ii) the release of such Lien as a result of the occurrence of the Security Release Date hereunder.

(n)Intercreditor Agreement.  After the occurrence of the Security Trigger Date and prior to the Security Release Date, any Intercreditor Agreement shall be asserted in writing by any Loan Party not to be, in whole or in part, legally valid, binding and enforceable against any party thereto, or such Intercreditor Agreement shall otherwise not be effective to create the rights and obligations purported to be created thereunder (as determined by a court of competent jurisdiction).

Notwithstanding the foregoing provisions of this Section 11.1., no Default or Event of Default shall be deemed to have occurred under the foregoing clauses (d)(i), (d)(ii), (d)(iii), (e), (f), (h) or (i) with respect to any event or occurrence described therein relating to Sunstone 42nd St., the non-recourse mortgage loan secured by the hotel owned by Sunstone 42nd St. on the First Amendment Date or the 42nd St. Guaranty so long as, immediately prior to and after giving effect to such event or occurrence, (i) the holder of such mortgage loan does not have a claim for repayment of such mortgage loan under the 42nd Street Guaranty in excess of the then outstanding principal amount of such mortgage loan (which on the First Amendment Date is $77,174,971.28), accrued and unpaid interest thereon and the costs and expenses of enforcement required to be paid by the guarantor under the 42nd St. Guaranty or (ii) if the holder of such mortgage loan has a claim in excess of such amount, such holder shall have waived such liability in writing.

Section 11.2.  Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a)Acceleration; Termination of Facilities.

(i)Automatic.  Upon the occurrence of an Event of Default specified in Sections 11.1.(e) or 11.1.(f), (1)(A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (2) the Commitments and the Swingline Commitment and the obligation of the Issuing Banks to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

(ii)Optional.  If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall:  (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (2) terminate the Commitments and the Swingline Commitment and the obligation of the Issuing Banks to issue Letters of Credit hereunder.

(b)Loan Documents.  The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)Applicable Law.  The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)Appointment of Receiver.  To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the property and/or the business operations of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e)Remedies in Respect of Specified Derivatives Contracts.  Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent, the Issuing Banks or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following:  (a)  to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c)  to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider and (d) to prosecute any legal action against the Parent, the Borrower, any other Loan Party or other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.

Section 11.3.  Remedies Upon Default.

Upon the occurrence of a Default specified in Section 11.1.(f), the Commitments, the Swingline Commitment and the obligation of the Issuing Banks to issue Letters of Credit shall immediately and automatically terminate.

Section 11.4.  Marshaling; Payments Set Aside.

No Lender Party shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Guaranteed Obligations.  To the extent that any Loan Party makes a payment or payments to a Lender Party, or a Lender Party enforces its security interest or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Guaranteed Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 11.5.  Allocation of Proceeds; Sharing Event.

(a)If an Event of Default exists, all payments received by the Administrative Agent (or any Lender as a result of its exercise of remedies permitted under Section 13.3.) under any of the Loan Documents in respect of any Guaranteed Obligations shall be applied in the following order and priority:

(i)to payment of that portion of the Guaranteed Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, each Issuing Bank in its capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Banks and Swingline Lender in proportion to the respective amounts described in this clause (i) payable to them;

(ii)to payment of that portion of the Guaranteed Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Swingline Loans;

(iv)to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them;

(v)to payment of that portion of the Guaranteed Obligations constituting unpaid principal of the Swingline Loans;

(vi)to payment of that portion of the Guaranteed Obligations constituting unpaid principal of the Loans, Reimbursement Obligations, other Letter of Credit Liabilities and payment obligations then owing under Specified Derivatives Contracts, ratably among the Lenders, the Issuing Banks and the Specified Derivatives Providers in proportion to the respective amounts described in this clause (vi) payable to them; provided, however, to the extent that any amounts available for distribution pursuant to this clause are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Administrative Agent for deposit into the Letter of Credit Collateral Account; and

(vii)the balance, if any, after all of the Guaranteed Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Guaranteed Obligations arising under Specified Derivatives Contracts shall be excluded from “Guaranteed Obligations” and the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider, as the case may be.  Each Specified Derivatives Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, (A) be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XII. for itself and its Affiliates as if a “Lender” party hereto and (B) acknowledged and agreed that the terms hereof and payments received by such Specified Derivatives Provider are subject to the terms of the Intercreditor Agreement.

(b)Notwithstanding anything to the contrary set forth herein, the Lender Parties acknowledge and agree that, at any time that the Intercreditor Agreement is effective, after the occurrence of a “Sharing Event” (as defined in the Intercreditor Agreement) all payments received directly or indirectly with respect to the Guaranteed Obligations will be held by the Administrative Agent (or, if received by a Lender Party, will be turned over to the Administrative Agent) for the benefit of the Lender Parties until the earlier of (i) the occurrence of an “Enforcement” (as defined in the Intercreditor Agreement), at which time such amount shall be distributed to the Collateral Agent for distribution in accordance with the terms of the Intercreditor Agreement and (ii) the date which is 90 days following the occurrence of the Sharing Event if no Enforcement has occurred with respect thereto, at which time such amounts shall be distributed pursuant to the terms of this Agreement.

Section 11.6.  Letter of Credit Collateral Account.

(a)As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrower hereby pledges and grants to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Issuing Banks and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Letter of Credit Collateral Account and the balances from time to time in the Letter of Credit Collateral Account (including the investments and reinvestments therein provided for below).  The balances from time to time in the Letter of Credit Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the applicable Issuing Bank as provided herein.  Anything in this Agreement to the contrary notwithstanding, funds held in the Letter of Credit Collateral Account shall be subject to withdrawal only as provided in this Section.

(b)Amounts on deposit in the Letter of Credit Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion.  All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent for the ratable benefit of the Administrative Agent, the Issuing Banks and the Revolving Lenders; provided, that all earnings on such investments will be credited to and retained in the Letter of Credit Collateral Account.  The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Letter of Credit Collateral Account.

(c)If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Administrative Agent to use the monies deposited in the Letter of Credit Collateral Account to reimburse the applicable Issuing Bank for the payment made by such Issuing Bank to the beneficiary with respect to such drawing.

(d)If an Event of Default exists, the Administrative Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and apply the proceeds thereof to the Obligations in accordance with Section 11.5.  Notwithstanding the foregoing, the Administrative Agent shall not liquidate or release any such amounts if such liquidation or release would result in the amount available in the Letter of Credit Collateral Account to be less than the Stated Amount of all Extended Letters of Credit that remain outstanding.

(e)So long as no Default or Event of Default exists, and to the extent amounts on deposit in or credited to the Letter of Credit Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business

Days after the Administrative Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such amount of the credit balances in the Letter of Credit Collateral Account as exceeds the aggregate amount of Letter of Credit Liabilities at such time.  Upon the expiration, termination or cancellation of an Extended Letter of Credit for which the Lenders reimbursed (or funded participations in) a drawing deemed to have occurred under the fourth sentence of Section 2.3.(b) for deposit into the Letter of Credit Collateral Account but in respect of which the Lenders have not otherwise received payment for the amount so reimbursed or funded, the Administrative Agent shall promptly remit to the Lenders the amount so reimbursed or funded for such Extended Letter of Credit that remains in the Letter of Credit Collateral Account, pro rata in accordance with the respective unpaid reimbursements or funded participations of the Lenders in respect of such Extended Letter of Credit, against receipt but without any recourse, warranty or representation whatsoever.  When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Letter of Credit Collateral Account.

(f)The Borrower shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent’s administration of the Letter of Credit Collateral Account and investments and reinvestments of funds therein.

Section 11.7.  Performance by Administrative Agent.

If the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower or such other Loan Party after the expiration of any cure or grace periods set forth herein.  In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid.  Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 11.8.  Rights Cumulative.

(a)Generally.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders under this Agreement and each of the other Loan Documents and of the Specified Derivatives Providers under the Specified Derivatives Contracts, shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law.  In exercising their respective rights and remedies the Administrative Agent, the Issuing Banks, the Lenders, and the Specified Derivatives Providers may be selective and no failure or delay by any such Lender Party in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b)Enforcement by Administrative Agent.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article XI. for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Issuing Bank or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank or Swingline Lender, as the case may be) hereunder or under the other Loan Documents, (iii) any Specified Derivatives Provider from exercising the rights and remedies that inure to its benefit under any Specified Derivatives Contract, (iv) any Lender from exercising setoff rights in accordance with Section 13.3. (subject to the terms of Section 3.3.), or (v) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article XI. and (y) in addition to the matters set forth in clauses (ii), (iv)

and (v) of the preceding proviso and subject to Section 3.3., any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

Article XII. The Administrative Agent

Section 12.1.  Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders.  Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.  Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  The Administrative Agent shall deliver or otherwise make available to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article IX. that the Parent or the Borrower is not otherwise required to deliver directly to the Lenders.  The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Parent, the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered or otherwise made available to such Lender pursuant to the terms of this Agreement or any such other Loan Document.  As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law.  Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 12.2.  Administrative Agent as Lender.

The Lender acting as Administrative Agent shall have the same rights and powers as a Lender or a Specified Derivatives Provider, as the case may be, under this Agreement, any other Loan Document or any Specified Derivatives Contract, as the case may be, as any other Lender, or Specified Derivatives Provider and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity.  Wells Fargo and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the Issuing Banks, the other Lenders, or any Specified Derivatives Providers.  Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Parent, the Borrower, any other Loan Party or any other Subsidiary for services in connection with this Agreement, any Specified Derivatives Contract, or otherwise without having to account for the same to the Issuing

Banks, the other Lenders, or any Specified Derivatives Providers.  The Issuing Banks and the Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 12.3.  Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent or approval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, consent or approval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved and (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Administrative Agent by the Parent, the Borrower in respect of the matter or issue to be resolved.  Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the requested determination, consent or approval within 10 Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved such requested determination, consent or approval.

Section 12.4.  Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender, the Parent or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.”  If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”; provided, a Lender’s failure to provide such a “notice of default” to the Administrative Agent shall not result in any liability of such Lender to any other party to any of the Loan Documents.  Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 12.5.  Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment.  Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Parent, the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.  Neither the Administrative Agent nor any of its Related Parties: (a) makes any warranty or representation to any Lender, any Issuing Bank or any other Person, or shall be responsible to any Lender, any Issuing Bank or any other Person for any statement, warranty or representation made or deemed made by the Parent, the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Parent, the Borrower or other Persons, or to inspect the property, books or records of the Parent, the Borrower or any other Person; (c) shall be responsible to any Lender or any Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders Parties in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties.  The

Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct in the selection of such agent or attorney-in-fact as determined by a court of competent jurisdiction in a final non-appealable judgment.

Section 12.6.  Indemnification of Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, further, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limiting the generality of the foregoing (but subject to the provisos in the previous sentence), each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its Pro Rata Share (determined as of the time that the applicable reimbursement is sought) of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws.  Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification.  The agreements in this Section shall survive the payment of the Loans and all other Obligations and the termination of this Agreement.  If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 12.7.  Lender Credit Decision, Etc.

Each of the Lenders and each Issuing Bank expressly acknowledges and agrees that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to such Issuing Bank or such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Issuing Bank or any Lender.  Each of the Lenders and each Issuing Bank acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective Related Parties, and based on the financial statements of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate.  Each of the Lenders and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective Related Parties, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Parent, the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Parent, the Borrower, any other Loan Party or any other Subsidiary.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender or any Issuing Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Parent, the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its Related Parties.  Each of the Lenders and each Issuing Bank acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender or any Issuing Bank.

Section 12.8.  Successor Administrative Agent.

The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower.  If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Requisite Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent.  Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld, delayed or conditioned (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent).  If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Administrative Agent’s giving of notice of resignation or removal, then the current Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to each Lender and each Issuing Bank directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders and such Issuing Banks so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender or Issuing Bank were itself the Administrative Agent.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.  Any resignation by or removal of an Administrative Agent shall also constitute the resignation or removal as an Issuing Bank and as the Swingline Lender by the Lender then acting as Administrative Agent (the “Resigning Lender”).  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder (i) the Resigning Lender shall be discharged from all duties and obligations of an Issuing Bank and the Swingline Lender hereunder and under the other Loan Documents and (ii) any successor Issuing Bank shall issue letters of credit in substitution for all Letters of Credit issued by the Resigning Lender as Issuing Banks outstanding at the time of such succession (which letters of credit issued in substitutions shall be deemed to be Letters of Credit issued hereunder) or make other arrangements satisfactory to the Resigning Lender to effectively assume the obligations of the Resigning Lender with respect to such Letters of Credit.  After any Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XII. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.  Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

Section 12.9.  Titled Agents.

Each of the Lead Arrangers, the Bookrunners, the Syndication Agents and the Documentation Agent (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders.  The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, any Issuing Bank, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

Section 12.10.  Specified Derivatives Contracts.

No Specified Derivatives Provider that obtains the benefits of Section 11.5. by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of any Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Specified Derivatives Contracts unless the Administrative Agent has received written notice of such Specified Derivatives Contracts, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider, as the case may be.

Section 12.11.  Collateral Matters.

In relation to any Liens in the Collateral to secure the Obligations granted on the Security Trigger Date:

(a)Each Lender Party (including, by accepting the benefits thereof, each Specified Derivatives Provider) hereby authorizes the Administrative Agent, without the necessity of any notice to or further consent from any Lender Party, from time to time prior to an Event of Default, to take any action (or direct the Collateral Agent to take such action) with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.

(b)The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release (or to direct the Collateral Agent to release) any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of the Obligations; (ii) upon the Security Release Date or as otherwise expressly permitted by the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Lenders required to so approve in accordance with the terms of this Agreement.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release (or to direct the Collateral Agent to release) particular types or items of Collateral pursuant to this Section.

(c)Notwithstanding anything set forth herein (including Section 8.14(c)), (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) any release of the Collateral (or any portion thereof) shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all interests retained by the Borrower or any other Loan Party, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral to the extent provided in the Pledge Agreement.  In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d)The Administrative Agent shall have no obligation whatsoever to the Lender Parties or to any other Person to assure that the Collateral exists or is owned by the Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent pursuant to any of the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion but subject to the terms and conditions of the Loan Documents, and that the Administrative Agent shall have no duty or liability whatsoever to the Lender Parties, except to the extent resulting from its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.

Section 12.12.  Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim.

In the case of the pendency of any proceeding under any Debtor Relief Laws relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(ii)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its respective agents and counsel and all other amounts due Administrative Agent under this Agreement allowed in such judicial proceeding; and

(iii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under this Agreement. To the extent that the payment of any such compensation, expenses, disbursements and advances of Administrative Agent, its agent and counsel, and any other amounts due Administrative Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Article XIII. Miscellaneous

Section 13.1.  Notices.

Unless otherwise provided herein (including without limitation as provided in Section 9.5.), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:

If to the Borrower:

Sunstone Hotel Partnership, LLC

200 Spectrum Center Drive, 21st Floor

Irvine, CA  92618

Attention:Bryan Giglia, CFO

Telecopier:(949) 330-4078

Telephone:(949) 382-3036

with a copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA  90071-1560

Attention: Pablo Clarke

Telephone:(213) 891-7987

If to the Administrative Agent:

Wells Fargo Bank, National Association

1750 H Street, NW, #550

Washington, D.C. 20006

Attention:  Mark F. Monahan

Telecopier:(202) 429-2589

Telephone:(202) 303-3017

with a copy to

Wells Fargo Bank, National Association

Shared Credit Management

171 17th Street, NW, 4th Floor

Atlanta, Georgia  30363

Attn:  Sandra Wheeler

Loan #:  1013605

Telecopier:(866) 600-0942

Telephone:(404) 897-9040

If to the Administrative Agent under Article II.:

Wells Fargo Bank, National Association

Minneapolis Loan Center

MAC N9303-110

600 South 4th Street, 9th Floor,

Minneapolis, Minnesota 55415

Attn:  Manager

Telecopier:(866) 835-0263

Telephone:(612) 316-0299

If to Wells Fargo, as an Issuing Bank:

Wells Fargo Bank, National Association

1750 H Street, NW, #550

Washington, D.C.  20006

Attention: Mark F. Monahan

Telecopier:(202) 429-2589

Telephone:(202) 303-3017

If to JPMorgan Chase Bank, N.A., as an Issuing Bank:

JPMorgan Chase Bank, N.A.

10 S. Dearborn, 19th Floor

Chicago, IL 60603

Attn: Christian Lunt

Telecopier: (312) 325-5174

Telephone: (312) 325-5007

If to Bank of America, N.A., as an Issuing Bank:

Bank of America, N.A.

Global Trade Operations

One Fleet Way, 2nd Floor

Mail Code PA6-580-02-30

Scranton, PA  18507

Telecopier:  1-800-755-8743

Telephone: 1-800-370-7519 and choose Trade product opt.  #1

Email Address:  scranton_standby_lc@bankofamerica.com

If to any other Lender:

To such Lender’s address or telecopy number as set forth in the applicable Administrative Questionnaire or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender or an Issuing Bank shall only be required to give notice of any such other address to the Administrative Agent and the Borrower.  All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of 3 days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent, the Issuing Banks and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 9.5. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.  Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent, any Issuing Bank or any Lender under Article II. shall be effective only when actually received.  None of the Administrative Agent, any Issuing Bank or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Issuing Banks or the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent, such Issuing Bank or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.  Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.

Section 13.2.  Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Lead Arranger that is an Affiliate of the Administrative Agent for all of their respective reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and reasonable travel expenses related to closing), and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one single counsel to both the Administrative Agent and such Lead Arranger and all costs and expenses of the Administrative Agent in connection with the use of IntraLinks, SyndTrak or other similar information transmission systems in connection with the Loan Documents and of the Administrative Agent in connection with the review of Properties for inclusion as Unencumbered Properties and the Administrative Agent’s other activities under Article IV. and the reasonable and documented fees and disbursements of counsel to the Administrative Agent relating to all such activities, (b) to pay or reimburse the Administrative Agent, the Issuing Banks and the Lenders for all their reasonable and documented costs and expenses incurred in connection with the enforcement, “workout” or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the reasonable allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Administrative Agent, the Issuing Banks and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document, (d) to pay, and indemnify and hold harmless the Administrative Agent for all reasonable and documented costs and expenses incurred in connection with the exercise of any right or remedy the Administrative Agent or the Lenders may have under this Agreement or the other Loan Documents, including but not limited to, the foreclosure upon, or seizure of, any Collateral or exercise of any other rights of a secured party, and (e) to the extent not already covered by any of the preceding subsections, to pay or reimburse the fees and disbursements of counsel to the Administrative Agent, any Issuing Bank and any Lender incurred in connection with the representation of the Administrative Agent, such Issuing Bank or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 11.1.(e) or 11.1.(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Parent, the Borrower or any other Loan Party, whether proposed by the Parent, the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding; provided that the fees and expenses of external counsel shall be limited to (x) one external counsel for the Administrative Agent, (y) one external counsel for all other Lenders (and, solely in the case of a conflict of interest, additional conflicts counsel) and (z) and such local or foreign counsel of the Administrative Agent as may be necessary under the circumstances.  If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent and/or the Lenders may pay such amounts on behalf of the Borrower and such amounts shall be deemed to be Obligations owing hereunder.

Section 13.3.  Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Administrative Agent, each Issuing Bank, each Lender, each Affiliate of the Administrative Agent, any Issuing Bank or any Lender, and each Participant, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of an Issuing Bank, a Lender, an Affiliate of an Issuing Bank or a Lender, or a Participant, subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Issuing Bank, such Lender, any Affiliate of the Administrative Agent, such Issuing Bank or such Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2., and although such Obligations shall be contingent or unmatured.  Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9. and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 13.4.  Litigation; Jurisdiction; Other Matters; Waivers.

(a)EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED

BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, EACH ISSUING BANK, THE PARENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)THE PARENT AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING BANK, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE PARENT, THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 13.5.  Successors and Assigns.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor the Parent may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (e) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of an  assigning Revolving Lender’s Revolving Commitment and/or the Revolving Loans at the time owing to it, or contemporaneous assignments to related Approved Funds that equal at least the amount specified in the immediately following clause (B) in the aggregate, or, if applicable, in the case of an assignment of the entire remaining amount of an assigning Term Loan Lender’s Term 1 Loans or Term 2 Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in the immediately preceding subsection (A), the aggregate amount of a specific Class of Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Class of Commitments is not then in effect, the principal outstanding balance of the applicable Class of Loans of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 in the case of any assignment of a Commitment or Loans, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Commitments held by such assigning Lender or if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $5,000,000 in the case of a Commitment or Loans, then such assigning Lender shall assign the entire amount of its Commitment and the Loans at the time owing to it.

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Commitments or Loans on a non-pro rata basis.

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned ) shall be required unless (x) an Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender of the same Class of Commitments or Loans, an Affiliate of such a Lender or an Approved Fund in respect of such Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) shall be required for assignments in respect of (x) a Commitment if such assignment is to a Person that is not already a Lender of the same Class of Commitments, an Affiliate of such a Lender or an Approved Fund in respect of such Lender with respect to such a Lender or (y) any Term Loan or, if the Revolving Commitments have been terminated, any Revolving Loan, to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)the consent of each Issuing Bank and the Swingline Lender shall be required for any assignment in respect of a Revolving Commitment if such assignment is to a Person that is not already a Revolving Lender.

(iv)Assignment and Assumption; Notes.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500 for each assignment (which fee the Administrative Agent may, in its sole discretion, elect to waive), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.  If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate.

(v)No Assignment to Certain Persons.  No such assignment shall be made to (A) the Parent, the Borrower or any of the Affiliates or Subsidiaries of the Parent or the Borrower or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and, as applicable, participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage and such that all Term Loans are held by the Term Loan Lenders pro rata as if there had been no Defaulting Lenders that are Term Loan Lenders.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.4., 13.2. and 13.9. and the other provisions of this Agreement and the other Loan Documents as provided in Section 13.10. with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c)Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Parent, the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (w) increase such Lender’s Commitment, (x) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (y) reduce the rate at which interest is payable thereon or (z) release any Guarantor from its Obligations under the Guaranty except as contemplated by Section 8.13.(b), in each case, as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10., 5.1., 5.4. (subject to the requirements and limitations therein, including the requirements under Section 3.10.(g) (it being understood that the documentation required under Section 3.10.(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6. as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.1. or 3.10., with respect to any participation, than its participating Lender would have been entitled to receive.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6. with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.3. as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3. as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)No Registration.  Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

(g)USA Patriot Act Notice; Compliance.  In order for the Administrative Agent to comply with “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

Section 13.6.  Amendments and Waivers.

(a)Generally.  Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Parent, the Borrower, any other Loan Party or any other Subsidiary of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.  Any term of this Agreement or of any other Loan Document relating solely to the rights or obligations of the Lenders of a particular Class, and not Lenders of any other Class, may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Requisite Class Lenders for such Class of Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is a party thereto).  Notwithstanding anything to the contrary contained in this Section, each Fee Letter may only be amended, and the performance or observance by any Loan Party thereunder may only be waived, in a writing executed by the parties thereto.  Notwithstanding anything to the contrary contained in this Section, the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 5.2.(c) in accordance with the terms of Section 5.2.(c).

(b)Additional Lender Consents.  In addition to the foregoing requirements, no amendment, waiver or consent shall:

(i)(A) increase (or reinstate) the Commitments of a Lender or subject a Lender to any additional obligations without the written consent of such Lender or (B) increase the aggregate Commitments other than in connection with an increase under Section 2.16. as provided therein without the consent of each Lender;

(ii)reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations without the written consent of each Lender directly affected thereby; provided, however, only the written consent of the Requisite Lenders shall be required for the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate”;

(iii)reduce the amount of any Fees payable to a Lender without the written consent of such Lender;

(iv)modify the definition of “Revolving Commitment Percentage” without the written consent of each Revolving Lender;

(v)modify the definitions of “Revolving Termination Date” or clause (a) of the definition of “Termination Date” (in each case, except in accordance with Section 2.13.) or otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Revolving Loans or for the payment of Fees or any other Obligations owing to the Revolving Lenders, or extend the expiration date of any Letter of Credit beyond the Revolving Termination Date (except in accordance with Section 2.3.(b)), in each case, without the written consent of each Revolving Lender directly affected thereby;

(vi)modify the definitions of “Term Loan Maturity Date” or clause (b) of the definition of “Termination Date” or otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Term Loans or for the payment of Fees or any other Obligations owing to the Term Loan Lenders, in each case, without the written consent of each Term Loan Lender directly affected thereby;

(vii)while any Term Loans are outstanding, amend, modify or waive (A) Section 6.2. or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Lenders to make Revolving Loans when such Lenders would not otherwise be required to do so, (B) the amount of the Swingline Commitment or (C) the L/C Commitment Amount, in each case, without the prior written consent of the Requisite Class Lenders of the Revolving Lenders;

(viii)modify the definition of “Pro Rata Share” or amend or otherwise modify the provisions of Section 3.2. without the written consent of each Lender;

(ix)amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section, modify the definition of the term “Requisite Lenders” or (except as otherwise provided in the immediately following clause (x)), modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Lender;

(x)modify the definition of the term “Requisite Class Lenders” as it relates to a particular Class of Lenders or modify in any other manner the number or percentage of a Class of Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, in each case, solely with respect to such Class of Lenders, without the written consent of each Lender in such Class;

(xi)release the Parent as a Guarantor or any other Guarantor from its obligations under the Guaranty (except as expressly permitted by Section 8.13.(b)) without the written consent of each Lender; provided, however, the consent of each Lender shall not otherwise be required under this clause (xi) for any amendment, waiver or consent which does not expressly provide for the release of a Guarantor (but which may indirectly result in such a release);

(xii)amend, or waive the Borrower’s compliance with, Section 2.15. without the written consent of each Revolving Lender;

(xiii)modify Section 2.16. to change the aggregate amount of Revolving Commitments and Term Loans that may be outstanding after giving effect to any increases of the Revolving Commitments or making of any Term Loans without the written consent of each Lender; or

(xiv)waive any Default or Event of Default occurring under Section 11.1.(a) without the written consent of each Lender owed the Obligations that were not paid when due resulting in such Default or Event of Default.

(c)Amendment of Administrative Agent’s Duties, Etc.  No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents.  Any amendment, waiver or consent relating to Section 2.4. or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender.  Any amendment, waiver or consent relating to Section 2.3. or the obligations of an Issuing Bank under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of such Issuing Bank.  Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitments of any Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein.  No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Parent, the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default.  Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Parent, the Borrower or any other Loan Party shall entitle the Parent, the Borrower or any other Loan Party to other or further notice or demand in similar or other circumstances.

(d)Technical Amendments.  Notwithstanding anything to the contrary in this Section 13.6., if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders and the Issuing Banks.  Any such amendment shall become effective without any further action or consent of any of other party to this Agreement.

Section 13.7.  Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders, the Issuing Banks and the Administrative Agent, on the other hand, shall be solely that of borrower and lender.  None of the Administrative Agent, any Issuing Bank or any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent, any Issuing Bank or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party.  None of the Administrative Agent, any Issuing Bank or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Section 13.8.  Confidentiality.

The Administrative Agent, each Issuing Bank and each Lender shall maintain the confidentiality of all Information (as defined below) but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ other respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed assignee, Participant or other transferee in connection with a potential transfer of any Commitment or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law; (d) to the Administrative Agent’s, such Issuing Bank’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document (or any Specified Derivatives Contract) or any action or proceeding relating to any Loan Document (or any Specified Derivatives Contract) or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Administrative Agent, such Issuing Bank or such Lender to be a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; and (j) with the prior written consent of the Borrower.  Notwithstanding the foregoing, the Administrative Agent, each Issuing Bank and each Lender may disclose any such confidential information, without notice to the Parent, the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent, such Issuing Bank or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent, such Issuing Bank or such Lender.  As used in this Section, the term “Information” means all information received from the Parent, the Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Parent, the Borrower, any other Loan Party, any other Subsidiary or any Affiliate, provided that, in the case of any such information received from the Parent, the Borrower, any other Loan Party, any other Subsidiary or any Affiliate after the date hereof, such information shall be deemed confidential unless it is clearly identified at the time of delivery as public.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 13.9.  Indemnification.

(a)The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Issuing Bank, each Lender, the Lead Arrangers and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, and shall pay or reimburse any such Indemnified Party for, any and all losses, claims (including without limitation, Environmental Claims), damages, liabilities and related expenses (including without limitation, the fees, charges and disbursements of any counsel for any Indemnified Party (which counsel may be employees of any Indemnified Party)), incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including the Parent, the Borrower, any other Loan Party or any other Subsidiary) other than such Indemnified Party and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby , the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent, the Borrower, any other Loan Party or any other Subsidiary, or any Environmental Claim related in any way to the Parent, the Borrower, any other Loan Party or any other Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding (an “Indemnity Proceeding”) relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Parent, the Borrower, any other Loan Party or any other Subsidiary, and regardless of whether any Indemnified Party is a party thereto, or (v) any claim (including without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent, any Issuing Bank or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees; provided, however, that (A) such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party and (B) in the case of legal fees and expenses, the Borrower’s reimbursement obligations hereunder shall be limited to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Indemnified Parties (other than in connection with a dispute among Indemnified Parties resulting from claims against the Administrative Agent or a Lead Arranger in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under this Agreement and the other Loan Documents) and, if reasonably necessary, a single local counsel for the Indemnified Parties in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnified Parties similarly situated and taken as a whole.

(b)If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(c)The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

References in this Section 13.9. to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 13.10.  Termination; Survival.

This Agreement shall terminate at such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated or expired or been canceled (other than Extended Letters of Credit in respect of which the Borrower has satisfied the requirements to provide Cash Collateral as required in Section 2.3.(b)), (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and no Issuing Bank is obligated under this Agreement to issue Letters of Credit and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full. The indemnities to which the Administrative Agent, the Issuing Bank the Lenders and their respective Related Parties are entitled under the provisions of Sections 3.10., 5.1., 5.4., 12.6., 13.2. and 13.9. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 13.4., shall continue in full force and effect and shall protect the Administrative Agent, the Issuing Bank the Lenders and their respective Related Parties (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 13.11.  Severability of Provisions.

If any provision of this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 13.12.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 13.13.  Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means).  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 13.14.  Obligations with Respect to Loan Parties and Subsidiaries.

The obligations of the Parent and the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties and Subsidiaries as specified herein shall be absolute and not subject to any defense the Parent or the Borrower may have that the Parent or the Borrower does not control such Loan Parties or Subsidiaries.

Section 13.15.  Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 13.16.  Limitation of Liability.

None of the Administrative Agent, any Issuing Bank, any Lender, or any of their respective Related Parties shall have any liability with respect to, and each of the Parent and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by the Parent or the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Section 13.17.  Entire Agreement.

This Agreement and the other Loan Documents embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  To the extent any term of this Agreement is inconsistent with a term of any other Loan Document to which the parties of this Agreement are party, the term of this Agreement shall control to the extent of such inconsistency.  There are no oral agreements among the parties hereto.

Section 13.18.  Construction.

The Administrative Agent, each Issuing Bank, the Parent, Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, each Issuing Bank, each Lender, the Parent and the Borrower.

Section 13.19.  Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 13.20.  Acknowledgement and Consent to Bail-in of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 13.21.  Effect of Amendment and Restatement.

(a)Existing Credit Agreement.  Upon satisfaction of the conditions precedent set forth in Sections 6.1. and 6.2. of this Agreement, this Agreement and the other Loan Documents shall exclusively control and govern the mutual rights and obligations of the parties hereto with respect to the Existing Credit Agreement, and the Existing Credit Agreement shall be superseded in all respects, in each case, on a prospective basis.

(b)NO NOVATION.  THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT.  THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER OR ANY OTHER LOAN PARTY UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT).

Section 13.22.  Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivatives Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 13.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D)).

Section 13.23.  Intercreditor Agreement.

BY ACCEPTING THE BENEFITS OF THE SECURITY INTERESTS SET FORTH HEREIN THE LENDER PARTIES (INCLUDING EACH PERSON THAT BECOMES A LENDER PARTY PURSUANT TO SECTION 13.5 OR OTHERWISE) HEREBY (A) CONSENT TO AND APPROVE EACH AND ALL OF THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, (B) AGREE THAT, UPON THE ADMINISTRATIVE AGENT’S EXECUTION OF THE INTERCREDITOR AGREEMENT, THEY WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, (C) ACKNOWLEDGE THAT THE LIENS SECURING THE OBLIGATIONS, AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT TO THE GUARANTEED OBLIGATIONS AND THE LIENS GRANTED TO THE COLLATERAL AGENT FOR THE BENEFIT THE ADMINISTRATIVE AGENT AND LENDER PARTIES UNDER THE PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS, ARE SUBJECT TO THE INTERCREDITOR AGREEMENT AND (D) IRREVOCABLY AUTHORIZE AND DIRECT THE ADMINISTRATIVE AGENT TO EXECUTE AND DELIVER THE INTERCREDITOR AGREEMENT UPON THE OCCURRECE OF THE SECURITY TRIGGER DATE AND TO PERFORM ITS OBLIGATIONS THEREUNDER.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN.

Further, by accepting the benefits set forth herein the Lender Parties (including each Person that becomes a Lender Party pursuant to Section 13.5 or otherwise) hereby (a) acknowledge that Wells Fargo is acting under the Intercreditor Agreement in multiple capacities as the Administrative Agent and the Collateral Agent and (b) waive any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against Wells Fargo any claims, causes of action, damages or liabilities of whatever kind or nature relating to any such conflict of interest, except for any such claims, causes of action, damages or liabilities resulting from gross negligence or willful misconduct by Wells Fargo as determined by a court of competent jurisdiction in a final, non-appealable judgment. The Lender Parties (and each Person that becomes a Lender Party pursuant to Section 13.5 or otherwise) hereby authorize and direct Wells Fargo to enter into the Intercreditor Agreement on behalf of each Lender Party and agree that Wells Fargo, in its various capacities thereunder, may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement.

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